                                              Filed Pursuant to Rule 424(b)(5)
                                                   Registration No. 333-33823

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 24, 1998)

                           $236,526,000 (APPROXIMATE)

                     FUND AMERICA INVESTORS TRUST 1998-NMC1
                                     ISSUER

             COLLATERALIZED MORTGAGE OBLIGATIONS, SERIES 1998-NMC1

                         NATIONAL MORTGAGE CORPORATION

                              SELLER AND SERVICER
[National Mortgage Corp. Logo]

                               ------------------

    Fund America Investors Trust 1998-NMC1 (the "Issuer") will be formed pursuant to a deposit trust agreement dated as of June 1, 1998 (the "Trust Agreement") between Fund America Investors Corporation II (the "Company") and Wilmington Trust Company, as owner trustee (the "Owner Trustee"). The Company is hereby offering $236,526,000 (approximate) original principal amount of the Issuer's Collateralized Mortgage Obligations, Series 1998-NMC1, which will consist of four classes of bonds (collectively, the "Bonds"), designated as (i) Class A Bonds (the "Senior Bonds") and (ii) Class M-1 Bonds, Class M-2 Bonds and Class M-3 Bonds (collectively, the "Mezzanine Bonds"). The Bonds will be issued pursuant to an indenture, dated as of June 1, 1998 (the "Indenture"), between the Issuer and Norwest Bank Minnesota, National Association, as indenture trustee (the "Indenture Trustee"), and will be secured by a trust estate (the "Trust Estate") consisting primarily of (i) a pool (the "Mortgage Pool") of adjustable rate, fully-amortizing mortgage loans secured by first liens on one- to four-family residential properties (the "Mortgage Loans") and (ii) the Issuer's rights under the Sales Agreement and the Servicing Agreement (each as defined herein). The Issuer also will issue instruments evidencing the residual interest in the Trust Estate (the "Residual Interest"). Only the Bonds are offered hereby.

    Principal of and interest on the Bonds will be payable as described on the 25th day of each month or, if such day is not a Business Day, the next succeeding Business Day, beginning in July 1998 (each, a "Payment Date"). Principal payments on the Bonds will be allocated as described herein.
                                                  (cover continued on next page)

     FOR A DISCUSSION OF SIGNIFICANT MATTERS AFFECTING INVESTMENT IN THE BONDS, SEE "RISK FACTORS" BEGINNING ON PAGE S-15 HEREIN, "CERTAIN PREPAYMENT AND YIELD CONSIDERATIONS" BEGINNING ON PAGE S-50 HEREIN AND "RISK FACTORS" BEGINNING ON PAGE 28 IN THE PROSPECTUS.
                               ------------------

 THE ASSETS PLEDGED TO SECURE THE BONDS ARE THE SOLE SOURCE OF PAYMENTS ON THE BONDS. THE BONDS REPRESENT NON-RECOURSE OBLIGATIONS OF THE ISSUER ONLY AND DO
   NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE COMPANY, THE SELLER, THE SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE, OR ANY OF THEIR AFFILIATES, EXCEPT AS DESCRIBED HEREIN. NEITHER THE BONDS NOR THE MORTGAGE LOANS ARE OR WILL
     BE INSURED OR GUARANTEED BY ANY GOVERNMENT AGENCY OR INSTRUMENTALITY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
  MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

============================================================================================================================
                                          ORIGINAL PRINCIPAL      BOND INTEREST       STATED MATURITY           CUSIP
                                               AMOUNT(1)              RATE                 DATE                NUMBER
============================================================================================================================
Class A.................................     $192,024,000          Variable(2)         June 25, 2028         36076P AB3
Class M-1...............................       19,264,000          Variable(2)         June 25, 2028         36076P AC1
Class M-2...............................       10,851,000          Variable(2)         June 25, 2028         36076P AD9
Class M-3...............................       14,387,000          Variable(2)         June 25, 2028         36076P AE7
============================================================================================================================

    (1) Subject to permitted variance of plus or minus 5% depending on the Mortgage Loans actually pledged to secure the Bonds.
    (2) With respect to each Payment Date, the Bond Interest Rate per annum for each Class of Bonds will initially equal the lesser of (a) One Month LIBOR, as determined on the applicable LIBOR Determination Date, plus, in each case, the Applicable Spread and (b) the weighted average of the Net Mortgage Rates (as defined herein) of the Mortgage Loans as of the first day of the related Collection Period ("Available Funds Cap"). The Applicable Spread is initially 0.18% for the Class A Bonds, 0.40% for the Class M-1 Bonds, 0.65% for the Class M-2 Bonds and 1.20% for the Class M-3 Bonds. For the initial Payment Date, the Bond Interest Rates per annum will be 5.774% for the Class A Bonds, 5.994% for the Class M-1 Bonds, 6.244% for the Class M-2 Bonds and 6.794% for the Class M-3 Bonds. If the Bonds are not redeemed on the earliest date permitted, the Applicable Spread will be increased as described herein.

                               ------------------

    The Bonds will be purchased by Salomon Brothers Inc (the "Underwriter") from the Company and will be offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Company from the sale of the Bonds are expected to be approximately $235,639,000 (based upon the original principal amount of the Bonds set forth above), before the deduction of expenses payable by the Company estimated to be approximately $475,000.

    The Bonds are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Bonds will be made through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System on or about June 29, 1998. The Bonds will be offered in Europe and the United States of America.
                              SALOMON SMITH BARNEY

            The date of this Prospectus Supplement is June 24, 1998

(continued from front cover)

         The aggregate Principal Balance (the "Aggregate Principal Balance") of the Mortgage Loans, determined as of June 1, 1998 the ("Cut-off Date"), totaled approximately $243,841,234 (the "Initial Mortgage Pool Balance"). The Mortgage Loans were originated using underwriting standards that are less stringent than the underwriting standards applied by other first mortgage loan purchase programs such as those administered by Fannie Mae or by Freddie Mac. See "Risk Factors--Risk Associated with Underwriting Standards, Delinquencies and High LTVs" herein.

         The Mortgage Loans were originated or acquired by National Mortgage Corporation (the "Seller") primarily through its network of brokers and correspondents. On or prior to the date the Bonds are issued, the Seller will convey its interest in each Mortgage Loan to the Company who in turn will convey such interests to the Issuer. The Issuer will then pledge all of its interest in the Mortgage Loans, without recourse, to the Indenture Trustee pursuant to the Indenture as collateral for the Bonds. The Company and the Seller are commonly controlled by Steven B. Chotin.

         The Bonds will constitute non-recourse obligations of the Issuer. The Seller will have limited obligations arising in respect of certain representations and warranties it makes in connection with the conveyance of the Mortgage Loans to the Company pursuant to a mortgage loan sale agreement (the "Sales Agreement"). The Seller will also act as servicer of the Mortgage Loans (in such capacity, the "Servicer") and, in such capacity, will have limited obligations that arise pursuant to certain representations and warranties and to its contractual servicing obligations under the servicing agreement (the "Servicing Agreement") to be entered into among the Servicer, the Issuer and the Indenture Trustee, including the obligation to advance delinquent payments of principal and interest on the Mortgage Loans to the extent provided herein.

         THE YIELD TO MATURITY ON THE BONDS WILL BE SENSITIVE IN VARYING DEGREES TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, DEFAULTS AND REPURCHASES) AND ADJUSTMENTS TO THE MORTGAGE RATES ON THE MORTGAGE LOANS. THE MORTGAGE LOANS GENERALLY MAY BE PREPAID IN FULL OR IN PART AT ANY TIME; HOWEVER, APPROXIMATELY 75.84% OF THE MORTGAGE LOANS ARE SUBJECT TO PREPAYMENT PENALTIES DURING INTERVALS RANGING FROM ONE TO FIVE YEARS FOLLOWING ORIGINATION AS DESCRIBED HEREIN. THE CLASS M-1 BONDS ARE SUBORDINATE TO THE CLASS A BONDS; THE CLASS M-2 BONDS ARE SUBORDINATE TO THE CLASS A AND CLASS M-1 BONDS; AND THE CLASS M-3 BONDS ARE SUBORDINATE TO THE CLASS A, CLASS M-1 AND CLASS M-2 BONDS. INVESTORS SHOULD CONSIDER THAT, AS A RESULT OF SUCH SUBORDINATION, LOSSES WITH RESPECT TO THE MORTGAGE LOANS, TO THE EXTENT NOT COVERED BY THE OVERCOLLATERALIZATION AMOUNT (AS DEFINED HEREIN), WILL BE BORNE BY THE CLASS M-3, CLASS M-2 AND CLASS M-1 BONDS, IN THAT ORDER, BEFORE ANY SUCH LOSSES ARE BORNE BY THE CLASS A BONDS. See "Risk Factors--Prepayment and Yield Considerations" in the Prospectus and "Risk Factors--Subordination of Mezzanine Bonds" and "--Yield Considerations Relating to Excess Cashflow" and "Certain Prepayment and Yield Considerations" herein.

         The Bonds may be redeemed, in whole but not in part, at the option of the holder(s) of a majority of the Residual Interest or, if not so exercised, at the option of the Servicer, on any Payment Date on or after the earlier of (i) April 2005 or (ii) the Payment Date on which, after taking into account payments of principal to be made on such Payment Date, the aggregate Bond Balance is less than 20% of the original principal amount of the Bonds (the "Original Bond Balance"). See "Description of the Bonds--Optional Redemption" herein.

         No election will be made to treat the Issuer, the Trust Estate or the arrangement by which the Bonds are issued as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes.

         There is currently no secondary market for the Bonds and there can be no assurance that a secondary market for the Bonds will develop. The Underwriter intends to establish a market in the Bonds but it is not obligated to do so. There is no assurance that any such market, if established, will continue.

         It is a condition to the issuance of the Bonds that the Class A Bonds be rated "AAA" by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") and Fitch IBCA, Inc. ("Fitch"), that the Class M-1 Bonds be rated at least "AA" by Standard & Poor's and Fitch, that the Class M-2

Bonds be rated at least "A" by Standard & Poor's and Fitch and that the Class M-3 Bonds be rated at least "BBB" by Fitch.

         The Bonds initially will be represented by bonds registered in the name of CEDE & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Bonds will be represented by book entries on the records of participating members of DTC. Persons acquiring beneficial ownership interests in the Bonds may elect to hold such interests through DTC in the United States, or Cedel or Euroclear (each as defined herein) in Europe. Definitive Bonds will be available for the Bonds only under the limited circumstances described herein. See "Description of the Bonds--Book-Entry Registration and Definitive Bonds" herein.

         Reference is made to the Index of Principal Terms herein for the location in this Prospectus Supplement of the definitions of certain capitalized terms used herein, and reference is also made to the Index of Principal Terms in the Prospectus for the location in the Prospectus of the definitions of certain capitalized terms used, but not otherwise defined, herein.

         THE BONDS OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE A SEPARATE SERIES OF SECURITIES BEING OFFERED BY THE COMPANY PURSUANT TO ITS PROSPECTUS DATED JUNE 24, 1998, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND THAT ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THE OFFERING OF THE BONDS THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE BONDS MAY NOT BE CONSUMMATED UNLESS THE PROSPECTIVE INVESTOR HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

         FOR UNITED KINGDOM PURCHASERS: THE BONDS MAY NOT BE OFFERED OR SOLD IN THE UNITED KINGDOM OTHER THAN TO PERSONS WHOSE ORDINARY BUSINESS IS TO BUY OR SELL SECURITIES, WHETHER AS PRINCIPAL OR AGENT (EXCEPT IN CIRCUMSTANCES THAT DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATION 1995), AND THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS MAY ONLY BE ISSUED OR PASSED ON TO ANY PERSON IN THE UNITED KINGDOM IF THAT PERSON IS OF THE KIND DESCRIBED IN ARTICLE 11(3) OF THE FINANCIAL SERVICES ACT 1986 (INVESTMENT ADVERTISEMENTS) (EXEMPTIONS) ORDER 1996.

         To the extent statements contained herein do not relate to historical or current information, this Prospectus Supplement may be deemed to consist of "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, that involve risks and uncertainties that may adversely affect the payments to be made on, or the yield of, the Bonds, which risks and uncertainties are discussed under "Risk Factors" and "Certain Prepayment and Yield Considerations" herein. As a consequence, no assurance can be given as to the actual payments on, or the yield of, the Bonds.

                                TABLE OF CONTENTS

Caption                                             Page         Caption                                           Page
-------                                             ----         -------                                           ----
SUMMARY OF TERMS......................................1          NATIONAL MORTGAGE CORPORATION......................36

RISK FACTORS.........................................15          DESCRIPTION OF THE MORTGAGE POOL...................36

     Subordination of Mezzanine Bonds................15               General.......................................36
     Adequacy of Credit Enhancement..................15               Mortgage Rate Adjustment......................36
     Risk of Limitations on Adjustments of the                        Mortgage Loan Characteristics.................38
         Bond Interest Rate and Yield                                 Underwriting Standards........................46
         Considerations..............................15
     Risks Associated with Underwriting                          CERTAIN PREPAYMENT AND YIELD
         Standards, Delinquencies and High                                CONSIDERATIONS............................50
         LTVs........................................16               General.......................................50
     Origination Risks; Seller's Reliance on                          Yield Considerations Relating to Adjustable
         Brokers and Correspondents..................17                   Rate Mortgage Loans....................   53
     Risks Associated with Geographic                                 Subordination of the Mezzanine Bonds..........54
         Concentration of Mortgaged Properties.......17               Weighted Average Life.........................54
     Risks Associated with Prepayment of the
         Mortgage Loans..............................17          SERVICING OF THE MORTGAGE LOANS....................61
     Bonds are Non-Recourse Obligations..............18
     Risks Associated with the Seller's Failure to                    General.......................................61
         Qualify as a REIT...........................18               Customary Servicing Procedures................61
     Book-Entry Registration.........................19               The Servicing Agreement.......................62
                                                                      Servicing and Other Compensation;
DESCRIPTION OF THE BONDS.............................19                   Payment of Expenses.......................66
                                                                      Historical Servicing Experience of the
     General.........................................19                   Servicer..................................67
     Book-Entry Registration and Definitive Bonds....20
     Assignment of Mortgage Loans....................23          ERISA CONSIDERATIONS...............................69
     Bond Interest Rates.............................24
     Interest Payments on the Bonds..................25          USE OF PROCEEDS....................................70
     Calculation of One Month LIBOR..................26
     Principal Payments on the Bonds.................26          LEGAL INVESTMENT CONSIDERATIONS....................70
     Definitions.....................................27
     Credit Enhancement..............................30          UNDERWRITING.......................................70
     Application of Excess Cashflow..................31
     Bond Account....................................32          LEGAL MATTERS......................................71
     Optional Redemption.............................32
     Reports to Bondholders..........................32          RATING OF THE BONDS................................71
     Payments to the Holder(s) of the Residual
         Interest....................................34          INDEX OF PRINCIPAL TERMS...........................72
     The Indenture Trustee...........................34
     Voting..........................................34          ANNEX A - GLOBAL CLEARANCE,
     Bond Events of Default..........................34            SETTLEMENT AND TAX
                                                                   DOCUMENTATION PROCEDURES........................A-1
THE ISSUER...........................................35

                                SUMMARY OF TERMS

         This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Capitalized terms used in this Prospectus Supplement and not defined herein shall have the meanings set forth in the Prospectus. See "Index of Principal Terms" in this Prospectus Supplement and in the Prospectus for the location of the definitions of certain capitalized terms.

SECURITIES OFFERED.............Collateralized Mortgage Obligations, Series
                               1998-NMC1 (the "Bonds"). The Bonds represent non-recourse obligations of the Issuer.
                               Proceeds of the assets in the Trust Estate will be the sole source of payments on the Bonds.

                               The Bonds will consist of the following Classes:

                                                                       Approximate Original
                               Class             Designation            Principal Amount
                               -----             -----------            ----------------
                               Class A           Senior Bonds           $ 192,024,000
                               Class M-1         Mezzanine Bonds           19,264,000
                               Class M-2         Mezzanine Bonds           10,851,000
                               Class M-3         Mezzanine Bonds           14,387,000

                               The original principal amount of each Class of Bonds may be increased or decreased by up to 5% on the Closing Date, depending upon the Mortgage Loans actually acquired by the Issuer and pledged to the Indenture Trustee.

ISSUER.........................Fund America Investors Trust 1998-NMC1, a
                               Delaware business trust (the "Issuer"),
                               established by the Company pursuant to a deposit trust agreement, dated as of June 1, 1998 (the "Trust Agreement"), between the Company and the Owner Trustee. After the Closing Date, the Residual Interest representing all of the beneficial ownership interest in the Issuer will be held by a limited purpose, wholly-owned subsidiary of the Seller. The Issuer does not have, nor is it expected in the future to have, any significant assets, other than the assets included in the Trust Estate. See "The Issuer" herein.

COMPANY........................Fund America Investors Corporation II, a Delaware
                               corporation (the "Company").

SELLER AND SERVICER............National Mortgage Corporation, a Colorado
                               corporation (the "Seller" and in its capacity as servicer of the Mortgage Loans, the "Servicer"). The Mortgage Loans were originated or acquired by the Seller primarily through its network of brokers and correspondents. On or prior to the date the Bonds are issued, the Seller will convey its interest in each Mortgage Loan to the Company who in turn will convey such interests to the Issuer. The Company and the Seller are commonly controlled by Steven B. Chotin. The Seller expects to complete an initial public offering this year and intends to elect real estate investment trust ("REIT") status. See "Risk Factors--Risks Associated with the Seller's Failure to Qualify as a REIT" herein.

THE INDENTURE TRUSTEE .........Norwest Bank Minnesota, National Association, a
                               national banking association, as indenture trustee (the "Indenture Trustee"). The Indenture Trustee shall receive a fee (the "Indenture Trustee Fee"), payable monthly on each Payment Date at one-twelfth of 0.009% of the Aggregate Principal Balance of the Mortgage Loans as of the first day of the related Due Period. Upon a termination of the Servicer, the Indenture Trustee shall be obligated to succeed to the obligations of the Servicer or to appoint an eligible successor servicer.

OWNER TRUSTEE..................Wilmington Trust Company, a Delaware banking corporation, as owner trustee (the "Owner
                               Trustee") under the Trust Agreement. The Owner Trustee shall receive a fee (the "Owner Trustee Fee") as provided under the Trust Agreement.

CUT-OFF DATE...................June 1, 1998.

CLOSING DATE...................On or about June 29, 1998.

ADMINISTRATIVE FEE AMOUNT......With respect to any Payment Date, the sum of the
                               Servicing Fee (as defined hereafter) and the Indenture Trustee Fee relating to such Payment Date (the "Administrative Fee Amount").

DUE PERIOD.....................With respect to any Payment Date, the period commencing on the second day of the calendar month immediately preceding the calendar month in which such Payment Date occurs and ending on the first day of the calendar month in which such Payment Date occurs (the "Due Period").

COLLECTION PERIOD..............With respect to any Payment Date, the calendar month immediately preceding the month in which such Payment Date occurs (the "Collection Period").

DEPOSIT DATE...................With respect to each Payment Date, the 18th day of the month in which such Payment Date occurs, or if such day is not a Business Day, then the next succeeding Business Day (the "Deposit Date").

INTEREST PERIOD................With respect to any Payment Date, the "Interest
                               Period" will be the period from and including the Closing Date, in the case of the initial Payment Date, or from and including the immediately preceding Payment Date, in the case of any subsequent Payment Date, to but excluding the related Payment Date.

LIBOR DETERMINATION DATE.......With respect to any Interest Period after the initial Interest Period, the "LIBOR Determination Date" will be the second business day preceding the first day of such Interest Period. For purposes of this definition, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

DESCRIPTION OF
  THE BONDS....................The Bonds represent non-recourse obligations of the Issuer and will be issued pursuant to an indenture dated as of June 1, 1998 (the "Indenture"), between the Issuer and the Indenture Trustee. The assets included in the trust estate created by the Indenture (the
                               "Trust Estate")
                                and pledged to secure the Bonds will be the sole source of payments on the Bonds. The Bonds will be issued in four Classes described herein.

                                The assets of the Trust Estate will consist of
                                (i) a pool (the "Mortgage Pool") of Mortgage
                                Loans, which are adjustable rate, fully
                                amortizing mortgage loans secured by first lien mortgages or deeds of trust on one- to four-family residential properties, including manufactured homes and units in condominiums and planned unit developments (the "Mortgaged Properties"), and including any Note or other instrument of indebtedness (each, a "Mortgage Note"); (ii) all payments in respect of principal and interest on the Mortgage Loans (other than any principal or interest payments due thereon on or prior to the Cut-off Date);
                                (iii) security interests in the Mortgaged
                                Properties; (iv) the Issuer's rights under the Sales Agreement and the Servicing Agreement; and
                                (v) certain other property.

DENOMINATIONS AND
  REGISTRATION..................The Bonds will be issued in minimum denominations of $10,000 principal amount and in integral multiples of $1.00 in excess thereof, with the exception of one Bond of each Class which may be issued in a lesser amount. No person acquiring a beneficial ownership interest in any Bond (any such person, a "Beneficial Owner") will be entitled to receive such Bond in fully registered, certificate form (a "Definitive Bond"), except under the limited circumstances described herein. Instead, Beneficial Owners will hold their Bonds through The Depository Trust Company ("DTC"), in the United States, or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") in Europe, each of which will effect payments and transfers in respect of the Bonds by means of electronic record keeping services, acting through certain participating organizations. Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Bonds are in book-entry form, the Bonds will be represented by one or more global certificates registered in the name of Cede & Co., as nominee of DTC, or Citibank N.A. or Morgan Guaranty Trust Company of New York, the relevant depositaries of Cedel and Euroclear, respectively, and each a participating member of DTC. This may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its Bonds. See "Risk Factors--Book-Entry Registration" and
                                "Description of the Bonds--Book-Entry
                                Registration and Definitive Bonds" herein,
                                "ANNEX A: Global Clearance, Settlement and Tax Documentation Procedures" hereto and "Risk Factors--Book-Entry Registration" and
                                "Description of the Securities--Book-Entry
                                Registration" in the Prospectus. Unless and until Definitive Bonds are issued, it is anticipated that the only "Bondholder" will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Bondholders as that term is used in the Indenture and the Servicing Agreement. Beneficial Owners are permitted to exercise their rights only indirectly through DTC and its Participants (including Cedel and Euroclear).

PAYMENTS ON THE BONDS

  A.  General...................Payments on the Bonds will be made on the 25th day of each month, or if such day is not a Business Day, on the next succeeding Business Day

                                (each, a "Payment Date"), commencing July 27, 1998, to each Bondholder of record as of the Business Day immediately preceding such Payment Date or, with respect to Definitive Bonds, as of the last Business Day of the month preceding the month in which such Payment Date occurs (the "Record Date").

                                A "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the State of Colorado, the State of New York or the city in which the corporate trust office of the Indenture Trustee is located are authorized or obligated by law, regulation, executive order or governmental decree to be closed.

                                On each Payment Date, payments of principal and interest will be made to Bondholders as of the immediately preceding Record Date out of Available Funds for such Payment Date. The "Available Funds" for any Payment Date will generally consist of the aggregate of the following amounts:

                                (i) the sum of (a) all scheduled payments of principal and interest received with respect to the Mortgage Loans and due during the related Due Period and (b) all unscheduled principal payments or recoveries on the Mortgage Loans, including Principal Prepayments (but not including prepayment penalties), received during the related Collection Period, minus (w) amounts received with respect to payments due on or prior to the Cut-off Date, (x) the Administrative Fee Amount payable with respect to such Payment Date, (y) Payments Ahead and (z) reimbursements for certain Monthly Advances and Servicing Advances made with respect to the Mortgage Loans as described herein (other than those included in liquidation expenses already reimbursed from related Liquidation Proceeds); and

                               (ii)   the amount of any Monthly Advances and
                                Compensating Interest Payments made by the Servicer for such Payment Date, any amounts deposited in the Bond Account in respect of the repurchase, release, removal or substitution of Mortgage Loans during the related Collection Period or amounts deposited in the Bond Account in connection with the redemption of the Bonds, all as more fully described under "Description of the Bonds--Payments on the Bonds" herein.

  B.  Bond Interest Rates...... With respect to each Payment Date, the Bond
                                Interest Rate per annum for each Class of Bonds will initially equal the lesser of (a) One Month LIBOR, as determined on the applicable LIBOR Determination Date, plus, in each case, the Applicable Spread set forth below (the applicable rate described in this clause (a) for each Class of Bonds, the related "Bond Formula Rate") and (b) the weighted average of the Net Mortgage Rates (as defined herein) of the Mortgage Loans as of the first day of the related Collection Period (the "Available Funds Cap"). If the Bonds are not redeemed on the earliest date permitted (the "Redemption Date"), the Applicable Spread for each Class of Bonds will be increased as reflected in the table below:

                                                  APPLICABLE SPREAD                APPLICABLE SPREAD
                                                      PRIOR TO                       ON AND AFTER
                                                   REDEMPTION DATE                  REDEMPTION DATE
                                                   ---------------                  ---------------
                                Class A                0.180%                           0.360%
                                Class M-1              0.400%                           0.600%
                                Class M-2              0.650%                           0.975%
                                Class M-3              1.200%                           1.800%


                                On the initial Payment Date, the Bond Interest Rates will be 5.774% for the Class A Bonds, 5.994% for the Class M-1 Bonds, 6.244% for the Class M-2 Bonds and 6.794% for the Class M-3 Bonds.

                                If, on any Payment Date, the Available Funds Cap limits the Bond Interest Rate (i.e., the rate set by the Available Funds Cap is less than the Bond Formula Rate for a Class of Bonds), the amount of any such shortfall will be carried forward and be due and payable on the following Payment Date and shall accrue interest at the applicable Bond Interest Rate for such Class of Bonds until paid (such shortfall, together with such accrued interest, the "Available Funds Cap Carry Forward Amount" for such Class of Bonds). The payment of the Available Funds Cap Carry Forward Amount for a Class of Bonds may be funded, subject to the priority of payments on the Bonds described herein, only from any Excess Cashflow which would otherwise be paid to the holder(s) of the Residual Interest. The ratings assigned to the Bonds do not address the payment of the Available Funds Cap Carry Forward Amount.

                                The "Net Mortgage Rate" on any Mortgage Loan is equal to the then applicable Mortgage Rate thereon minus the sum of the Indenture Trustee Fee Rate of 0.009% per annum and the Servicing Fee Rate of 0.50% per annum.

                                All calculations of interest on the Bonds will be computed on the basis of the actual number of days elapsed in the related Interest Period and a year of 360 days.

C.  Payments of Interest....... On each Payment Date, each Class of Bonds will be entitled to (i) payments in respect of interest accrued during the related Interest Period ("Bond Interest") at the applicable Bond Interest Rate on the aggregate principal balance of such Class of Bonds (the "Bond Balance" for such Class) as of the preceding Payment Date (after giving effect to the payment, if any, in reduction of principal made on such Class of Bonds on such preceding Payment Date) and (ii) the Interest Carry Forward Amount. The "Interest Carry Forward Amount" for any Class of Bonds and any Payment Date will equal the sum of (a) the excess, if any, of the Bond Interest and any Interest Carry Forward Amount for the prior Payment Date, over the amount in respect of interest actually paid on such Class on such prior Payment Date and (b) interest on such excess at the applicable Bond Interest Rate for the actual number of days elapsed since the prior Payment Date. See "Description of the Bonds--Interest Payments on the Bonds" herein.

D.  Payments of Principal...... Payments in respect of principal will be made to the holders of the Bonds then entitled to such payments in the following manner:

                                On each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Payment Amount (as defined herein) shall be distributed: first, to the Class A Bonds, until the Bond Balance thereof has been reduced to zero; second, to the Class M-1 Bonds, until the Bond Balance thereof has been reduced to zero; third, to the Class M-2 Bonds, until the Bond Balance thereof has been reduced to zero; and fourth, to the Class M-3 Bonds, until the Bond Balance thereof has been reduced to zero.

                                On each Payment Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of the Class A Bonds and the Mezzanine Bonds shall be entitled to receive payments in respect of principal to the extent of the Principal Payment Amount in the following amounts and order of priority:

                                first, the lesser of (x) the Principal Payment Amount and (y) the Class A Principal Payment Amount (as defined herein), shall be paid to the holders of the Class A Bonds, until the Bond Balance thereof has been reduced to zero;

                                second, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the amount paid to the holders of the Class A Bonds pursuant to clause first above, and (y) the Class M-1 Principal Payment Amount (as defined herein), shall be paid to the holders of the Class M-1 Bonds, until the Bond Balance thereof has been reduced to zero;

                                third, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the sum of the amounts paid to the holders of the Class A Bonds pursuant to clause first above and to the holders of the Class M-1 Bonds pursuant to clause second above, and (y) the Class M-2 Principal Payment Amount (as defined herein), shall be paid to the holders of the Class M-2 Bonds, until the Bond Balance thereof has been reduced to zero; and

                                fourth, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the sum of the amounts paid to the holders of the Class A Bonds pursuant to clause first above, to the holders of the Class M-1 Bonds pursuant to clause second above and to the holders of the Class M-2 Bonds pursuant to clause third above, and (y) the Class M-3 Principal Payment Amount (as defined herein), shall be paid to the holders of the Class M-3 Bonds, until the Bond Balance thereof has been reduced to zero.

                                The "Principal Payment Amount" means as of any Payment Date, the sum of (i) the Principal Remittance Amount (minus, for Payment Dates occurring on and after the Stepdown Date and for which a Trigger Event is not in effect, the Overcollateralization Surplus, if any) and (ii) the Extra Principal Payment Amount, if any.

                                The "Principal Remittance Amount" for any
                                Payment Date will be equal to the aggregate of all scheduled payments of principal received or advanced with respect to the Mortgage Loans and due during the related Due Period and all other amounts collected, received or otherwise recovered in respect of principal on the Mortgage Loans (net of amounts reimbursable therefrom to the Servicer or the Indenture Trustee) during or in respect of the related Collection Period, not including Payments Ahead that are not allocable to the related Due Period.

                                The "Stepdown Date" is the later to occur of (i) the Payment Date in July 2001 and (ii) the first Payment Date on which the Senior Enhancement Percentage (after taking into account distributions of principal on such Payment Date) is greater than or equal to the Senior Specified Enhancement Percentage.

                                A "Trigger Event" has occurred on a Payment Date if the three-month rolling average (as a percentage of the Aggregate Principal Balance of the Mortgage Loans) of 60+ Day Delinquent Loans equals or exceeds the lesser of (i) one-half of the Senior Enhancement Percentage and (ii) approximately 21.25%.

E.  Credit Enhancement......... The credit enhancement provided for the benefit of the holders of the Bonds consists of
                                subordination and overcollateralization, each as described below and under "Description of the Bonds--Credit Enhancement" herein.

                                Subordination: The rights of the holders of the Mezzanine Bonds to receive payments will be subordinated, to the extent described herein, to the rights of the holders of the Class A Bonds. The protection afforded to the holders of the Class A Bonds by means of the subordination of the Mezzanine Bonds will be accomplished by (i) the preferential right of the holders of the Class A Bonds to receive on any Payment Date, prior to payment on the Mezzanine Bonds, payments in respect of interest and principal, subject to Available Funds, and (ii) if necessary, the right of the holders of the Class A Bonds to receive future payments of amounts that would otherwise be payable to the holders of the Mezzanine Bonds.

                                In addition, the rights of the holders of Mezzanine Bonds with lower numerical class designations will be senior to the rights of holders of Mezzanine Bonds with higher numerical class designations, and the rights of the holders of the Mezzanine Bonds to receive payments in respect of the Mortgage Loans will be senior to the rights of the holders of the Residual Interest, in each case to the extent described herein.

                                Overcollateralization: Credit enhancement with respect to the Bonds initially will be provided in part by overcollateralization resulting from the Aggregate Principal Balances of the Mortgage Loans as of the Cut-off Date exceeding the Original Bond Balance. On the Closing Date, the initial Overcollateralization Amount for the Bonds will be approximately $7,315,234 or approximately 3.0% of the Aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date.

                                The "Overcollateralization Amount" for the Bonds on any Payment

                                Date will be equal to the amount by which the Aggregate Principal Balance of the Mortgage Loans as of the end of the related Due Period exceeds the aggregate Bond Balance for such Payment Date, after taking into account payments of principal made on the Bonds on such Payment Date. Under the Indenture, the Overcollateralization Amount is required to be maintained at the "Required
                                Overcollateralization Amount."

                                In the event that Realized Losses are incurred on the Mortgage Loans, such Realized Losses may result in an Overcollateralization Deficiency since the allocation of such Realized Losses will reduce the Principal Balance of the Mortgage Loans without a corresponding reduction to the aggregate Bond Balance of the Bonds. In such event, the Indenture requires the payment from Excess Cashflow (as defined herein), subject to available funds, of an amount equal to any such Overcollateralization Deficiency, which shall constitute a principal payment on the Bonds in reduction of the Bond Balances thereof. This has the effect of accelerating the amortization of the Bonds relative to the amortization of the Mortgage Loans, and of increasing the Overcollateralization Amount.

                                On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralization Amount may be permitted to decrease ("step down") below the initial approximate $7,315,234 level to a level equal to approximately 6.0% of the then current Aggregate Principal Balance of the Mortgage Loans (after giving effect to principal payments for the related Due Period), subject to a floor of approximately $1,828,809. In the event that the Required Overcollaterization Amount is permitted to step down on any Payment Date, the Indenture provides that a portion of the principal which would otherwise be paid to the holder of the Bonds on such Payment Date shall be paid to the holders of the Residual Interest. This has the effect of decelerating the amortization of the Bonds relative to the amortization of the Mortgage Loans, and of reducing the Overcollateralization Amount. See "Description of the Bonds--Application of Excess Cashflow."

STATED MATURITY DATES.........  The Stated Maturity Dates for the Bonds are set
                                forth on the cover page hereof and represent the dates on which the Bonds are payable in full.

MONTHLY ADVANCES..............  The Servicer is required to make advances
                                ("Monthly Advances") in respect of delinquent payments of principal and interest on the Mortgage Loans, subject to certain limitations described herein. See "Servicing of the Mortgage Loans--The Servicing Agreement--Monthly
                                Advances" herein.

COMPENSATING INTEREST.........  With respect to any Mortgage Loan as to which a prepayment in whole or in part was received during the related Collection Period, the Servicer will be required to remit to the Indenture Trustee, up to the amount otherwise payable to the Servicer as the Servicing Fee for the related Payment Date, an amount equal to a full month's interest on such Mortgage Loan (each such amount, a "Compensating Interest Payment"). Compensating Interest Payments are not reimbursable to the Servicer. See "Servicing of the Mortgage Loans--The Servicing Agreement--Compensating Interest Payments" herein.

SERVICING FEE.................  The primary compensation payable to the Servicer on each Payment Date (the "Servicing Fee") will equal one-twelfth (1/12) of the product of (a) 0.50% and (b) the Aggregate Principal Balance of the Mortgage Loans as of the first day of the related Due Period. The Servicer shall be entitled to retain the Servicing Fee from amounts to be deposited in the Collection Account. The Servicer also will be entitled to retain late fees, assumption fees and certain other amounts and charges (other than prepayment penalties) as additional servicing compensation. See "Servicing of the Mortgage Loans--Servicing and Other Compensation; Payments of Expenses" herein.

THE MORTGAGE LOANS............  It is expected that the Mortgage Loans will consist of approximately 1,865 Mortgage Loans with an Aggregate Principal Balance totaling approximately $243,841,234 as of the Cut-off Date (the "Initial Mortgage Pool Balance").

                                Certain Mortgage Loans may prepay in full or be removed, prior to the Closing Date, from the Mortgage Pool and other Mortgage Loans may be substituted therefor. As a result of the foregoing, the statistical information presented herein regarding the Mortgage Loans as of the Cut-off Date may vary in certain limited respects from comparable information based on the actual composition of the Mortgage Pool on the Closing Date, although any such variance will not be material.

                                The Mortgage Loans to be included in the Trust Estate will consist of adjustable rate, fully amortizing mortgage loans and the Mortgage Notes relating thereto. The Mortgage Loans are secured by first-lien mortgages or deeds of trust primarily on one- to four-family residential properties, including manufactured homes and units in condominiums and planned unit developments (the "Mortgaged Properties") located in 43 states and the District of Columbia. None of the Mortgage Loans will be insured by mortgage pool insurance policies or by primary mortgage insurance policies. The Mortgage Loans are not guaranteed by the Issuer, the Company, the Seller, the Servicer, the Owner Trustee, the Indenture Trustee or any other person.

                                The Mortgage Loans have been originated using underwriting standards that are less stringent than the underwriting standards applied by other first mortgage loan purchase programs such as those administered by Fannie Mae or by Freddie Mac. See "Risk Factors--Risk Associated with Underwriting Standards, Delinquencies, and High LTVs" herein.

                                Approximately 75.84% of the Mortgage Loans will provide for the payment of a prepayment penalty. As to each such Mortgage Loan, the prepayment penalty provisions typically provide for payment of a prepayment penalty for partial prepayments and full prepayments made within approximately one to five years of the origination of the Mortgage Loan (and, accordingly, within a shorter period since the Closing Date), in an amount generally equal to the lesser of (i) six months' advance interest on the amount of the prepayment that, when added to all other amounts prepaid during the twelve-month period immediately preceding the date of the prepayment, exceeds twenty percent (20%) of the original principal amount of the Mortgage Loan or

                                (ii) the maximum penalty permitted by state law. Prepayment penalties received on the Mortgage Loans will not be included in Available Funds for the related Collection Period but will instead be paid to the holder of the Residual Interest. The Servicer has agreed not to waive prepayment penalties unless it determines such waiver would maximize proceeds with respect to a defaulted Mortgage Loan.

                                The Mortgage Rate on all the Mortgage Loans will adjust semi-annually commencing approximately
                                (i) six months after origination (with respect to approximately 21.60% of the Mortgage Loans) (the "Six Month LIBOR Mortgage Loans"), (ii) two years after origination (with respect to approximately 76.76% of the Mortgage Loans) (the "2/28 Mortgage Loans"), or (iii) three years after origination (with respect to approximately 1.64% of the Mortgage Loans) (the "3/27 Mortgage Loans"), in each case on the Adjustment Date specified in the related Mortgage Note to a rate equal to the sum (rounded as specified in the related Mortgage Notes) of Six Month LIBOR and the Gross Margin set forth in the related Mortgage Note, subject to the limitations described herein.

                                As of the Cut-off Date, the average Principal Balance of the Mortgage Loans was $130,746; the minimum and maximum Principal Balances of the Mortgage Loans were $25,466 and $663,783, respectively; the weighted average interest rate (the "Mortgage Rate") of the Mortgage Loans was 9.851%; the weighted average maximum Mortgage Rate (the "Maximum Mortgage Rate") of the Mortgage Loans was 15.803%; the Maximum Mortgage Rates of the Mortgage Loans ranged from 12.00% to 19.20%; the weighted average minimum Mortgage Rate (the "Minimum Mortgage Rate" of the Mortgage Loans was 9.645%; the Minimum Mortgage Rates of the Mortgage Loans ranged from 4.50% to 13.20%; the weighted average Loan-to-Value Ratio of the Mortgage Loans was 79.911% and these Loan-to-Value Ratios ranged from 25.87% to 90.00%; the weighted average remaining term to maturity of the Mortgage Loans was 356 months; the remaining terms to maturity of the Mortgage Loans ranged from 343 months to 360 months; the weighted average Gross Margin of the Mortgage Loans was 5.805%; the minimum Gross Margin of the Mortgage Loans was 4.00% and the maximum Gross Margin of the Mortgage Loans was 9.10%. No Mortgage Loan will mature later than June 1, 2028. No Mortgage Loan will provide for negative amortization. See "Description of The Mortgage Pool" herein.

                                Approximately 27.36%, 10.95% and 9.52% of the Mortgage Loans are secured by Mortgaged Properties located in Colorado, California and Georgia, respectively. See "Risk Factors--Risks Associated with Geographic Concentration of Mortgaged Properties" herein.

OPTIONAL REDEMPTION...........  The Bonds may be redeemed, in whole but not in part, at the option of the holder(s) of a majority of the Residual Interest or, if not exercised, at the option of the Servicer, on any Payment Date on or after the earlier of (i) April 25, 2005 or (ii) the Payment Date on which, after taking into account payments of principal to be made on such Payment Date, the aggregate Bond Balance is less than 20% of the Original Bond Balance. If the Bonds are not redeemed on the first Payment Date on which they are first permitted to be redeemed (the "Redemption Date"), the Applicable Spread for each Class of Bonds will be increased as described herein. Any such redemption will be paid in cash at a price equal to 100% of the aggregate Bond Balance, plus accrued and unpaid interest for the applicable Interest Period. At the option of the redeeming party, an optional redemption of a Class of Bonds may be effected without retiring such Class of Bonds so that the redeeming party or a designee has the ability to own or resell such Class of Bonds. Upon redemption and retirement of all the Bonds, the remaining Mortgage Loans securing the Bonds will be released from the lien of the Indenture. See "Description of the Bonds--Optional Redemption" herein and "Description of the Bonds--Redemption" in the Prospectus.

PREPAYMENT CONSIDERATIONS.....  The rate and timing of payments allocable to principal on the Bonds will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the Mortgage Loans and the allocation thereof to pay principal on the Bonds as provided herein. As is the case with mortgage-backed securities generally, the Bonds are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time; however, approximately 75.84% of the Mortgage Loans are subject to prepayment penalties during intervals ranging from one to five years following origination (and, accordingly, during a shorter period since the Closing Date) as described under "Description of the Mortgage Pool." Such prepayment penalties may have the effect of reducing the amount or the likelihood of prepayment of such Mortgage Loans during such intervals. See "The Mortgage Pool" herein.

                                In addition to any general solicitations the Seller may make, the Seller may solicit any Mortgagor to refinance its Mortgage Loan following the earlier of (i) the expiration of the period, if any, in which a prepayment penalty is required to be paid or (ii) receiving evidence that the Mortgagor intends to refinance its Mortgage Loan. The solicitation by the Seller of Mortgagors to refinance their Mortgage Loans may result in prepayments on the Mortgage Loans occurring at a rate faster than otherwise would be the case.

                                Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease; a decrease in the prepayment rates on the Mortgage Loans will result in a reduced rate of return of principal to investors in the Bonds at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase; an increase in the prepayment rates on the Mortgage Loans will result in a greater rate of return of principal to investors in the Bonds at a time when reinvestment at comparable yields may not be possible.

                                Payments of principal will be made to the Mezzanine Bonds according to the priorities described herein. The timing of commencement of principal payments and the weighted average life of each such Class of Bonds will be affected by the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal payments on such Class. For further information regarding the effect of principal prepayments on the weighted average lives of the Bonds, see "Risk Factors--Risks Associated with Prepayment of the Mortgage Loans" and "Certain Prepayment and Yield Considerations."

YIELD CONSIDERATIONS..........  The yield to maturity on the Bonds will depend, in general, on (i) the applicable Bond Interest Rate thereon from time to time, (ii) the applicable purchase price and (iii) the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the Mortgage Loans and the allocation thereof to reduce the Bond Balance of such Bonds, as well as other factors.

                                In general, if the Bonds are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Bonds are purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that originally anticipated.

                                Mezzanine Bonds. The multiple class structure of the Mezzanine Bonds causes the yield of certain of such Classes to be particularly sensitive to changes in the rates of prepayment of the Mortgage Loans. Because payments of principal will be made to the Mezzanine Bonds according to the priorities described herein, the yield to maturity on the Bonds of any such Class will be sensitive to the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal payments on such Classes. The yield to maturity on the Mezzanine Bonds will also be extremely sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent such losses are not covered by Excess Cashflow, the Overcollateralization Amount or Mezzanine Bonds with a higher numerical class designations. Furthermore, as described herein, the timing of receipt of principal and interest by the Mezzanine Bonds may be adversely affected by losses even if such Class of Bonds does not ultimately bear such loss. See "Certain Prepayment and Yield Considerations."

CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES................  The Bonds will evidence debt obligations under the Internal Revenue Code of 1986, as amended (the "Code"), and interest paid or accrued thereon, including original issue discount, if any, will be taxable to non-exempt Bondholders. Payments on Bonds held by foreign persons not engaged in a U.S. trade or business generally will be exempt from United States withholding tax, subject to compliance with applicable certification procedures. No election will be made to treat the Issuer, the Mortgage Loans, or the arrangement by which the Bonds are issued as a real estate mortgage investment conduit ("REMIC") for federal income tax purposes. By acceptance of its Bond, each Bondholder will be deemed to have agreed to treat its Bond as a debt instrument for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income.

                                The Issuer intends to treat the Bonds as Contingent Payment Obligations and, therefore, for reporting purposes will treat the Bonds as issued with original issue discount as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for Securities as to which No REMIC Election is Made--Non-REMIC Bonds" in the Prospectus. The prepayment assumption that should be used in determining the rate of accrual of original issue discount on the Bonds is 28% CPR. However, no representation is made herein as to the rate at which prepayments actually will occur. See "Certain Prepayment and Yield Considerations" herein.

                                The Bonds will not represent "real estate assets" for purposes of Section 856(c)(5)(A) of the Internal Revenue Code of 1986, as amended, or "[l]oans. . . principally secured by an interest in real property" within the meaning of
                                Section 7701(a)(19)(C)(v) of the Code.

ERISA CONSIDERATIONS..........  Subject to the considerations discussed under
                                "ERISA Considerations" herein and in the Prospectus, the Bonds may be acquired and held by a pension or other employee benefit plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (a "Plan"). The Issuer believes that the Bonds will be treated as debt obligations without significant equity features for purposes of regulations of the Department of Labor set forth in 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations"). Accordingly, a Plan that acquires a Bond should not be treated as having acquired a direct interest in the assets of the Issuer for purposes of the Plan Asset Regulations. However, even if the Bonds are treated as debt for purposes of the Plan Asset Regulations, the acquisition or holding of the Bonds by or on behalf of a Plan still could be considered to give rise to a prohibited transaction under certain circumstances. By purchasing a Bond, an investor will be deemed to represent either (i) that it is not a Plan subject to the provisions of ERISA or section 4975 of the Code or (ii) that its purchase of a Bond will not result in a prohibited transaction under ERISA or the Code. See "ERISA Considerations" herein.

LEGAL INVESTMENT
  CONSIDERATIONS..............  The Class A and Class M-1 Bonds will constitute
                                "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As such, the Class A Bonds and the Class M-1 Bonds will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA. In addition, institutions whose activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities.

                                The Class M-2 and Class M-3 Bonds will not constitute "mortgage related securities" for purposes of SMMEA. The appropriate characterization of the Class M-2 Bonds and the Class M-3 Bonds under various legal investment restrictions applicable to the investment activities of certain institutions, and thus the ability of investors subject to these restrictions to purchase the Class M-2 Bonds and the Class M-3 Bonds, may be subject to significant interpretive uncertainties.

                                All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Bonds will constitute legal investments for them. See-- "Legal Investment Considerations" and "Legal Investment" in the Prospectus.

RATING.......................   It is a condition to the issuance of the Bonds
                                that the Class A Bonds be rated "AAA" by Standard & Poor's and Fitch IBCA, Inc. ("Fitch") and, together with Standard & Poor's, the ("Rating Agencies"), that the Class M-1 Bonds be rated at least "AA" by Standard & Poor's and Fitch, that the Class M-2 Bonds be rated at least "A" by Standard & Poor's and Fitch and that the Class M-3 Bonds be rated at least "BBB" by Fitch. The Company has not requested that any rating agency rate the Bonds other than as stated above. If another rating agency were to rate the Bonds, such rating agency may assign a rating different from the ratings described above. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments on the Mortgage Loans or the corresponding effect on yield to investors. The ratings on the Bonds do not address the payments of the Available Funds Cap Carry Forward
                                Amounts. See "Rating of the Bonds" herein.

RISK FACTORS..................  For a discussion of certain factors that should be considered by prospective investors in the Bonds, including certain yield and prepayment risks, see "Risk Factors" herein and in the Prospectus.

                                  RISK FACTORS

         Prospective investors in the Bonds should consider the following risk factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Bonds.

SUBORDINATION OF MEZZANINE BONDS

         The Mezzanine Bonds are subordinate to the Class A Bonds to the extent described herein. Investors should consider that, as a result of such subordination, losses with respect to the Mortgage Loans, to the extent not covered by the Overcollateralization Amount, will be borne by the Class M-3, Class M-2 and Class M-1 Bonds (in that order) before any such losses are borne by the Class A Bonds. The subordination described above is intended to increase the likelihood of regular receipt by the Holders of Bonds with a higher relative payment priority of the full amount of monthly payments allocable to them and to afford protection against losses. As a result, the yield on each Class of Bonds, in order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the Mortgage Loans and other shortfalls in Available Funds. Investors in the Bonds, and particularly the Mezzanine Bonds, should carefully consider the related risks, including the risk that such investors may suffer a loss on their investments.

         The Mezzanine Bonds will not be entitled to any principal payments until, at the earliest, the Stepdown Date (unless the Bond Balance of the Class A Bonds has been reduced to zero). On and after the Stepdown Date, principal will not be paid to the Mezzanine Bonds if a Trigger Event has occurred and is continuing (unless the Bond Balance of the Class A Bonds has been reduced to zero). As a result, the weighted average lives of the Mezzanine Bonds will be longer than would be the case if payments of principal were to be allocated on a pro rata basis among the Class A Bonds and the Mezzanine Bonds. As a result of the longer weighted average lives of the Mezzanine Bonds, the Holders of such Bonds have a greater risk of suffering a loss on their investments.

ADEQUACY OF CREDIT ENHANCEMENT

         The primary sources of credit enhancement for the Bonds are overcollateralization, to the extent maintained as described herein, and the subordination of Bonds having a lower priority of payment. There can be no assurance as to the rate at which overcollateralization will be maintained at the levels described herein.

RISK OF LIMITATIONS ON ADJUSTMENTS OF THE BOND INTEREST RATE AND YIELD CONSIDERATIONS

         The yield to investors on the Bonds will be sensitive to fluctuations in the level of One Month LIBOR and may be adversely affected by the application of the Available Funds Cap. The prepayment of the Mortgage Loans with higher Mortgage Rates may result in a lower Available Funds Cap. If on any Payment Date the application of the Available Funds Cap results in an interest payment lower than the Bond Formula Rate for one or more Classes of Bonds during the related Interest Period, the value of such Bonds may be temporarily or permanently reduced.

         The Mortgage Pool will contain Mortgage Loans that, after a period of approximately six months, two years or three years, following the date of origination, adjust semi-annually based upon the London interbank offered rate for six-month United States dollar deposits (the "Six Month LIBOR"), with approximately 78.40% of the Mortgage Loans providing for a fixed interest rate for the two or three year period following origination. However, the Bond Interest Rates on the Bonds adjust monthly based on One Month LIBOR, subject to the Available Funds Cap. Consequently, the interest due on such Mortgage Loans (reduced by the Administrative Fee Amount) during any Due Period may not equal the amount of interest that would accrue at One Month LIBOR plus the Applicable Spread on one or more Classes of Bonds during the related Interest Period. In particular, because the Bond Interest Rate adjusts monthly, while the interest rates on the Mortgage Loans adjust semi-annually (and in some cases, only after the expiration of the related fixed rate period), subject to any applicable Periodic Cap, Maximum Mortgage Rate and Minimum Mortgage Rate, in a rising interest rate environment, the amount of Bond Interest paid on one or more Classes of Bonds on any Payment Date may be limited (as a result of being determined on the basis of the Available Funds Cap) to an amount that is less than the amount of interest that would be due on the Bond Balance for such Payment Date at a rate equal to the Bond Formula Rate.

         In particular, the Bond Interest Rates on the Bonds adjust monthly, while the Mortgage Rates of the Mortgage Loans adjust less frequently with the result that in a rising interest rate environment, (i) collections on the Mortgage Loans in respect of interest may be less than would be the case if the interest rates on the Mortgage Loans were adjusted monthly and (ii) the Available Funds Cap may limit increases in the Bond Interest Rate on the Bonds for extended periods. In addition, One Month LIBOR and Six Month LIBOR may respond to different economic and market factors, and there is not necessarily a correlation between them. Thus, it is possible, for example, that One Month LIBOR may rise during periods in which Six Month LIBOR is stable or falling or that, even if both One Month LIBOR and Six Month LIBOR rise during the same period, One Month LIBOR may rise more rapidly than Six Month LIBOR.

         Although Bondholders will be entitled to receive any Available Funds Cap Carry Forward Amount from and to the extent of funds available therefor as described herein, there is no assurance that such funds will be available. The failure to pay any Available Funds Cap Carry Forward Amount due to a lack of funds therefore will not constitute an Event of Default under the Indenture. In addition the ratings of the Bonds do not address the likelihood of the payment of any Available Funds Cap Carry Forward Amount.

         The yield to maturity on the Bonds may be affected by the resetting of the Mortgage Rates on the Mortgage Loans, as applicable, on the related Adjustment Dates. In addition, because the Mortgage Rate for each Mortgage Loan is based on Six Month LIBOR plus the related Gross Margin, such rate could be higher than prevailing market interest rates, which may result in an increase in the rate of prepayments on the Mortgage Loans after such adjustment.

RISKS ASSOCIATED WITH UNDERWRITING STANDARDS, DELINQUENCIES AND HIGH LTVS

         The Mortgage Loans have been originated using underwriting standards that are less stringent than the underwriting standards applied by other first mortgage loan purchase programs such as those run by Fannie Mae or by Freddie Mac. For example, the Mortgage Loans generally have been made in most cases to mortgagors having imperfect credit histories, ranging from minor delinquencies to bankruptcies, or mortgagors with higher ratios of monthly mortgage payments to income or higher ratios of total monthly credit payments to income. As a result of the underwriting standards, the Mortgage Loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Approximately 0.89% of the Mortgage Loans were 30 to 59 days delinquent in payment of principal and interest as of the Cut-off Date. Most of the Mortgage Loans were originated within the last six months and are not seasoned. The weighted average remaining term to stated maturity of the Mortgage Loans as of the Cut-off Date is approximately 356 months. Although little data is available, defaults on mortgage loans, including mortgage loans similar to the Mortgage Loans, are generally expected to occur with greater frequency in the early years of the terms of mortgage loans. The Mortgage Loans with higher Loan-to-Value Ratios may also present a greater risk of loss. Approximately 47.04% of the Mortgage Loans are Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80%. None of the Mortgage Loans will be insured by a primary mortgage insurance policy. See "Description of the Mortgage Pool--Mortgage Pool Characteristics" and "--Underwriting Standards" herein.

         No assurance can be given that the values of the Mortgaged Properties will not decline from those on the dates the related Mortgage Loans were originated and any such decline could render the information set forth herein with respect to the Loan-to-Value Ratios of such Mortgage Loans an unreliable measure of security for the related debt. If the residential real estate market should experience an overall decline in property values such that the outstanding Principal Balances of the Mortgage Loans become equal to or greater than the values of such Mortgaged Properties, the actual rate of delinquencies, foreclosures and losses on the related Mortgage Loans could be higher than those now generally experienced in the mortgage lending industry. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the foreclosure and liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by Bondholders could occur. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, any resulting losses will be covered initially by funds made available through operation of the overcollateralization feature described herein and, to the extent such overcollateralization protection is no longer available, such losses will be borne by the Bonds, in inverse order of payment priority. See "Description of the Mortgage Pool" and "Servicing of the Mortgage Loans--The Servicing Agreement--Realization upon Defaulted Mortgage Loans" herein.

ORIGINATION RISKS; SELLER'S RELIANCE ON BROKERS AND CORRESPONDENTS

         The Seller depends largely on independent mortgage brokers and, to a lesser extent, on correspondent lenders, for its originations and purchases of mortgage loans, including the Mortgage Loans, and does not have significant retail origination operations. All brokers and correspondents in the Seller's network must undergo an approval process and enter into an agreement with the Seller pursuant to which the broker or correspondent agrees to comply with the Seller's eligibility and origination requirements. The Seller re-underwrites all loans it funds through brokers and correspondents, and regularly reviews the performance of loans originated or purchased through its brokers and correspondents. The Seller undertakes pre-closing and post-closing quality control procedures involving random samples of loans to confirm that the loans are being originated and underwritten in accordance with the Seller's guidelines (subject to exceptions approved by the Seller prior to loan funding).

RISKS ASSOCIATED WITH GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES

         Approximately 27.36%, 10.95%, 9.52%, 8.94% and 8.15% of the Mortgage
Loans are secured by Mortgaged Properties located in Colorado, California, Georgia, Connecticut and Massachusetts, respectively. In general, declines in these residential real estate markets and in any other residential real estate markets in which the Mortgage Properties are located may adversely affect the values of the Mortgaged Properties securing such Mortgage Loans such that the Aggregate Principal Balance of such Mortgage Loans could equal or exceed the value of such Mortgaged Properties. In addition, adverse economic conditions in the foregoing states (which may or may not affect real property values), or in any other states in which Mortgaged Properties are located may affect the timely payment by borrowers of scheduled payments of principal and interest on such Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses on such Mortgage Loans could be higher than those currently experienced in the mortgage lending industry in general.

RISKS ASSOCIATED WITH PREPAYMENT OF THE MORTGAGE LOANS

         The Mortgage Loans may be prepaid by the related mortgagors in whole or in part, at any time. However, approximately 75.84% of the Mortgage Loans are subject to prepayment penalties during intervals ranging from one to five years following origination (and, accordingly, during a shorter period since the Closing Date), which may discourage prepayments during such period. The Servicer has agreed not to waive prepayment penalties unless it determines such waiver would maximize proceeds with respect to a defaulted Mortgage Loan.

         The Mortgage Loans generally are assumable under certain circumstances if, in the judgment of the Servicer, the prospective purchaser of a Mortgaged Property is creditworthy and the security for such Mortgage Loan is not impaired by the assumption. In the event the Servicer does not approve an assumption, the Mortgage Loan will be due and payable in full upon the sale of the related Mortgaged Property, in which case the Servicer generally shall be required to enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations. The rate of prepayments of the Mortgage Loans cannot be predicted and may be affected by a wide variety of general economic, social, competitive and other factors, including state and federal income tax policies, interest rates, the availability of alternative financing and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that the Mortgage Loans will experience. See "Certain Prepayment and Yield Considerations" herein and "Certain Legal Aspects of the Mortgage Assets--The Mortgage Loans and Multifamily Loans--Enforceability of Certain Provisions" in the Prospectus.

         All of the Mortgage Loans are adjustable rate mortgage loans. As is the case with fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors may be inclined to refinance their adjustable rate Mortgage Loans with a fixed rate loan to "lock in" a lower interest rate. The rate of prepayments on the Mortgage Loans is sensitive to the credit standing of the mortgagor, which may improve and thereby allow the mortgagor to refinance on more favorable terms, or may decline and thereby limit the mortgagor's ability to refinance. The rate of prepayments on mortgage loans that are 2/28 Mortgage Loans and 3/27 Mortgage Loans and are in the initial fixed rate period, is sensitive to prevailing interest rates. The prepayment behavior of the 2/28 Mortgage Loans and 3/27 Mortgage Loans may differ from that of the other Mortgage Loans. As a 2/28 Mortgage Loan or 3/27 Mortgage Loan approaches its initial adjustment date, the mortgagor may become more likely to refinance such loan to avoid an increase in the Mortgage Rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the Mortgage Rate before adjustment. The existence of the applicable Periodic Rate Cap, Maximum Mortgage Rate and Minimum Mortgage Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience on adjustable rate mortgage loans may differ from that on fixed rate mortgage loans because the amount of the monthly payments on adjustable rate mortgage loans are subject to adjustment on each Adjustment Date.

         In addition to any general solicitations the Seller may make, the Seller may solicit any Mortgagor to refinance its Mortgage Loan following the earlier of (i) the expiration of the period, if any, in which a prepayment penalty is required to be paid or (ii) receiving verification that the Mortgagor intends to refinance its Mortgage Loan. The solicitation by the Seller of Mortgagors to refinance their Mortgage Loans may result in prepayments on the Mortgage Loans occurring at a rate faster than otherwise would be the case.

         The average life of the Bonds, and, if purchased at other than par, the yields realized by Bondholders will be sensitive to levels of payment, including prepayments, on the Mortgage Loans. In general, the yield on Bonds purchased at a premium from the outstanding principal amount thereof will be adversely affected by a higher than anticipated level of prepayments and enhanced by a lower than anticipated level. Conversely, the yield on Bonds purchased at a discount from the outstanding principal amount thereof will be enhanced by a higher than anticipated level of prepayments and adversely affected by a lower than anticipated level. See "Certain Prepayment and Yield Considerations" herein.

BONDS ARE NON-RECOURSE OBLIGATIONS

         The Bonds will be non-recourse obligations solely of the Issuer and will not represent an obligation of or interest in the Company, the Seller, the Servicer, the Owner Trustee, the Indenture Trustee, or any of their respective affiliates, except as described herein. Neither the Bonds nor the Mortgage Loans are or will be guaranteed or insured by any governmental agency or instrumentality, or by the Company, the Seller, the Servicer, the Owner Trustee, the Indenture Trustee or any of their respective affiliates. The assets included in the Trust Estate will be the sole source of payments on the Bonds, and there will be no recourse to the Issuer, the Company, the Seller, the Servicer, the Owner Trustee, the Indenture Trustee or any of their respective affiliates, or any other entity, in the event that such assets are insufficient or otherwise unavailable to make all payments provided for under the Bonds.

RISKS ASSOCIATED WITH THE SELLER'S FAILURE TO QUALIFY AS A REIT

         It is anticipated that the Issuer will be characterized as a "taxable mortgage pool" (a "TMP") for federal income tax purposes. In general, a TMP is treated as a "separate" corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. However, it is anticipated that for federal income tax purposes, one hundred percent of the Issuer will at all times be owned by one or more "qualified REIT subsidiaries" of the Seller, which itself intends to select REIT status for 1998 and subsequent years even though the Seller has not yet met certain diversity of ownership requirements for REIT status as described below. So long as the Issuer is directly or indirectly wholly owned solely by the Seller and the Seller qualifies as a REIT, the characterization of the Issuer as a TMP will result in only the shareholders of the Seller potentially being required, to the extent provided in future regulations, to treat a portion of their dividends received from the Seller as "excess inclusions" and will not result in any entity-level tax or corporate income with respect to the Issuer. In order for the Seller to qualify as a REIT for taxable years after 1998, it must satisfy the ownership requirements of Section 856(a)(5) of the Code (i.e., at least 100 shareholders) by January 31, 1999 and the diversification requirements of Section 856(a)(6) of the Code (i.e., no more than 50% of the ownership held directly or indirectly by 5 or fewer people at any time during the last half of the taxable year) by July 1, 1999. The Seller intends to meet both requirements by completing an initial public offering in 1998; provided however, that the Seller has agreed to transfer the equity in the Issuer to another REIT by December 31, 1998 if it is unable to complete such an offering by such date. In addition to the ownership requirements, the Seller must also comply with the income and asset test requirements of Section 856(c) of the Code to maintain its status as a REIT. While the Seller has covenanted to use its best efforts to qualify and remain qualified as a REIT and to cause any subsidiary owning interests in the Issuer to be a "qualified REIT subsidiary", no further assurances can be given with regard to the prospective qualification of the Issuer as a "qualified REIT subsidiary" or the Seller as a REIT. Furthermore, Bondholders should be aware that the equity in the Issuer may be pledged under repurchase agreements. The lender under such arrangement would have the right to sell the equity in the event of default on such indebtedness. If the Seller fails to meet the diversification of ownership requirements or the asset or income test referred to above or a REIT or "qualified REIT subsidiary" fails to be the sole owner of the Issuer, the Issuer would be subject to corporate income taxation and thus funds that would otherwise be available to the Bondholders would be used to pay income tax.

BOOK-ENTRY REGISTRATION

         Issuance of the Bonds in book-entry form may reduce the liquidity of the Bonds in the secondary trading market because investors may be unwilling to purchase Bonds for which they cannot obtain physical certificates.

         Because transactions in the Bonds can be effected only through DTC, Cedel, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Beneficial Owner to pledge a Bond to persons or entities that do not participate in the DTC, Cedel or Euroclear system, or otherwise to take actions in respect of such Bond, may be limited due to lack of a physical certificate representing such Bond.

         Beneficial Owners may experience some delay in their receipt of payments of interest of and principal on the Bonds because such payments will be forwarded by the Indenture Trustee to DTC and DTC will credit such payments to the accounts of its Participants, which will thereafter credit them to the accounts of Beneficial Owners either directly or indirectly through indirect participants. See "Description of the Bonds--Book-Entry Registration and Definitive Bonds" herein; "ANNEX A: Global Clearance, Settlement and Tax Documentation Procedures" hereto and "Description of the Securities--Form of Securities; Transfer and Exchange" and "--Book-Entry Registration" in the Prospectus.

                            DESCRIPTION OF THE BONDS

         The Bonds will be issued pursuant to the Indenture. The summaries of certain provisions of the Indenture set forth below and under the caption "The Indenture" in the Prospectus, while complete in material respects, do not purport to be exhaustive. For more details regarding the terms of the Indenture, prospective investors in the Bonds are advised to review the Indenture, a copy of which the Company will provide (without exhibits) without charge upon written request addressed to the Company at Plaza Tower One, Suite 1200B, 6400 South Fiddler's Green Circle, Englewood, Colorado 80111, Attention: Vice President.

GENERAL

         The Collateralized Mortgage Obligations, Series 1998-NMC1 (the "Bonds") will consist of four Classes of Bonds, designated as (i) the Class A Bonds (the "Senior Bonds") and (ii) the Class M-1 Bonds, the Class M-2 Bonds and the Class M-3 Bonds (collectively, the "Mezzanine Bonds"). The Bonds will be issued by Fund America Investors Trust 1998-NMC1 (the "Issuer") pursuant to an Indenture, dated as of June 1, 1998 (the "Indenture"), between the Issuer and the Indenture Trustee. Only the Bonds are offered hereby.

         The Bonds will be secured by the Trust Estate created by the Indenture. The Bonds represent non-recourse obligations of the Issuer, and proceeds of the assets in the Trust Estate will be the sole source of payments on the Bonds. The Bonds will not represent an interest in or obligation of the Company, the Servicer, the Indenture Trustee, the Underwriter, any of their respective affiliates or any other entity, and will not represent an interest in or recourse obligation of the Issuer.

         The assets of the Trust Estate will consist of (i) the Mortgage Pool, which is comprised of adjustable rate mortgage loans secured by first lien mortgages or deeds of trust on the Mortgaged Properties, and including the related Mortgage Notes; (ii) all payments in respect of principal and interest on the Mortgage Loans (other than any principal or interest payments due thereon on or prior to the Cut-off Date); (iii) security interests in the Mortgaged Properties; (iv) the Issuer's rights under the Sales Agreement and the Servicing Agreement; and (v) certain other property.

         All payments on the Bonds will be made by or on behalf of the Indenture Trustee to each Bondholder of record on the Record Date for the related Payment Date. Payments on Bonds issued in book-entry form will be made by or on behalf of the Indenture Trustee to DTC or its nominee. Payments on Definitive Bonds generally will be made either (i) by check mailed to the address of each Bondholder as it appears in the register maintained by the Indenture Trustee or
(ii) by wire transfer of immediately available funds to the account of a Bondholder, if such Bondholder (a) is the registered holder of Definitive Bonds having an initial principal amount of at least $1,000,000 and (b) has provided the Indenture Trustee with wiring instructions in writing five days prior to the related Record Date or has provided the Indenture Trustee with such instructions for any previous Payment Date. A fee may be charged by the Indenture Trustee to a Bondholder of Definitive Bonds for any payment made by wire transfer. Notwithstanding the above, the final payment in redemption of any Definitive Bond will be made only upon presentation and surrender of such Definitive Bond at the office or agency designated by the Indenture Trustee for that purpose.

         The Bonds will be issued in denominations of not less than $1,000 principal amount and in integral dollar multiples thereof, with the exception of one Bond which may be issued in a lesser amount.

BOOK-ENTRY REGISTRATION AND DEFINITIVE BONDS

         The Bonds initially will be Book-Entry Bonds (the "Book-Entry Bonds"). Beneficial Owners will hold such Bonds through DTC, in the United States, or Cedel or Euroclear, in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Bonds initially will be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of Cedel Participants and Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. ("Citibank") will act as depositary for Cedel, and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (Citibank and Morgan, in such capacities, individually the "Relevant Depositary" and collectively, the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Bond will be entitled to receive a Definitive Bond. Unless and until Definitive Bonds are issued, it is anticipated that the only "Bondholder" will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Bondholders as that term is used in the Indenture. Beneficial Owners are permitted to exercise their rights only indirectly through DTC and its Participants (including Cedel and Euroclear).

         The beneficial ownership of a Book-Entry Bond will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Bond will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a Participant and on the records of Cedel or Euroclear, as appropriate).

         Beneficial Owners will receive all payments of principal of, and interest on, the Bonds from the Indenture Trustee through DTC and its Participants (including Cedel and Euroclear). While the Bonds are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Bonds and is required to receive and transmit payments of principal of, and interest on, such Bonds. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Bonds are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interests.

         Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Bonds, except under the limited circumstances described below. Unless and until Definitive Bonds are issued, Beneficial Owners who are not Participants may transfer ownership of Bonds only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Bonds, by book-entry transfer, through DTC for the account of the purchasers of such Bonds, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Bonds will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

         Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Bonds, see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for Securities as to Which No REMIC Election Is Made--Non-REMIC Bonds," "--Reporting Requirements and Backup Withholding," and "--Taxation of Certain Foreign Investors" in the Prospectus and "--Information Reporting and Backup Withholding" in "ANNEX A: Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" hereto.

         Transfers between Participants will occur in accordance with DTC Rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants ("Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each Participant in the Book-Entry Bonds, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Bonds will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

         Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States Dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depositary, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants, through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled through Euroclear in any of 32 currencies, including United States Dollars. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Payments on the Book-Entry Bonds will be made on each Payment Date by the Indenture Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Beneficial Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners that it represents.

         Under a book-entry format, Beneficial Owners may experience some delay in their receipt of payments because such payments will be forwarded by the Indenture Trustee to Cede. Payments with respect to Bonds held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for Securities as to Which No REMIC Election Is Made--Non-REMIC Bonds," "--Reporting Requirements and Backup Withholding," and "--

Taxation of Certain Foreign Investors" in the Prospectus and "--Information Reporting and Backup Withholding" in "ANNEX A: Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" hereto. Because DTC has indicated that it will act only on behalf of Financial Intermediaries, the ability of Beneficial Owners to pledge Book-Entry Bonds to persons or entities that do not participate in the depository system or otherwise take actions in respect of such Book-Entry Bonds may be limited due to the lack of physical certificates representing such Book-Entry Bonds. In addition, issuance of the Book-Entry Bonds in book-entry form may reduce the liquidity of such Bonds in the secondary market because certain potential investors may be unwilling to purchase Bonds for which they cannot obtain physical certificates.

         The monthly and annual statements with respect to the Mortgage Loans and the Trust Estate as described under "--Reports to Bondholders" herein will be provided by the Indenture Trustee to Cede & Co., as nominee of DTC and a Bondholder, and may be made available by such entity to Beneficial Owners upon request, in accordance with the Rules, and to the Financial Intermediaries to whose DTC accounts the related Book-Entry Bonds are credited.

         DTC has advised the Indenture Trustee that, unless and until Definitive Bonds are issued, DTC will take any action permitted to be taken by a Bondholder under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Bonds are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Bonds. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Bondholder under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Bonds that conflict with actions taken with respect to other Bonds.

         Definitive Bonds will be issued in registered form to Beneficial Owners, or their nominees, rather than to DTC, only if (i) DTC or the Issuer advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depositary with respect to the Bonds and the Issuer or the Indenture Trustee is unable to locate a qualified successor, (ii) the Issuer, at its option, advises the Indenture Trustee that it elects to terminate the book-entry system through DTC, or (iii) after a Bond Event of Default under the Indenture, the Beneficial Owners representing not less than 51% of the Bond Balance of the Book-Entry Bonds advise the Indenture Trustee and DTC that the book-entry system is no longer in the best interests of such Beneficial Owners. Upon issuance of Definitive Bonds to Beneficial Owners, such Bonds will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Indenture Trustee with respect to transfers, notices and payments. See "Description of the Securities--The Bonds--General" and "--Form of Securities; Transfer and Exchange" in the Prospectus.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to use its best efforts to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Bonds. Upon surrender by DTC of the global certificates representing the Book-Entry Bonds and instructions for re-registration, the Indenture Trustee will issue Definitive Bonds and thereafter the Indenture Trustee will recognize the holders of such Definitive Bonds as Bondholders under the Indenture.

         Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfer of Bonds among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

ASSIGNMENT OF MORTGAGE LOANS

         The Mortgage Loans were originated or acquired by the Seller, primarily through its network of brokers and correspondents. On or prior to the date the Bonds are issued, the Seller will convey each Mortgage Loan to the Company who in turn will convey each such Mortgage Loan to the Issuer.

         At the time of issuance of the Bonds, the Issuer will pledge all of its right, title and interest in and to the Mortgage Loans, including all principal and interest due on each such Mortgage Loan after the Cut-off Dates, together with its right, title and interest in and to the proceeds of any related insurance policies received after the Cut-off Date, without recourse, to the Indenture Trustee pursuant to the Indenture as collateral for the Bonds; provided, however, that the Seller will reserve and retain all its right, title and interest in and to principal and interest due on such Mortgage Loan on or prior to the Cut-off Date (whether or not received on or prior to the Cut-off
Date), and to prepayments received prior to the Cut-off Date. The Indenture Trustee, concurrently with such assignment, will authenticate and deliver the Bonds at the direction of the Issuer in exchange for, among other things, the Mortgage Loans.

         The Indenture will require the Issuer to deliver to the Indenture Trustee the Mortgage Loans, the related Mortgage Notes endorsed without recourse to the Indenture Trustee, the related mortgages or deeds of trust with evidence of recording thereon, the title policies with respect to the related Mortgaged Properties, all intervening mortgage assignments, if applicable, and certain other documents relating to the Mortgage Loans (the "Mortgage Files"). The Seller will be required to cause to be prepared and recorded, at the expense of the Seller and within the time period specified in the Indenture (or, if original recording information is unavailable, within such later period as is permitted by the Indenture), assignments of the mortgages from the Seller to the Indenture Trustee.

         The Indenture Trustee will review the Mortgage Files delivered to it and if any document required to be included in any Mortgage File is found to be missing or to be defective in any material respect and such defect is not cured within 60 days following notification thereof to the Issuer, the Company and the Seller by the Indenture Trustee, the Indenture Trustee will require either that the related Mortgage Loan be removed from the Mortgage Pool or that a Mortgage Loan conforming to the requirements of the Indenture (a "Qualified Replacement Mortgage") be substituted for the related Mortgage Loan in the manner described below.

         In connection with the transfer of the Mortgage Loans to the Company, the Seller will make certain representations and warranties as to the accuracy in all material respects of the information set forth on a schedule identifying and describing each Mortgage Loan. In addition, the Seller will make certain other representations and warranties regarding the Mortgage Loans, including, for instance, that each Mortgage Loan, at its origination, complied in all material respects with applicable state and federal laws, that each mortgage is a valid first priority lien, that, as of the Cut-off Date, no Mortgage Loan was more than 59 days past due (i.e., one scheduled payment missed), that each Mortgaged Property consists of a one- to four-family residential property, which may include a manufactured home or a unit in a condominium or planned unit development, that the Seller had good title to each Mortgage Loan prior to such transfer and that the originator was authorized to originate each Mortgage Loan. The rights of the Company to enforce remedies for breaches of such representations and warranties in the Sales Agreement against the Seller will be assigned to the Indenture Trustee pursuant to the Indenture.

         If with respect to any Mortgage Loan (1) a defect in any document constituting a part of the related Mortgage File remains uncured within the period specified above and materially and adversely affects the value of any such Mortgage Loan or materially and adversely affects the interest of the Indenture Trustee therein, or the Bondholders or (2) a breach of any representation or warranty made by the Seller relating to such Mortgage Loan occurs and such breach materially and adversely affects the value of any such Mortgage Loan or materially and adversely affects the interests of the Indenture Trustee or the Bondholders therein, the Indenture Trustee will enforce the remedies for such defects or breaches against the Seller by requiring the Seller to remove the related Mortgage Loan (any such Mortgage Loan, a "Defective Mortgage Loan") from the Trust Estate by remitting to the Indenture Trustee an amount equal to the Principal Balance of such Defective Mortgage Loan together with interest accruing at the Mortgage Rate (net of the applicable Servicing Fee
Rate) on such Defective Mortgage Loan from the date interest was last paid by the related mortgagor to the end of the Collection Period immediately preceding the related Deposit Date, less any payments received during the related Collection Period in respect of such Defective Mortgage Loan (the "Release Price"). The Seller will also have the option, but not the obligation, to substitute for such Defective Mortgage Loan a Qualified Replacement Mortgage. Upon delivery of a Qualified Replacement Mortgage and deposit of certain amounts in the Bond Account as set forth in the Indenture, or deposit of the Release Price in the Bond Account (as hereinafter defined) and receipt by the Indenture Trustee of written notification of any such substitution or removal, as the case may be, the Indenture Trustee shall execute and deliver an instrument of transfer or assignment necessary to vest legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto) in the Seller and release such Defective Mortgage Loan from the Trust Estate.

         The obligation of the Seller to cure, remove or substitute any Mortgage Loan as described above will constitute the sole remedy available to Bondholders or the Indenture Trustee for a Defective Mortgage Loan.

BOND INTEREST RATES

         With respect to each Payment Date after the Initial Payment Date, the Bond Interest Rates per annum for each Class of Bonds will initially equal the lesser of (a) One Month LIBOR, as determined on the applicable LIBOR Determination Date, plus, in each case, the Applicable Spread set forth below (the applicable rate described in this clause (a) for each Class of Bonds, the related "Bond Formula Rate") and (b) the weighted average of the Net Mortgage Rates (as defined herein) of the Mortgage Loans as of the first day of the related Collection Period (the "Available Funds Cap"). If the Bonds are not redeemed on the earliest date permitted (the "Redemption Date"), the Applicable Spread for each Class of Bonds will be increased as reflected in the table below:

                                       APPLICABLE SPREAD                     APPLICABLE SPREAD
                                           PRIOR TO                             ON AND AFTER
                                         REDEMPTION DATE                       REDEMPTION DATE
                                     ---------------------                  --------------------
              Class A                       0.180%                                  0.360%
              Class M-1                     0.400%                                  0.600%
              Class M-2                     0.650%                                  0.975%
              Class M-3                     1.200%                                  1.800%

         On the initial Payment Date, the Bond Interest Rates per annum will be 5.774% for the Class A Bonds, 5.994% for the Class M-1 Bonds, 6.244% for the Class M-2 Bonds, and 6.794% for the Class M-3 Bonds.

         If, on any Payment Date, the Available Funds Cap limits the Bond Interest Rate (i.e., the rate set by the Available Funds Cap is less than the Bond Formula Rate for a Class of Bonds), the amount of any such shortfall will be carried forward and be due and payable on the following Payment Date and shall accrue interest at the applicable Bond Interest Rate for such Class of Bonds until paid (such shortfall, together with such accrued interest, the"Available Funds Cap Carry Forward Amount" for such Class of Bonds). The payment of the Available Funds Cap Carry Forward Amount for a Class of Bonds may be funded, subject to the priority of payments on the Bonds described herein, only from any Excess Cashflow which would otherwise be paid to the holder(s) of the Residual Interest. The ratings assigned to the Bonds do not address the payment of the Available Funds Cap Carry Forward Amount.

         The "Net Mortgage Rate" on any Mortgage Loan is equal to the then applicable Mortgage Rate thereon minus the sum of the Indenture Trustee Fee Rate of 0.009% per annum and the Servicing Fee Rate of 0.50% per annum.

         All calculations of interest on the Bonds will be computed on the basis of the actual number of days elapsed in the related Interest Period and a year of 360 days.

 INTEREST PAYMENTS ON THE BONDS

         On each Payment Date, each Class of Bonds will be entitled to (i) payments in respect of interest accrued during the related Interest Period ("Bond Interest") at the applicable Bond Interest Rate on the aggregate principal balance of such Class of Bonds (the "Bond Balance" for such Class) as of the preceding Payment Date (after giving effect to the payment, if any, in reduction of principal made on such Class of Bonds on such preceding Payment
Date) and (ii) the Interest Carry Forward Amount (as defined herein).

         On each Payment Date, Bond Interest will be applied from the Interest Remittance Amount (as defined herein) in the following order of priority:

         (1) First, to pay Bond Interest accrued on the Class A Bonds and any Interest Carry Forward Amount with respect to the Class A Bonds;

         (2) Second, to pay Bond Interest accrued on the Class M-1 Bonds and any Interest Carry Forward Amount with respect to the Class M-1 Bonds;

         (3) Third, to pay Bond Interest accrued on the Class M-2 Bonds and any Interest Carry Forward Amount with respect to the Class M-2 Bonds;

         (4) Fourth, to pay Bond Interest accrued on the Class M-3 Bonds and any Interest Carry Forward Amount with respect to the Class M-3 Bonds; and

         (5) Fifth, the amount, if any, of the Interest Remittance Amount remaining after application with respect to the priorities set forth above is defined as the "Monthly Excess Interest Amount" for such Payment Date and will be applied as described below under "--Application of Excess Cashflow."

CALCULATION OF ONE MONTH LIBOR

         With respect to each Interest Period after the initial Interest Period, on the second business day preceding such Interest Period (each such date, a "LIBOR Determination Date"), the Indenture Trustee will determine One Month LIBOR for the next Interest Period. "One Month LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Telerate Page 3750 (as defined below) as of 11:00 a.m. (London time) on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined below) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such LIBOR Determination Date. The Indenture Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, One Month LIBOR for the related Interest Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, One Month LIBOR for the related Interest Period shall be the higher of (x) One Month LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate (as defined below).

         As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); "Reference Banks" means leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on Telerate Page 3750 on the LIBOR Determination Date in question, (iii) which have been designated as such by the Indenture Trustee and
(iv) not controlling, controlled by, or under common control with, the Company or the Seller; and "Reserve Interest Rate" shall be the rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market, or (ii) in the event that the Indenture Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on such LIBOR Determination Date to leading European banks.

         The establishment of One Month LIBOR on each LIBOR Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Bonds for the related Interest Period shall (in the absence of manifest error) be final and binding.

PRINCIPAL PAYMENTS ON THE BONDS

         On each Payment Date, the Principal Payment Amount will be distributed to the holders of the Bonds then entitled to such payments.

         On each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Payment Amount shall be distributed: first, to the Class A Bonds, until the Bond Balance thereof have been reduced to zero; second, to the Class M-1 Bonds, until the Bond Balance thereof has been reduced to zero; third, to the Class M-2 Bonds, until the Bond Balance thereof has been reduced to zero; and fourth, to the Class M-3 Bonds, until the Bond Balance thereof has been reduced to zero.

         On each Payment Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of the Class A Bonds and the Mezzanine Bonds shall be entitled to receive payments in respect of principal to the extent of the Principal Payment Amount in the following amounts and order of priority:

     first, the lesser of (x) the Principal Payment Amount and (y) the Class A Principal Payment Amount, shall be paid to the holders of the Class A Bonds, until the Bond Balance thereof has been reduced to zero;

     second, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the amount paid to the holders of the Class A Bonds pursuant to clause first above, and (y) the Class M-1 Principal Payment Amount, shall be paid to the holders of the Class M-1 Bonds, until the Bond Balance thereof has been reduced to zero;

     third, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the sum of the amounts paid to the holders of the Class A Bonds pursuant to clause first above and to the holders of the Class M-1 Bonds pursuant to clause second above, and (y) the Class M-2 Principal Payment Amount, shall be distributed to the holders of the Class M-2 Bonds, until the Bond Balance thereof has been reduced to zero; and

     fourth, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the sum of the amounts paid to the holders of the Class A Bonds pursuant to clause first above, to the holders of the Class M-1 Bonds pursuant to clause second above and to the holders of the Class M-2 Bonds pursuant to clause third above, and (y) the Class M-3 Principal Payment Amount, shall be paid to the holders of the Class M-3 Bonds, until the Bond Balance thereof has been reduced to zero.

         On the Stated Maturity Date, principal will be payable on each Class of Bonds in an amount equal to the Bond Balance thereof on such Payment Date.

         The allocation of payments in respect of principal to the Class A Bonds on each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Bonds while, in the absence of Realized Losses, increasing the relative percentages of the Principal Balance of the Mortgage Loans evidenced by the Mezzanine Bonds. Increasing the relative percentages of the Mezzanine Bonds secured by the Trust Estate relative to that of the Class A Bonds is intended to preserve the availability of the subordination provided by the Mezzanine Bonds.

DEFINITIONS

         "Available Funds" with respect to any Payment Date will generally consist of the aggregate of the following amounts: (i) the sum of (a) all scheduled payments of principal and interest received with respect to the Mortgage Loans and due during the related Due Period and (b) all unscheduled principal payments or recoveries on the Mortgage Loans, including Principal Prepayments (but not including prepayment penalties), received during the related Collection Period, minus (w) amounts received with respect to payments due on or prior to the Cut-off Date,

(x) Administrative Fee Amount payable with respect to such Payment Date, (y) Payments Ahead and (z) reimbursements for certain Monthly Advances and Servicing Advances made with respect to the Mortgage Loans as described herein (other than those included in liquidation expenses already reimbursed from related Liquidation Proceeds); and (ii) the amount of any Monthly Advances and Compensating Interest Payments made by the Servicer for such Payment Date, any amounts deposited in the Bond Account in respect of the repurchase, release, removal or substitution of Mortgage Loans during the related Collection Period or amounts deposited in the Bond Account in connection with the redemption of the Bonds.

         The "Class A Principal Payment Amount" for any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the excess of (x) the Bond Balance of the Class A Bonds immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately 57.50% and (ii) the Aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the Aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $1,828,809.

         The "Class M-1 Principal Payment Amount" for any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (i) the Bond Balance of the Class A Bonds (after taking into account the payment of the Class A Principal Payment Amount on such Payment Date) and (ii) the Bond Balance of the Class M-1 Bonds immediately prior to such Payment Date over (y) the lesser of (A) the product of
(i) approximately 73.30% and (ii) the Aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the Aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $1,828,809.

         The "Class M-2 Principal Payment Amount" for any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (i) the Bond Balance of the Class A Bonds (after taking into account the payment of the Class A Principal Payment Amount on such Payment Date), (ii) the Bond Balance of the Class M-1 Bonds (after taking into account the payment of the Class M-1 Principal Payment Amount on such Payment Date) and (iii) the Bond Balance of the Class M-2 Bonds immediately prior to such Payment Date over (y) the lesser of (A) the product of
(i) approximately 82.20% and (ii) the Aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the Aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $1,828,809.

         The "Class M-3 Principal Payment Amount" for any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (i) the Bond Balance of the Class A Bonds (after taking into account the payment of the Class A Principal Payment Amount on such Payment Date), (ii) the Bond Balance of the Class M-1 Bonds (after taking into account the payment of the Class M-1 Principal Payment Amount on such Payment Date), (iii) the Bond Balance of the Class M-2 Bonds (after taking into account the payment of the Class M-2 Principal Payment Amount on such date) and (iv) the Bond Balance of the Class M-3 Bonds immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately 94.00% and (ii) the Aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the Aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $1,828,809.

         "Determination Date" means, as to any Payment Date, the last day of the Due Period relating to such Payment Date.

         "Extra Principal Payment Amount" means as of any Payment Date, the lesser of (x) the Monthly Excess Interest Amount (as defined under "--Application of Excess Cashflow") for such Payment Date and (y) the Overcollateralization Deficiency for such Payment Date.

         "Interest Carry Forward Amount" for any Class of Bonds and any Payment Date will equal the sum of (a) the excess, if any, of the Bond Interest and any Interest Carry Forward Amount for the prior Payment Date, over the amount in respect of interest actually paid on such Class on such prior Payment Date and (b) interest on such excess at the applicable Bond Interest Rate for the actual number of days elapsed since the prior Payment Date.

         "Interest Remittance Amount" means, as of any Payment Date, the sum, without duplication, of (i) all interest due and collected or advanced during the related Due Period on the Mortgage Loans (less the Servicing Fee, certain amounts available for reimbursement of Monthly Advances and Servicing Advances as described herein under "Servicing of the Mortgage Loans--The Servicing Agreement" and certain other reimbursable expenses pursuant to the Servicing Agreement), (ii) all Compensating Interest Payments paid by the Servicer with respect to such Payment Date and (iii) the portion of any payment in connection with any substitution, Release Price or Net Liquidation Proceeds relating to interest.

         "Liquidated Mortgage Loan" means as to any Payment Date, a Mortgage Loan with respect to which the Servicer has determined, in accordance with the servicing procedures specified in the Servicing Agreement, as of the end of the preceding Collection Period, that all Liquidation Proceeds which it expects to recover with respect to such Mortgage Loan have been recovered.

         "Overcollateralization Amount" means as of any Payment Date the excess, if any, of (x) the Aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period over (y) the aggregate Bond Balance (after taking into account all payments of principal on such Payment Date).

         "Overcollateralization Deficiency" means, as any Payment Date, the excess, if any, of (x) the Required Overcollateralization Amount for such Payment Date over (y) the Overcollateralization Amount for such Payment Date, calculated for this purpose after taking into account the reduction on such Payment Date of the Bond Balance resulting from the payment of the Principal Remittance Amount (but not the Extra Principal Payment Amount) on such Payment Date.

         "Overcollateralization Surplus" means, with respect to any Payment Date after the Stepdown Date on which a Trigger Event is not in effect, the lesser of
(x) the Principal Remittance Amount for such Payment Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Payment Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Bonds on such Payment Date, over (ii) the Required Overcollateralization Amount for such Payment Date.

         The "Principal Balance" of a Mortgage Loan with respect to any Determination Date is the actual outstanding principal balance thereof as of the close of business on the Determination Date in the preceding month (or, in the case of the first Payment Date, as of the Cut-off Date), less (i) all scheduled payments of principal received or advanced with respect to the Mortgage Loans and due during the related Due Period and all other amounts collected, received or otherwise recovered in respect of principal on the Mortgage Loans (including Principal Prepayments, but not including Payments Ahead that are not allocable to principal for the related Due Period) during or in respect of the related Collection Period, Net Liquidation Proceeds and Insurance Proceeds allocable to principal recovered or collected in respect of such Mortgage Loan during the related Collection Period, (ii) the portion of the Release Price allocable to principal remitted by the Issuer, the Company or the Servicer to the Indenture Trustee on or prior to the next succeeding Deposit Date in connection with a release and removal of such Mortgage Loan pursuant to the Indenture, to the extent such amount is actually remitted on or prior to such Deposit Date, and
(iii) the amount to be remitted by the Seller to the Indenture Trustee on the next succeeding Deposit Date in connection with a substitution of a Qualified Replacement Mortgage for such Mortgage Loan pursuant to the Indenture, to the extent such amount is actually remitted on or prior to such Deposit Date; provided, however, that Mortgage Loans that have become Liquidated Mortgage Loans since the preceding Determination Date (or, in the case of the first Determination Date, since the Cut-off Date) will be deemed to have a Principal Balance of zero on the current Determination Date. The "Aggregate Principal Balance" as of any date of determination will be equal to the aggregate of the Principal Balances of the Mortgage Loans as of such date.

         "Payments Ahead" means any payment of one or more scheduled monthly payments remitted by a mortgagor with respect to a Mortgage Note in excess of the scheduled monthly payment due during the related Due Period with respect to such Mortgage Note, which sums the related mortgagor has instructed the Servicer to apply to scheduled monthly payments due in one or more subsequent Due Periods. Payments Ahead will be deemed received in the Due Period in which they would have become due had they not been paid in advance.

         "Principal Payment Amount" means as of any Payment Date, the sum of (i) the Principal Remittance Amount (minus, for Payment Dates occurring on and after the Stepdown Date and for which a Trigger Event is not in effect, the Overcollateralization Surplus, if any) and (ii) the Extra Principal Payment Amount, if any.

         "Principal Prepayment" means any mortgagor payment or other recovery in respect of principal on a Mortgage Loan (including Net Liquidation Proceeds and Insurance Proceeds allocable to principal) which, in the case of a mortgagor payment, is received in advance of its scheduled due date and is not accompanied by an amount as to interest representing scheduled interest for any month subsequent to the month of such payment, or that is accompanied by instructions from the related mortgagor directing the Servicer to apply such payment to the Principal Balance of such Mortgage Loan currently.

         "Principal Remittance Amount" means, with respect to any Payment Date, to the extent of funds available therefor as described herein, the amount equal to the aggregate of (i) all scheduled payments of principal received or advanced with respect to the Mortgage Loans and due during the related Due Period and all other amounts collected, received or otherwise recovered in respect of principal on the Mortgage Loans (including Principal Prepayments, but not including Payments Ahead that are not allocable to principal for the related Due Period) during or in respect of the related Collection Period (net of amounts reimbursable therefrom to the Servicer or the Trustee), and (ii) the aggregate of the amounts allocable to principal deposited in the Bond Account on the related Deposit Date by the Issuer, the Company or the Servicer in connection with a repurchase, release, removal or substitution of any Mortgage Loans pursuant to the Indenture.

         "Required Overcollateralization Amount" means as of any Payment Date,
(x) prior to the Stepdown Date, approximately 3.00% of the Initial Mortgage Pool Balance and (y) on and after the Stepdown Date and assuming a Trigger Event is not in effect, the greater of (i) 6.0% of the Aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (ii) $1,828,809. If a Trigger Event is in effect on and after the Stepdown Date, the Required Overcollateralization Amount shall be equal to the Required Overcollateralization Amount for the immediately preceding Payment Date.

         "Senior Enhancement Percentage" for any Payment Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Bond Balance of the Mezzanine Bonds and (ii) the Overcollateralization Amount, in each case after taking into account the distribution of the Principal Payment Amount on such Payment Date by (y) the Aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period.

         "Senior Specified Enhancement Percentage" on any date of determination thereof means 42.50%.

         "60+ Day Delinquent Loan" means each Mortgage Loan with respect to which any portion of a scheduled monthly payment is, as of the last day of the prior Collection Period, two months or more past due (without giving effect to any grace period), each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

         "Stepdown Date" means the later to occur of (i) the Payment Date in July 2001 and (ii) the first Payment Date on which the Senior Enhancement Percentage (after taking into account distributions of principal on such Payment
Date) is greater than or equal to the Senior Specified Enhancement Percentage.

         A "Trigger Event" has occurred on a Payment Date if the three-month rolling average (as a percentage of the Aggregate Principal Balance of the Mortgage Loans) of 60+ Day Delinquent Loans equals or exceeds the lesser of (i) one-half of the Senior Enhancement Percentage and (ii) approximately 21.25%.

CREDIT ENHANCEMENT

         The credit enhancement consists of the subordination of the Mezzanine Bonds to the Class A Bonds, the further subordination of each other Class of Mezzanine Bonds that is junior in priority of payment and the overcollateralization provisions with respect to the Bonds as described herein.

         The rights of the holders of the Mezzanine Bonds to receive payments with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of the holder of the Class A Bonds. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Bonds of the full amount of their scheduled monthly payment of interest and principal and to afford such Bondholders protection against Realized Losses. The protection afforded to the holders of the Class A Bonds by means of the subordination of the Mezzanine Bonds will be accomplished by the preferential right of the holders of the Class A Bonds to receive, prior to any payment being made on a Payment Date in respect of the Mezzanine Bonds, the amounts of interest due them and principal available for payment on such Payment Date.

         In addition, the rights of the holders of the Class M-2 and Class M-3 Bonds to receive payments with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of the holders of the Class A Bonds and the Class M-1 Bonds. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Bonds and the Class M-1 Bonds of the amount of interest due them and principal available for payment and to afford such Bondholders with protection against losses.

         The protection afforded to the Class M-3 Bondholders against losses is provided by the Overcollateralization Amount and the Excess Cashflow, as described below.

         Because Bond Balances are not reduced as a result of Realized Losses, it is possible as a result of certain levels of Realized Losses for the aggregate Bond Balance to exceed the Aggregate Principal Balance of the Mortgage Loans. See "--Bond Events of Default."

APPLICATION OF EXCESS CASHFLOW

         The weighted average Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Bond Interest Rates on the Bonds, thus generating certain excess interest collections which, in the absence of losses, will not be necessary to fund interest payments on the Bonds. In the event of an Overcollateralization Deficiency, the Indenture provides that this excess interest be applied, to the extent available, to make accelerated payments of principal (i.e., the Extra Principal Payment Amount) to the Class or Classes then entitled to receive payments of principal. This excess interest for a Collection Period, together with interest on the Overcollateralization Amount itself, is the "Monthly Excess Interest Amount."

         In the event of an Overcollateralization Deficiency, the cashflow priorities of the Indenture require that, in this situation, an Extra Principal Payment Amount be paid (subject to the availability of any Excess Cashflow in subsequent months) for the purpose of re-establishing the Overcollateralization Amount at the then applicable Required Overcollateralization Amount.

         On and after the Stepdown Date and assuming that a Trigger Event is not in effect, the Required Overcollateralization Amount may be permitted to decrease or "step-down." If the Required Overcollateralization Amount is permitted to "step-down" on a Payment Date, the Indenture permits a portion of the Principal Remittance Amount for such Payment Date not to be passed through as a payment of principal on such Payment Date. This has the effect of decelerating the amortization of the Bonds relative to the Aggregate Principal Balance of the Mortgage Loans, thereby reducing the actual level of the Overcollateralization Amount to the new, lower Required Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the Bonds therefore releases overcollateralization from the Trust Estate. The amount of such releases is the "Overcollateralization Surplus."

         On any Payment Date, the sum of the Monthly Excess Interest Amount and the Overcollateralization Surplus is the "Excess Cashflow," which is required to be applied in the following order of priority on such Payment Date:

         (1)  to fund the Class A Interest Carry Forward Amount, if any;

         (2) to fund the Extra Principal Payment Amount, if any, for such Payment Date;

         (3)  to fund the Class M-1 Interest Carry Forward Amount, if any;

         (4)  to fund the Class M-2 Interest Carry Forward Amount, if any;

         (5)  to fund the Class M-3 Interest Carry Forward Amount, if any;

         (6) to fund the aggregate amount of Available Funds Cap Carry Forward Amount, if any, among all Classes of Bonds in proportion to the respective Available Funds Cap Carry Forward Amounts for each such Class in the same priority order as interest distributions; and

         (7)  to be released to the holder of the Residual Interest.

BOND ACCOUNT

         Pursuant to the Indenture, the Indenture Trustee shall establish and maintain an account (the "Bond Account") from which all payments with respect to the Bonds will be made. As described below, not later than the Deposit Date, the Servicer will be required pursuant to the Servicing Agreement to wire transfer to the Indenture Trustee for deposit in the Bond Account the sum (without duplication) of all amounts on deposit in the Collection Account that constitute any portion of Available Funds for the related Payment Date. See "Description of Securities--Payments or Distributions of Principal and Interest" in the Prospectus.

         Investment of Bond Account. All or a portion of the Bond Account may be invested and reinvested by the Indenture Trustee in one or more Permitted Investments bearing interest or sold at a discount. The Indenture Trustee or any affiliate thereof may be the obligor on any investment in the Bond Account which otherwise qualifies as a Permitted Investment. No investment in the Bond Account may mature later than the Business Day preceding the Payment Date; provided that any Permitted Investment that is an obligation of the Indenture Trustee may mature on the Payment Date. "Permitted Investments" shall be defined in the Indenture to include only investments acceptable to the Rating Agencies.

         The Indenture Trustee will not in any way be held liable by reason of any insufficiency in any Bond Account resulting from any loss on any Permitted Investment included therein (except to the extent the Indenture Trustee is the obligor thereon).

         All income or other gain from investments in the Bond Account will not be available to Bondholders or otherwise subject to any claims or rights of the Bondholders and will be held in the Bond Account for the benefit of the Indenture Trustee, subject to withdrawal from time to time as permitted by the Indenture. Any loss resulting from such investments will be for the account of the Indenture Trustee. The Indenture Trustee will be required to deposit the amount of any such loss immediately upon the realization of such loss to the extent such loss will not be offset by other income or gain from investments in the Bond Account and then available for such application.

OPTIONAL REDEMPTION

         The Bonds may be redeemed, in whole but not in part, at the option of the holder(s) of a majority of the Residual Interest or, if not exercised, at the option of the Servicer, on any Payment Date on or after the earlier of (i) April 2005, or (ii) the Payment Date on which, after taking into account payments of principal to be made on such Payment Date, the aggregate Bond Balance is less than 20% of the Original Bond Balance. If the Bonds are not redeemed on the first Payment Date on which they are first permitted to be redeemed (the "Redemption Date"), the Applicable Spread for each Class of Bonds will be increased as described herein. Any such redemption will be paid in cash at a price equal to 100% of the Bond Balance, plus accrued and unpaid interest for the applicable Interest Period. At the option of the redeeming party, an optional redemption of a Class of Bonds may be effected without retiring such Class of Bonds so that the redeeming party or a designee has the ability to own or resell such Class of Bonds. Upon redemption and retirement of all the Bonds, the remaining Mortgage Loans securing the Bonds will be released from the lien of the Indenture. See "Description of the Bonds--Redemption" in the Prospectus.

         There will be no prepayment premium in connection with such a redemption. Notice of an optional redemption of the Bonds must be mailed by the Indenture Trustee to the Bondholders at least ten days prior to the Payment Date set for such redemption. The payment on the final Payment Date in connection with the redemption of the Bonds shall be in lieu of the payment otherwise required to be made on such Payment Date in respect of the Bonds.

REPORTS TO BONDHOLDERS

         Concurrently with each payment to Bondholders, the Indenture Trustee will mail a statement to each Bondholder, in the form required by the Indenture and setting forth the following information (to the extent the Servicer makes available the necessary Mortgage Loan information to the Indenture Trustee):

         (a) the amount of such payment to the Bondholders of each Class on the related Payment Date allocable to principal (separately setting forth any Extra Principal Payment Amount);

         (b) the amount of such payment to the Bondholders of each Class on such Payment Date allocable to (i) Bond Interest, (ii) Interest Carry Forward Amount, and (iii) Available Funds Cap Carry Forward Amount;

         (c) the aggregate Bond Balance and the Bond Balance of each Class after giving effect to the payment of principal applied to reduce the Bond Balance of each Class on such Payment Date;

         (d) the Aggregate Principal Balance of the Mortgage Loans as of the end of the related Due Period;

         (e) the amount of Monthly Advances made with respect to such Payment Date and the aggregate amount of unreimbursed Monthly Advances and Servicing Advances, if any;

         (f) the number and the aggregate of the Principal Balances of the Mortgage Loans contractually delinquent (i) one month, (ii) two months and (iii) three or more months as of the end of the related Collection Period;

         (g) the number and aggregate of the Principal Balances of the Mortgage Loans in foreclosure or other similar proceedings or in which the borrower is in bankruptcy and the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure during the related Collection Period;

         (h) the aggregate of the Principal Balances of the Mortgage Loans repurchased by the Seller or the Servicer, separately setting forth the aggregate of the Principal Balances of Mortgage Loans delinquent for three consecutive monthly installments purchased by the Servicer at its option pursuant to the Servicing Agreement;

         (i) aggregate Realized Losses for the related Collection Period and aggregate Realized Losses since the Cut-off Date;

         (j) the amount of the Servicing Fee paid to or retained by the Servicer with respect to such Payment Date (after giving effect to principal payments on such date);

         (k) the Overcollateralization Amount, the then applicable Required Overcollateralization Amount, the Overcollateralization Surplus, if any, and the Overcollateralization Deficiency, if any, with respect to such Payment Date; and

         (l)      whether a Trigger Event has occurred and is continuing.

         In the case of information furnished pursuant to clauses (a) and (b) above, the amounts shall be expressed as a dollar amount per Bond with a $1,000 principal denomination.

         Within 90 days after the end of each calendar year, the Indenture Trustee will mail to each person who at any time during such calendar year was a Bondholder, if requested in writing by any such person, a statement containing the information set forth in clauses (a) and (b) above, aggregated for such calendar year or, in the case of each person who was a Bondholder for a portion of such calendar year, setting forth such information for each month thereof. Such obligation of the Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Indenture Trustee to Bondholders pursuant to any requirements of the Code as are in force from time to time.

PAYMENTS TO THE HOLDER(S) OF THE RESIDUAL INTEREST

         On each Payment Date, any portion of Available Funds remaining after making payments of interest and principal due on the Bonds and other distributions required on such Payment Date will be released to the holder(s) of the Residual Interest, free of the lien of the Indenture. Such amounts will not be available to make payments on the Bonds on any subsequent Payment Date.

THE INDENTURE TRUSTEE

         Norwest Bank Minnesota, National Association, a national banking association, will be the Indenture Trustee under the Indenture. The Indenture will provide that the Indenture Trustee is entitled to the Indenture Trustee Fee and reimbursement of certain expenses. In addition, the Indenture Trustee will retain the benefit, if any, from investment of funds in the Bond Account. Upon a termination of the Servicer, the Indenture Trustee shall be obligated to succeed to the obligations of the Servicer or to appoint an eligible successor servicer.

         The Indenture also will provide that the Indenture Trustee may resign at any time, upon notice to the Issuer, the Servicer, and any Rating Agency, in which event the Issuer will be obligated to appoint a successor Indenture Trustee. The Issuer, may remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee. The Indenture will provide that the Indenture Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Bondholders, unless such Bondholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The Indenture Trustee may execute any of the rights or powers granted by the Indenture or perform any duties thereunder either directly or by or through its agents or attorneys, and the Indenture Trustee is not responsible for any misconduct or negligence on the part of any agent or attorney appointed and supervised with due care by it thereunder. Pursuant to the Indenture, the Indenture Trustee is not liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by an authorized officer of any person or within its rights or powers under the Indenture. The Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee may rely and will be protected in acting or refraining from acting in good faith in reliance on any certificate, notice or other document of any kind prima facie properly executed and submitted by the authorized officer of any person respecting any matters arising under the Indenture. The Indenture Trustee will be indemnified by the Servicer for certain losses and other events to the extent described in the Servicing Agreement.

VOTING

         Unless otherwise specified in the Indenture, with respect to any provisions of the Indenture providing for the action, consent or approval of the Bondholders evidencing specified "Voting Interests," each Bondholder will have a Voting Interest equal to the Percentage Interest represented by such Bondholder's Bond.

BOND EVENTS OF DEFAULT

         An Event of Default with respect to the Bonds shall occur if, (a) on any Payment Date, after taking into account all payments made in respect of the Bonds on such Payment Date, (i) the Bond Interest for the Class A Bonds (or, after the Class A Bonds have been paid in full, the Class of Mezzanine Bonds then outstanding with the lowest numerical designation) remains unpaid, which default shall continue for a period of five days or (ii) the Aggregate Principal Balance of the Mortgage Loans is less than the Bond Balance of the Class A Bonds (or, after the Class A Bonds have been paid in full, the Class of Mezzanine Bonds then outstanding with the lowest numerical designation) or (b) on the applicable Stated Maturity Date, default in the payment in full of the Bond Balance of the Class A Bonds (or, after the Class A Bonds have been paid in full, the Class of Mezzanine Bonds then outstanding with the lowest numerical designation). The failure to pay the Interest Carry Forward Amount (except with respect to the most senior Class of Bonds outstanding) or Available Funds Cap Carry Over Amount on any Payment Date will only constitute an Event of Default to the extent funds are available to make such payment as described under "Description of the Bonds--Payments on the Bonds." See "The Indenture--Events of Default" in the Prospectus for a description of the circumstances under which a default on the Bonds, other than a payment default, may occur.

         Upon the occurrence of an Event of Default with respect to any Class of Bonds (without regard to the passage of time or giving of notice, or both), the Indenture Trustee is required (unless such Event of Default has been cured) to resign as trustee for the Bonds other than the most senior Class of Bonds outstanding. The Issuer is required in such circumstances to appoint one or more separate trustees for the Holders of the Mezzanine Bonds; provided, however, that if the Issuer fails to appoint such separate trustees within 15 days thereafter, the Indenture Trustee shall immediately petition a court of competent jurisdiction to appoint such separate trustees.

         Each Bondholder shall be deemed to have agreed (to the extent it may legally do so), by its acceptance of its Bond, not to file, or join in filing, any petition in bankruptcy or commence any similar proceeding in respect of the Issuer for a period of one year and one day following the payment in full of the Bonds and to treat its Bonds as debt instruments for purposes of federal and state income tax, franchise tax any other tax measured in whole or in part by income.

         Upon an Event of Default, the Holders of the Class A Bonds (and, after the Class A Bonds have been paid in full, the Class of Mezzanine Bonds then outstanding with the lowest numerical designation) shall have the remedies described in the Indenture. See "The Indenture--Rights upon Event of Default" in the Prospectus with respect to the rights of the Bondholders. Funds collected by the Indenture Trustee following an Event of Default will be applied on the Bonds in the order of priority of payment specified herein.

         ACCORDINGLY, SO LONG AS THE CLASS A BONDS ARE OUTSTANDING, THE FAILURE TO PAY INTEREST ON OR PRINCIPAL OF THE MEZZANINE BONDS PRIOR TO THE STATED MATURITY DATE WILL NOT CONSTITUTE AN EVENT OF DEFAULT.

                                   THE ISSUER

         The Issuer is a Delaware business trust established by the Company pursuant to the Trust Agreement. After the Closing Date, the Residual Interest representing all of the beneficial ownership interest in the Issuer will be held by a limited purpose, wholly-owned subsidiary of the Seller. The principal office of the Issuer is located in Delaware. The Issuer does not have, nor is it expected in the future to have, any significant assets, other than the assets included in the Trust Estate.

                          NATIONAL MORTGAGE CORPORATION

         National Mortgage Corporation, the Seller under the Sales Agreement and the Servicer under the Servicing Agreement, is a Colorado corporation and a full service mortgage banker engaged in the business of originating, purchasing, selling and servicing mortgage loans on one- to four-family residential properties. The Seller's mortgage loans are primarily made to borrowers whose borrowing needs are generally not being served by traditional financial institutions because of impaired or limited credit profiles. The Seller was formed in 1991, initially with a view to service loans for which the borrowers' credit profiles conformed to Fannie Mae and Freddie Mac credit underwriting standards. In 1993, the Seller shifted its business focus and commenced sub-prime lending and servicing operations. The Seller currently acquires its mortgage loans primarily through independent licensed brokers and also by purchasing mortgage loans from approved correspondents. All of the Company's brokers and correspondents are provided with the Company's written underwriting guidelines and each Mortgage Loan is re-underwritten by the Company. See "Description of the Mortgage Pool--Underwriting Standards" and "Servicing of the Mortgage Loans--Historical Servicing Experience of the Servicer."

         The Seller and the Company are commonly controlled by Steven B. Chotin. The Company plans to complete an initial public offering in 1998 and intends to elect REIT status. See "Risk Factors--Risks Associated with the Seller's Failure to Qualify as a REIT" herein. The Seller has its principal offices at 7600 East Orchard Road, Suite 330S, Englewood, Colorado 80111 (telephone number: (303) 721-7211).

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The following is a brief description of certain terms of the Mortgage Loans expected to be included in the Mortgage Pool. Certain Mortgage Loans may prepay in full or be removed, prior to the Closing Date, from the Mortgage Pool and other Mortgage Loans may be substituted therefor. As a result of the foregoing, the statistical information regarding the Mortgage Loans set forth herein may vary from comparable information based on the actual composition of the Mortgage Pool at the Closing Date, although such variance will not be material.

         The Mortgage Pool will consist of adjustable rate, fully amortizing mortgage loans secured by first liens on one- to four-family residential properties located in 43 states and the District of Columbia. No Mortgage Loan will have an original term to stated maturity in excess of 30 years or will mature later than June 2028. All of the Mortgage Loans will be originated or acquired by the Seller primarily through its network of brokers and correspondents.

         The Mortgage Loans have been originated using underwriting standards that are less stringent than the underwriting standards applied by other first mortgage loan purchase programs such as those administered by Fannie Mae or by Freddie Mac. See "--Underwriting Standards" and "Risk Factors--Risks Associated with the Underwriting Standards, Delinquencies and High LTVs" herein.

         The Mortgage Loans are generally assumable pursuant to the terms of the related Mortgage Note. See "Certain Prepayment and Yield Considerations" herein.

         None of the Mortgage Loans is or will be insured or guaranteed by the Issuer, the Seller, the Company, the Servicer, the Indenture Trustee, any originator or any of their respective affiliates, or by any governmental agency or other person, except as described herein. None of the Mortgage Loans will be insured by mortgage pool insurance policies or primary mortgage insurance policies.

         Approximately 75.84% of the Mortgage Loans provide for the payment of a prepayment penalty. As to each such Mortgage Loan, the prepayment penalty provisions typically provide for payment of a prepayment penalty for partial prepayments and full prepayments made within approximately one to five years of the origination of Mortgage Loan (and, accordingly, within a shorter period since the Closing Date), in an amount generally equal to the lesser of (i) six months' advance interest on the amount of the prepayment that, when added to all other amounts prepaid during the twelve-month period immediately preceding the date of the prepayment, exceeds twenty percent (20%) of the original principal amount of the Mortgage Loan or (ii) the maximum penalty permitted by state law. The Servicer will covenant in the Servicing Agreement not to waive such prepayment premiums unless it determines such waiver would maximize proceeds with respect to a defaulted Mortgage Loan; however, the Seller, in addition to any general solicitations it may make, will be permitted to resolicit mortgagors to refinance their Mortgage Loans upon the expiration of the period in which a prepayment penalty is in effect (or sooner if the Seller obtains evidence that the mortgagor intends to refinance its mortgage loan). See "Risk Factors--Risks Associated with Prepayment of the Mortgage Loans." Prepayment premiums received on the Mortgage Loans will not be included in Available Funds for the related Collection Period but will instead be paid to the holder of the Residual Interest.

MORTGAGE RATE ADJUSTMENT

         The amount of the monthly payment on each Mortgage Loan will be adjusted semi-annually on the Due Date of the month following the month in which the Adjustment Date occurs to equal the amount necessary to pay interest at the then-applicable Mortgage Rate and to fully amortize the Principal Balance of each Mortgage Loan over its remaining term to stated maturity. As of the Cut-off Date, substantially all of the Mortgage Loans had not reached their first Adjustment Date. The Mortgage Loans will have various Adjustment Dates, Gross Margins (as defined below) and limitations on the Mortgage Rate adjustments, as described below.

         The Mortgage Rate on all the Mortgage Loans will adjust semi-annually commencing approximately (i) six months after origination (with respect to approximately 21.60% of the Mortgage Loans) (the "Six Month LIBOR Mortgage Loans"), (ii) two years after the origination (with respect to approximately 76.76% of the Mortgage Loans) (the "2/28 Mortgage Loans"), or (iii) three years after origination (with respect to approximately 1.64% of the Mortgage Loans) (the "3/27 Mortgage Loans"), in each case on the Adjustment Date specified in the related Mortgage Note to a rate equal to the sum (rounded as specified in the related Mortgage Notes) of Six Month LIBOR and the Gross Margin set forth in the related Mortgage Note, subject to the limitations described herein.

         For the 2/28 Mortgage Loans and the 3/27 Mortgage Loans, the rate may not adjust by more than 3.00% on the initial Adjustment Date, and generally by no more than 1.00% on any Adjustment Date thereafter. For the Six Month LIBOR Mortgage Loans, the Periodic Rate Cap generally is not more than 1.00%.

         The Mortgage Rate on a Mortgage Loan may not exceed the Maximum Mortgage Rate or be less than the Minimum Mortgage Rate specified for such Mortgage Loan in the related Mortgage Note. No Mortgage Loan provides for payment caps on any Adjustment Date that would result in deferred interest or negative amortization.

         With respect to the Mortgage Loans, Six Month LIBOR will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks ("Six Month LIBOR") as published in The Wall Street Journal or as made available from FNMA and as most recently available (i) as of the first business day of the month immediately preceding the month in which the Adjustment Date occurs or (ii) as of the date (45) days prior to the Adjustment Date (each such date as of which Six Month LIBOR is determined, a "Reference Date"). In the event that Six Month LIBOR is no longer available, an index reasonably acceptable to the Indenture Trustee that is based on comparable information will be selected by the Servicer.

         SIX MONTH LIBOR. The table below sets forth historical average rates of six month LIBOR for the months indicated as made available from FNMA, which rates may differ from the rates of Six Month LIBOR for the Mortgage Loans, which may be based on rates published in The Wall Street Journal as described above. The table does not purport to be representative of the subsequent rates of Six Month LIBOR which will be used to determine the Mortgage Rate on each Mortgage Loan. No assurance can be given as to the level of Six Month LIBOR on any Adjustment Date or during the life of any Mortgage Loan based on Six Month LIBOR.

                                SIX MONTH LIBOR

Adjustment Date                            1998     1997       1996       1995       1994      1993         1992
---------------                            ----     ----       ----       ----       ----      ----         ----
January 1..............................    5.75%    5.71%      5.34%      6.69%      3.39%     3.44%        4.25%
February 1.............................    5.78     5.68       5.29       6.44       4.00      3.33         4.38
March 1................................    5.80     5.96       5.52       6.44       4.25      3.38         4.55
April 1................................    5.87     6.08       5.42       6.31       4.63      3.31         4.27
May 1..................................    5.81     6.01       5.64       6.06       5.00      3.44         4.25
June 1.................................             5.94       5.84       5.88       5.25      3.56         4.13
July 1.................................             5.83       5.92       5.88       5.33      3.56         3.63
August 1...............................             5.86       5.74       5.94       5.33      3.44         3.63
September 1............................             5.85       5.75       5.99       5.69      3.38         3.31
October 1..............................             5.80       5.58       5.95       6.00      3.50         3.64
November 1.............................             6.04       5.55       5.74       6.44      3.52         3.89
December 1.............................             6.01       5.62       5.56       7.00      3.50         3.64


         The initial Mortgage Rate in effect on a Mortgage Loan generally will be lower, and may be significantly lower, than the Mortgage Rate that would have been in effect based on Six Month LIBOR and the related Gross Margin. Therefore, unless Six Month LIBOR declines after origination of a Mortgage Loan, the related Mortgage Rate will generally increase on the first Adjustment Date following origination of such Mortgage Loan subject to the Periodic Rate Cap. The repayment of the Mortgage Loans will be dependent on the ability of the mortgagors to make larger monthly payments following adjustments of the Mortgage Rate. Mortgage Loans that have the same initial Mortgage Rate may not always bear interest at the same Mortgage Rate because such Mortgage Loans may have different Adjustment Dates (and the Mortgage Rates, therefore, may reflect different related values of Six Month LIBOR), Gross Margins, Maximum Mortgage Rates and Minimum Mortgage Rates.

MORTGAGE LOAN CHARACTERISTICS

         Set forth below is certain summary statistical information regarding the Mortgage Loans as of the Cut-off Date. As of the Cut-off Date, the Mortgage Loans consisted of approximately 1,865 Mortgage Loans with an Aggregate Principal Balance totaling approximately $243,841,234 (the "Initial Mortgage Pool Balance").

         As of the Cut-off Date, the average Principal Balance of the Mortgage Loans was $130,746; the minimum and maximum Principal Balances of the Mortgage Loans were $25,466 and $663,783, respectively; the weighted average interest rate (the "Mortgage Rate") of the Mortgage Loans was 9.851%; the weighted average Maximum Mortgage Rate of the Mortgage Loans was 15.803%; the Maximum Mortgage Rates of the Mortgage Loans ranged from 12.00% to 19.20%; the weighted average Minimum Mortgage Rates of the Mortgage Loans was 9.645%; the Minimum Mortgage Rates of the Mortgage Loans ranged from 4.50% to 13.20%; the weighted average Loan-to-Value Ratio of the Mortgage Loans was 79.911% and these Loan-to-Value Ratios ranged from 25.87% to 90.00%; the weighted average remaining term to maturity of the Mortgage Loans was 356 months; the remaining terms to maturity of the Mortgage Loans ranged from 343 months to 360 months; the weighted average Gross Margin of the Mortgage Loans was 5.805%; the minimum Gross Margin of the Mortgage Loans was 4.00% and the maximum Gross Margin of the Mortgage Loans was 9.10%.

         Approximately 0.89% of the Mortgage Loans were 30 to 59 days delinquent in payment of principal and interest as of the Cut-off Date. As of such date, none of the Mortgage Loans were 60 days or more delinquent in payment of principal and interest. None of the Mortgage Loans will be covered by a primary mortgage insurance policy. Approximately 47.04% of the Mortgage Loans are Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80%.

         Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date (except as otherwise indicated). The information expressed below as a percentage of the Initial Mortgage Pool Balance may not total 100% due to rounding.

           PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF CUT-OFF DATE

                                                            Number of                             Percentage of
     Range of Principal                                     Mortgage          Principal         Initial Mortgage
          Balances                                           Loans            Balance            Pool Balance
          --------                                           -----            -------            ------------
       $     1- 50,000..............................           119     $   4,882,806.70              2.00%
        50,001-100,000..............................           687        52,758,939.06              21.64
       100,001-150,000..............................           571        69,870,856.40              28.65
       150,001-200,000..............................           204        35,122,092.17              14.40
       200,001-250,000..............................           130        29,037,229.18              11.91
       250,001-300,000..............................            65        17,786,951.58               7.29
       300,001-350,000..............................            34        10,925,968.97               4.48
       350,001-400,000..............................            25         9,586,519.08               3.93
       400,001-450,000..............................            16         6,838,166.93               2.80
       450,001-500,000..............................            11         5,331,707.43               2.19
       500,001-700,000..............................             3         1,699,996.37               0.70
                                                            ------     ----------------             ------
           Total....................................         1,865     $ 243,841,233.87             100.00%

         As of the Cut-off Date, the average Principal Balance of the Mortgage Loans was approximately $130,746.

             MORTGAGE RATES OF THE MORTGAGE LOANS AS OF CUT-OFF DATE

                                                            Number of                          Percentage of
             Range of                                       Mortgage        Principal        Initial Mortgage
        Mortgage Rates (%)                                   Loans           Balance           Pool Balance
        ------------------                                   -----           -------           ------------
           7.000-7.499..............................             1    $      47,668.95             0.02%
           7.500-7.999..............................            24        3,053,680.26             1.25
           8.000-8.499..............................            45        6,353,364.62             2.61
           8.500-8.999..............................           203       28,479,859.18            11.68
           9.000-9.499..............................           293       39,188,899.26            16.07
           9.500-9.999..............................           456       59,616,896.31            24.45
         10.000-10.499..............................           367       49,150,216.50            20.16
         10.500-10.999..............................           320       39,511,133.87            16.20
         11.000-11.499..............................           107       13,614,481.52             5.58
         11.500-11.999..............................            32        3,574,997.71             1.47
         12.000-12.499..............................            10          834,780.16             0.34
         12.500-12.999..............................             4          246,302.95             0.10
         13.000-13.499..............................             3          168,952.58             0.07
                                                             -----    ----------------          -------
              Total   ..............................         1,865    $ 243,841,233.87           100.00%

         As of the Cut-off Date, the weighted average Mortgage Rate (a) of the Mortgage Loans was approximately 9.851% per annum, (b) of the Six Month LIBOR Mortgage Loans was approximately 9.782%, (c) of the 2/28 Mortgage Loans was approximately 9.873% and (d) of the 3/27 Mortgage Loans was approximately 9.735%.

               ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

          Number of                                                                             Percentage of
      Range of Original                                     Mortgage        Principal         Initial Mortgage
  Loan-to-Value Ratios (%)                                    Loans          Balance            Pool Balance
  ------------------------                                    -----          -------            ------------
        0.01-50.00..................................            43     $   3,426,514.65               1.41%
       50.01-55.00..................................            31         2,899,921.60               1.19
       55.01-60.00..................................            37         4,460,010.79               1.83
       60.01-65.00..................................            96        10,762,044.27               4.41
       65.01-70.00..................................           120        16,397,425.85               6.72
       70.01-75.00..................................           225        29,006,308.32              11.90
       75.01-80.00..................................           472        62,182,149.67              25.50
       80.01-85.00..................................           363        49,004,230.22              20.10
       85.01-90.00..................................           478        65,702,628.50              26.94
                                                             -----     ----------------             ------
       Total      ..................................         1,865     $ 243,841,233.87             100.00%

         The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans was approximately 80.096%.

      GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE MORTGAGE LOANS


                                                             Number of                         Percentage of
                                                             Mortgage        Principal       Initial Mortgage
State                                                         Loans           Balance          Pool Balance
-----                                                         -----           -------          ------------
Arizona.............................................             48       $5,811,437.50            2.38%
Arkansas............................................              2          202,912.93            0.08
California..........................................            139       26,690,818.04           10.95
Colorado............................................            494       66,705,145.87           27.36
Connecticut.........................................            151       21,790,065.51            8.94
Delaware............................................              2          198,364.04            0.08
District of Columbia................................              7        1,046,322.01            0.43
Florida.............................................             53        5,598,254.56            2.30
Georgia.............................................            218       23,201,678.02            9.52
Idaho  .............................................              3          278,936.41            0.11
Illinois............................................             48        5,673,147.34            2.33
Indiana.............................................              3          440,597.18            0.18
Iowa   .............................................              1           57,905.38            0.02
Kansas .............................................             11        1,160,742.12            0.48
Louisiana...........................................              1           70,977.89            0.03
Maine  .............................................              1           58,308.17            0.02
Maryland............................................             57        9,618,829.22            3.94
Massachusetts.......................................            152       19,866,781.78            8.15
Michigan............................................             13        1,569,246.02            0.64
Minnesota...........................................             19        2,129,058.04            0.87
Mississippi.........................................              2          173,062.13            0.07
Missouri............................................             12        1,144,429.79            0.47
Montana.............................................             10          907,702.03            0.37
Nebraska............................................              3          175,666.48            0.07
Nevada .............................................              9        1,073,640.17            0.44
New Hampshire.......................................             12        1,091,264.93            0.45
New Jersey..........................................             11        1,493,402.16            0.61
New Mexico..........................................             33        3,666,001.54            1.50

New York............................................             26        3,780,231.62            1.55
North Carolina......................................             26        2,336,788.69            0.96
Ohio   .............................................             10          994,619.92            0.41
Oklahoma............................................              5          417,886.51            0.17
Oregon .............................................              8        1,047,651.08            0.43
Pennsylvania........................................              9        1,295,350.08            0.53
Rhode Island........................................             44        4,121,137.95            1.69
South Carolina......................................             14        1,472,925.78            0.60
South Dakota........................................              6          583,592.16            0.24
Tennessee...........................................             14        1,582,918.24            0.65
Texas  .............................................             28        2,711,545.05            1.11
Utah   .............................................             66        7,943,601.25            3.26
Virginia............................................             65       10,307,486.65            4.23
Washington..........................................              2          196,623.32            0.08
Wisconsin...........................................              3          585,723.78            0.24
Wyoming.............................................             24        2,568,454.53            1.05
                                                              -----    ----------------          ------
       Total........................................          1,865    $ 243,841,233.87          100.00%

         No more than 1.11% of the Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area.

                   MORTGAGE LOAN PURPOSE OF THE MORTGAGE LOANS

                                                           Number of                           Percentage of
                                                           Mortgage            Principal      Initial Mortgage
Loan Purpose                                                Loans               Balance         Pool Balance
------------                                                -----               -------         ------------
Purchase............................................         853           $ 109,173,619.50        44.77%
Cashout Refinance...................................         702              97,338,360.90        39.92
Rate/Term Refinance.................................         201              23,309,516.02         9.56
Debt Consolidation..................................         109              14,019,737.45         5.75
                                                            ----           ----------------   ----------
       Total........................................       1,865           $ 243,841,233.87       100.00%

             MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                        Number of                             Percentage of
                                                        Mortgage        Principal           Initial Mortgage
Documentation Type                                        Loans          Balance              Pool Balance
------------------                                        -----          -------              ------------
Full Documentation..................................      1,323     $ 165,767,516.82              67.98%
Limited (FastApp) Documentation.....................         57         7,648,009.72               3.14
Stated Income Documentation.........................        485        70,425,707.33              28.88
                                                          -----     ----------------             ------
       Total........................................      1,865     $ 243,841,233.87             100.00%

                     OCCUPANCY STATUS OF THE MORTGAGE LOANS

                                                            Number of                          Percentage of
                                                            Mortgage        Principal        Initial Mortgage
Occupancy                                                     Loans          Balance           Pool Balance
---------                                                   --------         -------           ------------
Primary Residence...................................        1,793       $ 237,089,976.82            97.23%
Investor............................................           56           4,604,116.29             1.89
Second/Vacation.....................................           16           2,147,140.76             0.88
                                                            -----       ----------------     ------------
       Total........................................        1,865       $ 243,841,233.87           100.00%

                 PREPAYMENT PENALTIES WITH RESPECT TO THE MORTGAGE LOANS

                                                            Number of                          Percentage of
Prepayment                                                  Mortgage      Principal          Initial Mortgage
 Penalty                                                      Loans        Balance             Pool Balance
----------                                                   -------      ---------            -----------
5 Year ............................................             5       $     645,989.70             0.26%
3 Year ............................................           221          26,967,661.12            11.06
2 Year ............................................           797          97,652,481.10            40.05
1 Year ............................................           431          59,662,630.54            24.47
None   ............................................           411          58,912,471.41            24.16
                                                            -----       ----------------     ------------
       Total........................................        1,865       $ 243,841,233.87           100.00%

                      MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS


                                                            Number of                          Percentage of
                                                            Mortgage       Principal         Initial Mortgage
Property Type                                                Loans          Balance            Pool Balance
-------------                                                -----          -------           -------------
Single-family.......................................        1,631       $ 215,915,292.60            88.55%
Planned Unit Developments (detached)................           52           9,457,585.04             3.88
Two- to four-family units...........................           66           7,519,020.93             3.08
Manufactured Housing................................           28           1,800,690.28             0.74
Condominium.........................................           88           9,148,645.02             3.75
                                                          -------       ----------------     ------------
       Total........................................        1,865       $ 243,841,233.87           100.00%

             SELLER ASSIGNED RISK CATEGORIES OF THE MORTGAGE LOANS

                                                             Number of                            Percentage of
Seller Assigned                                              Mortgage         Principal         Initial Mortgage
Risk Categories                                               Loans            Balance            Pool Balance
---------------                                               ------           ------             ------------
Loan Class A........................................          1,142       $ 158,085,051.22             64.83%
Loan Class A-.......................................            363          46,398,637.10             19.03
Loan Class B........................................            219          25,734,193.38             10.55
Loan Class C........................................            102          10,777,159.16              4.42
Loan Class D........................................             39           2,846,193.01              1.17
                                                            -------       ----------------        ----------
       Total........................................          1,865       $ 243,841,233.87            100.00%

         For a description of the Seller's risk categories, see "--Underwriting Standards".

               REMAINING TERMS TO MATURITY OF THE MORTGAGE LOANS

                                                                                                Percentage of
      Months Remaining                                      Number of        Principal        Initial Mortgage
    to Maturity (months)                                 Mortgage Loans       Balance           Pool Balance
    --------------------                                 --------------   ----------------    -----------------
          343.......................................             1        $      41,396.38           0.02%
          348.......................................             1               98,456.48           0.04
          349.......................................             6              744,304.00           0.31
          350.......................................            15            2,062,462.75           0.85
          351.......................................            64            8,278,467.77           3.40
          352.......................................           119           17,149,816.89           7.03
          353.......................................           170           21,255,244.75           8.72
          354.......................................           233           29,601,040.56          12.14
          355.......................................           235           32,168,097.63          13.19
          356.......................................           200           24,940,148.65          10.23
          357.......................................           192           25,883,997.56          10.62
          358.......................................           277           38,395,067.42          15.75
          359.......................................           217           27,771,418.03          11.39
          360.......................................           135           15,451,315.00           6.34
                                                             ------       ----------------         ------
            Total...................................         1,865        $ 243,841,233.87         100.00%

         As of the Cut-off Date, the weighted average remaining terms to maturity of the Mortgage Loans was 356 months.

                      GROSS MARGINS OF THE MORTGAGE LOANS


                                                       Number of                             Percentage of
    Range of                                           Mortgage          Principal         Initial Mortgage
 Gross Margins (%)                                      Loans             Balance            Pool Balance
 -----------------                                     ------            --------            ------------
 4.000-4.249.....................................        12          $   2,202,681.44           0.90%
 4.250-4.499.....................................        23              3,133,733.90           1.29
 4.500-4.749.....................................        56              7,907,474.02           3.24
 4.750-4.999.....................................        97             12,295,748.92           5.04
 5.000-5.249.....................................       141             19,555,915.20           8.02
 5.250-5.499.....................................       177             22,980,593.08           9.42
 5.500-5.749.....................................       288             37,517,822.98          15.39
 5.750-5.999.....................................       265             37,049,504.00          15.19
 6.000-6.249.....................................       303             37,522,156.01          15.39
 6.250-6.499.....................................       237             29,006,768.29          11.90
 6.500-6.749.....................................       107             15,115,651.48           6.20
 6.750-6.999.....................................        67              8,504,776.30           3.49
 7.000-7.249.....................................        29              3,619,400.99           1.48
 7.250-7.499.....................................        28              3,611,793.51           1.48
 7.500-7.749.....................................        21              2,168,867.11           0.89
 7.750-7.999.....................................         4                765,298.37           0.31
 8.000-8.249.....................................         2                186,479.96           0.08
 8.250-8.499.....................................         5                348,401.47           0.14
 8.500-8.749.....................................         1                 76,424.81           0.03
 9.000-9.249.....................................         2                271,742.03           0.11
                                                      -----          ----------------         ------
       Total.....................................     1,865          $ 243,841,233.87         100.00%

         As of the Cut-off Date, the weighted average Gross Margins of (a) the Mortgage Loans was approximately 5.805% per annum, (b) the Six Month LIBOR Mortgage Loans was approximately 5.709% per annum, (c) the 2/28 Mortgage Loans was approximately 5.835% per annum and (d) the 3/27 Mortgage Loans was approximately 5.679% per annum.

                  MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS

                                                            Number of                          Percentage of
      Range of Maximum                                      Mortgage        Principal         Initial Mortgage
     Mortgage Rates (%)                                      Loans           Balance            Pool Balance
     ------------------                                     ---------    ----------------     ----------------
    12.000-12.499...................................               1     $      47,668.95            0.02%
    13.000-13.499...................................               1            74,657.93            0.03
    13.500-13.999...................................              26         3,554,089.20            1.46
    14.000-14.499...................................              47         6,821,606.67            2.80
    14.500-14.999...................................             210        29,071,177.63           11.92
    15.000-15.499...................................             309        42,449,480.61           17.41
    15.500-15.999...................................             476        63,385,205.55           25.99
    16.000-16.499...................................             359        47,223,423.96           19.37
    16.500-16.999...................................             290        34,510,967.84           14.15
    17.000-17.499...................................              90        10,911,527.93            4.47
    17.500-17.999...................................              32         3,613,344.66            1.48
    18.000-18.499...................................              16         1,661,044.96            0.68
    18.500-18.999...................................               6           389,481.78            0.16
    19.000-19.499...................................               2           127,556.20            0.05
                                                               -----     ----------------          ------
       Total........................................           1,865     $ 243,841,233.87          100.00%

         As of the Cut-off Date, the weighted average Minimum Mortgage Rate of
(a) the Mortgage Loans was approximately 15.803% per annum, (b) the Six Month LIBOR Mortgage Loans was approximately 15.347% per annum, (c) the 2/28 Mortgage Loans was approximately 15.927% per annum and (d) the 3/27 Mortgage Loans was approximately 15.979% per annum.


                                   MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS


                                                            Number of                             Percentage of
      Range of Minimum                                      Mortgage          Principal         Initial Mortgage
     Mortgage Rates (%)                                       Loans            Balance            Pool Balance
     ------------------                                     ---------    ----------------       ----------------
     4.500-4.999....................................               8     $     854,835.46                 0.35%
     5.000-5.499....................................              17         1,586,197.75                 0.65
     5.500-5.999....................................               9           964,954.57                 0.40
     6.000-6.499....................................              29         3,511,066.08                 1.44
     6.500-6.999....................................               3           227,769.09                 0.09
     7.000-7.499....................................               1            74,657.93                 0.03
     7.500-7.999....................................              24         3,247,696.06                 1.33
     8.000-8.499....................................              50         7,289,373.98                 2.99
     8.500-8.999....................................             217        30,998,744.89                12.71
     9.000-9.499....................................             301        42,021,210.65                17.23
     9.500-9.999....................................             460        61,428,331.72                25.19
    10.000-10.499...................................             340        44,845,799.59                18.39
    10.500-10.999...................................             274        32,306,704.72                13.25
    11.000-11.499...................................              88        10,293,426.53                 4.22
    11.500-11.999...................................              28         2,981,825.54                 1.22
    12.000-12.499...................................              10           834,780.16                 0.34
    12.500-12.999...................................               4           246,302.95                 0.10
    13.000-13.499...................................               2           127,556.20                 0.05
                                                               -----     ----------------               ------
       Total........................................           1,865     $ 243,841,233.87               100.00%

         As of the Cut-off Date, the weighted average Minimum Mortgage Rate of
(a) the Mortgage Loans was approximately 9.645% per annum, (b) the Six Month LIBOR Mortgage Loans was approximately 9.232% per annum, (c) the 2/28 Mortgage Loans was approximately 9.759% per annum and (d) the 3/27 Mortgage Loans was approximately 9.735% per annum.

           NEXT INTEREST RATE ADJUSTMENT DATES OF THE MORTGAGE LOANS

                                                                                        Percentage of
Next Interest                                 Number of            Principal           Initial Mortgage
Adjustment Date                             Mortgage Loans          Balance              Pool Balance
---------------                             --------------       ----------------      ----------------
July 1998............................            36              $   7,250,287.49              2.97%
August 1998..........................            39                  5,254,156.35              2.15
September 1998.......................            46                  6,888,456.42              2.83
October 1998.........................            95                 15,469,781.97              6.34
November 1998........................            62                  9,285,878.43              3.81
December 1998........................            58                  8,531,025.88              3.50
July 1999............................             5                    651,911.31              0.27
August 1999..........................            12                  1,497,084.73              0.61
September 1999.......................            48                  5,468,108.67              2.24
October 1999.........................            72                  9,448,446.05              3.87

November 1999........................              129              14,800,305.66              6.07
December 1999........................              193              23,182,328.73              9.51
January 2000.........................              199              24,663,782.84             10.11
February 2000........................              163              20,134,506.56              8.26
March 2000...........................              160              21,309,935.22              8.74
April 2000...........................              223              29,213,248.67             11.98
May 2000.............................              190              23,663,753.61              9.70
June 2000............................              115              13,129,645.00              5.38
October 2000.........................                2                 233,307.18              0.10
November 2000........................                1                 308,499.62              0.13
December 2000........................                2                 207,012.43              0.08
January 2001.........................                2                 387,816.37              0.16
February 2001........................                1                 116,863.76              0.05
March 2001...........................                2                 495,965.02              0.20
April 2001...........................                4               1,180,100.44              0.48
May 2001.............................                5                 968,225.46              0.40
June 2001............................                1                 100,800.00              0.04
                                                 -----           ----------------            ------
      Total..........................            1,865           $ 243,841,233.87            100.00%

         As of the Cut-off Date, the weighted average months to Next Interest Adjustment Date of (a) the Mortgage Loans was approximately 17 months, (b) the Six Month LIBOR Mortgage Loans was approximately 4 months, (c) the 2/28 Mortgage Loans was approximately 20 months and (d) the 3/27 Mortgage Loans was approximately 33 months.

UNDERWRITING STANDARDS

         The Mortgage Loans were underwritten in accordance with the Seller's underwriting standards (the "Seller's Standards"), which are designed to permit mortgage lending to borrowers whose creditworthiness and repayment ability do not satisfy the more stringent underwriting requirements used as standards for Fannie Mae and Freddie Mac. The Seller has established risk categories by which it could aggregate acceptable loans into groupings considered to have progressively greater risk characteristics. A more detailed description of those Seller-assigned risk categories applicable to the Mortgage Loans is set forth below.

         The Seller's underwriting of the Mortgage Loans generally consisted of analyzing the following as standards applicable to the Mortgage Loans: the creditworthiness of a mortgagor, the income sufficiency of a mortgagor's projected family income relative to the mortgage payment and to other fixed obligations (including in certain instances rental income from investment property), and the adequacy of the mortgaged property (expressed in terms of Loan-to-Value Ratio), to serve as the collateral for a mortgage loan.

         Generally, each mortgagor would have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, each mortgagor furnished information (which may have been supplied solely in such application) with respect to its assets, liabilities, income, credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarized the borrower's credit history with local merchants and lenders and any record of past or present bankruptcy or foreclosure proceedings. The mortgagor may have also been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties, income derived from the mortgaged property may have been considered for underwriting purposes. With respect to mortgaged property consisting of vacation or second homes, generally no income derived from the property was considered for underwriting purposes.

         Based on the data provided in the application, certain verifications (which are not required with respect to "Stated Income Applications," as described below), and the appraisal or other valuation of the mortgaged property, a determination was made by the Seller that the mortgagor's monthly income would be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property (such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses). In certain circumstances, the Seller may also have considered the amount of liquid assets available to the mortgagor after origination.

         Prospective mortgagors may submit loan applications under one of three programs, which differ from each other with respect to the requirements for the verification of the income of the mortgagor and the source of funds required to be deposited by the applicant in order to close the loan. Certain of the Mortgage Loans have been originated under "limited documentation" programs that require less documentation and verification than do traditional "full documentation" programs. Generally, under such a program, minimal investigation into a mortgagor's credit history and income profile would have been undertaken by the originator and the underwriting for such mortgage loans will place a greater emphasis on the value of the mortgaged property. Under the "Full App" program, mortgagors are generally required to submit documentation verifying at least two years of employment history. Under the "Fast App" program, applicants must have a proven one-year employment history verified by appropriate documentation. Under the "Stated Income Application" program, no verification of the applicant's income is required; rather, the applicant may be qualified based on monthly income as stated in the mortgage loan application, if that income is supported by the general information included in the loan application package. Verification of the source of funds (if any) to be deposited by the applicant in order to close the loan is required under both the Full App and Fast App programs.

         As used in this section, "Loan-to-Value Ratio" shall generally mean that ratio, expressed as a percentage, borne by (a) the principal amount of the Mortgage Loan at origination over (b) (i) the lesser of the sales price or the appraised value of the related Mortgage Property at origination, or (ii) in the case of a Mortgage Loan made to refinance a previous loan, the appraised value determined at origination of the new Mortgage Loan. In connection with the amendment to the underwriting guidelines in April 1998, the computation of the "Loan-to-Value Ratio" was further expanded. The denominator of the formula was expanded in the case of a Mortgaged Property that is leased, to the lesser of the acquisition price adjusted for rent credits or appraised value determined at origination.

         The adequacy of a mortgaged property as security for repayment of the related mortgage loan generally has been determined by an appraisal in accordance with preestablished appraisal guidelines for appraisals established by the Seller. Appraisers were typically independent appraisers selected in accordance with the Seller's Standards. The appraisal procedure guidelines generally required the appraiser or an agent on its behalf to inspect the property personally and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal would have considered a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis, based on income generated from the property or replacement cost analysis based on the current cost of constructing or purchasing a similar property. In certain instances, the Loan-to-Value Ratio or Combined Loan-to-Value Ratio may have been based on the appraised value as indicated on a review appraisal conducted by the Seller.

         Pursuant to the Seller's Standards, each Mortgage Loan was assigned a risk grade and categorized in a "Loan Class," denominated by a letter. The Seller's risk classification system is designed to assess the likelihood that each borrower will satisfy the repayment obligations associated with the related mortgage loan and to establish the maximum permissible Loan-to-Value Ratio for the mortgage loan. Time frames referred to below (e.g., "within the last 12 months") are measured from the time of underwriting of a mortgagor's credit.

         Loan Class A: For a Mortgage Loan to have been assigned by the Seller to Loan Class A, the prospective mortgagor must have repaid installment debt with no more than two 30-day late payments within the last 12 months, and must have repaid all revolving debt with no more than three 30-day late payments within the last 12 months. A rolling 30-day late payment is considered a single 30-day late payment. A maximum of one 30-day late payment, and no 60-day or 90-day late payments, within the last 12 months is acceptable on an existing mortgage loan, and any existing mortgage loan must be current at the time of the application. Minor derogatory items are allowed as to non-mortgage credit (provided, open collections and charge-offs in excess of $200 must be paid down to zero at closing unless they are three years old or older and not reflected in the title report or are medical related). No Chapter 7 bankruptcies with respect to the mortgagor may have been discharged during the previous two years, and no Chapter 13 bankruptcy filings may have been made by the mortgagor during the previous three years. No foreclosures may have been filed within the last three years with respect to real property owned by the mortgagor or no foreclosure sales with respect to mortgagor property may have been conducted within the last two years. The mortgaged property must be in average to good condition. A maximum Loan-to-Value Ratio of 90% is permitted for a mortgage loan secured by a single family owner-occupied property (or 85% for a mortgage loan originated under a "Fast App" program and 80% for a mortgage loan originated under a "Stated Income" application program). A maximum Loan-to-Value Ratio of 75% (or 70% for mortgage loans originated under the "Fast App" program and 65% for mortgage loans originated under the "Stated Income" application program) is permitted for a mortgage loan secured by a non-owner occupied property. The maximum permissible Loan-to-Value Ratio is lower for mortgage loans with initial principal amounts in excess of $350,000 for loans secured by owner-occupied properties (or lower dollar amounts for loans secured by non-owner-occupied properties), and for mortgage loans made in connection with a mortgage refinancing in which the mortgagor borrows more than is needed to refinance his old mortgage loan. The mortgagor's debt service-to-income ratio generally is 45% or less. In the case of adjustable rate mortgage loans, this ratio will be calculated including the prospective mortgage loan debt, based on the initial rate on the mortgage loan plus 2% per annum (adjusted to 1% per annum on April 7, 1998) unless the initial rate would not be subject to change for an extended period.

         Loan Class A-: For a Mortgage Loan to have been assigned by the Seller to Loan Class A-, the prospective mortgagor is required to have repaid all previous or existing installment debt with no more than three 30-day late payments and one 60-day late payment within the last 12 months and must have repaid all previous or existing revolving debt with no more than four 30-day late payments and one 60-day late payment in the last 12 months. A maximum of two 30-day late payments, and no 60-day or 90-day late payments, within the last 12 months is acceptable on an existing mortgage loan, and any existing mortgage loan must be current at the time of the application. As to non-mortgage credit, some prior defaults may have occurred (provided, open collections and charge-offs in excess of $200 must be paid down to zero at closing unless they are three years old or older and not reflected in the title report or are medical related). No Chapter 7 bankruptcies with respect to the mortgagor may have been discharged during the two years, and no Chapter 13 bankruptcy filings may have been made by the mortgagor during the previous three years. No foreclosures may have been filed within the last three years with respect to real property owned by the mortgagor or no foreclosure sales with respect to the mortgagor property may have been conducted within the last two years. The mortgaged property must be in average to good condition. A maximum Loan-to-Value Ratio of 85% (or 80% for a mortgage loan originated under a "Fast App" program and 75% for a mortgage loan originated under a "Stated Income" application program) is permitted for a mortgage loan secured by an owner-occupied property. A maximum Loan-to-Value Ratio of 75% (or 70% for mortgage loans originated under a "Fast App" program and 65% for mortgage loans originated under a Stated Income Application program) is permitted for a mortgage loan secured by a non-owner-occupied property. The maximum permissible Loan-to-Value Ratio is lower for mortgage loans with initial principal amounts in excess of $350,000 for loans secured by owner-occupied properties (or lower dollar amounts for loans secured by non-owner-occupied properties), and for mortgage loans made in connection with a mortgagor refinancing in which the mortgagor borrows more than is needed to refinance his old mortgage loan. The debt service-to-income ratio generally is 50% or less. In the case of adjustable rate mortgage loans, the ratio will be calculated including the prospective mortgage loan debt, based on an initial rate on the mortgage loan plus 2% per annum (adjusted to 1% per annum on April 7, 1998) unless the initial rate would not be subject to change for an extended period.

         Loan Class B: For a Mortgage Loan to have been assigned by the Seller to Loan Class B, the prospective mortgagor may not have paid all previous or existing installment or revolving debt according to its terms and may have some charge-offs. The mortgagor may have no more than five 30-day late payments, two 60-day late payments and one 90-day late payment in the last 12 months with respect to installment credit obligations, and no more than six 30-day late payments, two 60-day late payments and one 90-day late payment in the last 12 months with respect to revolving credit obligations. A maximum of four 30-day late payments, and one 60-day but no 90-day late payments, within the last 12 months is acceptable on an existing mortgage loan. As to non-mortgage credit, some prior defaults may have occurred (provided, open collections and charge-offs must be paid down to an amount not in excess of $500 at closing unless they are three years old or older and not reflected in the title report or are medical related). No Chapter 7 bankruptcies with respect to the mortgagor may have been discharged during the two years, and no Chapter 13 bankruptcy filings may have been made by the mortgagor during the previous two years. No foreclosures may have been filed within the last two years with respect to real property owned by the mortgagor. A maximum Loan-to-Value Ratio of 80% (or 75% for a mortgage loan originated under a "Fast App" program and 70% for a mortgage loan originated under a "Stated Income" application program) is permitted for a mortgage loan secured by an owner-occupied property. A maximum Loan-to-Value Ratio of 70% (or 65% for mortgage loans originated under a "Fast App" program and 60% for mortgage loans originated under a "Stated Income" application program) is permitted for a mortgage loan secured by a non-owner-occupied property. The maximum permissible Loan-to-Value Ratio is lower for mortgage loans with initial principal amounts in excess of $350,000 for loans secured by owner-occupied properties (or lower dollar amounts for loans secured by non-owner-occupied properties), and for mortgage loans made in connection with a mortgagor refinancing in which the mortgagor borrows more than is needed to refinance his old mortgage loan. The debt service-to-income ratio generally is 50% or less. In the case of adjustable rate mortgage loans, this ratio will be likely calculated including the prospective mortgage loan debt, based on an initial rate on the mortgage loan plus 2% per annum (adjusted to 1% per annum on April 7, 1998) unless the initial rate would not be subject to change for an extended period.

         Loan Class C: For a Mortgage Loan to have been assigned by the Seller to Loan Class C, the prospective mortgagor may have experienced significant credit problems in the past. The mortgagor may have had no more than four 60-day late payments and two 90-day late payment in the last 12 months with respect to installment credit obligations, and no more than five 60-day late payments and two 90-day late payment in the last 12 months with respect to revolving credit obligations. As to mortgage credit, the mortgagor may have had a history of being generally 30 days delinquent, and a maximum of one 60-day late payment and one 90-day late payment within the last 12 months is acceptable on an existing mortgage loan. As to non-mortgage credit significant prior defaults may have occurred (provided, open collections and charge-offs must be paid down to an amount not in excess of $1,500 at closing unless they are three years old or older and not reflected in the title report or are medical related). No bankruptcies may have been filed or discharged during the 12-month period prior to the date the mortgage loan was made. No foreclosures may have been filed within the last year with respect to real property owned by the mortgagor. The mortgaged property must be in average to good condition. A maximum Loan-to-Value Ratio of 75% (or 70% for a mortgage loan originated under a "Fast App" program and 65% for a mortgage loan originated under a "Stated Income" application program) is permitted for a mortgage loan secured by an owner-occupied property. A maximum Loan-to-Value Ratio of 65% (or 60% for mortgage loans originated under a "Fast App" program and 55% for mortgage loans originated under a "Stated Income" application program) is permitted for a mortgage loan secured by a non-owner-occupied property. The maximum permissible Loan-to-Value Ratio is lower for mortgage loans with initial principal amounts in excess of $350,000 for loans secured by owner-occupied properties (or lower dollar amounts for loans secured by non-owner-occupied properties), and for mortgage loans made in connection with a mortgagor refinancing in which the mortgagor borrows more than is needed to refinance his old mortgage loan. The debt service-to-income ratio generally is 55% or less. In the case of adjustable rate mortgage loans, this ratio will be calculated including the prospective mortgage loan debt, based on an initial rate on the mortgage plus 2% per annum (adjusted to 1% per annum on April 7, 1998) unless the initial rate would not be subject to change for an extended period.

         Loan Class D: For a Mortgage Loan to have been assigned by the Seller to Loan Class D, the prospective mortgagor will have experienced substantial credit problems in the past and generally will have overall poor credit. As to mortgage credit, the mortgagor may have had a history of being generally 30 to 60 days delinquent, and a maximum of two 90-day late payments within the last 12 months is acceptable on an existing mortgage loan. The prospective mortgagor's credit history is poor and a notice of default on an existing mortgage loan may have been filed against the mortgagor. As to non-mortgage credit, significant prior defaults may have occurred (provided, open collections and charge-offs must be paid down to an amount not in excess of $2,500 at closing unless they are three years old or older and not reflected in the title report or are medical related). A bankruptcy filing by the mortgagor is permitted if it is discharged at closing. Also, on a case-by-case basis, the Seller may make a loan on a mortgage that takes a mortgagor out of foreclosure. The Seller will make a mortgage loan to a borrower to take him out of bankruptcy or foreclosure only if it improves the borrower's financial situation. The mortgaged property must be in average to good condition. A maximum Loan-to-Value Ratio of 65% for mortgage loans originated under a full documentation program (or 60% in the case of a mortgage loan originated under a "Fast App" program) is permitted for a mortgage loan secured by an owner-occupied property. A maximum Loan-to-Value Ratio of 60% for mortgage loans originated under a full documentation program (or 55% in the case of a mortgage loan originated under a "Fast App" program) is permitted for a mortgage loan secured by a non-owner occupied property. Loan Class D borrowers may not use the "Stated Income" application program. The maximum permissible Loan-to-Value Ratio is lower for mortgage loans with initial principal amounts in excess of $350,000 for loans secured by owner-occupied properties (or lower dollar amounts for loans secured by non-owner-occupied properties), and for mortgage loans made in connection with a mortgagor refinancing in which the mortgagor borrows more than is needed to refinance his old mortgage loan. The debt service-to income ratio generally is 60% or less. In the case of adjustable rate mortgage loans, this ratio will be calculated including the prospective mortgage loan debt, based on the initial rate on the mortgage loan plus 2% per annum (adjusted to 1% per annum on April 7, 1998) unless the initial rate would not be subject to change for an extended period.

         The Seller's Standards applicable to the Mortgage Loans include the foregoing categories and characteristics as guidelines only. On a case-by-case basis, the Seller may have determined in the course of its underwriting process that a prospective mortgagor warrants a Loan-to-Value Ratio upgrade based on compensating factors. For example, a borrower may be able to get a loan in a particular Loan Class with a Loan-to-Value Ratio 5% higher than the ratio that would otherwise be permitted for such Loan Class if certain compensating factors exist.

         The foregoing risk grade classifications are based on factors that are exclusive of the additional protection against loss that primary mortgage insurance customarily provides on loans which have Loan-to-Value Ratios or combined Loan-to-Value Ratios in excess of 80%. None of the Mortgage Loans have primary mortgage insurance coverage. Approximately 47.04% of the Mortgage Loans as of the Cut-off Date have Loan-to-Value Ratios in excess of 80%.

         Based on the indicated underwriting standards applicable for mortgage loans with risk features originated thereunder, and in particular Mortgage Loans in Loan Classes C and D as described herein, such Mortgage Loans are likely to experience greater rates of delinquency, foreclosure and loss, and may experience substantially greater rates of delinquency, foreclosure and loss, than mortgage loans underwritten under more stringent underwriting standards.

                   CERTAIN PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

         The yield on the Bonds will be sensitive to fluctuations in the level of One Month LIBOR. In addition, the effective yield of the Bonds will be affected by the rate and timing of payments of principal on the Mortgage Loans securing the Bonds (including, for this purpose, prepayments and amounts received by virtue of refinancings, liquidations of Mortgage Loans due to defaults, casualties, condemnations, and repurchases, whether optional or required, by the Seller), the amount and timing of mortgagor delinquencies and defaults resulting in realized losses, and the application of Excess Cashflow on the Bonds. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments (including Principal Prepayments) on the Mortgage Loans. The rate of Principal Payments on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the mortgagors, liquidations of defaulted Mortgage Loans and optional or required repurchases of Mortgage Loans as described herein. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of Realized Losses could, significantly affect the yield to an investor, even if the average rate of Principal Prepayments experienced over time is consistent with an investor's expectation. Since the rate and timing of Principal Prepayments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein), no assurance can be given as to such rate or the timing of principal prepayments on the Bonds.

         Excess Cashflow will be paid on the Bonds in reduction of the principal balance of one or more Classes of Bonds on each Payment Date to the extent the then applicable Required Overcollateralization Amount exceeds the Overcollateralization Amount on such Payment Date. Any remaining Excess Cashflow will be released to the holder(s) of the Residual Interest (after being applied to cover any Interest Carry Forward Amounts or Available Funds Cap Carry Forward Amounts on the Bonds). If a Bond is purchased at other than par, its yield to maturity will be affected by the rate at which Excess Cashflow is paid to the Bondholders. If the actual rate of Excess Cashflow payments on the Bonds applied in reduction of the principal balance of such Bonds is slower than the rate anticipated by an investor who purchases a Bond at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of Excess Cashflow payments applied in reduction of the principal balance of such Bonds is faster than the rate anticipated by an investor who purchases a Bond at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of Excess Cashflow on any Payment Date will be affected by, among other things, the actual amount of interest received, collected or recovered in respect of the Mortgage Loans during the related Collection Period and such amount will be influenced by changes in the weighted average of the Mortgage Rates resulting from prepayment and liquidations of Mortgage Loans, by the relationship between Six Month LIBOR and One Month LIBOR, by adjustments of Mortgage Rates and by adjustments in the Bond Interest Rate. The amount of Excess Cashflow paid to the Bondholders applied to the principal balance of the Bonds on each Payment Date will be based on the Required Overcollateralization Amount. The Indenture generally provides that the Required Overcollateralization Amount, which may "step down" on and after the Stepdown Date and provided that a Trigger Event is not in effect. Any decrease in the Required Overcollateralization Amount will result in a decelerated amortization of the Bonds until such Required Overcollateralization Amount is reached.

         Approximately 75.84% of the Mortgage Loans are subject to prepayment penalties during intervals ranging from one to five years following origination (and, accordingly, during a shorter period since the Closing Date) as described under "Description of the Mortgage Pool" herein. Such prepayment penalties may have the effect of reducing the amount or the likelihood of prepayment of such Mortgage Loans during such intervals. The Servicer will covenant in the Servicing Agreement not to waive such prepayment premiums unless it determines such waiver would maximize proceeds of a defaulted Mortgage Loan; however, the Seller, in addition to any general solicitations the Seller may make, will be permitted to resolicit mortgagors to refinance their Mortgage Loans upon the expiration of the period in which a prepayment penalty is in effect (or sooner if the Seller obtains evidence that the mortgagor intends to refinance its Mortgage Loan. See "Risk Factors--Risks Associated with Prepayment of the Mortgage Loans."

         The rate of prepayments on the Mortgage Loans is sensitive to the credit standing of the mortgagor, which may improve and thereby allow the mortgagor to refinance on more favorable terms, or may decline and thereby limit the mortgagor's ability to refinance. The rate of prepayments on Mortgage Loans that are 2/28 Mortgage Loans or 3/27 Mortgage Loans and are in the initial fixed rate period, is sensitive to prevailing interest rates. The prepayment behavior of the 2/28 Mortgage Loans and 3/27 Mortgage Loans may differ from that of the other Mortgage Loans. As a 2/28 Mortgage Loan or 3/27 Mortgage Loan approaches its initial Adjustment Date, the mortgagor may become more likely to refinance such loan to avoid an increase in the Mortgage Rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the Mortgage Rate before adjustment. The existence of the applicable Periodic Rate Cap, Maximum Mortgage Rates and Minimum Mortgage Rates also may affect the likelihood of prepayments resulting from refinancings. Generally, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the Mortgage Loans, the rate of prepayments is likely to decrease.

         The Mortgage Loans generally are assumable under certain circumstances if, in the sole judgment of the Servicer, the prospective purchaser of a Mortgaged Property is creditworthy and the security for such Mortgage Loan is not impaired by the assumption. In the event the Servicer does not approve an assumption, the related Mortgaged property will be due on sale, in which case the Servicer shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations; provided, however, if the Servicer determines that it is reasonably likely that the mortgagor will bring, or if any mortgagor does bring legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Servicer shall not be required to enforce the due-on-sale clause or to contest such action. The extent to which the Mortgage Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the Bonds and may result in a prepayment experience on the Mortgage Loans that differs from that on other conventional mortgage loans.

         The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years as increases in the monthly payments to an amount in excess of the monthly payment required at the time of origination may result in a default rate higher than that on level payment mortgage loans, particularly since the mortgagor under each Mortgage Loan was qualified on the basis of the Mortgage Rate in effect at origination. The repayment of the Mortgage Loans will be dependent on the ability of the mortgagor to make larger monthly payments as the Mortgage Rate increases. See "Risk Factors" herein and in the Prospectus. Furthermore, the rate of default on Mortgage Loans that are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. As a result of the underwriting standards applicable to the Mortgage Loans, the Mortgage Loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with the standards applied by Fannie Mae and Freddie Mac first mortgage loan purchase programs. See "Description of the Mortgage Pool--Underwriting Standards." In addition, because of such underwriting criteria and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans, the Mortgage Loans will generally be serviced in a manner intended to result in a faster exercise of remedies, which may include foreclosure, in the event Mortgage Loan delinquencies and defaults occur, than would be the case of the Mortgage Loans were serviced in accordance with such other programs. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. To the extent that the locations of the Mortgaged Properties are concentrated in a given region, the risk of delinquencies, loss and involuntary prepayments resulting from adverse economic conditions in such region or from other factors, such as fires, storms, landslides and mudflows and earthquakes, is increased. Certain information regarding the location of the Mortgaged Properties is set forth under "Description of the Mortgage Pool--Mortgage Loan Characteristics" herein. See "Risk Factors--Risks Associated with Geographic Concentration of the Mortgage Properties" herein.

         Other factors affecting prepayment of Mortgage Loans include changes in mortgagors' housing needs, job transfers, unemployment and mortgagors' net equity in the mortgaged properties. Since the rate of payment of principal of the Bonds will depend on the rate of payment (including prepayments) of the principal of the Mortgage Loans, the actual maturity of the Bonds could occur significantly earlier than the Stated Maturity. See "--Weighted Average Life" herein.

         In addition, the yield to maturity of the Bonds will depend on the price paid by the holders of the Bonds and the Bond Interest Rate. The extent to which the yield to maturity of a Bond is sensitive to prepayments will depend upon the degree to which it is purchased at a discount or premium.

         Prepayments of principal on the Mortgage Loans will generally be passed through to the Indenture Trustee and included in the Available Funds in the month following the month of receipt thereof by the Servicer. Any prepayment of a Mortgage Loan or liquidation of a Mortgage Loan (by foreclosure proceedings or by virtue of the repurchase of a Mortgage Loan) will have the effect of resulting in payments on the Bonds of amounts that otherwise would be paid in amortized increments over the remaining term of such Mortgage Loan.

         To the extent that principal prepayments with respect to the Mortgage Loans result in prepayments on the Bonds during periods of generally lower interest rates, Bondholders may be unable to reinvest such principal prepayments in securities having a yield and rating comparable to the Bonds.

         The yield on the Bonds may be affected by any delays in receipt of payments thereon as described under "Description of the Bonds--Book-Entry Registration and Definitive Bonds" herein and "Risk Factors--Book-Entry Registration" and "Description of the Securities--Book-Entry Registration" in the Prospectus.

         The yield on the Bonds may also be affected by a redemption of the Bonds as described under "Description of the Bonds--Optional Redemption" herein.

         NO REPRESENTATION IS MADE AS TO THE RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS OR AS TO THE YIELD TO MATURITY OF ANY BOND. AN INVESTOR IS URGED TO MAKE AN INVESTMENT DECISION WITH RESPECT TO A BOND BASED ON THE ANTICIPATED YIELD TO MATURITY OF SUCH BOND RESULTING FROM ITS PRICE AND SUCH INVESTOR'S OWN DETERMINATION AS TO ANTICIPATED MORTGAGE LOAN PREPAYMENT RATES. PROSPECTIVE INVESTORS ARE URGED TO ANALYZE FULLY THE EFFECT OF MORTGAGE LOAN PRINCIPAL PREPAYMENTS AND MARKET CONDITIONS ON THE YIELD AND VALUE OF THE BONDS, BEFORE ACQUIRING ANY BONDS. IN PARTICULAR, INVESTORS THAT ARE REQUIRED TO PERFORM PERIODIC VALUATIONS ON THEIR INVESTMENT PORTFOLIOS SHOULD CONSIDER THE EFFECT OF SUCH FLUCTUATIONS IN VALUE. IN ADDITION, INVESTORS SHOULD CAREFULLY CONSIDER THE FACTORS DISCUSSED UNDER "RISK FACTORS--RISKS ASSOCIATED WITH THE PREPAYMENT OF THE MORTGAGE LOANS" HEREIN.

YIELD CONSIDERATIONS RELATING TO ADJUSTABLE RATE MORTGAGE LOANS

         During the initial period following origination, substantially all of the Mortgage Loans bore interest at Mortgage Rates which were set by the originators of such Mortgage Loans independently of the Six Month LIBOR applicable at the time of origination. See "Description of the Mortgage Pool--Mortgage Rate Adjustment" herein.

         At the initial Adjustment Date for each Mortgage Loan, the Mortgage Rate thereon was or will be adjusted to a rate based on the applicable Six Month LIBOR plus the related Gross Margin, subject to the applicable Periodic Cap and applicable Maximum Mortgage Rate and Minimum Mortgage Rate. On an Adjustment Date, increases in Six Month LIBOR will increase the Mortgage Rates of the Mortgage Loans, subject to the applicable Periodic Cap and the applicable Maximum Mortgage Rate. Resulting increases in the amount of the required monthly payments on the Mortgage Loans in excess of those assumed in underwriting such Mortgage Loans may result in a default rate higher than that on mortgage loans with fixed mortgage rates.

         Notwithstanding prevailing market interest rates, in the event the Mortgage Rate on any Mortgage Loan cannot increase due to the applicable Periodic Cap or the applicable Maximum Mortgage Rate, the yield on the Bonds could be adversely affected. In addition, should the Mortgage Rate on any Mortgage Loan not be able to decrease below a certain level due to the applicable Minimum Mortgage Rate or Periodic Cap, the related mortgagor may be more likely to prepay such Mortgage Loan in full and to refinance at a lower rate.

         The Mortgage Rates on the Mortgage Loans adjust semiannually based upon Six Month LIBOR, whereas the Bond Interest Rate adjusts monthly based upon One Month LIBOR as described under "Description of the Bonds" herein, subject to the Available Funds Cap. Investors should note that approximately 78.40% of the Mortgage Loans are 2/28 or 3/27 Mortgage Loans providing for a fixed interest rate for the two or three year period, respectively, following origination. The interest due on the Mortgage Loans during any Due Period may not equal the amount of interest that would accrue at the Bond Interest Rate during the related Interest Accrual Period, and any such shortfall will only be paid to Bondholders to the extent and in the priority described under "Description of the Bonds--Payments on the Bonds" herein. In addition, the Six Month LIBOR and One Month LIBOR may respond to different economic and market factors, and there is not necessarily a correlation between them. Thus, it is possible, for example, that One Month LIBOR may rise during periods in which Six Month LIBOR is stable or is falling or that, even if both One Month LIBOR and Six Month LIBOR rise during the same period, One Month LIBOR may rise more rapidly than Six Month LIBOR, potentially resulting in the application of the Available Funds Cap on the Class A Bonds and the Mezzanine Bonds, which would adversely affect the yield to maturity on such Bonds, and the holders of such Bonds will not be entitled to interest in excess of the Available Funds Cap on any future Payment Date.

         The Company is not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of adjustable rate mortgage loans over an extended period of time, and its experience with respect to such loans is insufficient to draw any conclusions with respect to the expected prepayment rates on the Mortgage Loans. The rate of principal prepayments with respect to adjustable rate mortgage loans has fluctuated in recent years. In addition, the features of adjustable rate mortgage loan programs in the past have varied significantly in response to market conditions such as interest rates, consumer demand, regulatory restrictions and other factors. The lack of uniformity of the terms and provisions of such adjustable rate mortgage loan programs have made it impracticable to compile meaningful comparative data on prepayment rates and, accordingly, there can be no certainty as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayment in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may cause mortgagors to refinance their adjustable rate mortgage loans in order to obtain lower fixed interest rates.

SUBORDINATION OF THE MEZZANINE BONDS

         As described herein, holders of Bonds having a relatively higher priority of payment will have a preferential right to receive amounts in respect of interest to the extent of the Interest Remittance Amount and amounts in respect of principal to the extent of the Principal Distribution Amount. As a result, the yields to maturity of the Mezzanine Bonds will be more sensitive, in varying degrees, to delinquencies and losses on the Mortgage Loans than the yields of Classes of Bonds having a relatively higher priority of distribution.

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the amount of time that will elapse from the date of issuance of a bond until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Bonds will be influenced by the rate at which principal on the Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the borrower as well as amounts received by virtue of repurchases, condemnation, insurance or foreclosure with respect to the Mortgage Loans), and the timing thereof.

         The weighted average life of the Bonds also will be influenced by the overcollateralization of the Bonds because collections are applied as principal prepayments to the Bonds until the outstanding Bond Balance is less than the Aggregate Principal Balance of the Mortgage Loans by an amount equal to the Required Overcollateralization Amount. These prepayments have the effect of accelerating the amortization of the Bonds, thereby shortening their respective weighted average life.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Constant Prepayment Rate model ("CPR"), assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume 28% CPR or any other CPR percentage is to assume that the stated percentage of the then outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the Mortgage Loans will prepay at that or any other rate.

         The following assumptions (the "Modeling Assumptions") have been used in preparing the principal decrement tables on the following pages (the "DEC Tables". It has been assumed that the Mortgage Loans consist of three assumed Mortgage Loans, each with the characteristics set forth in the following table:

                                          ASSUMED MORTGAGE LOAN CHARACTERISTICS

    PRINCIPAL                ORIGINAL      REMAINING
     BALANCE                   TERM          TERM          NEXT                   MAXIMUM      MINIMUM    PERIODIC
    AS OF THE    MORTGAGE   TO MATURITY   TO MATURITY   ADJUSTMENT     GROSS     MORTGAGE     MORTGAGE      RATE
  CUT-OFF DATE   RATE (%)    (MONTHS)      (MONTHS)        DATE     MARGIN (%)   RATE (%)     RATE (%)     CAP (%)
  ------------   --------   -----------  -----------   -----------  ----------   --------     --------     -------
$  52,679,586.54   9.7818        360           355          10/98       5.709      15.347        9.232       1.000
  187,163,057.05   9.8729        360           356          02/00       5.835      15.927        9.759       1.025
    3,998,590.28   9.7350        360           357          03/01       5.679      15.979        9.735       1.000

The first assumed Mortgage Loan above is a Six Month LIBOR Mortgage Loan. The second assumed Mortgage Loan above is a 2/28 Mortgage Loan with a first Adjustment Date occurring after an initial period of approximately two years from the date of origination thereof. The third assumed Mortgage Loan above is a 3/27 Mortgage Loan with a first Adjustment Date occurring after an initial period of approximately three years from the date of origination thereof.

         It has been further assumed that:

                   (i) payments on the Bonds are based upon the actual days elapsed and a 360 day year and are received, in cash, on the 25th day of each month, commencing in July 1998;

                   (ii) the Mortgage Loans prepay at the indicated percentages of CPR;

                   (iii) no defaults, delinquencies or shortfalls occur in the payment by mortgagors of principal and interest on the Mortgage Loans;

                   (iv) none of the Seller, the Company, the Servicer or any other person repurchases any Mortgage Loan pursuant to any obligation or option under the Sales Agreement, the Servicing Agreement or otherwise (except, as indicated below, in those weighted average life calculations assuming that the holder of the Residual Interest or the Servicer exercises its option to redeem the Bonds on the first Payment Date on which it is permitted to do so);

                   (v) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in July 1998;

                   (vi) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month (commencing in June 1998) and include 30 days' interest thereon;

                  (vii)  the scheduled monthly payment for each Mortgage
         Loan is calculated based on its principal balance, Mortgage Rate and remaining term to maturity such that each Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity;

                  (viii) the Bonds are purchased on June 29, 1998;

                  (ix) Six Month LIBOR remains constant at 5.688% and the Mortgage Rate on each Mortgage Loan is adjusted on the next Adjustment Date (and on subsequent Adjustment Dates, as necessary) to equal Six Month LIBOR plus the applicable Gross Margin, subject to applicable Maximum Mortgage Rates, Minimum Mortgage Rates and Periodic Caps set forth above;

                  (x) with respect to the each Mortgage Loan, the monthly payment on the Mortgage Loan is adjusted on the Due Date immediately following the next Adjustment Date (and on subsequent Adjustment Dates, as necessary) to equal a fully amortizing payment as described in clause (viii) above;

                  (xi) the original principal amount of each Class of Bonds is as set forth on the cover hereof;

                  (xii) the overcollateralization levels are set as specified in the Indenture; and

                  (xiii) One Month LIBOR remains constant at 5.594%.

There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the table set forth below. Any such discrepancy may have an effect upon the weighted average life of the Bonds set forth in the table. In addition, since the actual Mortgage Loans included in the Mortgage Pool will have characteristics that differ from those assumed in preparing the table set forth below and since it is not likely the level of Six Month LIBOR will remain constant as assumed, the Bonds may mature earlier or later than indicated by the table. Based on the foregoing assumptions, the table indicates the weighted average life of the Bonds at various percentages of CPR. Neither the prepayment model used herein nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. Variations in the prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the weighted average lives shown in the following table. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of the prepayment assumption.

             PERCENT OF ORIGINAL CLASS PRINCIPAL AMOUNT OUTSTANDING
                       AT THE FOLLOWING PERCENTAGES OF CPR

                                                                           CLASS A BONDS
                                                   ----------------------------------------------------------
PAYMENT DATE                                        0%           15%            28%         35%          45%
------------                                       -----        ------         -----       -----        -----
Closing Date.....................                  100%         100%            100%        100%         100%
June 25, 1999....................                   99           80              64          55           42
June 25, 2000....................                   99           64              38          26           11
June 25, 2001....................                   98           50              20           7            0
June 25, 2002....................                   97           38              19           7            0
June 25, 2003....................                   96           31              14           7            0
June 25, 2004....................                   95           27              10           5            0
June 25, 2005....................                   94           22               7           3            0
June 25, 2006....................                   93           19               5           2            0
June 25, 2007....................                   92           16               4           1            0
June 25, 2008....................                   90           13               3           1            0
June 25, 2009....................                   89           11               2           *            0
June 25, 2010....................                   87            9               1           0            0
June 25, 2011....................                   85            8               1           0            0
June 25, 2012....................                   82            6               *           0            0
June 25, 2013....................                   80            5               0           0            0
June 25, 2014....................                   77            4               0           0            0
June 25, 2015....................                   73            4               0           0            0
June 25, 2016....................                   69            3               0           0            0
June 25, 2017....................                   65            2               0           0            0
June 25, 2018....................                   61            2               0           0            0
June 25, 2019....................                   55            2               0           0            0
June 25, 2020....................                   49            1               0           0            0
June 25, 2021....................                   43            1               0           0            0
June 25, 2022....................                   36            *               0           0            0
June 25, 2023....................                   31            0               0           0            0
June 25, 2024....................                   26            0               0           0            0
June 25, 2025....................                   20            0               0           0            0
June 25, 2026....................                   13            0               0           0            0
June 25, 2027....................                    5            0               0           0            0
June 25, 2028....................                    0            0               0           0            0
Weighted Average Life in Years(1)                 20.5          4.7             2.4         1.7          1.0
Weighted Average Life in Years(2)                  6.6          3.5             2.0         1.4          1.0

-------------------------------------
*   Represents less than one-half of one percent.
(1) The weighted average life of a Bond is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the Bond to the related Payment Date, (b) adding the results and
    (c) dividing the sum by the initial Bond Balance of the Bonds.
(2) Calculated pursuant to footnote one but assumes the holder of the Residual Interest exercises its option to redeem the Bonds.

             PERCENT OF ORIGINAL CLASS PRINCIPAL AMOUNT OUTSTANDING
                       AT THE FOLLOWING PERCENTAGES OF CPR

                                                                          CLASS M-1 BONDS
                                                    ----------------------------------------------------------
PAYMENT DATE                                          0%           15%            28%         35%          45%
------------                                          --           ---            ---         ---          ---
Closing Date.....................                   100%         100%            100%        100%         100%
June 25, 1999....................                   100          100             100         100          100
June 25, 2000....................                   100          100             100         100          100
June 25, 2001....................                   100          100             100         100           38
June 25, 2002....................                   100          100              53          89           38
June 25, 2003....................                   100           86              38          32           38
June 25, 2004....................                   100           73              27          15           24
June 25, 2005....................                   100           61              19           9            9
June 25, 2006....................                   100           52              14           6            1
June 25, 2007....................                   100           43              10           1            0
June 25, 2008....................                   100           36               7           0            0
June 25, 2009....................                   100           30               4           0            0
June 25, 2010....................                   100           25               0           0            0
June 25, 2011....................                   100           21               0           0            0
June 25, 2012....................                   100           18               0           0            0
June 25, 2013....................                   100           15               0           0            0
June 25, 2014....................                   100           12               0           0            0
June 25, 2015....................                   100           10               0           0            0
June 25, 2016....................                   100            8               0           0            0
June 25, 2017....................                   100            7               0           0            0
June 25, 2018....................                   100            5               0           0            0
June 25, 2019....................                   100            2               0           0            0
June 25, 2020....................                   100            0               0           0            0
June 25, 2021....................                   100            0               0           0            0
June 25, 2022....................                    98            0               0           0            0
June 25, 2023....................                    85            0               0           0            0
June 25, 2024....................                    70            0               0           0            0
June 25, 2025....................                    54            0               0           0            0
June 25, 2026....................                    35            0               0           0            0
June 25, 2027....................                    15            0               0           0            0
June 25, 2028....................                     0            0               0           0            0
Weighted Average Life in Years(1)                  27.1          9.6             5.3         5.0          4.2
Weighted Average Life in Years(2)                   6.8          6.3             4.2         3.7          2.6

-------------------------------------
*   Represents less than one-half of one percent.
(1) The weighted average life of a Bond is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the Bond to the related Payment Date, (b) adding the results and
    (c) dividing the sum by the initial Bond Balance of the Bonds.

(2) Calculated pursuant to footnote one but assumes the holder of the Residual Interest exercises its option to redeem the Bonds.

             PERCENT OF ORIGINAL CLASS PRINCIPAL AMOUNT OUTSTANDING
                       AT THE FOLLOWING PERCENTAGES OF CPR

                                                                          CLASS M-2 BONDS
                                                   -----------------------------------------------------------
PAYMENT DATE                                          0%           15%            28%         35%          45%
------------                                       -----        ------          -----       -----        -----
Closing Date.....................                   100%          100%           100%        100%         100%
June 25, 1999....................                   100          100             100         100          100
June 25, 2000....................                   100          100             100         100          100
June 25, 2001....................                   100          100             100         100          100
June 25, 2002....................                   100          100              53          35           98
June 25, 2003....................                   100           86              38          23           23
June 25, 2004....................                   100           73              27          15            0
June 25, 2005....................                   100           61              19           9            0
June 25, 2006....................                   100           52              14           1            0
June 25, 2007....................                   100           43              10           0            0
June 25, 2008....................                   100           36               4           0            0
June 25, 2009....................                   100           30               0           0            0
June 25, 2010....................                   100           25               0           0            0
June 25, 2011....................                   100           21               0           0            0
June 25, 2012....................                   100           18               0           0            0
June 25, 2013....................                   100           15               0           0            0
June 25, 2014....................                   100           12               0           0            0
June 25, 2015....................                   100           10               0           0            0
June 25, 2016....................                   100            8               0           0            0
June 25, 2017....................                   100            3               0           0            0
June 25, 2018....................                   100            0               0           0            0
June 25, 2019....................                   100            0               0           0            0
June 25, 2020....................                   100            0               0           0            0
June 25, 2021....................                   100            0               0           0            0
June 25, 2022....................                    98            0               0           0            0
June 25, 2023....................                    85            0               0           0            0
June 25, 2024....................                    70            0               0           0            0
June 25, 2025....................                    54            0               0           0            0
June 25, 2026....................                    35            0               0           0            0
June 25, 2027....................                    15            0               0           0            0
June 25, 2028....................                     0            0               0           0            0
Weighted Average Life in Years(1)                  27.1          9.5             5.1         4.5          4.7
Weighted Average Life in Years(2)                   6.8          6.3             4.1         3.7          2.6

-------------------------------------
*   Represents less than one-half of one percent.
(1) The weighted average life of a Bond is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the Bond to the related Payment Date, (b) adding the results and
    (c) dividing the sum by the initial Bond Balance of the Bonds.
(2) Calculated pursuant to footnote one but assumes the holder of the Residual Interest exercises its option to redeem the Bonds.

             PERCENT OF ORIGINAL CLASS PRINCIPAL AMOUNT OUTSTANDING
                       AT THE FOLLOWING PERCENTAGES OF CPR

                                                                          CLASS M-3 BONDS
                                                  -----------------------------------------------------------
PAYMENT DATE                                         0%           15%            28%         35%          45%
------------                                      -----        ------          -----       -----        -----
Closing Date.....................                  100%         100%            100%        100%         100%
June 25, 1999....................                  100          100             100         100          100
June 25, 2000....................                  100          100             100         100          100
June 25, 2001....................                  100          100             100         100          100
June 25, 2002....................                  100          100              53          35           14
June 25, 2003....................                  100           86              38          21            2
June 25, 2004....................                  100           73              27           9            0
June 25, 2005....................                  100           61              16           1            0
June 25, 2006....................                  100           52               8           0            0
June 25, 2007....................                  100           43               2           0            0
June 25, 2008....................                  100           36               0           0            0
June 25, 2009....................                  100           30               0           0            0
June 25, 2010....................                  100           25               0           0            0
June 25, 2011....................                  100           19               0           0            0
June 25, 2012....................                  100           14               0           0            0
June 25, 2013....................                  100            9               0           0            0
June 25, 2014....................                  100            6               0           0            0
June 25, 2015....................                  100            2               0           0            0
June 25, 2016....................                  100            0               0           0            0
June 25, 2017....................                  100            0               0           0            0
June 25, 2018....................                  100            0               0           0            0
June 25, 2019....................                  100            0               0           0            0
June 25, 2020....................                  100            0               0           0            0
June 25, 2021....................                  100            0               0           0            0
June 25, 2022....................                   98            0               0           0            0
June 25, 2023....................                   85            0               0           0            0
June 25, 2024....................                   70            0               0           0            0
June 25, 2025....................                   54            0               0           0            0
June 25, 2026....................                   35            0               0           0            0
June 25, 2027....................                   10            0               0           0            0
June 25, 2028....................                    0            0               0           0            0
Weighted Average Life in Years(1)                 27.1          9.1             4.8         4.1          3.8
Weighted Average Life in Years(2)                  6.8          6.3             4.1         3.5          2.6

-------------------------------------
*   Represents less than one-half of one percent.
(1) The weighted average life of a Bond is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the Bond to the related Payment Date, (b) adding the results and
    (c) dividing the sum by the initial Bond Balance of the Bonds.
(2) Calculated pursuant to footnote one but assumes the holder of the Residual Interest exercises its option to redeem the Bonds.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

      The Servicer will service and administer the Mortgage Loans in accordance with the policies, procedures and practices customarily employed by the Servicer in servicing other comparable mortgage loans and pursuant to the provisions of the Servicing Agreement.

      Generally, servicing includes, but is not limited to, post-origination loan processing, customer service, remittance handling, collections and liquidations. Consistent with the servicing standard described in the foregoing paragraph, the Servicer, in its discretion, may (a) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds or other fees (but not prepayment penalties) that may be collected in the ordinary course of servicing a Mortgage Loan, (b) arrange a schedule for the payment of delinquent payments on the related Mortgage Loan, subject to conditions set forth in the Servicing Agreement, if a mortgagor is in default or about to be in default because of such mortgagor's financial condition or (c) modify monthly payments on Mortgage Loans in accordance with the Servicer's general policy on Mortgage Loans subject to the Relief Act. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the servicing standard set forth in the previous paragraph, may waive, modify or vary any term of such Mortgage Loan (including modifications that change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related mortgagor of an amount less than the unpaid principal balance in final satisfaction of such Mortgage Loan, or consent to the postponement of such compliance with any such term or otherwise grant indulgence to any mortgagor if in the Servicer's determination such waiver, modification, postponement or indulgence maximizes the recovery with respect to such Mortgage Loan.

CUSTOMARY SERVICING PROCEDURES

      The procedures of the Servicer with respect to day to day servicing of the Mortgage Loans may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the mortgagor, the availability of an acceptable party to assume a Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Generally, it is the current practice of the Servicer to send borrowers coupon books periodically reflecting their Monthly Payments and the due dates therefor. Although borrowers generally make loan payments within ten to fifteen days after the due date, if a borrower fails to pay the monthly payment within such time period, the Servicer will commence collection efforts by notifying the borrower of the delinquency. Under the terms of each Mortgage Loan, the mortgagor agrees to pay a late charge (which the Servicer is entitled to retain as additional servicing compensation under the Servicing Agreement) if a monthly payment on a Mortgage Loan is not received within the number of days specified in the Mortgage Note after its due date. If the Mortgage Loan remains delinquent, the Servicer will attempt to contact the mortgagor to determine the cause of the delinquency and to obtain a commitment to cure the delinquency at the earliest possible time.

      As a general matter, if efforts to obtain payment have not been successful shortly after the due date of the next subsequently scheduled installment, a pre-foreclosure notice will be sent to the mortgagor providing 30 days' notice of impending foreclosure action. During the 30-day notice period, collection efforts continue. However, if no substantial progress has been made in obtaining delinquent monies from the mortgagor, foreclosure proceedings will be commenced.

      Regulations and practices regarding foreclosure vary greatly from state to state. Generally, the Servicer will have commenced foreclosure proceedings prior to the time when a loan is 90 days delinquent. If the Servicer determines that purchasing a property securing a mortgage loan will minimize the loss associated with such defaulted loan, the Servicer may bid at the foreclosure sale for such property or accept a deed in lieu of foreclosure. After the Servicer converts title to a mortgaged property into the name of the Indenture Trustee on behalf of the Bondholders by foreclosure or deed in lieu of foreclosure, a real estate broker is selected to market the property.

THE SERVICING AGREEMENT

      The summaries of certain provisions of the Servicing Agreement set forth below and in other places in this Prospectus Supplement, while complete in material respects, do not purport to be exhaustive. For more details regarding the terms of the Servicing Agreement, prospective investors in the Bonds are advised to review the Servicing Agreement, a copy of which the Company will provide (without exhibits) without charge upon written request addressed to the Company.

      Generally, the Servicer will be authorized and empowered pursuant to the Servicing Agreement (i) to execute and deliver (or procure the execution and delivery by the Indenture Trustee of) any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties and (ii) to institute foreclosure proceedings or obtain deeds in lieu of foreclosure so as to convert title to of any Mortgaged Property in the name of the Indenture Trustee on behalf of the Bondholders.

      Payments on Mortgage Loans and Establishment of Collection Account. The Servicer shall establish and maintain one or more accounts (collectively, the "Collection Account") at one or more institutions meeting the requirements set forth in the Servicing Agreement. The Collection Account, and all amounts deposited therein from time to time, shall be part of the Trust Estate. The Servicer will deposit into the Collection Account not later than two Business Days after receipt, all payments on or in respect of the Mortgage Loans received from or on behalf of mortgagors and all proceeds of the Mortgage Loans, net of servicing fees, all other items of servicing compensation, and reimbursable outstanding Servicing Advances and Monthly Advances, to the extent the Servicer's automated system deducts such amounts prior to deposit to the Collection Account. On or prior to each Deposit Date, funds to be remitted to the Bond Account will be remitted from the Collection Account to the Indenture Trustee for deposit into the Bond Account. Notwithstanding the foregoing, payments and collections that do not constitute Available Funds (e.g., amounts representing interest accrued on Mortgage Loans in respect of any period prior to the Cut-off Date, fees, late payment charges, prepayment charges, charges for checks returned for insufficient funds, extension or other administrative charges or other amounts received for application towards the payment of taxes, insurance premiums, assessments and similar items) will not be required to be deposited into the Collection Account. The Servicer may make withdrawals from the Collection Account only for the following purposes: (a) to make deposits into the Bond Account as described above; (b) to pay itself any monthly Servicing Fees and other items of servicing compensation and investment income on Permitted Investments to the extent permitted by the Servicing Agreement; (c) to make any Servicing Advance to the extent permitted by the Servicing Agreement or to reimburse itself for any Servicing Advance or Monthly Advance previously made to the extent permitted by the Servicing Agreement; (d) to withdraw amounts that have been deposited to the Collection Account in error; and (e) to clear and terminate the Collection Account.

      Investment of Collection Account. All or a portion of the Collection Account may be invested and reinvested in one or more Permitted Investments bearing interest or sold at a discount, at the Servicer's direction. The Indenture Trustee or any affiliate thereof may be the obligor on any investment in any Collection Account which otherwise qualifies as a Permitted Investment. No investment in the Collection Account may mature later than the Deposit Date next succeeding the date of investment.

      The Indenture Trustee will not in any way be held liable by reason of any insufficiency in the Collection Account resulting from any loss on any Permitted Investment included therein (except to the extent the Indenture Trustee is the obligor thereon).

      All income or other gain from investments in the Collection Account will be held in the Collection Account for the benefit of the Servicer and will be subject to withdrawal from time to time as permitted by the Servicing Agreement. Any loss resulting from such investments will be for the account of the Servicer. The Servicer will be required to deposit the amount of any such loss immediately upon the realization of such loss to the extent such loss will not be offset by other income or gain from investments in the Collection Account and then available for such application.

      Monthly Advances. In order to maintain a regular flow of scheduled interest to Bondholders (rather than to guarantee or insure against losses), the Servicing Agreement will require that, not later than the close of business on the Deposit Date prior to each Payment Date, the Servicer will remit or cause to be remitted a Monthly Advance, if necessary, to the Indenture Trustee for deposit in the Bond Account to be paid on the related Payment Date. A "Monthly Advance" will be equal to the sum of (i) the interest and principal portions of the aggregate amount of monthly payments (net of the related Servicing Fee) due on the Mortgage Loans during the related Due Period but delinquent so as not to have been deposited into the Collection Account as of the close of business on the last day before the related Deposit Date and with respect to each Mortgaged Property that was acquired in foreclosure or similar action (each, an "REO Property") during or prior to the related Collection Period and as to which final sale did not occur during the related Collection Period, an amount equal to the excess, if any, of interest on the Principal Balance of the Mortgage Loan relating to such REO Property for the related Collection Period at the related Mortgage Rate (net of the Servicing Fee) over the net income from the REO Property transferred to the Bond Account for such Payment Date.

      The Servicing Agreement provides that the Servicer may pay all or a portion of any Monthly Advance out of amounts on deposit in the Collection Account which are being held for payment on a subsequent Payment Date; any such amounts so used are required to be replaced by the Servicer by deposit to the Collection Account on or before the Deposit Date relating to such subsequent Payment Date.

      The Servicer may recover Monthly Advances, if not theretofore recovered from the mortgagor on whose behalf such Monthly Advance was made, from subsequent collections on the related Mortgage Loan, including Liquidation Proceeds (but only to the extent of such Liquidation Proceeds) and such other amounts as may be collected by the Servicer from the mortgagor or otherwise relating to the Mortgage Loan. To the extent the Servicer, in its good faith business judgment, determines that any Monthly Advance will not be ultimately recoverable from subsequent collections, Liquidation Proceeds on the related Mortgage Loans or otherwise ("Nonrecoverable Advances"), the Servicer may reimburse itself on or after the first Deposit Date thereafter out of collections received on other Mortgage Loans.

      The Servicer will not be required to make any Monthly Advance that it determines would be a Nonrecoverable Advance.

      Compensating Interest Payments. With respect to each Mortgage Loan as to which a prepayment in whole or in part was received, the Servicer will be required with respect to such Payment Date to remit to the Indenture Trustee no later than the related Deposit Date, from amounts otherwise payable to the Servicer as the Servicing Fee for the related Payment Date, an amount equal to the excess, if any, of (a) 30 days' interest on the Principal Balance of each such Mortgage Loan (immediately prior to such payment) at the related Mortgage Rate, less (b) the amount of interest actually received on such Mortgage Loan during the related Due Period (each such amount, a "Compensating Interest Payment") for payment on the Bonds on such Payment Date. The Servicer will not be entitled to be reimbursed from collections on the Mortgage Loans or any assets of the Trust Estate for any Compensating Interest Payments made.

      Realization upon Defaulted Mortgage Loans. The Servicing Agreement will require the Servicer, acting as the agent of the Indenture Trustee, to foreclose upon or otherwise comparably convert to ownership in the name of the Indenture Trustee, on behalf of the Bondholders, Mortgaged Properties securing such of the Mortgage Loans as come into default, as to which no satisfactory arrangements can be made for the collection of delinquent payments and which the Servicer has not reacquired pursuant to the option described below; provided, however, that if the Servicer has actual knowledge or reasonably believes that any Mortgaged Property is contaminated by hazardous or toxic wastes or substances, the Servicer will cause an environmental inspection of the Mortgaged Property that complies with Fannie Mae's selling and servicing guide applicable to single family homes and its servicing procedures to be conducted. If the environmental inspection reveals any potentially hazardous substances, the Servicer will notify the Indenture Trustee, and the Servicer will not foreclose or accept a deed in lieu of foreclosure on the Mortgaged Property without the consent of the Indenture Trustee. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage loan servicing activities; provided, however, that the Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior deed of trust or restoration of any Mortgaged Property unless the Servicer determines that such foreclosure, correction or restoration will increase Net Liquidation Proceeds.

      In servicing the Mortgage Loans, the Servicer will be required to determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts, if any, it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan will be charged off and will become a Liquidated Mortgage Loan.

      The Servicer may have the right and the option under the Servicing Agreement, but not the obligation, to reacquire for its own account any Mortgage Loan which becomes delinquent, in whole or in part, as to three consecutive monthly installments or any Mortgage Loan as to which enforcement proceedings have been brought by the Servicer. Any such Mortgage Loan so reacquired will be withdrawn from the Mortgage Pool on a Deposit Date at the Release Price therefor.

      Enforcement of Due-on-Sale Clauses. In any case in which the Servicer becomes aware that a Mortgaged Property has been or is about to be voluntarily conveyed by the related mortgagor, the Servicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the related promissory note and, to the extent permitted by applicable law or the mortgage documents, the mortgagor remains liable thereon. In addition, the Servicer may enter into a substitution of liability agreement with such person, pursuant to which the original mortgagor is released from liability and such person is substituted as mortgagor and becomes liable under the Mortgage Note. The Servicing Agreement will prohibit the Servicer from entering into an assumption or substitution of liability agreement unless permitted by applicable law and unless the Servicer determines that the assuming party would not fall within a lower Seller risk category than the original mortgagor and such assumption or substitution of liability agreement would not materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan. Notwithstanding any of the foregoing, the Servicer will not enter into any assumption agreement unless such assumption agreement is pursuant to its standard servicing procedure and the Servicer would enter into such assumption agreement with respect to a mortgage loan in its own portfolio. Any fees collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. In the event the Servicer does not approve an assumption, the Servicing Agreement will require the Servicer to enforce the rights of the Indenture Trustee as the mortgagee of record to accelerate the maturity of the related Mortgage Loan under any due-on-sale clause contained in the related Mortgage or Mortgage Note to the extent permitted by the related Mortgage Note and Mortgage and applicable law or regulation, but only to the extent the Servicer does not believe that such enforcement will (i) adversely affect or jeopardize coverage under any related insurance policy, (ii) result in legal action by the mortgagor or (iii) materially increase the risk of default or delinquency on, or materially impair the security for, such Mortgage Loan.

      Evidence as to Compliance. The Servicing Agreement provides that on or before a specified date in each year, a firm of independent public accountants will furnish a report to the Indenture Trustee and the Rating Agencies to the effect that on the basis of certain procedures substantially in conformance with the Uniform Single Attestation Program for Mortgage Bankers ("USAP") (to the extent the procedures are applicable to the servicing obligations set forth in the Servicing Agreement), the servicing by or on behalf of the Servicer of mortgage loans, and such procedures have disclosed no exceptions or errors in records relating to the mortgage loans serviced by the Servicer for others which, in the opinion of such firm, such firm's required to report under USAP, except for such exceptions as will be referred to in the report. The Servicing Agreement will provide that the Servicer will be required to deliver to the Indenture Trustee and the Rating Agencies, on or before a specified date in each year, an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its material obligations under the Servicing Agreement throughout the preceding year.

      Certain Matters Regarding Servicer's Servicing Obligations. The Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as the Servicer thereunder, except upon the delivery, at the Servicer's expense, of an opinion of counsel addressed to the Indenture Trustee and in form and substance acceptable to the Indenture Trustee to the effect that its duties thereunder are no longer permissible under applicable law or regulation or are in material conflict by reason of applicable law or regulation with any other of its activities carried on as of the date of the Servicing Agreement. No such resignation will become effective until the Indenture Trustee or a successor servicer has assumed the servicing obligations and duties of the Servicer under the Servicing Agreement.

      The Servicing Agreement will also provide that neither the Servicer, nor any of its directors, officers, employees or agents, will be liable to the Indenture Trustee, the Trust, or the Bondholders for any action taken or for refraining from the taking of any action by the Servicer pursuant to the Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Servicer, or by reason of reckless disregard of obligations and duties of the Servicer, thereunder.

      In addition, the Servicing Agreement will provide that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans under the Servicing Agreement and which in its opinion may involve it in any expense or liability.

      The Servicing Agreement will provide that any corporation or other entity
(a) into which the Servicer may be merged or consolidated, (b) that may result from any merger, conversion or consolidation to which the Servicer shall be a party or (c) that may succeed to all or substantially all of the business of the Servicer, will, in any case where an assumption is not effected by operation of law, execute an agreement of assumption to perform every obligation of the Servicer under the Servicing Agreement, and will be the successor to the Servicer thereunder without the execution or filing of any document or any further act by any of the parties to the Servicing Agreement; provided, however, that if the Servicer in any of the foregoing cases is not the surviving entity, the surviving entity shall execute an agreement of assumption to perform every obligation of the Servicer thereunder and the corporation or other entity satisfies the eligibility requirements for a successor Servicer.

      Servicer Events of Default. Events of default (each, a "Servicer Event of Default") under the Servicing Agreement will include (a) any failure by the Servicer to make a required Monthly Advance on the related Deposit Date as required or any failure by the Servicer to deposit in the Collection Account or Bond Account any other amount required to be so deposited under the Servicing Agreement, which failure continues unremedied for one Business Day after the giving of written notice of such failure to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by Bondholders evidencing Voting Interests represented by all Bonds aggregating not less than 51%; (b) any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement or the Sales Agreement which materially and adversely affects the rights of Bondholders and continues unremedied for the applicable cure period, if any, after the giving of written notice of such failure to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by Bondholders evidencing Voting Interests represented by all Bonds aggregating not less than 51%; (c) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Servicer and certain actions by the Servicer indicating its insolvency or inability to pay its obligations; (d) any representation or warranty made by the Servicer in the Servicing Agreement or the Sales Agreement or certificate delivered by the Servicer pursuant thereto having been incorrect in any material respect as of the time made and the circumstance in respect of which such representation and warranty is incorrect, if capable of being cured, not having been cured within any applicable cure period after notice is given to the Servicer by the Indenture Trustee or Bondholders evidencing Voting Interests represented by all Bonds aggregating not less than 51%; and (e) the occurrence of delinquencies and/or losses in respect of the Mortgage Loans in excess of a level, and for a period of time, as specified in the Servicing Agreement.

      Rights Upon Servicer Events of Default. Upon the occurrence of a Servicer Event of Default, Bondholders evidencing Voting Interests represented by all Bonds aggregating not less than 51% or the Indenture Trustee, may terminate all of the rights and obligations of the Servicer under the Servicing Agreement, whereupon the Indenture Trustee will be obligated to appoint a successor Servicer or, if it does not, succeed to all the responsibilities, duties and liabilities of the Servicer under the Servicing Agreement and will be entitled to such compensation as the Servicer would have been entitled to under the Servicing Agreement. In the event that the Indenture Trustee fails to appoint a successor Servicer and it is unwilling or legally unable to act as Servicer, it may petition a court of competent jurisdiction for the appointment of a successor Servicer. Any such successor Servicer must be an established housing and home finance institution or any institution that regularly services nonconforming residential mortgage loans, that is currently servicing a nonconforming residential mortgage loan portfolio, that has all licenses, permits and approvals required by applicable law and a net worth of at least $10,000,000. The appointment of any such successor Servicer (other than the Indenture Trustee) shall not result in the qualification, reduction or withdrawal of the implied rating assigned to the Bonds by the Rating Agencies. Pending appointment of a successor Servicer, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall be obligated to act as Servicer. The Indenture Trustee and such successor Servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation described above.

      No Bondholder, solely by virtue of its status as a Bondholder, will have any right under the Servicing Agreement to institute any action, suit or proceeding with respect to the Servicing Agreement, unless such Bondholder previously has given to the Indenture Trustee written notice of default and unless Bondholders evidencing Voting Interests represented by all Bonds aggregating not less than 51% have made written request upon the Indenture Trustee to institute such action, suit or proceeding in its own name as Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity for costs, expenses and liabilities to be incurred, and the Indenture Trustee for 60 days has neglected or refused to institute any such action, suit or proceeding. However, the Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Bondholders, unless such Bondholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

      Amendments. At any time and from time to time, without the consent of the Bondholders, the Indenture Trustee, the Issuer and the Servicer may amend the Servicing Agreement for the purposes of (a) curing any ambiguity or correcting or supplementing any provision of such agreement that may be inconsistent with any other provision of such agreement or (b) complying with the requirements of the Code; provided, however, that such action shall not materially and adversely affect the interests of any Bondholder, as evidenced by an opinion of counsel delivered to the Indenture Trustee to such effect (which opinion shall not be at the expense of the Indenture Trustee) or written confirmation from each of the Rating Agencies that such action will not result in a qualification, reduction or withdrawal of the implied ratings on the Bonds.

      The Servicing Agreement may also be amended by the Indenture Trustee, the Issuer and the Servicer, at any time and from time to time, with the prior written approval of the Rating Agencies, and not less than a majority of the Voting Interests represented by the Bonds then outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the Bondholders thereunder; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, payments which are required to be paid to the Bond Account without the consent of all Bondholders or (b) reduce the aforesaid percentages of Voting Interests which are required to consent to any such amendments, without the consent of all Bondholders.

SERVICING AND OTHER COMPENSATION; PAYMENT OF EXPENSES

      The Servicing Fee will be the primary compensation to be paid to or retained by the Servicer in respect of its servicing activities under the Servicing Agreement and will be paid to the Servicer on each Deposit Date out of collections of interest received on or in respect of the Mortgage Loans for the related Collection Period. The Servicing Fee will equal one-twelfth (1/12) of the product of (a) the 0.50% and (b) the Aggregate Principal Balance of the Mortgage Loans as of the first day of the related Due Period. The Servicer shall be entitled to retain the Servicing Fee from amounts to be deposited in the Collection Account. In addition, the Servicer will retain the benefit, if any, from any deposit, maintenance or investment of funds in the Collection Account. Assumption fees, late payment charges, prepayment penalties and charges, charges for checks returned for insufficient funds, and extension and other administrative charges, to the extent collected from mortgagors, will be retained by the Servicer as additional servicing compensation.

      Subject to its right to refuse to make Nonrecoverable Advances as described below, the Servicer will be required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the payment of fees for any sub-servicer and the cost of (i) any enforcement or judicial proceedings relating to the mortgagors, including foreclosures, and (ii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgage Loans. Such expenditures (each, a "Servicing Advance") may include costs of collection efforts, reappraisals, forced placement of hazard insurance if a borrower allows his hazard policy to lapse, legal fees in connection with foreclosure actions, advancing delinquent property taxes and upkeep and maintenance of the Mortgaged Property if it is acquired through foreclosure and similar types of expenses.

      The Servicing Agreement provides that the Servicer may pay all or a portion of any Servicing Advance out of amounts on deposit in the Collection Account which are being held for payment on a subsequent Payment Date relating to such Collection Period; any such amounts so used are required to be replaced by the Servicer by deposit to the Collection Account on or before the Deposit Date relating to such subsequent Payment Date.

      The Servicer may recover Servicing Advances, if not theretofore recovered from the mortgagor on whose behalf such Servicing Advance was made, from subsequent collections on the related Mortgage Loan, including Liquidation Proceeds, and such other amounts as may be collected by the Servicer from the mortgagor or otherwise relating to the Mortgage Loan. To the extent the Servicer, in its good faith business judgment, determines that any Servicing Advance will be or has become a Nonrecoverable Advance, the Servicer may reimburse itself for such advance from the Collection Account.

      The Servicer will not be required to make any Servicing Advance that it determines would be a Nonrecoverable Advance if made.

HISTORICAL SERVICING EXPERIENCE OF THE SERVICER

      The Servicer has provided the Company with the following information regarding its organization and the servicing of mortgage loans which it considers non-conforming credits and none of the Company, the Issuer or the Underwriter make any representations or warranties as to the accuracy or completeness of such information. The table below sets forth the overall delinquency experience on residential one-to-four-family mortgage loans for non-conforming credits which are currently serviced by the Servicer. No mortgage loan is considered delinquent for purposes of the table until a payment is 30 days past due on a contractual basis. It should be noted that the Servicer commenced its servicing activities for these types of non-conforming mortgage loans in 1993 and that its portfolio consists of mortgage loans that were originated during the periods from 1993 to 1998 in accordance with the underwriting standards it had established or other underwriting guidelines that it determined were substantially similar. The information in the table below is not intended to indicate or predict the expected delinquency experience on past, current or future pools of mortgage loans for which the Servicer is the primary servicer.

                          NATIONAL MORTGAGE CORPORATION
                NON-CONFORMING MORTGAGE LOAN PORTFOLIO EXPERIENCE

                                                         Year Ended December 31,             Three Months Ended
                                                    --------------------------------         ------------------
                                                    1995          1996          1997           March 31, 1998
                                                    ----          ----          ----           --------------
Total principal balance (at period end) .....    $ 178,743     $ 230,458     $ 458,497          $ 462,966
Average portfolio principal balance(1) ......    $ 177,084     $ 203,276     $ 310,734          $ 369,484
DELINQUENCIES (at period end)(2)
30-59 Days:
  Principal balance .........................    $   9,161     $   8,185     $  15,328          $  14,647
  Percent(3) ................................         5.13%         3.55%         3.34%              3.16%
60-89 Days:
  Principal balance .........................    $     821     $     285     $   1,103          $   1,188
  Percent(3) ................................         0.46%         0.12%         0.24%              0.26%
90 Days or More:
  Principal balance .........................    $   1,473     $   4,369     $   4,646          $   4,728
  Percent(3) ................................         0.82%         1.90%         1.01%              1.02%
Total Delinquencies:
  Principal balance .........................    $  11,455     $  12,840     $  21,077          $  20,562
  Percent(3) ................................         6.41%         5.57%         4.60%              4.44%
FORECLOSURES
  Principal balance .........................    $   8,112     $  10,176     $  16,312          $  18,913
  Percent(3) ................................         4.54%         4.42%         3.56%              4.09%
REO (at period end) .........................    $     929     $   3,414     $   4,665          $   5,528
Net gains/(losses) on liquidated loans ......    $    (168)    $  (1,576)    $  (1,626)            (1,605)(4)
Percentage of net gains/(losses) on
  liquidated loans (based on average
  portfolio principal balance) ..............        (0.10)%       (0.78)%       (0.52)%            (0.43)%(4)

------------------------------
(1) Calculated by summing the actual outstanding principal balances at the end of each month and dividing the total by the number of months in the applicable period.
(2) Delinquency information does not include loans in foreclosure or REO.
(3) Percentages are expressed based upon the total outstanding principal balance at the end of the indicated period.
(4) Annualized.

      It is unlikely that the delinquency experience of the Mortgage Loans comprising the Mortgage Pool will correspond to the delinquency experience of the mortgage portfolios set forth in the foregoing tables. The statistics shown above represent the delinquency experience for the indicated mortgage servicing portfolios only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans comprising the Mortgage Pool will depend on the results obtained over the life of the Mortgage Pool. The mortgage servicing portfolios set forth above include mortgage loans that were originated using a variety of different underwriting procedures and standards which may have been more selective. They include mortgage loans with a variety of payment and other characteristics (including geographic location) which are not necessarily representative of the payment and other characteristics of the Mortgage Loans comprising the Mortgage Pool. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Servicer. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and corresponding provisions of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on employee benefit plans and certain other retirement plans and arrangements to which ERISA applies, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts, annuities or arrangements are invested (any of the foregoing, a "Plan"), persons acting on behalf of a Plan, or persons using the assets of a Plan (collectively, "Plan Investors"). In particular, Sections 406 and 407 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan between the Plan and certain persons ("Parties in Interest").

      Under regulations of the Department of Labor set forth in 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations"), the assets of a Plan generally include not only securities held by a Plan but also the underlying assets of the issuer of any equity securities (the "Look-Through Rule") unless one or more exceptions specified in the Plan Asset Regulations are satisfied. For purposes of those Regulations, an equity security is a security other than a security that is treated as debt for state law purposes and that has no substantial equity features. The Issuer believes that the Bonds will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations. Accordingly, a Plan that acquires a Bond should not be treated as having acquired a direct interest in the assets of the Issuer. However, there can be no complete assurance that the Bonds will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations. If the Bonds are treated as having substantial equity features, the purchaser of a Bond could be treated as having acquired a direct interest in the Mortgage Loans securing the Bonds. In that event, the purchase, holding, or resale of the Bonds could result in a transaction that is prohibited under ERISA or the Code.

      However, even if the Bonds are treated as debt for such purposes, the acquisition or holding of Bonds by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer or the Indenture Trustee, or any of their respective affiliates is or becomes a "party in interest" under ERISA or a "disqualified person" under the Code with respect to such Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire Bonds. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding transactions effected by "insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." A purchaser of a Bond should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions. The purchase of a Bond will be deemed a representation by the acquirer that either, (i) it is not, and is not purchasing a Bond for or on behalf of, a "benefit plan investor" as such term is defined in the Plan Asset Regulations, or (ii) the acquisition or holding of a Bond by the acquirer qualifies for prohibited transaction exemptive relief under PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other applicable exemption.

      A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such a governmental plan may be subject to a federal, state, or local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

      The sale of Bonds to a Plan is in no respect a representation by the Issuer or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan. See "ERISA Considerations" in the Prospectus.

                                 USE OF PROCEEDS

      The Issuer intends to use the net proceeds to be received from the sale of the Bonds to acquire the Mortgage Loans from the Company and to pay other expenses associated with the pooling of the Mortgage Loans and the issuance of the Bonds.

                         LEGAL INVESTMENT CONSIDERATIONS

      The Class A and Class M-1 Bonds will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As such, the Class A Bonds and the Class M-1 Bonds will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA. In addition, institutions whose activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities.

      The Class M-2 Bonds and Class M-3 Bonds will not constitute "mortgage related securities" for purposes of SMMEA. The appropriate characterization of the Class M-2 Bonds and the Class M-3 Bonds under various legal investment restrictions applicable to the investment activities of certain institutions, and thus the ability of investors subject to these restrictions to purchase the Class M-2 Bonds and the Class M-3 Bonds, may be subject to significant interpretive uncertainties.

      All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Bonds will constitute legal investments for them. See "--Legal Investment" in the Prospectus.


                                  UNDERWRITING

      Under the terms set forth in the Underwriting Agreement, dated the date hereof (the "Underwriting Agreement"), the Company has agreed to cause the Issuer to sell, and Salomon Brothers Inc, the Underwriter, has agreed, subject to the terms and conditions set forth therein, to purchase the entire principal amount of the Bonds.

      The Underwriter has informed the Company that it proposes to offer the Bonds for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The Underwriter may effect such transactions by selling the Bonds to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Bonds, the Underwriter may be deemed to have received compensation from the Company in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Bonds may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

      The Company and the Seller have agreed to indemnify the Underwriter against certain liabilities including liabilities under the Securities Act.

      The Company has been advised by the Underwriter that the Underwriter intends to make a market in the Bonds, as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Bonds and such market-making may be discontinued at any time at the sole discretion of the Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Bonds.

      The Underwriter or affiliates of the Underwriter (collectively referred to as the Underwriter for purposes of this paragraph) provide certain lending and financing arrangements to the Seller, including warehouse and residual financing. A portion of the proceeds of the sale of the Bonds may ultimately be used to make payments on outstanding debt owed by the Seller to the Underwriter. Also, a portion of the Mortgage Loans was previously sold by the Seller to the Underwriter and has been sold back to the Seller for purposes of this offering.

                                  LEGAL MATTERS

      Certain legal matters with respect to the Bonds will be passed upon for the Issuer by Hunton & Williams, Richmond, Virginia. Thacher Proffitt & Wood, New York, New York, will act as counsel for the Underwriter.


                               RATING OF THE BONDS

      It is a condition to the issuance of the Bonds that the Class A Bonds be rated "AAA" by Standard & Poor's and Fitch, that the Class M-1 Bonds be rated at least "AA" by Standard & Poor's and Fitch, that the Class M-2 Bonds be rated at least "A" by Standard & Poor's and Fitch and that the Class M-3 Bonds be rated at least "BBB" by Fitch.

      Explanations of the significance of such ratings may be obtained from Standard & Poor's, 25 Broadway, New York, New York 10004 and Fitch, One State Street Plaza, New York, New York 10004. Each rating will be the view only of the assigning Rating Agency.

      The ratings assigned to the Bonds do not represent any assessment of the likelihood or rate of principal prepayments and do not address the possibility that Bondholders might suffer a lower than anticipated yield. The ratings do not address payment of Available Funds Cap Carry Forward Amount.

      There is no assurance that any rating assigned to the Bonds will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price or liquidity of the Bonds.

      The ratings of the Bonds should be evaluated independently form similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities.

      There can be no assurances as to whether any other rating agency will rate the Bonds, or, if one does, what rating will be assigned by such other rating agency. A rating on the Bonds by another rating agency, if assigned at all, may be lower than the ratings assigned to the Bonds by the Rating Agencies.

                            INDEX OF PRINCIPAL TERMS

                                                                                                               Page
                                                                                                               ----
2/28 Mortgage Loans......................................................................................S-10, S-37
3/27 Mortgage Loans......................................................................................S-10, S-37
60+ Day Delinquent Loan........................................................................................S-30
Administrative Fee Amount.......................................................................................S-2
Aggregate Principal Balance................................................................................ii, S-29
Available Funds...........................................................................................S-4, S-27
Available Funds Cap.......................................................................................S-4, S-25
Available Funds Cap Carry Forward Amount..................................................................S-5, S-25
Beneficial Owner................................................................................................S-3
Bond Account...................................................................................................S-32
Bond Balance..............................................................................................S-5, S-25
Bond Formula Rate.........................................................................................S-4, S-25
Bond Interest.............................................................................................S-5, S-25
Bondholder......................................................................................................S-3
Bonds.....................................................................................................S-1, S-19
Book-Entry Bonds...............................................................................................S-20
Business Day....................................................................................................S-4
Cedel...........................................................................................................S-3
Cedel Participants.............................................................................................S-22
Citibank.......................................................................................................S-20
Class A Principal Payment Amount...............................................................................S-28
Class M-1 Principal Payment Amount.............................................................................S-28
Class M-2 Principal Payment Amount.............................................................................S-28
Class M-3 Principal Payment Amount.............................................................................S-28
Code.....................................................................................................S-12, S-69
Collection Account.............................................................................................S-62
Collection Period...............................................................................................S-2
Company.........................................................................................................S-1
Compensating Interest Payment.............................................................................S-8, S-63
CPR............................................................................................................S-54
Cut-off Date.....................................................................................................ii
DEC Tables.....................................................................................................S-54
Defective Mortgage Loan........................................................................................S-24
Definitive Bond.................................................................................................S-3
Deposit Date....................................................................................................S-2
Determination Date.............................................................................................S-28
DTC.............................................................................................................iii
Due Period......................................................................................................S-2
ERISA....................................................................................................S-13, S-69
Euroclear.......................................................................................................S-3
Euroclear Operator.............................................................................................S-22
Euroclear Participants.........................................................................................S-22
European Depositaries..........................................................................................S-20
Excess Cashflow................................................................................................S-32
Extra Principal Payment Amount.................................................................................S-28
Financial Intermediary.........................................................................................S-20
Fitch......................................................................................................ii, S-14
Indenture.................................................................................................S-2, S-19
Indenture Trustee...............................................................................................S-2

Indenture Trustee Fee...........................................................................................S-2
Initial Mortgage Pool Balance.........................................................................ii, S-9, S-38
Interest Carry Forward Amount...................................................................................S-5
Interest Period.................................................................................................S-2
Interest Remittance Amount.....................................................................................S-29
Issuer....................................................................................................S-1, S-19
LIBOR Determination Date..................................................................................S-2, S-26
Liquidated Mortgage Loan.......................................................................................S-29
Loan Class.....................................................................................................S-47
Loan-to-Value Ratio............................................................................................S-47
Look-Through Rule..............................................................................................S-69
Maximum Mortgage Rate..........................................................................................S-10
Mezzanine Bonds................................................................................................S-19
Minimum Mortgage Rate..........................................................................................S-10
Modeling Assumptions...........................................................................................S-54
Monthly Advance................................................................................................S-63
Monthly Advances................................................................................................S-8
Monthly Excess Interest Amount...........................................................................S-26, S-31
Mortgage Files.................................................................................................S-24
Mortgage Loans................................................................................................Cover
Mortgage Note..............................................................................................S-2, S-3
Mortgage Pool..............................................................................................S-1, S-3
Mortgage Rate............................................................................................S-10, S-38
Mortgaged Properties.......................................................................................S-3, S-9
Net Mortgage Rate.........................................................................................S-5, S-25
Nonrecoverable Advances........................................................................................S-63
One Month LIBOR................................................................................................S-26
Original Bond Balance............................................................................................ii
Overcollateralization Amount...................................................................................S-29
Overcollateralization Deficiency...............................................................................S-29
Overcollateralization Surplus............................................................................S-29, S-31
Owner Trustee...................................................................................................S-2
Owner Trustee Fee...............................................................................................S-2
Participants...................................................................................................S-21
Payment Date.............................................................................................Cover, S-4
Payments Ahead.................................................................................................S-29
Permitted Investments..........................................................................................S-32
Plan.....................................................................................................S-13, S-69
Plan Asset Regulations...................................................................................S-13, S-69
Plan Investors.................................................................................................S-69
Principal Balance..............................................................................................S-29
Principal Payment Amount..................................................................................S-6, S-30
Principal Prepayment...........................................................................................S-30
Principal Remittance Amount...............................................................................S-7, S-30
PTCE...........................................................................................................S-69
Qualified Replacement Mortgage.................................................................................S-24
Rating Agencies................................................................................................S-14
Record Date.....................................................................................................S-4
Redemption Date...............................................................................S-4, S-11, S-25, S-33
Reference Banks................................................................................................S-26
Reference Date.................................................................................................S-37
REIT............................................................................................................S-1
Release Price..................................................................................................S-24
REMIC......................................................................................................ii, S-12

REO Property...................................................................................................S-63
Required Overcollateralization Amount..........................................................................S-30
Reserve Interest Rate..........................................................................................S-26
Residual Interest.............................................................................................Cover
Sales Agreement..................................................................................................ii
Securities Act.................................................................................................S-70
Seller......................................................................................................ii, S-1
Seller's Standards.............................................................................................S-46
Senior Bonds...................................................................................................S-19
Senior Enhancement Percentage..................................................................................S-30
Senior Specified Enhancement Percentage........................................................................S-30
Servicer....................................................................................................ii, S-1
Servicer Event of Default......................................................................................S-65
Servicing Advance..............................................................................................S-67
Servicing Agreement..............................................................................................ii
Servicing Fee...................................................................................................S-9
Similar Law....................................................................................................S-69
Six Month LIBOR................................................................................................S-15
Six Month LIBOR Mortgage Loans...........................................................................S-10, S-37
SMMEA....................................................................................................S-13, S-70
Standard & Poor's................................................................................................ii
Stepdown Date.............................................................................................S-7, S-30
TMP............................................................................................................S-18
Trigger Event.............................................................................................S-7, S-30
Trust Agreement.................................................................................................S-1
Trust Estate....................................................................................................S-2
Underwriter...................................................................................................Cover
Underwriting Agreement.........................................................................................S-70
USAP...........................................................................................................S-64
Voting Interests...............................................................................................S-35

                                     ANNEX A

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered Collateralized Mortgage Obligations, Series 1998-NMC1, Class A, Class M-1, Class M-2 and Class M-3 Bonds (the "Global Securities"), will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC, Cedel or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).\

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between participants of Cedel or Euroclear and Participants holding Bonds will be effected on a delivery-against-payment basis through the Relevant Depositaries of Cedel and Euroclear (in such capacity) and as Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

      All Global Securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their Relevant Depositaries, which in turn will hold such positions in accounts as Participants.

      Investors selecting to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between Participants. Secondary market trading between Participants will be settled using the procedures applicable to prior asset-backed bond issues in same-day funds.

      Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the Procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC Seller and Cedel or Euroclear Participants. When Global Securities are to be transferred from the account of a Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one Business Day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

      Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

      Because the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participants a cross-market transaction will settle no differently than a trade between two Participants.

      Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one Business Day prior to settlement. In these cases, Cedel or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

            (b) borrowing the Global Securities in the U.S. from a Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

            Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

            Exemption for non-U.S. Persons with effectively connected income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade of Business in the United States).

            Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owners or their agents.

            Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

            U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years, and Form 4224 is effective for one calendar year.

            The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate that is subject to United States federal income tax, regardless of the source of its income or (iv) a trust if (a) a court in the United States is able to exercise primary supervision over the administration of the trust, and (b) one or more United States persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

            The Internal Revenue Service has issued final regulations regarding the withholding tax rules as applied to Non-U.S. Persons. Those regulations alter certain technical requirements relating to withholding tax compliance and are effective for payments made after December 31, 1999.

PROSPECTUS

                      COLLATERALIZED MORTGAGE OBLIGATIONS
                           PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)
                      AND CERTAIN NON-AGENCY CERTIFICATES
                     AND PRIVATE MORTGAGE-BACKED SECURITIES

                     FUND AMERICA INVESTORS CORPORATION II
          AND CERTAIN TRUSTS, ALL OF THE BENEFICIAL OWNERSHIP INTEREST
           IN WHICH IS OWNED BY FUND AMERICA INVESTORS CORPORATION II

     This Prospectus relates to Collateralized Mortgage Obligations (the "Bonds") and Asset-Backed Certificates (the "Certificates" and, together with the Bonds, the "Securities"), which may be sold from time to time in one or more series (a "Series") by Fund America Investors Corporation II (the "Company") on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement (a "Prospectus Supplement"). As specified in the related Prospectus Supplement, the Securities of each Series, which will include one or more series of Bonds and/or Certificates, will be issued by either the Company or a separate entity (each a "Trust") formed by the Company solely for the purpose of issuing the Securities of the related Series (either such entity, as applicable, the "Issuer"). If a Series of Securities includes Bonds, such Bonds will be issued pursuant to an Indenture, and will represent indebtedness of the related Issuer. If a Series of Securities includes Certificates, such Certificates will evidence a beneficial ownership interest in the related Trust.

     The Securities of each Series will be secured by or will represent a beneficial interest in certain mortgage-related assets (the "Mortgage Assets") and may also be secured by, represent beneficial interests in, or have the benefits of certain other assets (together with the Mortgage Assets, the "Assets") which may include reinvestment income, reserve funds, cash accounts, insurance policies, guarantees, letters of credit or other credit enhancement ("Credit Enhancement") as described in the related Prospectus Supplement. The Mortgage Assets with respect to a Series of Bonds will consist of one or more of the following: (i) mortgage-backed certificates, mortgage pass-through certificates, or mortgage participation certificates ("Agency Securities") issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"); (ii) pass-through certificates or participation certificates, formed by the Company in connection with the issuance of the related Series of Securities for purposes of ease of administration, which are neither issued nor guaranteed by any agency or instrumentality of the United States ("Non-Agency Certificates") and which evidence undivided interests in (a) Agency Securities, (b) one or more pools of single family (one- to four-unit) residential mortgage loans or loans for which the related proceeds were used to finance property improvements, acquisition of personal property such as home appliances or furnishings, debt consolidation, or a combination of property improvements, debt consolidation and other consumer purposes, or participation interests therein (collectively, "Mortgage Loans"), (c) conditional sales contracts and installment sales or loan agreements or participation interests therein either secured by manufactured housing ("Secured Contracts") or unsecured ("Unsecured Contracts" and, together with the Secured Contracts, the "Contracts") or (d) multifamily mortgage loans secured by rental apartment buildings or projects containing five or more residential units, or cooperative apartment building loans ("Multifamily

                                                  (Cover continued on next page)

     SEE "RISK FACTORS" BEGINNING ON PAGE 28 HEREIN FOR A DESCRIPTION OF CERTAIN RISKS AND OTHER FACTORS WHICH SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE SECURITIES.
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Offers of the Securities of a Series may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement.

     There will have been no public market for any Securities prior to the offering thereof. There can be no assurance that a secondary market will develop for the Securities of any Series or, if it does develop, that such market will continue.

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

                 THE DATE OF THIS PROSPECTUS IS JUNE 24, 1998.

(Cover continued from previous page)

Loans"); (iii) mortgage pass-through or participation certificates representing beneficial interests in certain mortgage loans or certain mortgage-backed securities, collateralized mortgage obligations secured by certain mortgage loans or certain mortgage-backed securities, and residual interest securities relating to issuances of mortgage pass-through certificates or collateralized mortgage obligations (collectively, "Private Mortgage-Backed Securities") and
(iv) participation or other interests in any of the foregoing. Private Mortgage-Backed Securities may include securities formed or issued by the Company (or an Owner Trust beneficially owned by the Company), an affiliate of the Company, or by third parties. The Mortgage Assets with respect to a Series of Certificates will consist of one or more of the following: (i) Agency Securities, (ii) Non-Agency Certificates, (iii) Mortgage Loans, (iv) Contracts,
(v) Multifamily Loans, (vi) Private Mortgage-Backed Securities, and (vii) participation or other interests in any of the foregoing. To the extent specified in the related Prospectus Supplement, Mortgage Loans, Contracts and Multifamily Loans may be secured by junior liens on the related mortgaged properties, and may include Title I Loans.

     Each Series will be issued in one more Classes, one or more of which may be Principal Only Securities, Interest Only Securities, Compound Interest Securities, Variable Interest Rate Securities, Scheduled Amortization Securities, Companion Securities, Special Allocation Securities, or any other Class of Securities, if any, included in such Series and described in the related Prospectus Supplement. Principal Only Securities will not accrue, and will not be entitled to receive, any interest. Payments or distributions of interest on each Class of Securities other than Principal Only Securities and Compound Interest Securities will be made on each Payment Date or Distribution Date as specified in the Prospectus Supplement. Interest will not be paid or distributed on Compound Interest Securities on a current basis until the date or period specified in the related Prospectus Supplement. Prior to such time, interest on such Class of Compound Interest Securities will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date or Distribution Date. The amount of principal and interest available and payable on each Series on each Payment Date or Distribution Date will be applied to the Classes of such Series in the order and as otherwise specified in the related Prospectus Supplement. Principal payments or distributions on each Class of a Series will be made on a pro rata, random lot or other selection basis among Securities of such Class, as specified in the related Prospectus Supplement. Securities of a Series will be subject to redemption or repurchase only under the circumstances and according to the priorities described herein and in the related Prospectus Supplement. The Company or its affiliates may retain or hold for sale from time to time all or a portion of one or more Classes of a Series.

     Bonds of a Series will constitute non-recourse obligations of the related Issuer and Certificates of a Series will evidence an interest in the related Trust only. Neither the Bonds nor the Certificates will be insured or guaranteed by GNMA, FNMA, FHLMC, any governmental entity or, unless otherwise specified in the related Prospectus Supplement, by any other person. Unless otherwise specified in the related Prospectus Supplement, the Company's only obligations, if any, with respect to a Series will be to obtain certain representations and warranties from each Seller of the related Mortgage Assets and to assign to the related Trustee (or, in the case of Bonds issued by a Trust, to such Trust) the Company's rights with respect thereto, and its obligations pursuant to certain representations and warranties made by it. Unless otherwise specified in the Prospectus Supplement relating to a Series, no affiliate of the Company will have any obligations with respect to such Series.

     The yield on each Class of a Series will be affected by the rate of payment of principal (including prepayments) on the related Trust Estate or Mortgage Assets and the timing of receipt of such payments as described herein and in the related Prospectus Supplement.

     Each Private Mortgage-Backed Security and each participation or other interest therein securing a Series of Bonds or underlying a Series of Certificates (including Private Mortgage-Backed Securities formed or issued by the Company or an affiliate of the Company) will have been acquired by the Company, in a secondary market transaction, from a seller other than the issuer thereof and any of its affiliates, and will have been (i) issued in an offering registered under the Securities Act of 1933, as amended (the "Securities Act") or (ii) issued in an offering exempt from the registration requirements of the Securities Act and will have been held by persons other than the issuer of such securities and its affiliates for at least three years.

     If specified in the Prospectus Supplement for a Series, one or more elections may be made to treat all or specified portions of the related Trust Estate or Trust Fund as a "real estate mortgage investment conduit" ("REMIC") or to treat the arrangement by which such Series is issued as a REMIC, for federal income tax purposes. See "Certain Federal Income Tax Consequences".

              PROSPECTUS SUPPLEMENT AND CURRENT REPORT ON FORM 8-K

         The Prospectus Supplement and Current Report on Form 8-K relating to a Series to be offered hereunder will, among other things, set forth all of the following with respect to such Series:

             (i) whether the Securities of such Series are Bonds or Certificates;

            (ii) information as to the Assets, included in the related Trust Property, or otherwise available for such Series including (A) the certain characteristics of the Mortgage Assets included therein and (B) a description of the Credit Enhancement, if any, with respect to such Series;

           (iii) the aggregate original principal balance of each Class of such Series entitled to payments or distributions allocable to principal and, if a fixed rate of interest, the interest rate for each Class of such Series entitled to distributions allocable to interest;

            (iv) information as to any Class of such Series that has a rate of interest that is subject to change from time to time and the basis on which such interest rate will be determined;

             (v) information as to any Class of such Series on which interest will accrue and be added to the principal or, if applicable, notional principal balance thereof;

            (vi) information as to the method used to calculate the amount of interest to be paid on any Class of such Series entitled to payments or distributions of interest only;

           (vii) information as to the nature and extent of subordination with respect to any Class of such Series that is subordinate in right of payment to any other Class of such Series;

          (viii) the Stated Maturity of each Class of Bonds or the Assumed Final Distribution Date of each Class of Certificates;

            (ix) the circumstances, if any, under which the Securities of such Series are subject to redemption or repurchase;

             (x) the Payment Dates or Distribution Dates, as applicable, for each Class of such Securities;

            (xi) the method used to calculate the aggregate amounts of principal and interest available and required to be applied to the Securities of such Series on each Payment Date or Distribution Date, as applicable, and with respect to a Series consisting of more than one Class, the basis on which such amounts will be allocated among the Classes of such Series;

           (xii) the identity of the Trustee for such Series;

          (xiii) whether one or more elections will be made to treat all or specified portions of the Assets securing such Series or included in the related Trust Property as a REMIC and, if applicable, the designation of the regular interests and residual interests therein; and

           (xiv) information with respect to the plan of distribution of such Series.

           The actual characteristics of the Mortgage Assets relating to a Series will not deviate in any material respect from the parameters specified in the related Prospectus Supplement; provided, however, that if the characteristics described in the initial related Prospectus Supplement materially differ from the actual characteristics, a supplement to the related Prospectus Supplement will be distributed.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith is required to file reports and other information (the "Reports") with the Securities and Exchange Commission (the "Commission"). The Company has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material documents referred to herein and therein, but do not contain all of the information contained in such Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., 1st Floor, Room 1024, Washington, D.C. 20549, and at the following regional offices of the
Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

         The Company does not plan to send any financial information to holders of Securities. The Trustee, however, will include with each payment or distribution on Securities of a Series a statement containing certain payment information with respect to such Securities.

         The Company's principal executive offices are located at 6400 S. Fiddler's Green Circle, Suite 1200B, Englewood, Colorado 80111. Its telephone number is (303) 290-6025.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission under the Exchange Act are incorporated by reference in this Prospectus:

         (1) the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1997; and

         (2) the Company's Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 1998.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in an other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into any such document). Requests for such copies should be directed to Helen M. Dickens, Vice President, Fund America Investors Corporation II, 6400 S. Fiddler's Green Circle, Suite 1200B, Englewood, Colorado 80111 (303/290-6025).

                                TABLE OF CONTENTS


                                                                                       Page
                                                                                       ----

PROSPECTUS SUPPLEMENT AND CURRENT REPORT ON FORM 8-K....................................3

AVAILABLE INFORMATION...................................................................4

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.........................................4

TABLE OF CONTENTS.......................................................................5

INDEX OF PRINCIPAL TERMS................................................................9

SUMMARY OF PROSPECTUS..................................................................13

RISK FACTORS...........................................................................28
         General  .....................................................................28
         Prepayment and Yield Considerations...........................................28
         Risks Associated with Certain Loan Assets.....................................29
                  No Hazard Insurance for Title I Mortgage Loans.......................29
                  Contracts Secured by Manufactured Homes..............................29
                  Unsecured Contracts..................................................29
                  Consumer Protection Laws related to Contracts........................30
                  Reliance on Management of Timeshare Units............................30
                  Mortgaged Properties Not Located in the United States................30
         Limited Liquidity.............................................................30
         Limited Assets................................................................30
         Limitations, Reduction and Substitution of Credit Enhancement.................31
         Limitations on FHA Insurance for Title I Loans................................32
         Limited Nature of Ratings.....................................................33
         Original Issue Discount; Residual Certificates................................33
         Funds Available for Redemptions or Repurchases at the Request of Holders......34
         Book Entry Registration.......................................................34
         Nature of Direct or Indirect Backing for Securities...........................34
         Insurance Considerations for Certain Non-Agency Certificates and
                  Private Mortgage-Backed Securities...................................35
         Certain Matters Relating to Insolvency........................................35
         Junior Lien Mortgage Loans; Liquidation of Mortgage Loans.....................35
         Geographic Concentration......................................................36
         Remedies Following Default....................................................36
         Deposits, Substitutions and Withdrawals of Assets.............................36
         Other Legal Considerations....................................................36

DESCRIPTION OF THE SECURITIES..........................................................37
         General  .....................................................................37
         The Bonds - General...........................................................37
         The Certificates - General....................................................38
         Form of Securities; Transfer and Exchange.....................................38
         REMIC Election................................................................39
         Classes of Securities.........................................................39
         Payments or Distributions of Principal and Interest...........................41

                  General  ............................................................41
                  Payments or Distributions of Interest................................41
                  Payments or Distributions of Principal...............................42
                  Unscheduled Payments or Distributions................................43
         Redemption of Bonds; Termination or Repurchase with Respect to Certificates...43
         Book Entry Registration.......................................................43

ASSETS SECURING OR UNDERLYING THE SECURITIES...........................................44
         Mortgage Loans................................................................44
         Agency Securities.............................................................46
                  Government National Mortgage Association (GNMA)......................46
                  Federal National Mortgage Association (FNMA).........................48
                  Federal Home Loan Mortgage Corporation (FHLMC).......................49
                  Stripped Agency Securities...........................................51
                  Other Agency Securities..............................................51
         Non-Agency Certificates.......................................................51
         Multifamily Loans.............................................................52
         Contracts.....................................................................53
         Private Mortgage-Backed Securities............................................54
         Characteristics of Agency Securities and Private Mortgage-Backed Securities...55
         Deposit, Substitution and Withdrawal of Assets................................56
         Pre-Funding Arrangements......................................................56

CREDIT ENHANCEMENT.....................................................................57
         General  .....................................................................57
         Subordination.................................................................57
         Overcollateralization.........................................................58
         Cross-Support.................................................................58
         Pool Insurance................................................................58
         Special Hazard Insurance......................................................59
         FHA Insurance on the Multifamily Loans........................................59
         Bankruptcy Bond...............................................................60
         Reserve Funds.................................................................60
         Other Insurance, Guarantees and Similar Instruments or Agreements.............60

SERVICING OF THE MORTGAGE LOANS, MULTIFAMILY LOANS AND CONTRACTS.......................61
         Servicing Agreements..........................................................61
         Payments on Mortgage Loans....................................................62
         Advances .....................................................................63
         Servicing Procedures..........................................................63
         Primary Mortgage Insurance....................................................65
         Standard Hazard Insurance.....................................................66
                  Mortgage Loans.......................................................66
                  Secured Contracts....................................................66
                  Multifamily Loans....................................................67
         Title Insurance Policies......................................................67
         Claims Under Primary Mortgage Insurance Policies and Standard Hazard
                  Insurance Policies; Other Realization Upon Defaulted Loans...........67
         Administration and Servicing Compensation and Payment of Expenses.............68

THE INDENTURE..........................................................................69
         Modification of Indenture.....................................................69
         Events of Default.............................................................69
         Rights Upon Event of Default..................................................70

         List of Holders of Bonds.......................................................70
         Issuer's Annual Compliance Statement...........................................70
         Trustee's Annual Report........................................................71
         Satisfaction and Discharge of Indenture........................................71
         Reports by Trustee to Bondholders..............................................71
         Limitation on Suits............................................................71

THE POOLING AGREEMENT AND DEPOSIT TRUST AGREEMENT.......................................71
         Assignment of Mortgage Assets..................................................72
                  Assignment of Mortgage Loans..........................................72
                  Assignment of Contracts...............................................73
                  Assignment of Multifamily Loans.......................................73
                  Assignment of Agency Securities, Non-Agency Certificates,
                           and Private Mortgage-Backed Securities.......................74
         Repurchase or Substitution of Mortgage Loans, Contracts and Multifamily Loans..75
         Evidence as to Compliance......................................................75
         List of Certificateholders.....................................................76
         Administration of the Certificate Account......................................76
         Reports to Holders of Certificates.............................................77
         Events of Default..............................................................78
         Rights Upon Event of Default...................................................78
         Amendment......................................................................78
         Termination....................................................................79

USE OF PROCEEDS.........................................................................79

THE ISSUER..............................................................................79
         The Company....................................................................79
         Owner Trust Issuer.............................................................80
         Management Agreement...........................................................80

THE TRUSTEE.............................................................................81

CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS............................................81
         The Mortgage Loans and Multifamily Loans.......................................82
                  General  .............................................................82
                  Foreclosure...........................................................83
                  Junior Liens; Rights of Senior Mortgagees or Beneficiaries............85
                  Right of Redemption...................................................85
                  Anti-Deficiency Legislation and Other Limitations on Lenders..........85
                  Enforceability of Certain Provisions..................................86
                  Adjustable Rate Loans.................................................87
                  Environmental Legislation.............................................88
                  Applicability of Usury Laws...........................................88
                  Soldiers' and Sailors' Civil Relief Act...............................88
         Consumer Protection Laws with respect to Contracts.............................89
         The Title I Program............................................................89
                  General  .............................................................89
                  Requirements for Title I Loans........................................90
                  Requirements for Title I Contracts....................................91
                  FHA Insurance Coverage................................................92
                  Claims Procedures Under Title I.......................................93

LEGAL INVESTMENT MATTERS................................................................95

ERISA CONSIDERATIONS....................................................................95

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................................................97
         Federal Income Tax Consequences for REMIC Securities...........................98
                  General  .............................................................98
                  Status of REMIC Securities............................................98
                  Qualification as a REMIC..............................................99
                  Taxation of Regular Securities........................................99
                  Taxation of Residual Securities......................................106
                  Limitations on Deduction of Certain Expenses.........................113
                  Taxation of Certain Foreign Investors................................113
                  Backup Withholding...................................................114
                  Reporting Requirements...............................................114
         Federal Income Tax Consequences for Securities as to
                  Which No REMIC Election Is Made......................................115
                  Non-REMIC Bonds......................................................115
                  Taxable Mortgage Pools...............................................115
                  Standard Certificates................................................116
                  Stripped Certificates................................................119
                  Reporting Requirements and Backup Withholding........................121
                  Taxation of Certain Foreign Investors................................122

PLAN OF DISTRIBUTION...................................................................122

LEGAL MATTERS..........................................................................122

FINANCIAL INFORMATION AND ADDITIONAL INFORMATION.......................................122

EXPERTS  ..............................................................................123

                            INDEX OF PRINCIPAL TERMS

                                                                                               Page
                                                                                               ----
"Accrued Value".................................................................................36
"Adjustable Multifamily Loan Rates".............................................................23
"Adjustable Rate Multifamily Loans".............................................................23
"Administrator".................................................................................15
"Advance Account" ..............................................................................68
"Agency Securities".............................................................................19
"Annual Reduction"..............................................................................92
"Applicable Accounting Standards"...............................................................75
"APR".......................................................................................23, 53
"Assumed Final Distribution Date"...............................................................18
"Bankruptcy Bond" ..............................................................................60
"Beneficial Owners".........................................................................25, 44
"BIF"...........................................................................................76
"Bond Interest Rate"............................................................................15
"Book Entry Securities".....................................................................25, 43
"Certificate Account"...........................................................................41
"Certificate Interest Rate".....................................................................15
"Certificate Trustee"...........................................................................51
"Certificates of Beneficial Ownership"..........................................................80
"Class".........................................................................................13
"Clearing Agency Participants"..............................................................25, 43
"Clearing Agency" ..........................................................................25, 43
"Code"......................................................................................25, 97
"Collateral Value"..............................................................................54
"Collection Account"............................................................................41
"Commission".....................................................................................4
"Committee Report"..............................................................................99
"Companion Securities"..........................................................................40
"Company" ..................................................................................14, 79
"Compound Interest Securities"..............................................................14, 40
"Contract Loan Schedule"........................................................................73
"Contract Pool".............................................................................19, 53
"Contracts".................................................................................19, 53
"Conventional Multifamily Loans"................................................................23
"Cooperative Loans".............................................................................44
"Cooperatives"..............................................................................22, 44
"CPTs" .........................................................................................55
"Credit Enhancement"....................................................................24, 33, 57
"Custodial Account".............................................................................62
"Cut-off Date"..................................................................................39
"Deposit Date"..................................................................................75
"Deposit Trust Agreement"...................................................................13, 38
"Disqualified Organization"....................................................................109
"Distribution Date".............................................................................15
"DOL"...........................................................................................96
"ERISA".....................................................................................26, 95
"Event of Default"..............................................................................69
"Exchange Act"...................................................................................4
"FAMC"..........................................................................................80
"FDIC"..................................................................................62, 76, 95

"FHA Loans".....................................................................................46
"FHA"...........................................................................................23
"FHA-Insured Multifamily Loans".................................................................23
"FHLMC Certificate Group".......................................................................49
"FHLMC Certificates"............................................................................20
"FHLMC".........................................................................................19
"FLTs"..........................................................................................55
"FmHA Loans"....................................................................................46
"FNMA Certificates".........................................................................20, 52
"FNMA"..........................................................................................19
"Funding Agreement Trustee".....................................................................51
"Funding Agreement".............................................................................51
"Garn-St. Germain Act"..........................................................................86
"GNMA Certificates".............................................................................20
"GNMA Issuer"...................................................................................46
"GNMA"..........................................................................................19
"Guaranty Agreement"............................................................................47
"Indenture".....................................................................................13
"Initial Depositor".............................................................................80
"Insurance Proceeds"............................................................................62
"Interest Accrual Period".......................................................................15
"Interest Only Securities"..................................................................13, 40
"INVs"..........................................................................................55
"IOs"...........................................................................................55
"IRS"..........................................................................................100
"Issuer"........................................................................................38
"Liquidation Proceeds"..........................................................................62
"Loan-to-Value Ratio"...........................................................................46
"Management Agreement"..........................................................................80
"Manager".......................................................................................80
"Manufactured Home Loans".......................................................................89
"Manufactured Home".............................................................................53
"Manufacturer's Invoice Price"..................................................................54
"Market Discount" ...................................................................103, 104, 105
"Maximum Variable Interest Rate"................................................................16
"Minimum Variable Interest Rate"................................................................16
"Monthly Advance"...............................................................................63
"Mortgage Loans" ...........................................................................19, 98
"Mortgage Notes" ...............................................................................44
"Mortgage Pool Insurance Policy"................................................................58
"Mortgage Pool" ................................................................................19
"Mortgage Rates" ...............................................................................45
"Mortgaged Properties"..........................................................................44
"Mortgages".....................................................................................44
"Mortgagors"....................................................................................61
"Multifamily Loan Pool".....................................................................19, 52
"Multifamily Loan Schedule".....................................................................73
"Multifamily Loan Seller".......................................................................73
"Multifamily Loans".............................................................................19
"NCUA"......................................................................................62, 95
"Non-Agency Administrator"......................................................................51
"Non-Agency Certificates".......................................................................19
"Non-Agency Pooling and Administration Agreement"...............................................51
"Non-Agency Servicers"..........................................................................52

"Non-Priority Securities".......................................................................40
"Non-REMIC Bonds" .............................................................................115
"Notional Principal Balance"....................................................................38
"OID Regulations" .............................................................................100
"Original Issue Discount"........................................................36, 100, 105, 106
"Original Value"................................................................................46
"OTS".......................................................................................87, 95
"Owner Trustee".............................................................................13, 38
"Owner Trust"...................................................................................14
"Owner".........................................................................................88
"PACs"..........................................................................................55
"Parties in Interest"...........................................................................96
"Pass-Through Entity".....................................................................109, 110
"Payment Date"..................................................................................15
"Permitted Instruments".........................................................................57
"Plan Asset Regulations"........................................................................96
"Plans".........................................................................................96
"PMBS Agreement"................................................................................54
"PMBS Issuer"...................................................................................54
"PMBS Servicer".................................................................................54
"PMBS Trustee" .................................................................................54
"Pool Insurer" .................................................................................59
"Pooling Agreement".............................................................................13
"POs"...........................................................................................55
"Prepayment Assumption"........................................................................100
"Pre-Funding Account"...........................................................................56
"Pre-Funding Arrangement"...................................................................24, 56
"Principal Only Securities".................................................................13, 40
"Principal Prepayments".........................................................................42
"Priority Securities"...........................................................................40
"Private Mortgage-Backed Securities"............................................................20
"Prohibited Transactions"...................................................................39, 96
"Property Improvement Loans"....................................................................89
"PTC"...........................................................................................47
"Record Date"...................................................................................41
"Registrar" ....................................................................................38
"Regular Securityholder"........................................................................99
"REIT"..........................................................................................98
"Relief Act"....................................................................................88
"REMIC Pool"....................................................................................98
"REMIC Securities"..............................................................................98
"REMIC".....................................................................................25, 98
"Remittance Date" ..............................................................................62
"Remittance Rate" ..............................................................................62
"Reports"........................................................................................4
"Residual Holders"..............................................................................33
"Residual Securities"...................................................................25, 33, 98
"Residual Securityholders".....................................................................106
"Residuals".....................................................................................55
"Retail Class Security"........................................................................100
"SAIF"..........................................................................................76
"Scheduled Amortization Securities".............................................................40
"Scheduled Principal"...........................................................................50
"Secured Contract"..........................................................................23, 53

"Seller"........................................................................................44
"Senior Securities".............................................................................57
"Servicers".....................................................................................61
"Servicing Agreement"...........................................................................61
"SMMEA".....................................................................................27, 95
"Special Hazard Insurance Policy"...............................................................59
"Standard Indenture Provisions".................................................................13
"Stated Maturity" ..............................................................................18
"Stripped Certificateholder"...................................................................120
"Stripped Certificates"...................................................................116, 118
"Subordinated Securities".......................................................................57
"Subsequent Loan Assets"........................................................................56
"TACs"..........................................................................................55
"Thrift Institution"............................................................................98
"Title I Contracts".............................................................................89
"Title I Loans" ................................................................................89
"Title I Program" ..............................................................................89
"Title V" ......................................................................................88
"TMP" ..........................................................................................99
"Trust Estate" .................................................................................13
"Trust Property"................................................................................20
"Trustee"...................................................................................13, 61
"Trust" ....................................................................................15, 38
"U.S. Person" .................................................................................111
"UCC" ..........................................................................................84
"Underlying Mortgage Loans".....................................................................28
"Underwriters".................................................................................122
"Unsecured Contract"........................................................................23, 53
"VA Loans"......................................................................................46
"Variable Interest Rate Securities".............................................................14
"VA"............................................................................................23
"Window Period Loans"...........................................................................87
"Zs"............................................................................................55

                              SUMMARY OF PROSPECTUS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the Prospectus Supplement with respect to the Series offered thereby and to the related Indenture, Pooling Agreement or Deposit Trust Agreement, as applicable. Unless otherwise specified, initially capitalized terms used and not defined in this Summary of Prospectus have the meanings given to them in this Prospectus and in the related Prospectus Supplement. See "Index of Principal Terms" herein.

Securities Offered...............   Bonds and/or Certificates issuable in
                                    Series. Bonds of a Series will be issued pursuant to an indenture (the "Indenture") between the respective Issuer (as defined below) and the Trustee (the "Trustee") for such Series, and will be secured by the Assets included in a trust estate (the
                                    "Trust Estate") and pledged to secure such Series. Such Indenture may be in the form of a Terms Indenture incorporating by reference the Standard Indenture Provisions (the
                                    "Standard Indenture Provisions") of the
                                    Issuer. Certificates of a Series will be issued pursuant to either (i) a pooling agreement or a pooling and administration agreement (each, a "Pooling Agreement") between the Company, the Administrator, if any, and the Trustee for such Series or (ii) a Deposit Trust Agreement (the "Deposit
                                    Trust agreement") between the Company,
                                    acting as depositor, and a bank, trust
                                    company or any other fiduciary, acting or owner trustee (the "Owner Trustee").
                                    Certificates of a Series will evidence
                                    beneficial interests in the related Trust
                                    (as defined below). With respect to each Series, a bank, trust company or other fiduciary acting as a trustee and named in the Prospectus Supplement with respect to such Series (the "Trustee" with respect to such Series) will enter into the related
                                    Indenture, Pooling Agreement, and/or Deposit
                                    Trust Agreement, as indicated above. Holders of Securities are referred to herein as "Holders" or "Securityholders."

                                    The Securities of any Series may be issued in one or more classes (each a "Class"), as specified in the related Prospectus Supplement. One or more Classes of Securities of each Series

                                    (i)   may be entitled to receive payments or
                                    distributions allocable only to principal
                                    ("Principal Only Securities"), only to
                                    interest ("Interest Only Securities") or to any combination thereof;

                                    (ii)  may be entitled to receive payments or
                                    distributions only of prepayments of
                                    principal throughout the lives of the
                                    Securities of such Series or during
                                    specified periods;

                                    (iii) may be subordinated in the right to receive payments or distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of such Series throughout the lives of the Securities of such Series or during specified periods;

                                    (iv) may be entitled to receive such
                                    payments or distributions only after the occurrence of events specified in the Prospectus Supplement;

                                    (v) may be entitled to receive payments or distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the Assets securing such Series or included in the related Trust Property (as defined below);

                                    (vi) as to Securities entitled to payments or distributions allocable to interest, may be entitled to receive interest at a rate that is subject to change from time to time ("Variable Interest Rate Securities") or at a fixed rate;

                                    (vii) may accrue interest, with such accrued interest added to the principal amount of the Securities of such Class and no payments being made thereon until such time as is specified in the related Prospectus Supplement ("Compound Interest Securities").

                                    The timing and amounts of such distributions may vary among Classes, over time, or otherwise as specified in the related Prospectus Supplement.

                                    The Company or its affiliates may retain or hold for sale from time to time all or a portion of one or more Classes of a Series.

                                    The Securities of each Class of a Series will be issued either in fully registered form or in book entry form in the authorized denominations specified in the Prospectus Supplement. The Securities will not be guaranteed or insured by GNMA, FNMA, FHLMC, any governmental entity or, unless otherwise specified in the related Prospectus Supplement, by any other person and, except as otherwise specified in the related Prospectus Supplement, the Mortgage Assets (other than Agency Securities) relating to a Series will not be guaranteed or insured by any governmental agency or instrumentality or any other insurer.

The Company........................ Fund America Investors Corporation II (the
                                    "Company") is a limited purpose Delaware corporation formed on December 14, 1992. The Company's principal executive offices are located at 6400 S. Fiddler's Green Circle, Suite 1200B, Englewood, Colorado 80111; telephone number (303) 290-6025. See "The Issuer -- The Company."

Issuer............................. The Issuer with respect to a Series of Bonds will be either the Company or a separate entity (each, an "Owner Trust") formed by the Company solely for the purpose of issuing the Securities of one or more Series. Each Series of Bonds will be non-recourse obligations of the related Issuer. The Issuer with respect to a Series of Bonds will not have, nor be expected in the future to have, any significant assets available for payments on such Series of Bonds, other than the Assets included in the related Trust Estate.

                                    The Issuer with respect to a Series of
                                    Certificates will be the trust established by the Company pursuant to a Pooling Agreement or the Owner Trust established by the Company pursuant to a Deposit Trust Agreement (each a "Trust").

                                    Unless otherwise specified in a related
                                    Prospectus Supplement (i) each Series of
                                    Bonds will be separately secured by the
                                    related Trust Estate, which will constitute the only significant assets available to make payments on the Bonds of such Series and (ii) each Series of Certificates will be entitled to distributions only from the Assets included in the related Trust and any other Assets pledged or otherwise available for the benefit of Holders of such Series as specified in the related Prospectus Supplement.

The Administrator;
Non-Agency Administrator........... With respect to a Series of Certificates for which the related Trust includes Mortgage
                                    Loans, Multifamily Loans, and Contracts, the entity or entities named as the Administrator in the related Prospectus Supplement (the "Administrator"), will act as administrator, and may act as a servicer, with respect to such Mortgage Loans, Multifamily Loans, and Contracts. The Administrator may be an affiliate of the Company. With respect to a Series of Certificates for which the Trust does not include Mortgage Loans, Multifamily Loans or Contracts, there will be no Administrator unless otherwise specified in the related Prospectus Supplement.

                                    With respect to a Non-Agency Certificate, the entity named as the Non-Agency Administrator will act as administrator, and may act as servicer, with respect to the underlying Mortgage Loans, Multifamily Loans, and Contracts. The Non-Agency Administrator may be an affiliate of the Company.

Payments or Distributions of
Interest .......................... Each Class of a Series (other than a Class of Principal Only Securities) will accrue interest at the rate set forth in (or, in the case of Variable Interest Securities, as determined as provided in) the related Prospectus Supplement (the "Bond Interest Rate" with respect to a Class of Bonds and the "Certificate Interest Rate" with respect to a Class of Certificates). One or more Classes may be entitled to receive payments or distributions of interest only to the extent of amounts available to make such payments or distributions. Interest on each Class will accrue during the respective periods and be paid or distributed on the respective dates specified in the related Prospectus Supplement (each such period an "Interest Accrual Period" and each such date a "Payment Date" with respect to a Class of Bonds and a "Distribution Date" with respect to a Class of Certificates). Interest on all Securities which bear or receive interest, other than Compound Interest Securities, will be due and payable on the Payment Dates, or distributed on the Distribution Dates, as applicable, specified in the related Prospectus Supplement. However, failure to pay or distribute interest on a current basis may not necessarily be an Event of Default with respect to a particular Series or Class of Securities. Interest on any Class of Compound Interest Securities will not be paid or distributed currently, but will accrue and the amount of the interest so accrued will be added to the principal thereof on each Payment Date or Distribution Date, as applicable, until such time as is specified in the related Prospectus Supplement. Principal Only Securities will not accrue, and will not be entitled to receive, any interest. Upon maturity or earlier redemption of the Securities of any Class, interest will be paid to the date specified in the related Prospectus Supplement.

                                    Each payment of interest on each Class of Securities (or addition to principal of a Class of Compound Interest Securities) on a Payment Date or Distribution Date, as applicable, will include all interest accrued during the related Interest Accrual Period. If the Interest Accrual Period for a Series ends on a date other than a Payment Date or Distribution Date, as applicable, for such Series, the yield realized by the Holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such Payment Date or Distribution Date. Additionally, if so specified in the related Prospectus Supple ment, interest accrued for an Interest Accrual Period for one or more Classes may be calculated on the assumption that principal payments or distributions (and additions to principal of the Securities), and allocations of losses on the Mortgage Assets (if so specified in the related Prospectus Supplement), are made on the first day of the preceding Interest Accrual Period and not on the Payment Date or Distribution Date, as applicable, for such preceding Interest Accrual Period when actually made or added. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding.

                                    With respect to each Class of Variable
                                    Interest Rate F Securities of a Series, the related Prospectus Supplement will set forth: (i) the initial Bond Interest Rate or Certificate Interest Rate, as applica ble, (or the manner of determining the initial Bond Interest Rate or Certificate Interest
                                    Rate); (ii) the formula, index or other
                                    method by which the Bond Interest Rate or Certificate Interest Rate, as applicable, will be determined from time to time; (iii) the periodic intervals at which such determination will be made; (iv) the interest rate cap (the "Maximum Variable Interest Rate") if any, and the interest rate floor (the "Minimum Variable Interest Rate"), if any, on the Bond Interest Rate or Certificate Interest Rate for such Variable Interest Rate Securities; and any other terms relevant to such Class of Securities. See "Description of the Securities -- Payments or Distributions of Principal and Interest -- Payments or Distributions of Interest."

Payments or Distributions
of Principal .....................  Principal payments and/or distributions on the Securities of a Series will be made from amounts available therefor on each Payment Date or Distribution Date, as applicable, in an aggregate amount determined as set forth in the related Prospectus Supplement and will be allocated among the respective Classes of a Series of Securities at the times, in the manner and in the priority set forth in the related Prospectus Supplement.

                                    Except with respect to Compound Interest
                                    Securities and Interest Only Securities, unless specified otherwise in the related Prospectus Supplement, on each Payment Date or Distribution Date, as applicable, principal payments and/or distributions will be made on the Securities of a Series in an aggregate amount determined in the related Prospectus Supplement. If a Series has a Class of Compound Interest Securities, additional principal payments on the Securities of such Series will be made on each Payment Date or Distribution Date, as applicable, in an amount equal to the interest accrued, but not then payable or distributable, on such Class of Compound Interest Securities for the related Interest Accrual Period. See "Description of the Securities -- Payments or Distributions of Principal and Interest -- Payments or Distributions of Principal."

Unscheduled Payments or
Distributions...................... If specified in the related Prospectus
                                    Supplement, the Securities of a Series will be subject to receipt of payments and/or distributions before the next scheduled Payment Date or Distribution Date as described under "Description of Securities-- Payments or Distributions of Principal and Interest -- Unscheduled Payments or Distributions."

Allocation of Losses............... If so specified in the related Prospectus
                                    Supplement, on any Payment Date or
                                    Distribution Date, as applicable, on which the principal balance of the Mortgage Assets relating to a Series is reduced due to losses on such Mortgage Assets, (i) the amount of such losses will be allocated first, to reduce the aggregate outstanding principal balance of the Subordinate Securities of such Series or other subordination, if any, and, thereafter, to reduce the aggregate outstanding principal balance of the remaining Securities of such Series in the priority and manner specified in such Prospectus Supplement until the aggregate outstanding principal balance of each Class of such Securities so specified has been reduced to zero or paid in full, thus reducing the amount of principal payable or distributable on each such Class of Securities or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such reductions of principal of a Class or Classes of Securities will be allocated to the Holders of the Securities of such Class or Classes pro rata in the proportion which the outstanding principal of each Security of such Class or Classes bears to the aggregate outstanding principal balance of all Securities of such

                                    Class. See "Description of the Securities --
                                    Payments or Distributions of Principal and Interest -- Payments or Distributions of Principal."

Stated Maturity and Assumed
Final Distribution Date............ The "Stated Maturity" for each Class of
                                    Bonds of a Series will be the date specified in the related Prospectus Supplement no later than which all the Bonds of such Class will be fully paid, as determined on the basis of the assumptions set forth in the related Prospectus Supplement. The "Assumed Final Distribution Date" for each Class of Certificates of a Series will be the date specified in the related Prospectus Supplement after which no Certificates of such Class will remain outstanding, as determined on the basis of the assumptions set forth in the related Prospectus Supplement. The Assumed Final Distribution Date of a Class of Certificates may equal the maturity date of the Mortgage Asset in the related Trust which has the latest stated maturity or will be determined as described herein and in the related Prospectus Supplement.

                                    The actual maturity date of the Securities of a Series will depend primarily upon the level of prepayments with respect to the Mortgage Assets (including the Underlying Mortgage Loans if such Mortgage Assets consist of Mortgage Certificates) securing or underlying such Series of Securities. The actual maturity of any Securities is likely to occur earlier and may occur substantially earlier than its Stated Maturity or Assumed Final Distribution Date, as applicable, as a result of the application of prepayments to the reduction of the principal balances of the Securities. The rate of prepayments on the Mortgage Assets securing or underlying a Series will depend on a variety of factors, including certain characteristics of such Mortgage Loans and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series. See "Special Considerations."

Redemption of Bonds................ To the extent provided in the related
                                    Prospectus Supplement, the Bonds of any
                                    Class of Series may be (i) redeemed at the request of holders of such Bonds; (ii) redeemed at the option of the Company or another party specified in the related Prospectus Supplement; or (iii) subject to special redemption under certain circumstances. The circumstances and terms under which the Bonds of a Series may be redeemed will be described in the related Prospectus Supplement.


Termination or Repurchase with
Respect to Certificates............ To the extent provided in the related
                                    Prospectus Supplement, the Certificates of any Class of a Series may be (i) repurchased at the request of holders of such Certificates; (ii) repurchased at the option of the Company, the Administrator, if any, or another party specified in the related Prospectus Supplement; or (iii) subject to special repurchase under certain circumstances. In addition, if so specified in the Prospectus Supplement for a Series of Certificates, the Company, the Administrator, if any, or another party specified in the related Prospectus Supplement may, at its option, cause an early termination of the Trust for such Series by repurchasing all of the Mortgage Assets from such Trust, under the circumstances specified in such Prospectus Supplement. The circumstances and terms under which the Certificates of a Series may be repurchased and the circumstances and terms under which the related Trust may be terminated will be described in the related Prospectus Supplement.

Assets Securing or
Underlying the Securities.......... Each Series of Bonds will be separately secured by a Trust Estate. The Mortgage
                                    Assets included in the Trust Estate with respect to a Series of Bonds will include Mortgage Assets consisting of one or more of the following, as specified in the related Prospectus Supplement:

                                    (i)      mortgage-backed certificates,
                                             mortgage pass-through certificates
                                             or mortgage participation
                                             certificates, including residual
                                             interests ("Agency Securities")
                                             issued or guaranteed by the
                                             Government National Mortgage
                                             Association ("GNMA"), the Federal
                                             National Mortgage Association
                                             ("FNMA") or the Federal Home Loan
                                             Mortgage Corporation ("FHLMC");

                                    (ii)     non-publicly offered pass-through
                                             certificates or participation
                                             certificates which are neither
                                             issued nor guaranteed by any agency
                                             or instrumentality of the United
                                             States ("Non-Agency Certificates")
                                             and which evidence undivided
                                             interests in (a) Agency Securities,
                                             (b) a pool (a "Mortgage Pool") of
                                             single family (one- to four-unit)
                                             residential mortgage loans or loans
                                             for which the related proceeds were
                                             used to finance property
                                             improvements, acquisition of
                                             personal property such as home
                                             appliances or furnishings, debt
                                             consolidation or a confirmation of
                                             property improvements, debt
                                             consolidation and other consumer
                                             purposes, or participation
                                             interests therein (collectively,
                                             "Mortgage Loans"), (c) a pool (a
                                             "Contract Pool") of conditional
                                             sales contracts and installment
                                             sales or loan agreements or
                                             participation interests therein
                                             secured by manufactured housing
                                             ("Contracts") or (d) a pool (a
                                             "Multifamily Loan Pool") of
                                             multifamily mortgage loans
                                             including cooperative apartment
                                             building loans ("Multifamily
                                             Loans");

                                    (iii)    mortgage pass-through certificates
                                             representing beneficial interests
                                             in certain mortgage loans or
                                             certain mortgage-backed securities,
                                             collateralized mortgage obligations
                                             secured by certain mortgage loans
                                             or certain mortgage-backed
                                             securities, and residual interest
                                             securities relating
                                             to issuances of mortgage pass-
                                             through certificates or
                                             collateralized mortgage obligations
                                             (collectively, "Private
                                             Mortgage-Backed Securities"); and

                                    (iv)     participation or other interests in
                                             any of the foregoing.

                                    Each Series of Certificates will represent beneficial ownership interests in a Trust. The Mortgage Assets included in the related Trust with respect to a Series of Certificates will include Mortgage Assets consisting of one or more of the following, as specified in the related Prospectus
                                    Supplement:

                                    (i)      Agency Securities,

                                    (ii)     Non-Agency Certificates,

                                    (iii)    a Mortgage Pool,

                                    (iv)     a Contract Pool,

                                    (v)      a Multifamily Loan Pool,

                                    (vi)     Private Mortgage-Backed Securities,
                                             and

                                    (vii)    participation or other interests in
                                             any of the foregoing.

                                    Trust Property may also include, or the
                                    related Securities may also have the
                                    benefits of, certain other Assets, including but not limited to: reinvestment income, reserve funds, cash accounts, insurance policies, guarantees, letters of credit or other credit enhancement as described in the related Prospectus Supplement, intended to decrease the likelihood that holders of Securities will experience delays in payments or distributions of scheduled payments on, or losses in respect of, the assets included in such Trust Estate or Trust (together with the Trust Estate or the assets of the Trust, as applicable, the "Trust Property"). The Securities of any Series will be entitled to payment only from the Trust Property.

A. Agency Securities..............  Agency Securities will consist of:

                                    (i)      "fully modified pass-through"
                                             mortgage-backed certificates
                                             guaranteed as to timely payment of
                                             principal and interest by the GNMA
                                             ("GNMA Certificates"),

                                    (ii)     guaranteed mortgage pass-through
                                             certificates issued and guaranteed
                                             as to timely payment of principal
                                             and interest by the FNMA ("FNMA
                                             Certificates"),

                                    (iii)    mortgage participation certificates
                                             issued and guaranteed as to timely
                                             payment of interest and, unless
                                             otherwise specified in the related
                                             Prospectus Supplement, ultimate
                                             payment of principal by the FHLMC
                                             ("FHLMC Certificates"),

                                    (iv)     stripped mortgage-backed securities
                                             representing an undivided interest
                                             in all or a part of either the
                                             principal distributions (but not
                                             the interest distributions) or the
                                             interest distributions (but not the
                                             principal distributions) or in some
                                             specified portion of the principal
                                             and interest distributions (but not
                                             all of such distributions) on
                                             certain GNMA, FNMA or FHLMC
                                             Certificates and, unless otherwise
                                             specified in the Prospectus
                                             Supplement, guaranteed to the same
                                             extent as the underlying
                                             securities,

                                    (v)      other types of mortgage-backed
                                             certificates, mortgage pass-through
                                             certificates or mortgage
                                             participation certificates issued
                                             or guaranteed by GNMA, FNMA or
                                             FHLMC, such as FNMA Guaranteed
                                             REMIC Pass-Through Certificates
                                             and FHLMC Multiclass Mortgage
                                             Participation Certificates, and
                                             including residual interest
                                             securities, as described in the
                                             related Prospectus Supplement or

                                    (vi)     a combination of such Agency
                                             Securities.

                                    All GNMA Certificates will be backed by the full faith and credit of the United States. No FHLMC or FNMA Certificates will be backed, directly or indirectly, by the full faith and credit of the United States.

                                    The Prospectus Supplement for a Series will describe any Agency Securities to be included in the related Trust Property, and will specify certain characteristics of the mortgage loans underlying such Agency Securities. See "Assets Securing or Underlying the Securities -- Agency Securities."

B.  Non-Agency Certificates........ Non-Agency Certificates will evidence an undivided interest in Agency Securities, a Mortgage Loan Pool, a Contract Pool, or a Multifamily Loan Pool. Non-Agency Certificates themselves will have been formed by the Company in connection with the issuance of the related Series of Securities for purposes of ease of administration, and will not be insured or guaranteed by the United States or any agency or instrumentality thereof. Unless otherwise specified in the related Prospectus Supplement relating to a Series, payments on the Non-Agency Certificates to be included in the related Trust Property will be distributed directly to the related Trustee as registered owner of such Non-Agency Certificates. The Prospectus Supplement for a Series will describe any Non-Agency Certificates to be included in the related Trust Property, and will specify certain characteristics of the Agency Securities, Mortgage Loans, Contracts or Multifamily Loans underlying such Non-Agency Certificates. See "Assets Securing or Underlying the Securities -- Non-Agency Certificates."

C.  Private Mortgage-Backed
     Securities...................  Private Mortgage-Backed Securities may
                                    include (a) mortgage pass-through
                                    certificates representing beneficial
                                    interests in certain mortgage loans or
                                    certain mortgage-backed securities, (b)
                                    collateralized mortgage obligations secured by certain mortgage loans or certain mortgage-backed securities or (c) residual interest securities relating to an issuance of securities of the type referred to in clause (a) or (b). Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain mortgage loans. Private Mortgage-Backed Securities may include securities formed or issued by the Company (or an Owner Trust beneficially owned by it), by an affiliate of the Company, or by third parties. Although individual mortgage loans underlying a Private Mortgage-Backed Security may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Mortgage-Backed Securities themselves will not be so insured or guaranteed. The mortgage loans underlying Private Mortgage-Backed Securities may be secured by single-family property, multifamily property, manufactured homes, or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a Cooperative and the related shares issued by such Cooperative. Unless otherwise specified in the related Prospectus Supplement relating to a Series, payments on the Private Mortgage-Backed Securities relating to a Series will be distributed directly to the related Trustee as registered owner of such Private Mortgage-Backed Securities. The Prospectus Supplement for a Series will describe any Private Mortgage-Backed Securities to be included in the related Trust Property, and will specify certain characteristics of the mortgage loans underlying such Private Mortgage-Backed Securities. See "Assets Securing or Underlying the Securities -- Private Mortgage-Backed Securities."

D.  Mortgage Loans...............   Unless otherwise specified in the related
                                    Prospectus Supplement, the Mortgage Loans underlying the Non-Agency Certificates included in the Trust Property for a Series, or the Mortgage Loans included in the Trust
                                    Property for a Series of Securities will be conventional mortgage loans originated or acquired by the Company, either directly or through an affiliate. The residential properties securing the Mortgage Loans may be located in or outside of the United
                                    States. If so specified in the related
                                    Prospectus Supplement, the Mortgage Loans relating to a Series may include cooperative apartment loans with respect to individual units in cooperative apartment complexes, which loans are secured by security interests in shares issued by private, non-profit, cooperative housing corporations
                                    ("Cooperatives") and in the related
                                    proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such
                                    Cooperatives' buildings. In addition, the
                                    Mortgage Loans may be secured by junior
                                    liens on the related mortgaged properties.
                                    Mortgage Loans may include Title I Loans.

                                    The related Prospectus Supplement for a
                                    Series will describe any Mortgage Loans
                                    underlying the Non-Agency Certificates to be included in the related Property, or the Mortgage Loans included in the Trust Property for a Series of Securities, and will specify certain information regarding the payment terms of such Mortgage Loans. See "Assets Securing or Underlying the Securities -- Mortgage Loans."

E.  Contracts...................    The Contracts underlying the Non-Agency
                                    Certificates included in the Trust Property, for a Series, or the Contracts included in the Trust Property for a Series of Certificates will consist of conditional sales contracts and installment sales or loan agreements or participation interests therein secured by new or used Manufactured
                                    Homes (as defined herein). As specified in the related Prospectus Supplement, Contracts may either be secured by new or used
                                    Manufactured Homes (as defined herein) (a
                                    "Secured Contract") or unsecured (an
                                    "Unsecured Contract"). Contracts may be
                                    conventional (i.e., not insured or
                                    guaranteed by any government agency),
                                    insured by the Federal Housing
                                    Administration ("FHA"), including Title I
                                    Contracts, or partially guaranteed by the Veterans Administration ("VA"), as specified in the related Prospectus Supplement. Unless otherwise specified in the related
                                    Prospectus Supplement, each Contract will be fully amortizing and will bear interest at a fixed annual percentage rate ("APR"). The related Prospectus Supplement for a Series will describe any Contracts underlying the Non-Agency Certificates included in the related Trust Property for a Series, or the Contracts included in the Trust Property for a Series of Securities. The Unsecured
                                    Contracts included in the Trust Property for a Series will not constitute a material concentration of the assets of such Trust
                                    Property. See "Assets Securing or Underlying the Securities -- Contracts."

F.  Multifamily Loans.............. Multifamily Loans underlying the Non-Agency
                                    Certificates included in the Trust Property, for a Series or the Multifamily Loans included in the Trust Property for a Series of Certificates may, as specified in the related Prospectus Supplement, include fixed rate or adjustable rate Multifamily Loans. Multifamily Loans may be conventional multifamily mortgage loans ("Conventional Multifamily Loans") or mortgage loans insured by the FHA ("FHA-Insured Multifamily Loans") in each case secured by rental apartment buildings or projects containing five or more residential units or may be mortgage loans with respect to apartment buildings owned by Cooperatives. Multifamily Loans may include Title I Loans. Adjustable rate Multifamily Loans ("Adjustable Rate Multifamily Loans") may, as described in the related Prospectus Supplement, permit or require periodic changes in the interest rates borne by the Multifamily Loans ("Adjustable Multifamily Loan Rates") and in the monthly payments made on the Multifamily Loans. Multifamily Loans relating to a Series may, as described in the related Prospectus Supplement, provide for no amortization of the principal amount of such loans prior to maturity or for a specified period after origination, and require the entire unpaid principal balance to be paid in a lump sum at maturity or may provide for full amortization of principal over the term of the Multifamily Loan. Multifamily Loans may provide for negative amortization as specified in the related Prospectus Supplement.

                                    The related Prospectus Supplement for a
                                    Series will describe any Multifamily Loans underlying the Non-Agency Certificates to be included in the related Trust Property, for a Series, or the Multifamily Loans included in the Trust Property for a Series of Certificates. See "Assets Securing or Underlying the Securities -- Multifamily Loans."

G. Pre-Funding Arrangements........ If so specified in the related Prospectus
                                    Supplement, the Trust Property may include a pre-funding account which will be used to acquire additional Trust Property for a specified period of time following the date on which the related Securities are issued. Any such pre-funding arrangement (a "Pre-Funding Arrangement") will require that any Trust Property to be so acquired will conform to the requirements specified in the related Indenture or Pooling Agreement. See "Assets Securing or Underlying the Securities -- Pre-Funding Arrangements."

Advances........................... Unless otherwise specified in the Prospectus
                                    Supplement for a Series, the Servicers (in the case of a Series of Certificates) and the Non-Agency Servicers (in the case of Non-Agency Certificates) of the related Mortgage Loans, Contracts and Multifamily Loans will be obligated to advance delinquent installments of principal and interest (less applicable servicing fees) on such Mortgage Loans, Contracts and Multifamily Loans. Unless otherwise specified in the related Prospectus Supplement, in the event a Servicer or Non-Agency Servicer fails to make such advances, the related Administrator (in the case of a Series of Certificates) and the related Non-Agency Administrator (in the case of Non-Agency Certificates) shall be obligated to make the advance. Any such obligation to make advances may be limited to amounts due holders of the related Certificates or Non-Agency Certificates, as applicable, to amounts deemed to be recoverable from late payments or liquidation proceeds, to specified periods or any combination thereof, in each case as specified in the related Prospectus Supplement. Any such advance will be recoverable by the applicable Servicer (or the related Administrator) as specified in the related Prospectus Supplement.

Credit Enhancement................  If specified in the related Prospectus
                                    Supplement, a Series, or certain Classes within such Series, may have the benefit of one or more types of credit enhancement ("Credit Enhancement") including but not limited to subordination, cross support, mortgage pool insurance, special hazard insurance, a bankruptcy bond, reserve funds, other insurance, guarantees and similar instruments and arrangements. The protection against losses afforded by any such Credit Enhancement will be limited. See "Credit Enhancement."

Book Entry Registration..........   If the Prospectus Supplement for a Series
                                    so provides, Securities of one or more
                                    Classes Of such Series may be issued in
                                    book entry form ("Book Entry Securities") in which case a single Bond or Certificate, as applicable, will be issued in the name of a clearing agency (a "Clearing Agency") registered with the Securities and Exchange
                                    Commission, or its nominee. Transfers and pledges of Book Entry Securities may be made only through entries on the books of the Clearing Agency in the name of brokers, dealers, banks and other organizations eligible to maintain accounts with the Clearing Agency ("Clearing Agency
                                    Participants") or their nominees. Transfers and pledges by purchasers and other beneficial owners of Book Entry Securities
                                    ("Beneficial Owners") other than Clearing
                                    Agency Participants may be effected only through Clearing Agency Participants.
                                    Beneficial Owners will receive payments or distributions of principal and interest, and, if applicable, may tender Securities for redemption or repurchase to the related
                                    Trustee, only through the Clearing Agency and Clearing Agency Participants. Except as otherwise specified in this Prospectus or a related Prospectus Supplement, the terms
                                    "Securityholders" and "holders" shall be deemed to include Beneficial Owners. See
                                    "Special Considerations-- Book Entry
                                    Registration" and "Description of the
                                    Securities-- Book Entry Registration."

Certain Federal Income Tax
Consequences......................  The federal income tax consequences to
                                    Holders of a Series will depend on, among other factors, whether one or more elections are made to treat the related Trust Property or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") under the provisions of the Internal Revenue Code of 1986, as amended (the "Code"). The Prospectus Supplement for each Series will specify whether such an election will be made.

                                    If the applicable Prospectus Supplement so specifies with respect to a Series of Securities, one or more REMIC elections will be made with respect F to such Series of Securities. Securities of such Series will be designated as "regular interests" in a REMIC ("Regular Securities") or as "residual interests" in a REMIC ("Residual Securities").

                                    If the applicable Prospectus Supplement so specifies with respect to a Series of Securities, the Securities of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead will be treated as (i) indebtedness of the Issuer, (ii) an undivided beneficial ownership interest in the Mortgage Assets (and the arrangement pursuant to which the Mortgage Assets will be held and the Securities will be issued will be treated as a grantor trust under

                                    Subpart E, part I of subchapter J of Chapter
                                    1 of Subtitle A of the Code and not as an association taxable as a corporation for federal income tax purposes); (iii) equity interests in an association that will satisfy the requirements for qualification as a real estate investment trust; or (iv) interests in an entity that will satisfy the requirements for qualification as a partnership for federal income tax purposes. The federal income tax consequences to Holders of any such Series will be described in the related Prospectus Supplement to the extent not described herein.

                                    Compound Interest Securities and Principal
                                    Only Securities will, and certain other
                                    Classes of F Securities may, be issued with original issue discount that is not de minimis. In such cases, the Holder will be required to include the original issue discount in gross income as it accrues, which may be prior to the receipt of cash, or a portion of the cash, attributable to such income. If a Security is issued at a premium, the Holder will be entitled to make an election to amortize such premium on a constant yield method. Securities constituting regular or residual interests in a REMIC will generally represent "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "loans secured by an interest in real property" for domestic building and loan associations and "real estate assets" for real estate investment trusts to the extent that the underlying mortgage loans and interest thereon qualify for such treatment. Non-REMIC Securities will not qualify for such treatment.

                                    A Holder of a Residual Security will be
                                    required to include in its income its pro rata share of the taxable income of the REMIC. In certain circumstances, the Holder of a Residual Security may have REMIC taxable income or tax liability attributable to REMIC taxable income for a particular period in excess of cash distributions for such period or have an after-tax return that is less than the after-tax return on comparable debt instruments. In addition, a portion (or, in some cases, all) of the income from a Residual Security (i) except in certain circumstances with respect to a Holder classified as a thrift institution under the Code, may not be subject to offset by losses from other activities, (ii) for a Holder that is subject to tax under the Code on unrelated business taxable income, may be treated as unrelated business taxable income and (iii) for a foreign Holder, may not qualify for exemption from or reduction of withholding. Further, individual Holders are subject to limitations on the deductibility of expenses of the REMIC. See "Certain Federal Income Tax Consequences."

ERISA Considerations............... A fiduciary of any employee benefit plan subject to the Employee Retirement Income
                                    Security Act of 1974, as amended ("ERISA"), or the Code should carefully review with its own legal advisors whether the purchase or holding of Securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See "ERISA Considerations." To the extent described in the Prospectus

                                    Supplement for a Series, certain Classes of Securities of such Series may not be transferred unless the Trustee and the Company are furnished with a letter of representation or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Company or the Administrator, if any, to additional obligations. Additionally, unless otherwise specified in the related Prospectus Supplement, Securities representing an "equity" interest in a Mortgage Pool consisting of multifamily mortgage loans may not be transferred to an employee benefit plan or other retirement plan or arrangement subject to ERISA. See "Description of the Securities -- General" and "ERISA Considerations."

Legal Investment Matters........... Unless otherwise specified in the related
                                    Prospectus Supplement, Securities of each
                                    Series will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and, as such, will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors. See "Legal Investment Matters."

Use of Proceeds.................... Substantially all of the net proceeds from the sale of a Series will be applied to the simultaneous purchase of the Mortgage Assets included in the related Trust Property or to reimburse the amounts previously used to effect such purchase, the costs of carrying the Mortgage Assets until sale of such Series and to pay other expenses connected with pooling the Mortgage Assets and issuing such Series. See "Use of Proceeds."

Rating............................. It is a condition to the issuance of each
                                    Class of a Series specified as being offered by the related Prospectus Supplement that the Securities of such Class be rated in one of the four highest rating categories established for such Securities by a nationally recognized statistical rating agency.

                                  RISK FACTORS

         Prospective investors in the Securities should consider, among other things, the following factors in connection with the purchase of the
Certificates:

GENERAL

         An investment in Securities secured by or evidencing interests in a Mortgage Pool may be affected by, among other things, a decline in real estate values or a decline in mortgage interest rates. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the related Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by applicable insurance policies, if any, or by any Credit Enhancement as described herein, Holders of Securities secured by or evidencing interests in such Mortgage Pool will bear all risk of loss resulting from default by Mortgagors and will have to look primarily to the value of the related Mortgaged Properties for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans. See "Assets Securing or Underlying the Securities -- Mortgage Loans."

         An investment in Securities secured by or evidencing interests in a Multifamily Loan Pool may also be affected, among other things, by a decline in real estate values or a decline in mortgage interest rates. The actual rates of delinquencies, foreclosures and losses on Multifamily Loans could be affected by adverse changes in general economic conditions and by local conditions including excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in the area, by federal, state or local regulations and controls affecting rents, prices of goods, fuel and energy consumption and prices, water and environmental restrictions affecting new construction, by increasing labor and materials costs, and by the relative attractiveness to tenants of the multifamily rental projects securing such Multifamily Loans and their neighborhoods. Repayment of a Multifamily Loan secured by an apartment building owned by a cooperative will depend primarily on the receipt of payments from the tenant-stockholders of the cooperative and its ability to refinance the loan at maturity. To the extent that such losses are not covered by applicable insurance policies, if any, or by any Credit Enhancement, Holders of Securities secured by or evidencing interests in a Multifamily Loan Pool will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the multifamily projects for recovery of the outstanding principal and unpaid interest of the defaulted Multifamily Loans. See "Assets Securing or Underlying the Securities -- Multifamily Loans."

         An investment in Securities secured by or evidencing interests in Contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of Contracts. To the extent that losses on Contracts are not covered by applicable insurance policies, if any, or by any Credit Enhancement, Holders of the Securities secured by or evidencing interests in such Contracts will bear all risk of loss resulting from default by obligors and will have to look primarily to the value of the Manufactured Homes for recovery of the outstanding principal and unpaid interest of the defaulted Contracts. See "Assets Securing or Underlying the Securities -- Contracts."

PREPAYMENT AND YIELD CONSIDERATIONS

         The prepayment experience on the Mortgage Loans, the Multifamily Loans, and the Contracts included in the Trust Property or underlying the Non-Agency Certificates included in the Trust Property, and on the mortgage loans underlying the Agency Securities and the Private Mortgage-Backed Securities (the "Underlying Mortgage Loans") will affect the average life of each Class of Securities relating to the Trust Property including such Mortgage Assets. Prepayments on the Mortgage Loans, the Multifamily Loans, the Contracts and the Underlying Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors, including the difference between the interest rates on the Mortgage Loans, the Multifamily Loans, the Contracts or the Underlying Mortgage Loans (giving consideration to the cost of refinancing) and prevailing mortgage rates. In general, if mortgage interest rates fall below the interest rates on the Mortgage Loans, the Multifamily Loans, the Contracts or the Underlying Mortgage Loans relating to a Series, the rate of prepayment would be expected to increase and Securityholders of such Series may be unable to reinvest such payments in securities of comparable quality having interest rates similar to those borne by the Securities of such Series. Conversely, if mortgage interest rates rise above the interest rates on the Mortgage Loans, the Multifamily Loans, the Contracts or the Underlying Mortgage Loans, the rate of prepayment would be expected to decrease. Prepayments on Multifamily Loans may also be influenced by a variety of economic factors affecting project sale or refinancing, including, without limitation, the relative tax benefits of continued ownership of the property as a result of changes in federal tax law, among other factors. Prepayments may be influenced by a variety of economic, geographic, social and other factors, including aging, seasonality and interest rate fluctuations. Other factors affecting prepayment of mortgage loans include changes in housing needs, job transfers, unemployment and servicing decisions.

         Additional prepayment, yield and weighted average life considerations with respect to a Series of Securities will be set forth in the related Prospectus Supplement.

RISKS ASSOCIATED WITH CERTAIN LOAN ASSETS

         NO HAZARD INSURANCE FOR TITLE I MORTGAGE LOANS. With respect to any Title I Loans, the FHA Regulations do not require that a borrower obtain title or fire and casualty insurance as a condition to obtaining a property improvement loan. With respect to both manufactured home contracts that are Title I Contracts and property improvement loans that are Title I Loans, if the related Mortgage Property is located in a flood hazard area, however, flood insurance in an amount at least equal to the loan amount is required. In addition, the FHA Regulations do not require that the borrower obtain insurance against physical damage arising from earth movement (including earthquakes, landslides and mudflows) as a condition to obtaining a property improvement loan insured under the Title I Program. Accordingly, if a Mortgaged Property that secures a Title I Loan suffers any uninsured hazard or casualty losses, holders of any Securities secured in whole or in part by Title I Loans may bear the risk of loss resulting from a default by the borrower to the extent such losses are not recovered by foreclosure on the defaulted loans or from any FHA claims payments. Such loss may be otherwise covered by amounts available from the credit enhancement provided for the Securities, as specified in the related Prospectus Supplement.

         CONTRACTS SECURED BY MANUFACTURED HOMES. The Contracts will be secured by security interests in Manufactured Homes that are not considered to be real property because they are not permanently affixed to real estate. Perfection of security interests in such Manufactured Homes and enforcement of rights to realize upon the value of such Manufactured Homes as collateral for the Secured Contracts are subject to a number of Federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, the Servicer of a Secured Contract will not amend any certificate of title to change the lienholder specified therein from such Servicer to the Issuer or the applicable Trustee and will not deliver any certificate of title to such Issuer or Trustee or note thereon such Issuer's or Trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to such Issuer or Trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to such Issuer or Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Servicer or a trustee in bankruptcy of the Servicer. If any related Credit Enhancement is exhausted and a Secured Contract is in default, then recovery of amounts due on such Secured Contracts is dependent on repossession and resale of the Manufactured Home securing such Secured Contract. Certain other factors may limit the ability of the Servicer to realize upon the Manufactured Homes or may limit the amount realized to less than the amount due.

         UNSECURED CONTRACTS. The obligations of the borrower under any Unsecured Contract included as part of the related Trust Property will not be secured by an interest in the related real estate or otherwise, and the related Issuer, as the owner of such Unsecured Contract and the related Trustee, as assignee for the benefit of the Holders of Bonds, of the Issuer's interest in such Unsecured Contract, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under an Unsecured Contract, the related Issuer or Trustee, as applicable, will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to an borrower on an Unsecured Contract, the obligations of the borrower under such Unsecured Contract may be discharged in their entirety, notwithstanding the fact that the portion of such borrower's assets made available to the related Trustee as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts. A borrower on an Unsecured Contract may not demonstrate the same degree of concern over performance of its obligations under such Unsecured Contract as if such obligations were secured by a single family residence owned by such borrower.

         CONSUMER PROTECTION LAWS RELATED TO CONTRACTS. Numerous federal and state consumer protection laws impose requirements on lending under retail installment sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as a result of such lender's or seller's noncompliance. These laws would apply to a Trustee as an assignee of Contracts. The Company will warrant that each Contract complies with all requirements of law and, with respect to any Secured Contract, will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each Manufactured Home securing such Secured Contract. A breach of any such warranty that materially adversely affects the interests of the Securityholders in any Contract would create an obligation of the Seller to repurchase or replace such Contract unless such breach is cured.

         RELIANCE ON MANAGEMENT OF TIMESHARE UNITS. Unlike most conventional single-family residential properties, the value of a timeshare unit is substantially dependent on the management of the resort property in which it is located. Management of timeshare resort properties includes operation of a reservation system, maintenance of the physical structure, refurbishing of individual units, maintenance and management of common areas and recreational facilities, and facilitating the rental of individual units on behalf of timeshare owners. In addition, timeshare units, which are purchased for intervals of one or more specified weeks each year, are marketed as the owner's purchase of future vacation opportunities rather than as a primary residence, a second home or an investment. Accordingly, while borrowers are obligated to make payments under their Mortgage Loans irrespective of any defect in, damage to or change in conditions (such as poor management, faulty construction or physical, social or environmental conditions) relating to the timeshare properties, any such defect, damage or change in conditions could result in delays in payment or in defaults by borrowers whose timeshare units are affected.

         MORTGAGED PROPERTIES NOT LOCATED IN THE UNITED STATES. If so provided in the related Prospectus Supplement, the Trust Property with respect to a Series may include Mortgage Loans or Multifamily Loans that are, or Non-Agency Certificates backed by Mortgage Loans or Multifamily Loans that are, secured by Mortgaged Properties not located in the United States. The related Prospectus Supplement will set forth certain material risks associated with such Mortgage Loans or Multifamily Loans which are different and additional to those associated with similar properties in the United States, including restrictions on enforcement of the rights of the holder of the debt secured by such properties, currency exchange rate fluctuations, currency exchange controls and general trends or conditions in the related real estate market.

LIMITED LIQUIDITY

         There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide the related Holders with liquidity of investment or will continue for the life of such Series. The market value of the Securities will fluctuate with changes in prevailing rates of interest. Consequently, the sale of Securities by a Holder in any market that may develop may be at a discount from par value or their purchase price. Unless otherwise specified in the Prospectus Supplement for a Series, Holders of the Securities of such Series will have no right to request redemption or repurchase of such Securities, and such Securities will be subject to redemption only under the limited circumstances described in such Prospectus Supplement.

LIMITED ASSETS

         The Issuer with respect to a Series will not have, nor will it be expected in the future to have, any significant assets available for payments on such Series other than the related Trust Property. The Bonds will be non-recourse obligations of the related Issuer and each Series of Bonds will be separately secured. Unless otherwise specified in the related Prospectus Supplement, no Series of Bonds will have any claim against or any security interest in the Mortgage Assets or other Assets pledged to secure any other Series. If the Mortgage Assets and other Assets securing a Series of Bonds is insufficient to make payments on such Bonds, no other assets of an Issuer will be available for payment of the deficiency. In addition, unless otherwise set forth in the Prospectus Supplement for a Series of Certificates, the Trust Property for such Series will be the only available source of funds to make distributions on the Certificates of such Series.

         The only obligations, if any, of the Company with respect to a Series will be to obtain certain representations and warranties from each Seller of the related Mortgage Assets and to assign to the related Trustee (or, in the case of Bonds issued by an Owner Trust, to such Owner Trust) the Company's rights with respect thereto, and its obligations pursuant to certain representations and warranties made by it. The Company does not have, and is not expected in the future to have, any significant assets. If the Company were required to repurchase a Mortgage Asset included in the Trust Property for a Series, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the Seller of such Mortgage Asset or the related Servicer (if any), as the case may be, or from a Reserve Fund, if any, established to provide funds for such repurchases.

         Immediately after each required payment or distribution of principal of, and interest on, a Series has been paid in full, funds held in one or more accounts maintained pursuant to the related Indenture or Pooling Agreement, as applicable, if not required to be deposited in any related Reserve Fund or otherwise applied pursuant to the related Indenture or Pooling Agreement, may be withdrawn under certain circumstances and conditions described in the related Prospectus Supplement, or may be distributed to a party specified in such Indenture or Pooling Agreement. In addition, certain amounts remaining in related Reserve Funds with respect to a Series may likewise be withdrawn or distributable to a party specified in the related Indenture or Pooling Agreement after such Reserve Funds reach certain prescribed balances, or after the principal balances of the Securities of such Series have been reduced to a prescribed level, in which cases such amounts would no longer be available to make payments on such Securities.

         Because payments or distributions of principal on the Securities of a Series may, if so provided in the related Prospectus Supplement, be applied to outstanding Classes of such Series in the priority specified in the related Prospectus Supplement, a deficiency that arises after Securities of a Class of any such Series having higher priority in payment have been fully or partially repaid will have a disproportionately greater effect on the Securities of Classes of such Series having lower priority in payment. The disproportionate effect of any such deficiency is further increased in the case of Classes of Compound Interest Securities of any Series because, prior to the retirement of all Classes of such Series having higher priority in payment than such Compound Interest Securities, interest is not payable, unless otherwise provided in the related Prospectus Supplement, but is accrued and added to the principal of such Compound Interest Securities.

         In addition, due to the priority of payments and the allocation of losses, defaults experienced on the Mortgage Assets included in the Trust Property for a Series of Special Allocation Securities may have a disproportionate effect on a specified Class or Classes within such Series. If so specified in the Prospectus Supplement for a Series of Special Allocation Securities, on any Payment Date or Distribution Date, as applicable, for such Series on which the principal balance of the related Mortgage Assets is reduced due to losses on such Mortgage Assets (i) the amount of such losses shall be allocated first to reduce the aggregate outstanding principal balance of the Subordinate Securities and thereafter to reduce the aggregate outstanding principal balance of the remaining Securities in the priority and manner specified in such Prospectus Supplement until the aggregate outstanding principal balance of each Class of Securities so specified has been reduced to zero or paid in full, thereby reducing the amount of principal payable on each such Class of Securities or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such reductions of principal of a Class of a Series will be allocated to the Holders of the Securities of such Class pro rata in their proportion which the outstanding principal balance of each Security of such Class bears to the aggregate outstanding principal balance of all Securities of such Class.

LIMITATIONS, REDUCTION AND SUBSTITUTION OF CREDIT ENHANCEMENT

         As specified in the related Prospectus Supplement with respect to each Series, Credit Enhancement will be provided to the extent required by the rating agencies requested to rate any Securities of such Series of Certificates. Credit Enhancement with respect to a Series will be provided in one or more of the forms described in the related Prospectus Supplement, including, but not limited to, prioritization as to payments of one or more Classes of such Series, a Mortgage Pool Insurance Policy, a Special Hazard Insurance Policy, a bankruptcy bond, one or more Reserve Funds, other insurance, guarantees and similar instruments and agreements, or any combination thereof. Regardless of the form of Credit Enhancement provided with respect to a Series, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such Credit Enhancement may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. The related Trustee will generally be permitted to reduce, terminate or substitute all or a portion of the Credit Enhancement for a Series, if the applicable rating agencies indicate that the then-current rating of the Securities of such Series will not be adversely affected.

LIMITATIONS ON FHA INSURANCE FOR TITLE I LOANS.

         The related Prospectus Supplement will specify the number and percentage of the Title I Loans and/or Title I Contracts, if any, included in the related Trust Property that are partially insured by the FHA pursuant to Title I Program. Since the FHA Insurance Amount for the Title I Loans and Title I Contracts is limited as described herein and in the related Prospectus Supplement, and since the adequacy of such FHA Insurance Amount is dependent upon future events, including reductions for the payment of FHA claims, no assurance can be given that the FHA insurance amount is or will be adequate to cover 90% of all potential losses on the Title I Loans and Title I Contracts included in the related Trust Property. If the FHA insurance amount for the Title I Loans and Title I Contracts is reduced to zero, such loans and contracts will be effectively uninsured from and after the date of such reduction. Under the Title I Program, until a claim for insurance reimbursement is submitted to the FHA, the FHA does not review or approve for qualification for insurance the individual Title I Loan or Title I Contract insured thereunder (as is typically the case with other federal loan insurance programs). Consequently, the FHA has not acknowledged that any of the Title I Loans and Title I Contracts are eligible for FHA insurance, nor has the FHA reviewed or approved the underwriting and qualification by the originating lenders of any individual Title I Loans and Title I Contracts. See "Certain Legal Aspects of the Loan Assets -- The Title I Program".

         The availability of FHA Insurance reimbursement following a default on a Title I Loan or Title I Contract is subject to a number of conditions, including strict compliance by the originating lender of such loan, the Company, the FHA Claims Administrator, the Servicer and any subservicer with the FHA Regulations in originating and servicing such Title I Loan or Title I Contract, and limits on the aggregate insurance coverage available in the Company's FHA Reserve. For example, the FHA Regulations provide that, prior to originating a Title I Loan or Title I Contract, a Title I lender must exercise prudence and diligence in determining whether the borrower and any co-maker or co-signer is solvent and an acceptable credit risk with a reasonable ability to make payments on the loan. Although the related Seller will represent and warrant that the Title I Loans and Title I Contracts have been originated and serviced in compliance with all FHA Regulations, these regulations are susceptible to substantial interpretation. Failure to comply with all FHA Regulations may result in a denial of FHA Claims, and there can be no assurance that the FHA's enforcement of the FHA Regulations will not become stricter in the future. See "Certain Legal Aspects of the Loan Assets -- The Title I Program -- General".

         The FHA will not recognize any Issuer or any Securityholders as the owners of the Title I Loans or Title I Contracts, or any portion thereof, entitled to submit FHA Claims. Accordingly, neither the Issuer nor the Securityholders will have a direct right to receive insurance payments from the FHA. The Company will contract with a Servicer specified in the Prospectus Supplement to serve as the Administrator for FHA Claims (the "FHA Claims Administrator") pursuant to an FHA claims administration agreement (the "FHA Claims Administration Agreement"), which will provide for the FHA Claims Administrator to handle all aspects of administering, processing and submitting FHA Claims with respect to the Title I Loans or Title I Contracts, in the name and on behalf of the Company. The Securityholders will be dependent on the FHA Claims Administrator to (i) make claims on the Title I Loans or Title I Contracts in accordance with FHA Regulations and (ii) remit all FHA Insurance proceeds received from the FHA in accordance with the related Pooling Agreement. The Securityholders' rights relating to the receipt of payment from and the administration, processing and submission of FHA Claims by the Company or any FHA Claims Administrator are limited and governed by the related Pooling Agreement, and the FHA Claims Administration Agreement and these functions are obligations of the Company and the FHA Claims Administrator, but not the FHA. See "Certain Legal Aspects of the Loan Assets -- The Title I Program -- Claims Procedures under Title I".

LIMITED NATURE OF RATINGS

         Any rating assigned by a rating agency to a Class of Securities will reflect only its assessment of the likelihood that holders of such Securities will receive payments or distributions to which such Securityholders are entitled under the related Indenture, Deposit Trust Agreement or Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional redemption or termination of the Securities. Furthermore, such rating will not address the possibility that prepayment of the Mortgage Assets at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases a Security at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Hence, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a Class of Securities.

         The amount, type and nature of credit enhancement, if any, provided with respect to a Series of Securities will be determined on the basis of criteria established by each rating agency rating a Class of Securities of such Series. Those criteria are sometimes based upon an actuarial analysis of the behavior of similar types of loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of similar types of assets will accurately predict the delinquency, default or loss experience of any particular pool of Mortgage assets. In other cases, such criteria may be based upon determination of the values of the Mortgaged Properties or other properties, if any, that provide security for the Mortgage Assets. However, no assurance can be given that those values will not decline in the future. As a result, the Credit Enhancement required in respect of the Securities of any Series may be insufficient to fully protect the holders thereof from losses on the related Mortgage Assets. See "-- Limitations, Reductions and Substitutions of Credit Enhancement" and "Credit Enhancement".

ORIGINAL ISSUE DISCOUNT; RESIDUAL CERTIFICATES

         All of the Compound Interest Securities and Principal Only Securities will be, and certain of the other Securities may be, issued with original issue discount for federal income tax purposes. A Holder of a Security issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash, or a portion of the cash, attributable to such income. Accrued but unpaid interest on the Compound Interest Securities generally will be treated as original issue discount for this purpose. At certain rapid Mortgage Asset prepayment rates, original issue discount may accrue on certain Classes of Securities, including certain variable rate Regular Securities, that may never be received as cash, resulting in a subsequent loss on such Securities. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Securities -- Taxation of Regular Securities -- Original Issue Discount" and "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for Securities as to Which No REMIC Election Is Made -- Non-REMIC Bonds" and "-- Standard Certificates -- Premium and Discount -- Original Issue Discount" and "-- Stripped Certificates -- Taxation of Stripped Certificates -- Original Issue Discount."

         An election may be made to treat all or the Trust Property with respect to a Series as a REMIC for federal income tax purposes. Holders ("Residual Holders") of Securities representing the residual interests in the related REMIC ("Residual Securities") must report on their federal income tax returns their pro rata share of REMIC taxable income or loss. All or a portion of the REMIC taxable income reportable by Residual Holders may be treated as such holders' "excess inclusion" subject to special rules for federal income tax purposes. The REMIC taxable income, and possibly the tax liabilities of the Residual Holders, may exceed the cash distributions on the Residual Securities during certain periods. Residual Holders who are individuals may be subject to limitations on the deductibility of servicing fees on the related Mortgage Assets and other REMIC administrative expenses. Hence, Residual Holders may experience an after-tax return that is significantly lower than would be anticipated based upon the stated interest rate, if any, of their Residual Securities. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Securities -- Taxation of Residual Securities."

FUNDS AVAILABLE FOR REDEMPTIONS OR REPURCHASES AT THE REQUEST OF HOLDERS

         With respect to any Series for which the related Prospectus Supplement provides for redemptions or repurchases of the Securities of such Series at the request of Holders, there can be no assurance that amounts available for such redemptions or repurchases, if any, for such Securities will be sufficient to permit such Securities to be redeemed or repurchased within a reasonable time after redemption or repurchase is requested, for reasons including the following:

         1. Scheduled principal payments on the related Mortgage Assets generally will be minimal in the early years and will increase in the later years of such Mortgage Assets. As a result, funds available to be applied to redemptions or repurchases at the request of Holders, may be expected to be limited in the early years and to increase during the later years of each Series. Accordingly, the availability of funds for redemptions or repurchases of Securities of any Series at the request of Holders will depend largely upon the rates of prepayment of the related Mortgage Assets. See "Certain Yield, Prepayment and Weighted Average Life Considerations" in the related Prospectus Supplement.

         2. Prepayments of principal on Mortgage Assets are less likely to occur during periods of higher interest rates when it is more likely that requests for redemption by Holders will be made. During periods in which prevailing interest rates are higher than the interest rate paid on Securities that may be redeemed at the request of Holders, greater numbers of such Securities are expected to be tendered for redemption in order to take advantage of the higher interest rates payable on other investments then available. During such periods, there will likely also be a reduction in the rate of prepayments on the related Mortgage Assets, thus limiting the funds available to satisfy requested redemption by Holders.

         3. As specified in the related Prospectus Supplement, certain Holders, such as personal representatives of deceased Holders, may have certain priorities as to redemption at the request of Holders.

BOOK ENTRY REGISTRATION

         Because transfers and pledges of Book Entry Securities can be effected only through book entries at a Clearing Agency through Clearing Agency Participants, the liquidity of the secondary market for Book Entry Securities may be reduced to the extent that some investors are unwilling to hold Securities in book entry form in the name of Clearing Agency Participants and the ability to pledge Book Entry Securities may be limited due to lack of a physical certificate. Beneficial Owners of Book Entry Securities may, in certain cases, experience delay in the receipt of payments of principal and interest since such payments will be forwarded by the related Trustee to the Clearing Agency who will then forward payment to the Clearing Agency Participants who will thereafter forward payment to Beneficial Owners. In the event of the insolvency of the Clearing Agency or of a Clearing Agency Participant in whose name Securities are recorded, the ability of Beneficial Owners to obtain timely payment and (if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded, or if such coverage is otherwise unavailable) ultimate payment of principal and interest on Book Entry Securities may be impaired.

NATURE OF DIRECT OR INDIRECT BACKING FOR SECURITIES

         Only Agency Securities are guaranteed by an agency or instrumentality of the United States and only the guarantee by GNMA of GNMA Certificates is entitled to the full faith and credit of the United States. The guaranteed by FNMA and FHLMC of FNMA Certificates and FHLMC Certificates, respectively, are backed only by the credit of FNMA, a federally chartered privately owned corporation, or by the credit of FHLMC, a federally chartered corporation controlled by the Federal Home Loan Banks. See "Assets Securing or Underlying the Securities -- Agency Securities." Although payment of principal of, and interest on, any Agency Security securing or underlying a Series will be guaranteed by either GNMA, FNMA or FHLMC, such guarantee will run only to such Agency Security and will not guarantee the payment of principal or interest on the Securities of such Series. The Prospectus Supplement for a Series with respect to which the related Trust Property includes Non-Agency Certificates or Private Mortgage-Backed Securities may describe certain arrangements through which such Non-Agency Certificates or Private Mortgage-Backed Securities and/or the related Underlying Mortgage Loans are insured, guaranteed or otherwise backed, but any such guarantee will inure only to the benefit of such Non-Agency Certificates or Private Mortgage-Backed Securities or

Underlying Mortgage loans, as the case may be, and will not guarantee the payment of principal or interest on the Securities of such Series. Any such backing may be subject to contingencies described in the applicable Prospectus Supplement and will be limited to the credit and assets of the particular specified insurer or guarantor and will not be entitled to the full faith and credit of the United States or to any agency or instrumentality thereof.

INSURANCE CONSIDERATIONS FOR CERTAIN NON-AGENCY CERTIFICATES AND PRIVATE MORTGAGE-BACKED SECURITIES

         Potential investors should be aware that (a) any decline in the value of a property securing an Underlying Mortgage Loan with respect to Non-Agency Certificate or Private Mortgage-Backed Security may result in a loss on such Non-Agency Certificate or Private Mortgage-Backed Security if the Mortgagor on such Underlying Mortgage Loan defaults and the loss is not covered by any insurance policy, guarantee or comparable instrument, and (b) any hazard loss not covered by a standard hazard insurance policy or any applicable special hazard insurance policy or comparable instrument covering a defaulted Underlying Mortgage Loan with respect to a Non-Agency Certificate or Private Mortgage-Backed Security will result in a loss on such Non-Agency Certificate or Private Mortgage-Backed Security. Any such loss on a Non-Agency Certificate or Private Mortgage-Backed Security, if not covered by funds available in the Reserve Fund, if any, or Collection Account, or by a guarantee, will result in a loss to Holders.

CERTAIN MATTERS RELATING TO INSOLVENCY

         The Sellers of the Mortgage Assets to the Company and the Company will intend that the transfers of such Mortgage Assets to the Company and, in turn to the applicable Issuers (if other than the Company), constitute sales rather than pledges to secure indebtedness of the Seller. However, if a Seller of Mortgage Assets were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee-in-bankruptcy of such Seller may argue that the sale thereof by such Seller is a pledge rather than a sale. This position, if argued or accepted by a court, could result in a delay in or reduction of distributions to the related Holders.

JUNIOR LIEN MORTGAGE LOANS; LIQUIDATION OF MORTGAGE LOANS

         An overall decline in the residential real estate market could adversely affect the values of the properties securing the Mortgage Loans, including Title I Loans, with junior liens such that the outstanding principal balances, together with any senior financing thereon, exceeds the value of the Mortgaged Properties. Since Mortgage Loans secured by junior (i.e. second, third, etc.) liens are subordinate to the rights of the beneficiaries under the related senior deeds of trust or senior mortgages, such a decline would adversely affect the position of the related junior beneficiary or junior mortgagee before having such an effect on the position of the related senior beneficiaries or senior mortgagees. A rise in interest rates over a period of time, the general condition of a Mortgaged Property and other factors may also have the effect of reducing the value of the Mortgaged Property from the value at the time the junior lien Mortgage Loan was originated. As a result, the ratio of the amount of the Mortgage Loan to the value of the Mortgaged Property may exceed the ratio in effect at the time the Mortgage Loan was originated. Such an increase may reduce the likelihood that, in the event of a default by the borrower, liquidation or other proceeds will be sufficient to satisfy the junior lien Mortgage Loan after satisfaction of any senior liens and the payment of any liquidation expenses.

         Even assuming that the Mortgaged Property provides adequate security for the junior lien Mortgage Loan, substantial delay could be encountered in connection with the liquidation of a defaulted Mortgage Loan and corresponding delays in the receipt of related proceeds by Holders could occur. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) could reduce the proceeds available for payment to Holders and thereby reduce the security for the junior lien Mortgage Loan. In the event that any Mortgaged Properties fail to provide adequate security for the related junior lien Mortgage Loan and any related Credit Enhancement has been exhausted, Holders would experience a loss.

         Liquidation expenses with respect to defaulted Mortgage Loans do not vary directly with the outstanding principal balance of the Mortgage Loans at the time of default. Therefore, assuming that a Servicer took the same steps in realizing upon defaulted Mortgage Loans having small remaining principal balances as in the case of defaulted Mortgage Loans having larger principal balances, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller Mortgage Loans. To the extent the average outstanding principal balances of the Mortgage Loans in the related Trust Property are relatively small, realizations net of liquidation expenses may also be relatively small as a percentage of the principal amount of the Mortgage Loans.

GEOGRAPHIC CONCENTRATION

          Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of Mortgage Assets in such a region may present risk considerations in addition to those generally present for similar mortgage-backed or asset-backed securities without such concentration.

REMEDIES FOLLOWING DEFAULT

         The market value of the Mortgage Assets securing or underlying a Series will fluctuate as general interest rates fluctuate. Following an Event of Default with respect to a Series of Bonds, there is no assurance that the market value of the Mortgage Assets securing such Series of Bonds will be equal to or greater than the unpaid principal and accrued interest due on the Bonds of such Series, together with any other expenses or liabilities payable thereon. If the Mortgage Assets securing a Series of Bonds are sold by the Trustee following an Event of Default, the proceeds of such sale may be insufficient to pay in full the principal of and interest on such Bonds, and any Classes on which principal payments have previously been made may have, in the aggregate, a greater proportion of their principal repaid than will Classes on which principal payments have not previously been made. However, in certain events the Trustee may be restricted from selling the Mortgage Assets securing a Series of Bonds. See "The Indenture -- Events of Default."

         In the event the principal of the Securities of a Series is declared due and payable, the Holders of any such Securities issued at a discount from par ("original issue discount") may be entitled, under applicable provisions of the federal Bankruptcy Code, to receive no more than an amount equal to the unpaid principal amount thereof less unamortized original issue discount ("accrued value"). There is no assurance as to how such accrued value would be determined if such event occurred.

DEPOSITS, SUBSTITUTIONS AND WITHDRAWALS OF ASSETS

         To the extent provided in the Prospectus Supplement for a Series, the related Issuer or the Company may, subsequent to the issuance of such Series, deposit additional Assets and withdraw Assets previously included in the related Trust Property or Assets deposited in a Reserve Fund for such Series. The effect of deposit or substitution of other Assets (i) for a Series of Bonds may be to overcollateralize such Series, thus limiting the amount of funds available for application to payments of principal on such Series and (ii) for a Series of Bonds or Certificates, may be to alter the characteristics of the Assets securing or underlying such Series, either of which may alter the timing and amount of principal and/or interest payments or distributions on, and the maturity of, or the date of the final distribution on, the Securities of such Series. See "Assets Securing or Underlying the Securities -- Deposit, Substitution and Withdrawal of Assets."

OTHER LEGAL CONSIDERATIONS

         Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the originators of the Mortgage Loans and Contracts. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt recollection practices may apply to the origination, servicing and collection of the Mortgage Loans and Contracts. Depending on the provisions of the applicable law and the specified facts and circumstances involved, violations of these laws, policies and principles may limit collection of all or part of the principal of or interest on the Mortgage Loans and Contracts, and may entitle the borrower to a refund of amounts previously paid. See "Certain Legal Aspects of the Mortgage Assets."

         The Mortgage Loans and Contracts are also subject to federal laws, including:

         (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms thereof.

         (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, martial status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

         (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of certain provisions of these federal laws may limit the ability of the Servicer or the Administrator to collect all or part of the principal of or interest on the Mortgage Loans and Contracts and in addition could subject the Servicer or the Administrator to damages and administrative enforcement.

         Unless otherwise specified in the related Prospectus Supplement, the related Seller or the Company will be required to repurchase any Mortgage Loan or Contract which, at the time of origination, did not comply with applicable federal and state laws or regulations.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The following summaries describe certain features common to each Series. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture or Pooling Agreement, as applicable, and the Prospectus Supplement relating to each Series. When particular provisions or terms used or referred to in an Indenture or Pooling Agreement are referred to herein, such provisions or terms shall be as used or referred to in such Indenture or Pooling Agreement.

         Neither the Bonds nor the Certificates will be insured or guaranteed by GNMA, FNMA, FHLMC, any governmental entity or, unless otherwise specified in the related Prospectus Supplement by any other person. Unless otherwise specified in the related Prospectus Supplement, the Company's only obligations with respect to a Series will be to obtain certain representations and warranties from each Seller and to assign to the related Trustee the Company's rights with respect thereto, and its obligations pursuant to certain representations and warranties made by it. Unless otherwise specified in the Prospectus Supplement relating to a Series, no affiliate of the Company will have any obligations with respect to such Series.

         The Mortgage Assets relating to a Series, other than the Agency Securities, will not be, insured or guaranteed by any governmental entity or, unless otherwise specified in the related Prospectus Supplement, by any other person. With respect to a Series for which the related Trust Property includes Mortgage Loans, Contracts or Multifamily Loans, to the extent that delinquent payments on or losses in respect of defaulted Mortgage Loans, Contracts or Multifamily Loans, are not advanced by the related Servicer, the Administrator, if any, or any other entity or paid from any applicable Credit Enhancement, such delinquencies may result in delays in payments or distributions to the Holders of one or more Classes of such Series, and such losses will be borne by the Holders of one or more Classes of such Series.

         In addition, with respect to a Series for which the related Trust Property includes Mortgage Assets other than Mortgage Loans, late payments on such Mortgage Assets may result in delays in payments and/or distributions to the Holders of one or more Classes of such Series, and losses on such Mortgage Assets will be borne by the Holders of one or more Classes of such Series, to the extent such late payments and losses are not advanced or paid from any applicable Credit Enhancement.

THE BONDS - GENERAL

         The Bonds will be issued in Series pursuant to an Indenture between the applicable Issuer and the related Trustee named in the related Prospectus Supplement, each such Indenture as supplemented by or is incorporated by reference by a Series Supplement with respect to each Series. A form of Indenture has been filed with the Commission as an Exhibit to the Registration Statement of which Prospectus forms a part. A copy of the Series Supplement for a Series, if any, will be filed with the Commission as an Exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of such Series of Bonds.

         The "Issuer" with respect to a Series of Bonds will be the Company or a trust beneficially owned by the Company (each, a "Trust"). Each such Trust will be created by an agreement (the "Deposit Trust Agreement") between the Company, acting as depositor, and a bank, trust company or other fiduciary, acting as owner trustee (the "Owner Trustee"), solely for the purpose of issuing one or more Series of Bonds. The Company may sell or assign its beneficial ownership interest in any Trust, in whole or in part, to another entity or entities at the time of, or subsequent to, the issuance of any Bonds by such Trust. Each Series of Bonds will be non-recourse obligations of the related Issuer. The Issuer with respect to a Series of Bonds will not have, nor be expected in the future to have, any significant assets available for payments on such Series of Bonds other than the Assets included in the related Trust Estate. Unless otherwise specified in the related Prospectus Supplement, each Series of Bonds will be separately secured by the related Trust Estate, which will constitute the only significant assets available to make payments on the Bonds of such Series. Accordingly, the investment characteristics of a Series of Bonds will be determined by the Assets included in the related Trust Estate and will not be affected by the identity of the obligor with respect to such Series of Bonds.

THE CERTIFICATES - GENERAL

         The Certificates will be issued in Series pursuant to a Deposit Trust Agreement or a Pooling Agreement a form of each of which has been filed as an Exhibit to the Registration Statement of which this Prospectus forms a part. The Deposit Trust Agreement or Pooling Agreement relating to a Series of Certificates will be filed as an Exhibit to a Report on Form 8-K to be filed with the Commission within 15 days following the issuance of such Series of Certificates.

         The "Issuer" with respect to a Series of Certificates will be the related Trust established by the Company pursuant to the related Deposit Trust Agreement or Pooling Agreement. Each Series of Certificates will be entitled to distributions only from the Assets included in the related Trust Property and any other Assets pledged or otherwise available for the benefit of the Holders of such Series as specified in the related Prospectus Supplement. Accordingly, the investment characteristics of a Series of Certificates will be determined by the Assets included in the related Trust Property. The Certificates of a Series will not represent obligations of the Company, any Administrator, any Servicer or any affiliate thereof.

FORM OF SECURITIES; TRANSFER AND EXCHANGE

         As specified in the related Prospectus Supplement, the Securities of each Series will be issued either in book entry form or fully registered certificated form in the minimum denominations for each Class specified in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the original Principal Balance of each Security will equal the aggregate payments or distributions allocable to principal to which such Security is entitled. Unless otherwise specified in the related Prospectus Supplement, payments or distributions allocable to interest on each Security of a Series that is not entitled to payments or distributions allocable to principal will be calculated based on the Notional Principal Balance of such Security. The "Notional Principal Balance" of a Security will be a notional amount assigned to such security and will not evidence an interest in or entitlement to payments or distributions allocable to principal, but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         Except as described below under "Book Entry Registration" with respect to Book Entry Securities, the Securities of each Series will be transferable and exchangeable on a register to be maintained at the corporate trust office of the related Trustee or such other office or agency maintained for such purposes by the Trustee in New York City. Unless otherwise specified in the Prospectus Supplement with respect to a Series, under the related Indenture or Pooling Agreement, the Trustee will be appointed initially as the "Registrar" for such Series for purposes of maintaining books and records of the ownership and transfer of the Securities of such Series. Unless otherwise specified in the Prospectus Supplement with respect to a Series, no service change will be made for any registration of transfer or exchange of Securities of such Series, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

         Under current law the purchase and holding of a Class of Securities entitled only to a specified percentage of payments or distributions of either interest or principal or a notional amount of either interest or principal on the related Mortgage Assets or a Class of Securities entitled to receive payments or distributions of interest and principal on the Mortgage Assets only after payments or distributions to other Classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code, may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Unless otherwise specified in the related Prospectus Supplement, transfer of Securities of such a Class will not be registered unless the transferee (i) executes a representation letter stating that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the related Trustee and the Company that the purchase of Securities of such a Class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the related Trustee, the Administrator, if any, or the Company to any obligation or liability in addition to those undertaken in the Pooling Agreement.

REMIC ELECTION

         As to each Series, one or more elections may be made to treat all or specified portions of the related Trust Property as a REMIC for federal income tax purposes. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Indenture or Pooling Agreement for a Series may provide that a REMIC election may be made at the discretion of the Company, the Administrator, if any, or another entity and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Holders of such Series not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series, one or more of the Classes of such Series will be designated as evidencing the "residual interests" in the related REMIC or REMICs, as defined in the Code. All other Classes of such Series will constitute "regular interests" in the related REMIC or REMICs, as defined in the Code. As to each Series with respect to which a REMIC election is to be made, the Administrator, if any, the related Trustee, a Residual Holder or another person as specified in the related Prospectus Supplement will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The person so specified, unless otherwise provided in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the related Trust Property or, if applicable, from any Residual Holder.

CLASSES OF SECURITIES

         Each Series will be issued in one or more Classes. If specified in the Prospectus Supplement, one or more Classes of a Series may be secured by (in the case of Bonds), or evidence beneficial ownership interests in (in the case of Certificates), separate groups of Assets included in the related Trust Property or otherwise available for the benefit of such Series.

         If specified in the related Prospectus Supplement, the Certificates of a Series will have an aggregate original principal balance equal to the aggregate unpaid principal balance of the Mortgage Assets included in the related Trust Property as of the close of business on the first day of the month of creation of the related Trust (the "Cut-off Date") after deducting payments of principal due on or before the Cut-off Date and, unless otherwise specified in the related Prospectus Supplement, will bear interest in the aggregate equal to the Pass-Through Rate for such Series. The "Pass-Through Rate" for a Series will equal the rate of interest borne by the related Mortgage Assets, net of the aggregate servicing fees and any other amounts (including fees payable to the Administrator, if any, for such Series) as are specified in the Prospectus Supplement. The original principal balance of the Certificates of a Series and the Certificate Interest Rate on the Classes of such Certificates will be determined in the manner specified in the Prospectus Supplement.

         Each Class of Securities that is entitled to payments or distributions allocable to interest will bear interest at the applicable Bond Interest Rate or Certificate Interest Rate, which in either case may be a fixed rate (which may be zero) or, in the case of Variable Interest Securities, may be a rate that is subject to change from time to time (a) in accordance with a schedule, (b) in reference to an index, or (c) otherwise in each case as specified in the related Prospectus Supplement. Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, one or more Classes of a Series may be entitled to receive payments or distributions of interest only to the extent of amounts available to make such payments or distributions. One or more Classes of Securities may provide for interest that accrues, but is not currently payable ("Compound Interest Securities"). With respect to any Class of Compound Interest Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Payment Date or Distribution Date will be added to the aggregate principal balance of such Class on that Payment Date or Distribution Date.

         A Series may include one or more Classes entitled only to payments or distributions (i) allocable to interest ("Interest Only Securities"), (ii) allocable to principal ("Principal Only Securities"), and allocable as between scheduled payments of principal and Principal Prepayments, as defined below under "Payments or Distributions of Principal and Interest" or (iii) allocable to both principal (and allocable as between scheduled payments of principal and Principal Prepayments) and interest. A Series may include one or more classes as to which payments or distributions will be allocated (i) on the basis of collections from designated portions of the Assets included in the related Trust Property, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related Prospectus Supplement. The timing and amounts of such payments or distributions may vary among Classes, over time or otherwise, in each case as specified in the related Prospectus Supplement.

         A Series of Securities may include one or more Classes of Scheduled Amortization Securities and Companion Securities. "Scheduled Amortization Securities" are Securities with respect to which payments or distributions of principal are to be made in specified amounts on specified Payment Dates or Distribution Dates, to the extent of funds available on such Payment Date or Distribution Date. "Companion Securities" are Securities which receive payments or distributions of all or a portion of any funds available on a given Payment Date or Distribution Date which are in excess of amounts required to be applied to payments or distributions on Scheduled Amortization Securities on such Payment Date or Distribution Date. Because of the manner of application of payments or distributions of principal to Companion Securities, the weighted average lives of Companion Securities of a Series may be expected to be more sensitive to the actual rate of prepayments on the Mortgage Assets in the related Trust Property than will the Scheduled Amortization Securities of such Series.

         One or more Series of Securities may constitute Series of "Special Allocation Securities," which may include Senior Securities, Subordinated Securities, Priority Securities and Non-Priority Securities. As more fully described in the related Prospectus Supplement for a Series of Special Allocation Securities, Special Allocation Securities are Securities for which the timing and/or priority of payments or distributions of principal and/or interest may favor one or more Classes of such Securities over one or more other Classes of such Securities. Such timing and/or priority may be modified or reordered upon the occurrence of one or more specified events. Unless otherwise specified in the related Prospectus Supplement for a Series of Special Allocation Securities, losses on the Assets included in the related Trust Property may be disproportionately borne by one or more Classes of such Series, and the proceeds and distributions from such Assets may be applied to the payment in full of one or more Classes of such Series before the balance, if any, of such proceeds are applied to one or more other Classes within such Series. For example, Special Allocation Securities in a Series may be comprised of one or more Classes of Senior Securities having a priority in right to payments or distributions of principal and interest over one or more Classes of Subordinated Securities, to the extent described in the related Prospectus Supplement, as a form of Credit Enhancement. See "Credit Enhancement -- Subordination". Typically, Subordinated Securities of a Series will carry a rating by the rating agencies rating the Securities of such Series lower than that of the Senior Securities of such Series. In addition, one or more Classes of Securities of a Series ("Priority Securities") may be entitled to a priority of payments or distributions of principal or interest from Assets included in the related Trust Property over another Class of Securities of such Series ("Non-Priority Securities"), but only after the exhaustion of other Credit Enhancement applicable to such Series. Priority Securities and Non-Priority Securities nonetheless may be within the same rating category.

PAYMENTS OR DISTRIBUTIONS OF PRINCIPAL AND INTEREST

         General

         Payments or distributions of principal and interest on the Securities of a Series will be made by the related Trustee, to the extent of funds available therefor, on the related Payment Date or Distribution Date. Payments or distributions will be made to the persons in whose names the Securities of such Series are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). With respect to Securities other than Book Entry Securities, payments or distributions will be made by check or money order mailed to Securityholders of such Series at their addresses appearing in the books and records maintained by or on behalf of the Issuer of such Series or, if specified in the related Prospectus Supplement, in the case of Securities that are of a certain minimum denomination as specified in the related Prospectus Supplement, upon written request by a holder of such Series, by wire transfer or by such other means as are agreed upon with such Securityholder; provided, however, that the final payment or distribution in retirement of a Series (other than Book Entry Securities) will be made only upon presentation and surrender of such Securities at the office or agency of the related Trustee specified in the notice to Securityholders of such final distribution. With respect to Book Entry Securities, such payments or distributions will be made as described below under "Book Entry Registration" and in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, payments or distributions allocable to principal and interest on the Securities of a Series will be made by the related Trustee out of, and only to the extent of, funds in a separate account established and maintained under the related Indenture or Pooling Agreement for the benefit of Securityholders of such Series (the "Collection Account" with respect to a Series of Bonds and the "Certificate Account" with respect to a Series of Certificates), including any funds transferred from any related Reserve Fund. As between Securities of different Classes of a Series and as between payments or distributions of principal (and, if applicable, between payments or distributions of Principal Prepayments and scheduled payments of principal) and interest, payments or distributions made on any Payment Date or Distribution Date will be applied as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, payments or distributions to any Class of Securities will be made pro rata to all Securityholders of that Class. If so specified in the related Prospectus Supplement, the amounts received by the Trustee as described below under "Assets Securing or Underlying the Securities" will be invested in the Permitted Instruments specified herein and in the related Prospectus Supplement and all income or other gain from such investments will be deposited in the related Collection Account or Certificate Account and will be available to make payments or distributions on the Securities of the applicable Series on the next succeeding Payment Date or Distribution Date in the manner specified in the related Prospectus Supplement.

         Payments or Distributions of Interest

         Each Class of a Series (other than a Class of Principal Only Securities) will accrue interest at the applicable Bond Interest Rate or Certificate Interest Rate. One or more Classes may be entitled to receive payments or distributions of interest only to the extent of amounts available to make such payments or distributions. Interest on each Class will accrue during the related Interest Accrual Period and will be paid or distributed on the related Payment Date or Distribution Date. Interest on all Securities which bear or receive interest, other than Compound Interest Securities, will be due and payable on the Payment Dates, or distributed on the Distribution Dates, as applicable, specified in the related Prospectus Supplement. However, failure to pay or distribute interest on a current basis may not necessarily be an Event of Default with respect to a particular Series or Class of Securities. Interest on any Class of Compound Interest Securities will not be paid or distributed currently, but will accrue and the amount of the interest so accrued will be added to the principal thereof on each Payment Date or Distribution Date, as applicable, until the date specified in the related Prospectus Supplement. Principal Only Securities will not accrue, and will not be entitled to receive, any interest. Upon maturity or earlier redemption of the Securities of any Class, interest will be paid to the date specified in the related Prospectus Supplement.

         Each payment of interest on each Class of Securities (or addition to principal of a Class of Compound Interest Securities) on a Payment Date or Distribution Date, as applicable, will include all interest accrued during the related Interest Accrual Period. If the Interest Accrual Period for a Series ends on a date other than a Payment Date or Distribution Date, as applicable, for such Series, the yield realized by the Holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such Payment Date or Distribution Date. Additionally, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more Classes may be calculated on the assumption that principal payments or distributions (and additions to principal of the Securities), and allocations of losses on the Mortgage Assets (if so specified in the related Prospectus Supplement), are made on the first day of the preceding Interest Accrual Period and not on the Payment Date or Distribution Date, as applicable, for such preceding Interest Accrual Period when actually made or added. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding.

         A Series may include one or more Classes of Variable Interest Rate Securities. With respect to each Class of Variable Interest Securities of a Series, the related Prospectus Supplement will set forth: (i) the initial Bond Interest Rate or Certificate Interest Rate, as applicable (or the manner of determining the initial Bond Interest Rate or Certificate Interest Rate); (ii) the formula, index or other method by which the Bond Interest Rate or Certificate Interest Rate, as applicable, will be determined from time to time;
(iii) the periodic intervals at which such determination will be made; (iv) the Maximum Variable Interest Rate, if any, and the Minimum Variable Interest Rate; and (v) any other terms relevant to such Class of Securities.

         Payments or Distributions of Principal

         Principal payments or distributions on the Securities of a Series will be made from amounts available therefor on each Payment Date or Distribution Date, as applicable, in an aggregate amount determined as set forth in the related Prospectus Supplement and will be allocated among the respective Classes of a Series of Securities at the times, in the manner and in the priority set forth in the related Prospectus Supplement.

         Except with respect to Compound Interest Securities and Interest Only Securities, unless specified otherwise in the related Prospectus Supplement, on each Payment Date or Distribution Date, as applicable, principal payments or distributions will be made on the Securities of a Series in an aggregate amount determined in the related Prospectus Supplement. If a Series of Securities has a Class of Compound Interest Securities, additional principal payments on the Securities of such Series will be made on each Payment Date or Distribution Date, as applicable, in an amount equal to the interest accrued, but not then payable or distributable, on such Class of Compound Interest Securities for the related Interest Accrual Period.

         If so specified in the related Prospectus Supplement, on any Payment Date or Distribution Date, as applicable, on which the principal balance of the Mortgage Assets relating to a Series is reduced due to losses on such Mortgage Assets, (i) the amount of such losses will be allocated first, to reduce the aggregate outstanding principal balance of the Subordinate Securities of such Series or other subordination, if any, and, thereafter, to reduce the aggregate outstanding principal balance of the remaining Securities of such Series in the priority and manner specified in such Prospectus Supplement until the aggregate outstanding principal balance of each Class of such Securities of such Series so specified has been reduced to zero or paid in full, thus reducing the amount of principal payable or distributable on each such Class of Securities or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such reductions of principal of a Class or Classes of Securities will be allocated to the Holders of the Securities of such Class or Classes pro rata in the proportion which the outstanding principal of each Security of such Class or Classes bears to the aggregate outstanding principal balance of all Securities of such Class.

         If so provided in the related Prospectus Supplement, one or more Classes of Senior Certificates of a Series will be entitled to receive all or a disproportionate percentage of the payments of principal which are received on the related Mortgage Assets in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, any such allocation of principal prepayments to such Class or Classes will have the effect of accelerating the amortization of such Senior Securities while increasing the interests evidenced by the Subordinated Securities in rights to the benefit of the Assets in the related Trust Property. Increasing the interests of the Subordinated Securities relative to that of the Senior Securities is intended to preserve the availability of the subordination credit enhancement provided to the Priority Securities by the Subordinated Securities. See "Credit Enhancement -- Subordination."

         Unscheduled Payments or Distributions

         If specified in the related Prospectus Supplement, the Securities of a Series will be subject to receipt of payments or distributions before the next scheduled Payment Date or Distribution Date under the circumstances and in the manner described below and in the related Prospectus Supplement. If applicable, the related Trustee will be required to make such unscheduled payments or distributions on the Securities of a Series on the date and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the related Mortgage Assets, low rates then available for reinvestment of such payments or both, the Trustee determines, based on the assumptions specified in the related Indenture or Pooling Agreement, that the amount anticipated to be on deposit in the Collection Account or Certificate Account for such Series on the next related Payment Date or Distribution Date, together with, if applicable, any amounts available to be withdrawn from any related Reserve Fund or from any other Credit Enhancement provided for such Series, may be insufficient to make required payments or distributions on the Securities of such Series on such Payment Date or Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled payment or distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be paid or distributed as principal on the Securities of such Series on the next Payment Date or Distribution Date. Unless otherwise specified in the related Prospectus Supplement, all unscheduled payments or distributions will include interest at the applicable Bond Interest Rate or Certificate Interest Rate (if any) on the amount of the unscheduled payment or distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, all payments or distributions allocable to principal in any unscheduled payment or distribution made on the Securities of a Series will be made in the same priority and manner as payments or distributions of principal on such Securities would have been made on the next Payment Date or Distribution Date, and with respect to Securities of the same Class, unscheduled payments or distributions of principal will be made on a pro rata basis. Notice of any unscheduled payment or distribution will be given by the Trustee prior to the date of such payment or distribution.

REDEMPTION OF BONDS; TERMINATION OR REPURCHASE WITH RESPECT TO CERTIFICATES

         To the extent provided in the related Prospectus Supplement, the Bonds of any Class of a Series may be (i) redeemed at the request of holders of such Bonds; (ii) redeemed at the option of the Company or another party specified in the related Prospectus Supplement; or (iii) subject to special redemption under certain circumstances. The circumstances and terms under which the Bonds of a Series may be redeemed will be described in the related Prospectus Supplement.

         To the extent provided in the related Prospectus Supplement, the Certificates of any Class of a Series may be (i) repurchased at the request of holders of such Certificates; (ii) repurchased at the option of the Company, the Administrator, if any, or another party specified in the related Prospectus Supplement; or (iii) subject to special repurchase under certain circumstances. In addition, if so specified in the Prospectus Supplement for a Series of Certificates, the Company, the Administrator, if any, or another party specified in the related Prospectus Supplement may, at its option, cause an early termination of the Trust for such Series by repurchasing all of the Mortgage Assets from such Trust, under the circumstances specified in such Prospectus Supplement. The circumstances and terms under which the Certificates of a Series may be repurchased and the circumstances and terms under which the related Trust may be terminated will be described in the related Prospectus Supplement.

BOOK ENTRY REGISTRATION

         If the Prospectus Supplement for a Series so provides, Securities of any Class of such Series may be issued in book entry form ("Book Entry Securities") and held in the form of a single bond or certificate issued in the name of a Clearing Agency ("Clearing Agency") registered with the Securities and Exchange Commission or its nominee. Transfers and pledges of Book Entry Securities may be made only through entries on the books of the Clearing Agency in the name of brokers, dealers, banks and other organizations eligible to maintain accounts with the Clearing Agency ("Clearing Agency Participants") or their nominees. Clearing Agency Participants may also be Beneficial Owners (as defined below) of Book Entry Securities.

         Purchasers and other Beneficial Owners of Book Entry Securities ("Beneficial Owners") may not hold Book Entry Securities directly, but may hold, transfer or pledge their ownership interest in the Book Entry Securities only through Clearing Agency Participants. Additionally, Beneficial Owners will receive all payments or distributions of principal and interest with respect to Book Entry Securities, and, if applicable, may request redemption or repurchase of Book Entry Securities, only through the Clearing Agency and the Clearing Agency Participants. Beneficial Owners will not be registered holders of Securities or be entitled to receive definitive certificates representing their ownership interest in the Securities except under the limited circumstances, if any, described in the related Prospectus Supplement. See "Special Considerations -- Book Entry Registration."

         If Securities of a Series are issued as Book Entry Securities, the Clearing Agency will be required to make book entry transfers among Clearing Agency Participants, to receive and transmit payments or distributions of principal and interest with respect to the Securities of such Series, and to receive and transmit requests for redemption or repurchase with respect to such Securities. Clearing Agency Participants with whom Beneficial Owners have accounts with respect to such Book Entry Securities will be similarly required to make book entry transfers and receive and transmit payments or distributions and redemption or repurchase requests on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not be registered holders of Securities and will not possess physical certificates, a method will be provided whereby Beneficial Owners may receive payments or distributions, transfer their interests, and submit redemption or repurchase requests.

                  ASSETS SECURING OR UNDERLYING THE SECURITIES

         Each Series of Bonds will be secured by a pledge by the related Issuer to the related Trustee of the Assets included in the related Trust Estate, and each Series of Certificates will represent a beneficial interest in the Assets included in the related Trust and transferred to the related Trustee by the Company. Such Assets may include (i) Mortgage Assets and payments or distributions thereon (subject, if specified in the Prospectus Supplement, to certain exclusions); (ii) if specified in the Prospectus Supplement, reinvestment income on such payments or distributions; (iii) with respect to Property that includes Mortgage Loans, Contracts or Multifamily Loans, all property acquired by foreclosure or deed in lieu of foreclosure with respect to any such Mortgage Loan, Contract or Multifamily Loan and certain rights of the Administrator, if any, and the Servicers under any policies required to be maintained in respect of the related Mortgage Assets; and (iv) if so specified in the Prospectus Supplement, one or more forms of Credit Enhancement. The primary Assets of any Trust Estate or Trust will consist of Mortgage Assets. The Company expects to acquire Mortgage Assets from various sellers (each, a "Seller"), which may be affiliates of the Company, in open market or privately negotiated transactions. Such acquisitions may be made through an affiliate of the Company.

         Mortgage Assets may be acquired by the Company from affiliates of the Company. The following is a brief description of the Mortgage Assets expected to be included in the Trust Property of each Series. If specific information respecting the Mortgage Assets is not known at the time a Series is initially offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Series. A copy of the related Indenture or Pooling Agreement with respect to each Series will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the related Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to each Series, will be attached to the related Indenture or Pooling Agreement delivered to the Trustee upon delivery of such Series.

MORTGAGE LOANS

         The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating liens on residential properties (the "Mortgaged Properties"). Such Mortgage Loans will be within the broad classification of single family mortgage loans, defined generally as loans on residences containing one to four dwelling units. If so specified in the Prospectus Supplement, the Mortgage Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings, or the Mortgage Loans may be secured by junior liens on the related mortgaged properties, including Title I Loans. The Mortgaged Properties securing the Mortgage Loans may be located in or outside of the United States, and may include investment properties and vacation and second homes. Each Mortgage Loan will be selected by the Company for inclusion in the Trust Property of a Series from among those acquired by the Company or originated or acquired by one or more affiliates of the Company, including newly originated loans.

         Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans included in the Trust Property for a Series or underlying a Non-Agency Certificate included in the Trust Property for a Series will be "conventional" mortgage loans, that is, they will not be insured or guaranteed by any governmental agency, the principal and interest on such Mortgage Loans will be payable on the first day of each month, and the interest will be calculated based on a 360-day year of twelve 30-day months. When full payment is made on a Mortgage Loan during a month, the mortgagor is charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the loan so prepaid.

         The payment terms of the Mortgage Loans to be included in the Trust Property for a Series or underlying a Non-Agency Certificate included in the Trust Property for a Series will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:

         (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified mortgage rate for a period of time or for the life of the Mortgage Loan with the amount of any difference contributed from funds supplied by the seller of the Mortgaged Property or another source.

         (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

         (c) Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods ("lockout periods"). Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Company.

         With respect to a Series for which the related Trust Property includes Mortgage Loans, or for which Mortgage Loans underlie the Non-Agency Certificates included in the related Trust Property, the related Prospectus Supplement may specify, among other things, information regarding the interest rates (the "Mortgage Rates"), the average principal balance and the aggregate principal balance of such Mortgage Loans, the years of origination and original principal balances and the original loan-to-value ratios of such Mortgage Loans.

         Unless otherwise specified in the Prospectus Supplement, the "Loan-to-Value Ratio" of any Mortgage Loan will be determined by dividing the amount of the loan by the "Original Value" of the related mortgaged property. The principal amount of the "loan," for purposes of computation of the Loan-to-Value Ratio of any Mortgage Loan, will include any part of an origination fee that has been financed. In some instances, it may also include amounts which the seller or some other party to the transaction has paid to the mortgagor, such as minor reductions in the purchase price made at the closing. The "Original Value" of a mortgaged property is (a) in the case of any newly originated mortgage loan, the lesser of (i) the value of the mortgaged property, based on an appraisal thereof acceptable to the Company and (ii) the selling price, and (b) in the case of any mortgage loan used to retire a previous mortgage loan, the value of the mortgaged property, based on an appraisal thereof acceptable to the Company.

         There can be no assurance that the Original Value will reflect actual real estate values during the term of a Mortgage Loan. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans become equal to or greater than the values of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be significantly higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real estate values) may affect the timely and ultimate payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans.

AGENCY SECURITIES

         Government National Mortgage Association (GNMA)

         GNMA is a wholly-owned corporate instrumentality of the United States within the United States Department of Housing and Urban Development. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the Federal Housing Administration ("FHA Loans"), or guaranteed by the Farmers Home Administration ("FmHA Loans") or partially guaranteed by the Veterans' Administration ("VA Loans").

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

         GNMA Certificates. Each GNMA Certificate relating to a series (which may be issued under either the GNMA I program or the GNMA II program, as referred to by GNMA) will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans, FmHA Loans and/or VA Loans. Each GNMA Certificate will represent a fractional undivided interest in a pool of mortgage loans which may include FHA Loans, FmHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family residential property. Each such GNMA Certificate will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan, FmHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan, FmHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans, FmHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans, FmHA Loans or VA Loans.

         The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States.

         Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have an original maturity of substantially less than 30 years). GNMA will approve the issuance of each such GNMA Certificate in accordance with a guarantee agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on the GNMA Certificate, even if the payments received by the GNMA Issuer on the mortgage loans underlying each such GNMA Certificate are less than the amounts due on such GNMA Certificate.

         If a GNMA Issuer is unable to make payments on a GNMA Certificate as such payments become due, it is required promptly to notify GNMA and request GNMA to make such payments. Upon such notification and request, GNMA will make such payments directly to the registered holder of the GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of the GNMA Certificate will have recourse only against GNMA to obtain such payment. In the case of GNMA Certificates issued in definitive form, the Trustee, as registered holder of the GNMA Certificates pledged to secure a series of Bonds, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due. In the case of GNMA Certificates issued in book-entry form, The Participants Trust Corporation ("PTC"), or its nominee, will have the right to proceed against GNMA in such event.

         All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on each GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each GNMA Certificate relating to a series will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans of VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installment on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans, FmHA Loans or VA Loans underlying a GNMA Certificate relating to a series or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

         GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from non-"buydown" GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequently years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates relating to a series of Certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-"buydown" mortgage loans are available in respect of graduated payment or "buydown" mortgages. GNMA Certificates included in the Trust Property for a Series or underlying a Non-Agency Certificate included in the Trust Property for a Series may be held in book-entry form.

         If specified in the related Prospectus Supplement, GNMA Certificates included in the Trust Property for a Series or underlying a Non-Agency Certificate included in the Trust Property for a Series may be held on deposit at PTC, a limited purpose trust company organized under the banking law of the State of New York. PTC operates a private sector, industry-owned depository and settlement facility for the book-entry transfer of interests in GNMA Certificates. Distributions of principal of and interest on each GNMA Certificate held through PTC will be credited by PTC to the PTC participant on whose account the GNMA Certificate is credited.

         If specified in the related Prospectus Supplement, GNMA Certificates included in the Trust Property for a Series or underlying a Non-Agency Certificate included in the Trust Property for a Series may be backed by multifamily mortgage loans having the characteristics specified in such Prospectus Supplement.

         Federal National Mortgage Association (FNMA)

         FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

         FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital surplus to capital-short areas.

         FNMA Certificates. FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

         Mortgage loans underlying FNMA Certificates relating to a series will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

         Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Thus, the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 50 basis points and 250 points greater than the annual FNMA Certificate pass-through rate. If specified in the related Prospectus Supplement, FNMA Certificates included in the Trust Property with respect to a Series or underlying a Non-Agency Certificate included in the Trust Property for a Series may be backed by adjustable rate mortgages.

         Regular monthly installment payments on each FNMA Certificate will be comprised of interest due as specified by such FNMA Certificate plus the scheduled principal payments on the Mortgage Loans underlying such FNMA Certificate due during the period beginning on the second day of the month prior to the month in which the scheduled monthly installment on such FNMA Certificate is due and ending on the first day of such month in which the scheduled monthly installment on such FNMA Certificate is due. Such regular monthly installments on each such FNMA Certificate will be distributed to the holder of record on the 25th day of each month. Any principal prepayments on the mortgage loans underlying any FNMA Certificate included in the Trust Property with respect to a Series or underlying a Non-Agency Certificate included in the Trust Property for a Series or any other early recovery of principal on such mortgage loans will be passed through to the holder of record of such FNMA Certificate on the 25th day of the month next following such prepayment or recovery and, in turn, a portion of such amounts will be paid or distributed to Holders of such Series, secured thereby, as additional principal payments.

         FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

         If specified in the related Prospectus Supplement, FNMA Certificates included in the Trust Property for a Series or underlying a Non-Agency Certificate included in the Trust Property for a Series may be backed by multifamily mortgage loans having the characteristics specified in such Prospectus Supplement.

         Federal Home Loan Mortgage Corporation (FHLMC)

         FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

         FHLMC Certificates. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

         Unless otherwise described in the related Prospectus Supplement, mortgage loans underlying the FHLMC Certificates relating to a series will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in FHLMC Act. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program any such FHLMC Certificate group may include only whole loans or participation interests in whole loans.

         FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the Prospectus Supplement for a Series, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

         FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

         In addition to FHLMC's guarantees of timely payment of interest and ultimate collection of principal, FHLMC guarantees with respect to FHLMC Certificates representing certain qualifying mortgage loans the timely payment by each mortgagor of the monthly principal scheduled to be paid under the amortization schedule applicable to each such mortgage loan ("Scheduled Principal"). Servicers of the mortgage loans comprising these FHLMC Certificates are required to pay Scheduled Principal to FHLMC whether or not received from the mortgagors. FHLMC, in turn, guarantees to pay Scheduled Principal to each registered holder of such FHLMC Certificates whether or not received from the servicers. FHLMC monthly payments of Scheduled Principal are computed based upon the servicer's monthly report to FHLMC of the amount of Scheduled Principal due to be paid on the related mortgage loans. The Prospectus Supplement for each Series for which the related Trust Property includes FHLMC Certificates or for which the related Trust Property includes Non-Agency Certificates backed by FHLMC Certificates will set forth the nature of FHLMC's guarantee with respect to scheduled principal payments on the mortgage loans in the pools represented by such FHLMC Certificates.

         Requests for registration of ownership of FHLMC Certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, a Federal Reserve Bank which maintains book-entry accounts with respect thereto will make payments of interest and principal each month to holders in accordance with the holders' instructions. The first payment to a holder of a FHLMC Certificate will normally be received by the 15th day of the second month following the month in which the purchaser became recognized as the holder of such FHLMC Certificate. Thereafter, payments will normally be received by the 15th day of each month.

         A FHLMC Certificate may be issued under programs created by FHLMC, including its Cash Program or Guarantor Program. Under FHLMC's Cash Program, the pooled mortgage loans underlying a FHLMC Certificate are purchased for cash from a number of sellers. With respect to FHLMC Certificate Pools formed prior to June 1, 1987, under the Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the interest rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance of the mortgage loans, an assumed term and a prepayment period as determined by FHLMC. No mortgage loan is purchased by FHLMC at greater than 100% of its outstanding principal balance. Thus, the range of interest rates on the mortgage loans in a FHLMC Certificate Pool formed prior to June 1987 under the Cash Program will vary since mortgage loans are purchased and identified to a FHLMC Certificate Pool based upon their yield to FHLMC rather than on the interest rates on the mortgage loans. With respect to FHLMC Certificate Pools formed on or after June 1, 1987, the range of interest rates on the mortgage loans and participations in a FHLMC Certificate Pool which is comprised of 15- or 30-year fixed-rate single family mortgage loans bought by FHLMC under the Cash Program will be restricted to one percentage point. In addition, the minimum interest rate on any mortgage loan in a FHLMC Certificate Pool will be greater than or equal to the annual pass-through rate on the related FHLMC Certificate, and the maximum interest rate will not be more than two percentage points above such pass-through rate.

         Under FHLMC's Guarantor Program, the mortgage loans underlying a FHLMC Certificate are purchased from a single seller in exchange for such FHLMC Certificate. The interest rate on a FHLMC Certificate under such program is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC. Under the Guarantor Program, the range between the lowest and highest annual interest rates on the mortgage loans in a FHLMC Certificate Pool may not exceed two percentage points. For some FHLMC Certificates issued pursuant to purchase contracts under the Guarantor Program on or after September 1, 1987, the range of the interest rates on the mortgage loans in a FHLMC Certificate Pool will not exceed one percentage point.

         If specified in the related Prospectus Supplement, FHLMC Certificates included in the Trust Property for a Series or underlying a Non-Agency Certificate included in the Trust Property for a Series may be backed by multifamily mortgage loans having the characteristics specified in such Prospectus Supplement.

         Stripped Agency Securities

         Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain GNMA Certificates, FNMA Certificates, FHLMC Certificates, or other Agency Securities. The underlying securities will be held under a trust agreement by GNMA, FNMA or FHLMC each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA or GNMA will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.

         Other Agency Securities

         If specified in the related Prospectus Supplement, the Trust Property of a Series may include, or Non-Agency Certificates included in the Trust Property of a Series may be backed by, other mortgage pass-through or participation certificates issued or guaranteed by GNMA, FNMA or FHLMC, such as FNMA Guaranteed REMIC Pass-Through Certificates and FHLMC Multiclass Mortgage Participation Certificates. The characteristics of any such mortgage pass-through or participation certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be included in the Trust Property of a Series or may back Non-Agency Certificates.

NON-AGENCY CERTIFICATES

         Each Non-Agency Certificate will evidence an undivided interest in Agency Securities, a Mortgage Pool, a Contract Pool or a Multifamily Loan Pool. Unless otherwise specified in the Prospectus Supplement, the Non-Agency Certificates will have the characteristics described herein. Non-Agency Certificates backed directly by Mortgage Loans, Contracts, or Multifamily Loans will be issued pursuant to a pooling and administration agreement (the "Non-Agency Pooling and Administration Agreement") between the Company, as the entity forming such Non-Agency Certificates, an administrator (the "Non-Agency Administrator") and a trustee acting under such Non-Agency Pooling and Administration Agreement (the "Certificate Trustee"). Non-Agency Certificates backed by Agency Securities may be issued pursuant to a Funding Agreement (the "Funding Agreement") between the Company, as the entity forming such Non-Agency Certificates and a trustee acting under such Funding Agreement (the "Funding Agreement Trustee"). Non-Agency Certificates will be formed by the Company in connection with the issuance of the related Series of Securities for purposes of ease of administration of the assets underlying such Non-Agency Certificates. Non-Agency Certificates themselves will not have been and will not be publicly offered. It is expected that Non-Agency Certificates will primarily be used by the Company to back Series of Bonds, as opposed to Certificates.

         The Mortgage Loans, Contracts, and Multifamily Loans directly backing the Non-Agency Certificates issued under a Non-Agency Pooling and Administration Agreement will be serviced by one or more loan servicing institutions (the "Non-Agency Servicers") pursuant to servicing agreements between each Servicer and the Company (each a "Non-Agency Servicing Agreement"). All of the Company's right, title and interest in the Servicing Agreements with respect to the Mortgage Loans, Contracts, and Multifamily Loans will be assigned to the Certificate Trustee. Pursuant to the Non-Agency Pooling and Administration Agreement, the Servicers of the Mortgage Loans, Contracts, and Multifamily Loans covered thereby will be required to deposit with the Certificate Trustee all collections received by such Servicers on the Mortgage Loans, Contracts, and Multifamily Loans (net of a servicing fee to be retained by the Non-Agency Servicers). Monthly distributions of the principal and interest (adjusted to the pass-through rate borne by such Non-Agency Certificate) components of such collections will be made to the Trustee for the Bonds of the applicable Series for deposit into the Collection Account. The Mortgage Loans, Contracts, and Multifamily Loans underlying any such Non-Agency Certificates may be covered by

                  (i) individual policies of primary mortgage insurance insuring against all or a portion of any foreclosure losses on the particular Mortgage Loans, Contracts, and Multifamily Loans covered thereby;

                  (ii) a pool insurance policy insuring against foreclosure losses on all of the Mortgage Loans, Contracts, and Multifamily Loans in the underlying pool up to a specified limit of liability;

                  (iii) a policy of special hazard insurance insuring against losses from causes not covered by standard fire and extended coverage policies of insurance, and/or

                  (iv) such other policies of insurance or other forms of support (including, without limitation, obligations to advance delinquent payments and overcollateralization) as shall be specified in the Prospectus Supplement for a Series which is secured or backed by Non-Agency Certificates backed directly by Mortgage Loans, Contracts, or Multifamily Loans, including, if applicable, any insurance for Title I Loans under the Title I Program.

         All of the Company's rights, title and interest in the Agency Securities directly backing Non-Agency Certificates issued under a Funding Agreement will be assigned to the Funding Agreement Trustee. Pursuant to the Funding Agreement, distributions on the Agency Securities will be collected by the Funding Agreement Trustee, and monthly payments of the principal and interest (adjusted to the pass-through rate borne by the Non-Agency Certificates) components of such distributions will be made to the Trustee for the applicable Series for deposit into the Collection Account. Each of the Agency Securities sold or assigned to the Funding Agreement Trustee will have the benefit of the applicable guarantees and other attributes described hereinabove under "GNMA Certificates," "FNMA Certificates" and "FHLMC Certificates," as the case may be, and in the related Prospectus Supplement for the Series which is secured or backed by Non-Agency Certificates backed by Agency Securities.

         Any default by any insurer under a policy of insurance covering a Mortgage Loan, Contracts, or Multifamily Loans, any loss or losses in excess of policy limits, any failure by a Non-Agency Servicer or other obligor to make advances in respect of delinquent payments or any loss occasioned by an uninsured cause will adversely affect distributions to the Trustee for the related Series and, as a consequence, may result in there being insufficient funds in the related Collection Account with which to make required payments or distributions of principal and interest on the Securities of such Series.

MULTIFAMILY LOANS

         Each pool of Multifamily Loans included in the Trust Property with respect to a Series or underlying a Non-Agency Certificate included in the Trust Property for a Series (the "Multifamily Loan Pool") will consist of Conventional Multifamily Loans or FHA-Insured Multifamily Loans secured by mortgages or deeds of trust or other similar security instruments creating a first lien on rental apartment buildings or projects containing five or more units, including, but not limited to, high-rise, mid-rise and garden apartments or Multifamily Loans secured by apartment buildings owned by cooperative housing corporations. The Company expects that these loans will have been originated by mortgagees in the ordinary course of their real estate lending activities. Each Multifamily Loan Pool will be composed of

Multifamily Loans bearing interest at the annual fixed or adjustable rates of interest specified in the Prospectus Supplement.

         The related Prospectus Supplement may specify for the Multifamily Loans contained in the related Multifamily Loan Pool, among other things, the dates of origination of the Multifamily Loans; the interest rates on the Multifamily Loans, if fixed rate, and in the case of Adjustable Multifamily Loans, the initial Adjustable Multifamily Rates, the index or formula, if any, used to determine the Adjustable Multifamily Rate, the margin or margins, if any, to be added or subtracted from the Index to calculate the Multifamily Loan Rate, and the maximum and minimum percentage adjustment, if any, for the life of the Multifamily Loan and on any annual basis, and the frequency of adjustment; the number of Multifamily Loans in the Multifamily Loan Pool; the original loan amounts or range of original loan amounts of Multifamily Loans contained in the Multifamily Loan Pool; the original Loan-to-Value Ratio on a weighted average basis of the Multifamily Loans contained in the Multifamily Loan Pool; and the original and remaining terms of the loans on a weighted average basis. The related Prospectus Supplement may also specify the number and type of units contained in each property secured by a Multifamily Loan contained in a Multifamily Loan Pool, the loan amount per unit for each project, the percentage of units in each property occupied as a specified date, the appraised value of each property and whether each property is subject to local rent control ordinances. The related Prospectus Supplement may set forth the types and locations of properties securing the Multifamily Loans, the balloon, principal amortization or interest only terms, if any, and whether the Multifamily Loan financed the acquisition or rehabilitation of the underlying properties or refinanced prior indebtedness. Unless otherwise specified in the related Prospectus Supplement, the properties securing the Multifamily Loans will be located in one or more states in the United States, the District of Columbia, or Puerto Rico.

         Certain of the Multifamily Loans may be secured by apartment buildings owned by Cooperatives. The Cooperative apartment building and the land under the building will be owned by a private, non-profit cooperative. The Cooperative owns all of the apartment units in the building and all common areas. The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Such payments to the Cooperative are in addition to any payments of principal and interest the tenant-stockholder must make on any loans of the tenant-stockholder secured by its shares in the Cooperative. The Cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. The Cooperative's ability to meet debt service obligations on the Multifamily Loans, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial assessments on the tenant-stockholders. The Cooperative's ability to pay the principal amount of the Multifamily Loan at maturity depends primarily on its ability to pay the principal amount of the Multifamily Loan. The Company, the Seller and the Administrator or Non-Agency Administrator, if any, will have no obligation to provide refinancing for the Multifamily Loans.

CONTRACTS

         Each pool of Contracts included in the Trust Property with respect to a Series or underlying a Non-Agency Certificate included in the Trust Property for a Series (the "Contract Pool") will consist of manufactured housing conditional sales contracts and installment loan agreements or participation interests therein (collectively, "Contracts"). As specified in the related Prospectus Supplement, Contracts may either be secured by a Manufactured Home (a "Secured Contract") or unsecured (an "Unsecured Contract"). The Contracts may be conventional manufactured housing contracts or contracts insured by the FHA, including Title I Contracts, or partially guaranteed by the VA. Each Contract is secured by a Manufactured Home. Unless otherwise specified in the related Prospectus Supplement, the Contracts included in the Trust Property with respect to a Series will be fully amortizing and will bear interest at a fixed annual percentage rate ("APR").

         The Manufactured Homes securing the Secured Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "Manufactured Home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requires of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter." Moreover, if an election is made to treat a Trust Estate or Trust including Contracts as a REMIC as described in "Certain Federal Income Tax Consequences -- Certain Income Tax Consequences for REMIC Securities," the related Manufactured Homes will have a minimum of 400 square feet of living space and a minimum width in excess of 102 inches.

         Unless otherwise specified in the Prospectus Supplement with respect to a Series for which the related Trust Property includes Contracts or with respect to which the related Trust Property includes Non-Agency Certificates backed by Contracts, for purposes of calculating the loan-to-value ratio of a Secured Contract relating to a new Manufactured Home, the "Collateral Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related Prospectus Supplement, the Collateral Value of a used Manufactured Home is the least of the sales price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

         The related Prospectus Supplement may specify for the Contracts contained in the related Contract Pool, among other things, the date of origination of the Contracts; the APRs on the Contracts; the Contract Loan-to-Value Ratios; the minimum and maximum outstanding principal balance as of the Cut-off Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the Contract Pool; and the original maturities of the Contracts and the last maturity date of any Contract.

         The Unsecured Contracts included in the Trust Property for a Series of Securities will not constitute a material concentration of the assets of such Trust Property.

PRIVATE MORTGAGE-BACKED SECURITIES

         Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates evidencing an undivided interest in a pool of Underlying Mortgage Loans or certain mortgage-backed securities, or (b) collateralized mortgage obligations secured by Underlying Mortgage Loans or certain mortgage-backed securities. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Underlying Mortgage Loans or on certain underlying mortgage-backed securities. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PMBS Agreement"). Generally, the seller/servicer of the Underlying Mortgage Loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the Underlying Mortgage Loans relating to such Private Mortgage-Backed Security. Underlying Mortgage Loans relating to a Private Mortgage-Backed Security will be serviced by a servicer (the "PMBS Servicer") directly or by one or more subservicers who may be subject to the supervision of the PMBS Servicer.

         The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the related Prospectus Supplement, the PMBS Issuer may be the Company or an affiliate of the Company. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, neither the PMBS Issuer nor any agency or instrumentality of the United States nor any other person will have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement.

         Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

         The Underlying Mortgage Loans relating to the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such Underlying Mortgage Loans may be secured by single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a Cooperative and the related shares issued by such Cooperative.

         Credit support in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, surety bonds, insurance policies or other types of credit support may be provided with respect to the Underlying Mortgage Loans relating to the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves.

         The Prospectus Supplement for a Series for which the related Trust Property includes Private Mortgage-Backed Securities will describe such Private Mortgage-Backed Securities and will specify certain characteristics of the mortgage loans underlying the Private Mortgage-Backed Securities.

CHARACTERISTICS OF AGENCY SECURITIES AND PRIVATE MORTGAGE-BACKED SECURITIES

         The Agency Securities and the Private Mortgage-Backed Securities may include component securities ("CPTs"), floaters ("FLTs"), inverse floaters ("INVs"), interest only securities ("IOs"), principal only securities ("POs"), planned amortization classes ("PACs"), targeted amortization classes ("TACs"), residual interest securities ("Residuals"), accrual securities ("Zs"), and other types of securities, including securities which combine the characteristics of two or more of such types of securities. The exact types and characteristics of such securities will be set forth in the related Prospectus Supplement for a Series for which the related Trust Property includes such securities.

         A CPT is a security that consists of multiple payment components which have differing principal and/or interest characteristics. The payment characteristics of a CPT will reflect a combination of the payment characteristics of such components.

         An FLT has an interest rate that varies directly with an objective index such as LIBOR, i.e., as LIBOR increases, the FLT interest rate will increase.

         An INV has an interest rate that varies inversely with an objective index such as LIBOR, i.e., as LIBOR increases, the INV interest rate will decrease. The interest rate on a INV might be expressed as a multiple of the index, such as 35% - (3 x LIBOR).

         An IO pays only interest or primarily interest and pays no disproportionately small amount of principal. A PO pays principal only and no interest.

         A PAC is a security with respect to which principal payments are made in predetermined amounts on specified payment dates to the extent funds are available on such payment dates. Generally, a PAC will adhere to its payment schedule if the underlying mortgage loans prepay at a constant prepayment assumption in the "planned range" between certain specified prepayment rates. The cash flow of a PAC is thus relatively stable if prepayments are within such "planned range." Payment stability in a PAC is necessarily offset by instability in other classes of related mortgage-backed securities, which are said to "support" the more stable classes. Such "support classes" are likely to be much more sensitive to prepayments on the underlying mortgage loans than the classes they support or such mortgage loans.

         A TAC, like a PAC, is designed to provide more stable cash flows, but is more likely than a PAC to have the expected maturity extended or shortened.

         A Residual generally represents an interest in the residual cash flows from the collateral relating to an issuance of mortgage-backed securities after the other classes of securities supported by such collateral are paid on a payment date. Residuals include both securities with stated principal and interest and those without stated principal and interest.

         A Z is a security that accretes all of interest, which is added to the outstanding principal balance of such security. This accretion may continue until such security begins receiving principal payments, until such other events has occurred or until the security is retired.

DEPOSIT, SUBSTITUTION AND WITHDRAWAL OF ASSETS

         With respect to a Series, to the extent provided in the related Indenture or Pooling Agreement and the related Prospectus Supplement, the related Issuer or the Company may deposit or withdraw Assets or substitute new Mortgage Assets for Mortgage Assets previously included in the related Trust Property or for Assets deposited in a Reserve Fund for such Series.

PRE-FUNDING ARRANGEMENTS

         To the extent provided in the related Prospectus Supplement for a Series, the related Pooling Agreement will provide for a commitment by the related Issuer to subsequently purchase additional Loan Assets ("Subsequent Loan Assets") following the date on which the related Securities are issued (a "Pre-Funding Arrangement"). With respect to a Series, the Pre-Funding Arrangement will require that any Subsequent Loan Assets included in the Trust Property conform to the requirements and conditions provided in the related Pooling Agreement. If a Pre-Funding Arrangement is utilized in connection with the issuance of the Series of Securities, on the closing date for the issuance of such Series the related Trustee will be required to deposit in a segregated account (a "Pre-Funding Account") all or a portion of the proceeds received by such Trustee in connection with the sale of one or more Classes of Securities of such Series; and, subsequently, the Issuer will acquire Subsequent Loan Assets in exchange for the release of money from the Pre-Funding Account for such Series. In addition, the Pre-Funding Arrangement will be limited to a specified period, not to exceed three months, during which time any transfers of Subsequent Loan Assets must occur and to a maximum deposit to the related Pre-Funding Account of no more than twenty-five percent (25%) of the aggregate proceeds received from the sale of all Classes of Securities of such Series.

         If all of the funds originally deposited in the such Pre-Funding Account are not used by the end of such specified period, then any remaining amount of such funds will be applied as a mandatory prepayment of a Class or Classes of Securities as specified in the related Prospectus Supplement. Although it is intended that the principal amount of Subsequent Loan Assets to be included as Trust Property after the closing date for the issuance of any particular Series will require application of substantially all of the Pre-Funding Account, and it is not anticipated that there will be any material amount of principal distributions from amounts remaining on deposit in the Pre-Funding Account in reduction of the principal balances of any Securities, no assurance can be given that such a distribution with respect to the Securities will not occur on the Distribution Date or Payment Date following the termination of the Pre-Funding Arrangement. In any event, it is unlikely that the Issuer will be able to deliver Subsequent Loan Assets with aggregate principal balances that exactly equal the Pre-Funding Account, and the portion of the Pre-Funding Account remaining at the end of the Pre-Funding Arrangement, if any, will be distributed in reduction of the principal balance of the Securities of the related Series, as set forth in related Prospectus Supplement.

         As may be further specified in the related Prospectus Supplement, amounts on deposit in the Pre-Funding Account will be invested in short-term debt obligations of, or debt obligations guaranteed by, the United States, repurchase agreements that satisfy the criteria specified in the applicable Indenture or Pooling Agreement, certificates of deposit, time deposits and bankers acceptances of any United States depository institution or trust company, FDIC insured deposits, including deposits with the related Trustee, commercial paper, debt obligations, and money market funds; provided such investments are acceptable to each rating agency rating the Series of Securities at the time at which the investments are made (collectively "Permitted Instruments"); and provided further that an investment in such Permitted Instruments will not require the Issuer for a Series to be registered as an "investment company" under the Investment Company Act of 1940, as amended. Permitted Instruments will consist of short term investments that convert into cash or mature within a short period of time, have minimal or no exposure to fluctuations in value as a result of market changes in prevailing interest rates and are acceptable to each rating agency rating the applicable Series of Securities.

         The utilization of a Pre-Funding Arrangement is intended to improve the efficiency of the issuance of a Series of Securities and the sale and assignment of the Loan Assets to the related Issuer through the incremental delivery of the Loan Assets on the closing date and during the three month period following the closing date for such Series, which allows for a more even accumulation of the Assets by the Issuer and the issuance of a larger principal amount of Securities for such Series than would be the case without a Pre-Funding Arrangement.

                               CREDIT ENHANCEMENT

GENERAL

         Various forms of credit enhancement ("Credit Enhancement") may be provided with respect to one or more Classes of a Series or with respect to the Assets in the related Trust Property. Credit Enhancement may be in the form of the subordination of one or more Classes of such Series, the establishment of one or more Reserve Funds, the use of a cross-support feature, use of a Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, bankruptcy bond, or another form of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, any Credit Enhancement with respect to a Series will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities of such Series and interest thereon. If losses occur which exceed the amount covered by such Credit Enhancement or which are not covered by the Credit Enhancement, Holders will bear their allocable share of deficiencies.

SUBORDINATION

         If so specified in the related Prospectus Supplement, payments or distributions in respect of scheduled principal, interest or any combination thereof that otherwise would have been payable or distributable to one or more Classes of a Series (the "Subordinated Securities") will instead be payable to one or more other Classes of such Series (the "Senior Securities") under the circumstances and to the extent provided in such Prospectus Supplement. If specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Assets and losses on defaulted Mortgage Assets will be borne first by the various Classes of Subordinated Securities and thereafter by the various Classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate payments or distributions in respect of delinquent payments or distributions on the Mortgage Assets over the lives of the Securities of a Series or at any time, the aggregate losses in respect of defaulted Mortgage Assets which must be borne by the Subordinated Securities by virtue of subordination and the amount of the payments or distributions otherwise payable or distributable to the Subordinated Securities that will be distributable to Holders of Senior Securities on any Payment Date or Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate payments or distributions in respect of delinquent payments or distributions on the Mortgage Assets or aggregate losses in respect of such Mortgage Assets were to exceed the total amounts payable or distributable and available for payment or distribution to Holders of Subordinated Securities of, if applicable, were to exceed the specified maximum amount, Holders of Senior Securities could experience losses on their Securities.

         In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of payments or distributions otherwise payable or distributable to Holders of Subordinated Securities on any Payment Date or Distribution Date may instead be deposited into one or more Reserve Fund (as defined below) established by the related Trustee. If so specified in the related Prospectus Supplement, such deposits may be made on each Payment Date or Distribution Date, on each Distribution Date for specified periods, or on each Distribution Date until the balance in the Reserve Fund has reached a specified amount and, following payments from the Reserve Fund to Holders of

Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Fund to required levels, in each case as specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, amounts on deposit in the Reserve Fund may be released to the Company or the Holders of any Class of Securities at the times and under the circumstances specified in such Prospectus Supplement.

         If specified in the related Prospectus Supplement, various Classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other Classes of Senior and Subordinated Securities, respectively, through a cross-support mechanism or otherwise.

         As between Classes of Senior Securities and as between Classes of Subordinated Securities, payments or distributions may be allocated among such Classes (i) in the order of their Stated Maturities or Assumed Final Distribution Dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related Prospectus Supplement. As between Classes of Subordinated Securities, payments or distributions to Holders of Senior Securities on account of delinquencies or losses and payments to any Reserve Fund will be allocated as specified in the related Prospectus Supplement.

OVERCOLLATERALIZATION

         If provided in the related Prospectus Supplement, the aggregate principal balance of the Mortgage Assets included in the Trust Property may exceed the aggregate original principal balance of the Securities of a Series thereby creating "Excess Collateral" on each Distribution Date or Payment Date. If provided in the related Prospectus Supplement, such Excess Collateral may be distributed to holders of Senior Securities to produce and maintain a specified level of overcollateralization. With respect to a Series of Securities, the overcollateralization level may be fixed or may increase or decrease over time, subject to certain floors, caps and triggers, as set forth in the related Prospectus Supplement and the related Indenture or Pooling Agreement.

CROSS-SUPPORT

         If specified in the related Prospectus Supplement, separate Classes of related Series of Securities may represent the beneficial ownership of or be separately secured by, separate groups of Assets included in the Trust Property for a Series or otherwise available for the benefit of such Securities. In such case, Credit Enhancement may be provided by a cross-support feature which may require that distributions or payments be made with respect to Securities evidencing beneficial ownership of or secured by one or more asset groups prior to distributions to Subordinated Securities evidencing a beneficial ownership interest in or secured by other asset groups within the same Trust Estate or Trust. The Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

         If specified in the Prospectus Supplement, the coverage provided by one or more forms of Credit Enhancement may apply concurrently to two or more separate Trust Estates or Trusts for a separate Series of Securities. If applicable, the Prospectus Supplement will identify the Trusts to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts.

POOL INSURANCE

         With respect to a Series for which the related Trust Property includes Mortgage Loans (and, if specified in the related Prospectus Supplement, a Series for which the related Trust Property includes Contracts), in order to decrease the likelihood that Holders of the Securities of such Series will experience losses in respect of such Mortgage Loans, if specified in the related Prospectus Supplement, one or more mortgage pool insurance policies (each, a "Mortgage Pool Insurance Policy") will be obtained. Such Mortgage Pool Insurance Policy will, subject to the limitations described below and in the Prospectus Supplement, cover loss by reason of default in payments on such Mortgage Loans up to the amounts specified in the Prospectus Supplement or report on Form 8-K and for the periods specified in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Administrator under the related Indenture or Pooling Agreement will agree to use its best reasonable efforts to cause to be maintained in effect any such Mortgage Pool Insurance Policy and to file claims thereunder to the issuer of such Mortgage Pool Insurance

Policy (the "Pool Insurer"). A Mortgage Pool Insurance Policy, however, is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent set forth in such policy as described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Pool Insurance Policies, if any, will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor. The related Prospectus Supplement will describe the terms of any applicable Mortgage Pool Insurance Policy and will set forth certain information with respect to the related Pool Insurer.

SPECIAL HAZARD INSURANCE

         With respect to a Series for which the related Trust Property includes Mortgage Loans (and, if specified in the related Prospectus Supplement, each Series for which the related Trust Property includes Contracts), in order to decrease the likelihood that Holders of the Securities of such Series will experience losses in respect of such Mortgage Loans, if specified in the related Prospectus Supplement, one or more Special Hazard Insurance Policies will be obtained. Such a "Special Hazard Insurance Policy" with respect to a Series will, subject to limitations described below and in the related Prospectus Supplement, protect Holders of the Securities of such Series from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not covered by the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under flood insurance policies, if any, covering the Mortgaged Properties, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "Servicing of the Mortgage Loans, Multifamily Loans and Contracts -- Standard Hazard Insurance." Any Special Hazard Insurance Policy may not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. Aggregate claims under each Special Hazard Insurance Policy will be limited as described in the related Prospectus Supplement. Any Special Hazard Insurance Policy may also provide that no claim may be paid unless hazard and if applicable, flood insurance on the Mortgaged Property has been kept in force and other protection and preservation expenses have been paid.

         The related Prospectus Supplement will describe the terms of any applicable Special Hazard Insurance Policy and will set forth certain information with respect to the related Special Hazard Insurer.

FHA INSURANCE ON THE MULTIFAMILY LOANS

         There are two primary FHA insurance programs that are available for Multifamily Loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insurance mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for coinsurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved coinsurer. Generally the term of such a mortgage loan can be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for coinsurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

         FHA insurance is generally payable in cash or at the option of the mortgagee in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.

BANKRUPTCY BOND

         In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Mortgage Loan at an amount less than the then outstanding principal balance of such Mortgage Loan. The amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction in monthly payments required to be made by the borrower. See "Certain Legal Aspects of the Mortgage Assets" herein. If so provided in the related Prospectus Supplement, the Company will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

         A bankruptcy bond with respect to a Series will provide coverage in the aggregate amount specified in the related Prospectus Supplement. Such amount will be reduced by payments made under such bankruptcy bond in respect of the related Mortgage Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

         If specified in the related Prospectus Supplement, other forms of Credit Enhancement may be provided to cover such bankruptcy-related losses. Any bankruptcy bond or other form of Credit Enhancement provided to cover bankruptcy-related losses will be described in the related Prospectus Supplement.

RESERVE FUNDS

         If specified in the Prospectus Supplement with respect to a Series, assets such as cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in such Prospectus Supplement will be deposited by the related Issuer or the Company in one or more accounts (each, a "Reserve Fund") established and maintained with the related Trustee. Such cash and the payments on such other assets will be used to enhance the likelihood of timely payment or distribution of principal of, and interest on, or, if so specified in the related Prospectus Supplement, to provide additional protection against losses in respect of, the Assets in the related Trust Property, to pay the expenses of the related Trust Estate or Trust or for such other purposes specified in such Prospectus Supplement. Whether or not the related Issuer or the Company has any obligation to make such a deposit, certain amounts to which the Holders of the Subordinated Securities of such Series, if any, the related Issuer or the Company would otherwise be entitled may instead be deposited into the Reserve Fund from time to time and in the amounts as specified in the related Prospectus Supplement. Any cash in any Reserve Fund and the proceeds of any other instrument upon maturity will be invested in Permitted Instruments. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Unless otherwise specified in the Prospectus Supplement with respect to a Series, any instrument deposited therein will name the related Trustee, in its capacity as trustee for the Holders of the Securities of such Series, as beneficiary and will be issued by an entity acceptable to each rating agency that rates such Securities. Additional information with respect to such instruments deposited in the Reserve Funds may be set forth in the Prospectus Supplement.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

         If specified in the Prospectus Supplement with respect to a Series, the related Trust Property may also include or the Securities of such Series may also have the benefits of, assets such as insurance, guarantees, surety bonds, letters of credit, guaranteed investment contracts, swap agreements, option agreements or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the Assets included in such Trust Property, (ii) paying administrative expenses, (iii) establishing a minimum reinvestment rate on the payments or distributions made in respect of such Assets, (iv) guaranteeing timely payment or distribution of principal and interest on the Securities of such Series, or (v) for such other purpose as is specified in such Prospectus Supplement. Such arrangements may include agreements under which Holders of the Securities of a Series are entitled to receive amounts deposited in various accounts held by the related Trustee upon the terms specified in the related Prospectus Supplement.

Such arrangements may be in lieu of any obligation of the Servicers or the Administrator, if any, to advance delinquent installments in respect of the Mortgage Loans. See "Servicing of Mortgage Loans, Multifamily Loans and Contracts -- Advances".

                        SERVICING OF THE MORTGAGE LOANS,
                         MULTIFAMILY LOANS AND CONTRACTS

         Except as otherwise noted, the description set forth below of the servicing of Mortgage Loans and Multifamily Loans is applicable to Mortgage Loans and Multifamily Loans (i) included in the Trust Property with respect to a Series of Securities that includes Certificates and (ii) underlying Non-Agency Certificates. Accordingly, except as otherwise noted, references under the heading "Servicing of the Mortgage Loans, Multifamily Loans and Contracts" to the "Administrator," the "Servicers," a "Servicing Agreement," and the "Trustee" should be read as applying to the related Non-Agency Servicers, the Non-Agency Servicing Agreements and the Certificate Trustees with respect to Non-Agency Certificates.

         Unless otherwise provided in the related Prospectus Supplement, with respect to a Series of Certificates for which the related Trust Property includes Mortgage Loans, Multifamily Loans and Contracts included in the Trust Property for a Series of Certificates and Mortgage Loans and Multifamily Loans underlying Non-Agency Certificates will be serviced either (i) by the related Administrator as sole servicer, (ii) by the related Administrator as administrator or master servicer, (iii) by one or more loan servicing institutions as servicers or (iv) by another institution as master servicer. If an institution other than the Administrator acts as the sole servicer or as the master servicer for a Series or with respect to a Non-Agency Certificate, the Administrator may have no servicing obligations with respect to such Series or such Non-Agency Certificate. Generally, the discussion in this section of the Prospectus is applicable under circumstances when the Administrator is an affiliate of the Company. If the Administrator is not an affiliate of the Company, the discussion relating to the servicing of the Mortgage Loans, Multifamily Loans and Contracts as set forth below may be modified or superseded by any discussion relating to the servicing of the Mortgage Loans, Multifamily Loans and Contracts set forth in the Prospectus Supplement.

         The Prospectus Supplement for each Series of Certificates for which the related Trust Property includes Mortgage Loans, Multifamily Loans or Contracts, and for each Series for which the related Trust Property includes Non-Agency Certificates, will specify whether the Administrator or another institution will act as sole servicer or master servicer. If the Administrator acts as master servicer or administrator, all references to the Servicer under the heading "Servicing of the Mortgage Loans, Multifamily Loans and Contracts" (and in the case of a Series of Certificates, under the heading "The Pooling Agreement and Deposit Trust Agreement") should be read to refer to the direct Servicers of such series, acting under the supervision of the Administrator as master servicer or administrator. If an institution other than the Administrator acts as sole Servicer for a series, or acts as master servicer for such series, all references to the Servicer herein and under the headings "Servicing of the Mortgage Loans, Multifamily Loans and Contracts" and "The Pooling Agreement and Deposit Trust Agreement" should be read to refer to such institution as sole or master servicer, as appropriate.

         Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans, Multifamily Loans and Contracts will be serviced by one or more loan servicing institutions (the "Servicers"), which may include the Administrator, pursuant to servicing agreements between each Servicer and the Administrator (each, a "Servicing Agreement").

SERVICING AGREEMENTS

         Unless otherwise specified in the related Prospectus Supplement, each Servicer must be a FNMA- or FHLMC-approved servicer of conventional mortgage loans. In addition, the Administrator will require adequate servicing experience, where appropriate, and financial stability, generally including a net worth of at least $1,000,000, as well as satisfaction of certain other criteria.

         Each Servicer will be required to perform the customary functions of a mortgage loan servicer, including collection of payments from borrowers (the "Mortgagors") and remittance of such collections to the Trustee, maintenance of applicable standard hazard insurance and primary mortgage insurance policies, maintenance of escrow or impoundment accounts of Mortgagors for payment of taxes, insurance, and other items required to be paid by the Mortgagor pursuant to the Mortgage Loan, Multifamily Loan and Contract, attempting to cure delinquencies, supervising foreclosures, management of Mortgaged Properties under certain circumstances, and maintaining accounting records relating to the Mortgage Loans, Multifamily Loans and Contracts, as applicable. Unless otherwise specified in the related Prospectus Supplement, each Servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on Mortgage Loans, Multifamily Loans and Contracts, as applicable, as described more fully under " -- Payments on Mortgage Loans" and " -- Advances," and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors.

         The Servicers will be entitled to a monthly servicing fee as specified in the related Prospectus Supplement. The Servicers will also generally be entitled to collect and retain, as part of their servicing compensation, late payment charges and assumption underwriting fees. The Servicers will be reimbursed from proceeds of one or more of the insurance policies described herein ("Insurance Proceeds") or from proceeds received in connection with the liquidation of defaulted Mortgage Loans ("Liquidation Proceeds") for certain expenditures. See " -- Advances" and " -- Administration and Servicing Compensation and Payment of Expenses" herein.

         Each Servicer will be required to service each Mortgage Loan, Multifamily Loan and Contract, as applicable, pursuant to the terms of its Servicing Agreement for the entire term of such Mortgage Loan, Multifamily Loan and Contract, as applicable, unless such Servicing Agreement is earlier terminated by the Trustee, or in the event of a monetary default, by the Administrator, on behalf of the Trustee. Upon termination of a Servicing Agreement, the Administrator will act as Servicer of the related Mortgage Loans pursuant to a Servicing Agreement on the same terms and conditions applicable to any other Servicer.

PAYMENTS ON MORTGAGE LOANS

         Each Servicer will establish and maintain a separate account (each, a "Custodial Account"). Subject to the following paragraph, each Custodial Account must be an account the deposits in which are fully insured by either the Federal Deposit Insurance Corporation ("FDIC") or the National Credit Union Administration ("NCUA") or are, to the extent such deposits are in excess of the coverage provided by such insurance, continuously secured by certain obligations issued or guaranteed by the United States of America. If at any time the amount on deposit in such Custodial Account shall exceed the amount so insured or secured, the applicable Servicer must remit to the Trustee the amount on deposit in such Custodial Account which exceeds the amount so insured or secured, less any amount such Servicer may retain for its own account pursuant to its Servicing Agreement.

         Notwithstanding the foregoing, the deposits in a Servicer's Custodial Account will not be required to be fully insured or secured as described above, and such Servicer will not be required to remit amounts on deposit therein in excess of the amount so insured or secured, so long as such Servicer meets certain requirements established by the rating agencies requested to rate the Securities of the applicable Series.

         Each Servicer is required to deposit into its Custodial Account on a daily basis all amounts in respect of each Mortgage Loan received by such Servicer, with interest adjusted to a rate (the "Remittance Rate") equal to the related Mortgage Rate less the Servicer's servicing fee rate. On the 18th day of each month, or such other day specified in the related Prospectus Supplement (the "Remittance Date"), each Servicer of the Mortgage Loans will remit to the Trustee all funds held in its Custodial Account with respect to each Mortgage Loan; provided, however, that Principal Prepayments may be remitted on the Remittance Date in the month following the month of such prepayment. Each Servicer will be required, pursuant to the terms of the related Servicing Agreement and as specified in the Related Prospectus Supplement, to remit with each Principal Prepayment interest thereon at the Remittance Rate through the last day of the month in which such Principal Prepayment is made. Each Servicer is also required to advance its own funds as described below.

ADVANCES

         Unless otherwise specified in the related Prospectus Supplement, with respect to a delinquent Mortgage Loan, Multifamily Loan or Contract, the related Servicer will be obligated to advance its own funds or funds from its Custodial Account equal to the aggregate amount of payments of principal and interest (adjusted to the applicable Remittance Rate) which were due on a due date and which are delinquent as of the close of business on the business day preceding the Remittance Date ("Monthly Advance"). Such advances are required to be made by the Servicer unless the Servicer, with the concurrence of the Administrator, determines that such advance ultimately would not be reimbursable under any applicable insurance policy, from the proceeds of liquidation of the related Mortgaged Properties, or from any other source (any amount not so reimbursable being referred to herein as a "Nonrecoverable Advance"). Such advance obligation will continue through the month following the month of final liquidation of such Mortgage Loan, Multifamily Loan or Contract. Any Servicer funds thus advanced will be reimbursable to such Servicer out of recoveries on the Mortgage Loans, Multifamily Loans or Contracts with respect to which such amounts were advanced. The Servicers will also be obligated to make advances with respect to certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Servicers out of recoveries on the related Mortgage Loans, Multifamily Loans or Contracts. Each Servicer's right of reimbursement for any advance will be prior to the rights of the Holders of the Securities of the applicable Series to receive any related Insurance Proceeds or Liquidation Proceeds.

         Unless otherwise specified in the Prospectus Supplement with respect to a Series, the Administrator will be obligated pursuant to the related Indenture or Pooling Agreement to advance on or before the applicable Payment Date or Distribution Date an amount equal to any Monthly Advance which a Servicer fails to remit, but will not be obligated to make such advance if the Administrator determines it to be a Nonrecoverable Advance. Failure by a Servicer to make a required Monthly Advance will be grounds for termination under the related Servicing Agreement.

SERVICING PROCEDURES

         Unless otherwise specified in the related Prospectus Supplement, each Servicer will service the Mortgage Loans, Multifamily Loans and Contracts pursuant to written guidelines promulgated by the Company or the Administrator. The Administrator will exercise its best reasonable efforts to insure that the Servicers service the Mortgage Loans, Multifamily Loans and Contracts in compliance with such guidelines and in a manner consistent with industry standards.

         Mortgage Loans. The Servicer will be responsible for making reasonable efforts to collect all payments called for under the Mortgage Loans. The Servicer will be obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon a defaulted Mortgage Loan. In this regard, the Servicer may (directly or through a local assignee) sell the property at a foreclosure or trustee's sale, negotiate with the Mortgagor for a deed in lieu of foreclosure or, in the event a deficiency judgment is available against the Mortgagor or other person (see "Certain Legal Aspects of the Mortgage Assets -- The Mortgage Loans and Multifamily Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders" for a description of the limited availability of deficiency judgments), foreclose against such property and proceed for the deficiency against the appropriate person. The amount of the ultimate net recovery (including the proceeds of any Mortgage Pool Insurance Policy or other applicable Credit Enhancement), after reimbursement to the Servicer of its expenses incurred in connection with the liquidation of any such defaulted Mortgage Loan and prior unreimbursed advances of principal and interest with respect thereto will be deposited in the Certificate Account for the applicable Series (or, in the case of a Mortgage Loan underlying a Non-Agency Certificate in an account maintained by the related Certificate Trustee) when realized, and will be paid or distributed to Holders of the Securities of such Series on the next Payment Date or Distribution Date following the month of receipt (or, in the case of a Mortgage Loan underlying a Non-Agency Certificate, will be distributed to the Trustee for the related Series in accordance with the terms of such Non-Agency Certificate).

         With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Assets" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the ability to sell and realize the value of those shares.

         In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2). By virtue of this requirement, the status of a corporation for purposes of Code
Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

         The Servicer will expend its own funds to restore property securing a Mortgage Loan which has sustained uninsured damage only if it determines that such restoration will increase the proceeds to Holders of liquidation of the Mortgage Loan after the reimbursement to the Servicer of its expenses.

         If a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer will be obligated (to the extent it has knowledge of such conveyance) to exercise its right to accelerate the maturity of the Mortgage Loan, unless it reasonably believes it is unable to enforce that Mortgage Loan's "due-on-sale" clause under the applicable law. If it reasonably believes it may be restricted by law, for any reason, from enforcing such a "due-on-sale" clause, the Servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note, provided such person satisfies the criteria required to maintain the coverage provided by applicable insurance policies (unless otherwise restricted by applicable law). Any fee collected by the Servicer for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation. For a description of circumstances in which the Servicer may be unable to enforce "due-on-sale" clauses, see "Certain Legal Aspects of the Mortgage Assets -- The Mortgage Loans and Multifamily Loans -- Enforceability of Certain Provisions." In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be decreased.

         The Servicer will maintain with one or more depository institutions one or more accounts into which it will deposit all payments of taxes, insurance premiums, assessments or comparable items received for the account of the mortgagors. Withdrawals from such account or accounts may be made only to effect payment of taxes, insurance premiums, assessments or comparable items, to reimburse the Servicer out of related collections for any cost incurred in paying taxes, insurance premiums and assessments or otherwise preserving or protecting the value of the Mortgages, to refund to mortgagors any amounts determined to be overages and to pay interest to mortgagors on balances in such account or accounts to the extent required by law.

         So long as it acts as servicer of the Mortgage Loans, the Servicer will be required to maintain certain insurance covering errors and omissions in the performance of its obligations as servicer and certain fidelity bond coverage ensuring against losses through wrongdoing of its officers, employees and agents.

         Contracts. With respect to Trust Property that includes Contracts, pursuant to each Servicing Agreement, the Servicer will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Administrator, either directly or through Servicers subject to general supervision by the Administrator, will perform diligently all services and duties specified in each Pooling Agreement, in the same manner as prudent lending institutions of manufactured housing installment sales contracts of the same type as the Contracts in those jurisdictions where the related Manufactured Homes are located. The Administrator will monitor the performance of each Servicer, if any, and, unless the related Prospectus Supplement states otherwise, will remain liable for the servicing of the

Contracts in accordance with the terms of the Pooling Agreement. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, repossession.

         Each Servicing Agreement will provide that, when any Manufactured Home securing a Secured Contract is about to be conveyed by the borrower, the Servicer (to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance) may exercise its rights to accelerate the maturity of such Contract under the applicable "due-on-sale" clause, if any, unless the Servicer reasonably believes it is unable to enforce such "due-on-sale" clause under applicable law. In such case, the Servicer is authorized to take or enter into an assumption agreement from or with the person to whom such Manufactured Home has been or is about to be conveyed, pursuant to which such person becomes liable under the related Secured Contract, provided such person satisfies the criteria required to maintain the coverage provided by applicable insurance policies (unless otherwise restricted by applicable law). Where authorized by the Contract the APR may be increased, upon assumption, to the then-prevailing market rate, but will not be decreased.

         Under each Servicing Agreement, the Servicer will repossess or otherwise comparably convert the ownership of properties securing such of the related Contracts as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such repossession or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as shall be normal and usual in its general servicing activities. The Servicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines (i) that such restoration or repossession will increase the proceeds of liquidation of the related Contract to the Holders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

PRIMARY MORTGAGE INSURANCE

         Generally, Mortgage Loans that the Company acquires do not have Loan-to-Value Ratios in excess of 80% of their Original Value. Unless otherwise specified in the Prospectus Supplement, Mortgage Loans that the Company acquires that have an original principal amount exceeding 80% of Original Value usually will have primary mortgage insurance. The Company generally requires such coverage to continue until the Loan-to-Value Ratio drops below 80%.

         The primary mortgage insurance policies will not insure against certain losses which may be sustained in the event of a personal bankruptcy of the mortgagor under a Mortgage Loan.

         The primary mortgage insurance policies generally provide that no claim may be validly presented thereunder unless (i) certain cash advances have been made, and (ii) where there has been physical loss or damage to the Mortgaged Property, it has been restored to its condition as of the date it was insured, reasonable wear and tear excepted. Assuming the satisfaction of these conditions, the issuer of a primary mortgage insurance policy will be required, within the applicable policy limits, to pay either (a) an amount equal to the principal balance of the defaulted Mortgage Loan covered thereby, plus accrued and unpaid interest thereon to the date of claim, property preservation expenses, certain other costs and other advances made by the insured, against receipt of good and marketable title to the Mortgaged Property or (b) the product of the amount described in clause (a), subject to certain exceptions, multiplied by the applicable percentage of insurance coverage.

         Any primary mortgage insurance relating to a pool of Contracts will be described in the related Prospectus Supplement.

         Claim payments, if any, under each primary mortgage insurance policy will be required to be remitted by the Servicers to the Administrator and will be treated in the same manner as a prepayment of a Mortgage Loan.

STANDARD HAZARD INSURANCE

         Mortgage Loans

         Unless otherwise specified in the Prospectus Supplement, the Servicer will be required pursuant to a Servicing Agreement to cause to be maintained for each Mortgage Loan a standard hazard insurance policy. The coverage of such policy is required to be in an amount not less than the maximum insurable value of the improvements securing such Mortgage Loan from time to time or the principal balance owing on such Mortgage Loan from time to time, whichever is less. In all events, such coverage shall be in an amount sufficient to ensure avoidance of the applicability of the co-insurance provisions under the terms and conditions of the applicable policy. The ability of each Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any standard hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to such Servicer by Mortgagors. All amounts collected by a Servicer under a standard hazard insurance policy will be deposited in such Servicer's Custodial Account. Unless otherwise specified in the related Prospectus Supplement, each Servicing Agreement will provide that the related Servicer may satisfy its obligation to cause hazard insurance policies to be maintained by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans serviced by such Servicer.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be under written by different insurers and, therefore, will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flow), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the property securing a Mortgage Loan is located in a federally designated flood area, the Pooling Agreement will require that flood insurance be maintained in such amounts as would be required by the Federal National Mortgage Association in connection with its mortgage loan purchase program. The Administrator may also purchase special hazard insurance against certain of the uninsured risks described above. See "Credit Enhancement -- Special Hazard Insurance".

         Since the amount of hazard insurance the Administrator is required to cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, if the residential properties securing the Mortgage Loans appreciate in value over time, the effect of coinsurance in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

         The Administrator will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

         Secured Contracts

         Unless otherwise specified in the Prospectus Supplement, the terms of each Servicing Agreement will require the Servicer to cause to be maintained with respect to each Secured Contract one or more hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is locate, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the borrower on the related Secured Contract, whichever is less.

When a Manufactured Home's location was, at the time of origination of the related Secured Contract, within a federally designated special flood hazard area, the Administrator also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program.

         The Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Secured Contract does not require the borrower to maintain a hazard insurance policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the borrowers' interests in the Secured Contracts resulting from the absence or insufficiency of individual hazard insurance policies.

         The Servicer, to the extent practicable, will cause the borrowers to pay all taxes and similar governmental charges when and as due. To the extent that nonpayment of any taxes or charges would result in the creation of a lien upon any Manufactured Home having a priority equal or senior to the lien of the related Secured Contract, the Servicer will pay any such delinquent tax or charge.

         If the Servicer repossesses a Manufactured Home on behalf of the Trustee, the Servicer will either (i) maintain at its expense hazard insurance with respect to such Manufactured Home, or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

         Multifamily Loans

         Unless otherwise provided in the Prospectus Supplement relating to a Series of Certificates for which the related Trust Property includes Multifamily Loans or relating to a Series for which the related Trust Property includes Non-Agency Certificates backed by Multifamily Loans, the Servicer will be required to be maintained, for each Multifamily Loan, a standard hazard insurance policy with extended coverage in an amount which is at least equal to the lesser of the original principal balance of the Multifamily Loan, or the replacement cost of the related Multifamily Project. Where any part of any improvement to the Multifamily Project is located in an area identified by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Master Servicer is required to cause to be maintained with a generally acceptable insurance carrier a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration, providing coverage in an amount not less than (i) the original principal balance of the Multifamily Loan, (ii) the insurable value of the Multifamily Project, or (iii) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended, which ever is less.

         Additional insurance coverage for specific properties in a Multifamily Loan Pool included in the Trust Property for a Series will be described in the related Prospectus Supplement.

TITLE INSURANCE POLICIES

         The Servicing Agreements will require that a title insurance policy be in effect on each of the Mortgaged Properties and that such title insurance policy contain no coverage exceptions, except those permitted pursuant to the guidelines heretofore established by FNMA.

CLAIMS UNDER PRIMARY MORTGAGE INSURANCE POLICIES AND STANDARD HAZARD INSURANCE POLICIES; OTHER REALIZATION UPON DEFAULTED LOANS

         Each Servicer will present claims to any primary insurer under any related primary mortgage insurance policy and to the hazard insurer under any related Standard Hazard Insurance Policy. All collections under any related primary mortgage insurance policy or any related standard hazard insurance policy (less any proceeds to be applied to the restoration or repair of the related Mortgaged Property) will be remitted to the Trustee.

         If any Mortgage Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related standard hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable Mortgage Pool Insurance Policy or any related primary mortgage insurance policy, each Servicer will be required to expend its own funds to restore the damaged property. In the event that a Servicer fails to make a required expenditure, the Administrator will be required to make such expenditure. In either case, the Servicer and the Administrator will be required to make such expenditures only to the extent it determines such expenditures are recoverable from Insurance Proceeds or Liquidation Proceeds.

         If recovery under any applicable Mortgage Pool Insurance Policy or any related primary mortgage insurance policy is not available, the Servicer or the Administrator, as the case may be, will nevertheless be obligated to attempt to realize upon the defaulted Mortgage Loan. Foreclosure proceedings will be conducted by the Servicer with the concurrence of the Administrator. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the principal balance of the defaulted Mortgage Loan plus interest accrued thereon, a loss will be realized on such Mortgage Loan, to the extent the applicable Credit Enhancement is not sufficient, in the amount of such difference plus the aggregate of expenses incurred by the Servicer in connection with such proceedings and which are reimbursable under the Pooling Agreement. Consequently, any default by an insurer under any insurance policy or bankruptcy bond, any losses in excess of any insurance policy or bankruptcy limits, any uninsured loss and any interest shortfalls not otherwise covered as described herein or in the Prospectus Supplement will likely result in losses being borne by one or more Holders of the affected Series.

         Because Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Servicer, no payments under the related Mortgage Pool Insurance Policy, if any, will result in a recovery on the Mortgage Loans which exceeds the principal balance of the defaulted Mortgage Loan together with accrued interest thereon. In addition, where a Mortgaged Property securing a defaulted Mortgage Loan can be resold for an amount exceeding the principal balance of the related Mortgage Loan together with accrued interest and expenses, it may be expected that, where retention of any such amount is legally permissible, the Pool Insurer will exercise its right under the related Mortgage Pool Insurance Policy, if any, to purchase such Mortgaged Property and realize for itself any excess proceeds.

         Liquidation Proceeds and Insurance Proceeds may initially be credited to a separate account (the "Advance Account") in order to facilitate the reimbursement of advances made by Servicers, the Administrator or an insurer. Such proceeds will be held in the Advance Account until the earlier of the date of final reimbursement to the appropriate parties and the second Remittance Date after the date on which they were deposited in the Advance Account. Interest shortfalls may be suffered on Securities if and to the extent that Liquidation Proceeds and Insurance Proceeds are retained in the Advance Account during a period in which Servicers are not making Monthly Advances.

ADMINISTRATION AND SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         With respect to each Mortgage Loan, Multifamily Loan and Contract, the Administrator may receive compensation with respect to each interest payment thereon in an amount specified in the related Prospectus Supplement. As compensation for its servicing duties, each Servicer will be entitled to a monthly servicing fee in the amount specified in the related Prospectus Supplement. In addition to the primary compensation, each Servicer will retain all assumption underwriting fees and late payment charges, to the extent collected from Mortgagors.

         The Administrator and each Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans, Multifamily Loans and Contracts. No loss will be suffered on the Certificates by reason of such expenses to the extent claims for such expenses are paid directly under any applicable Mortgage Pool Insurance Policy, a primary mortgage insurance policy, the special hazard insurance policy or from other forms of Credit Enhancement. In the event, however, that the defaulted Mortgage Loans are not covered by a Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policies, Special Hazard Insurance Policy, Standard Hazard Insurance Policies or another form of Credit Enhancement, or claims are either not made or not paid under such policies or Credit Enhancement, or if coverage thereunder has ceased, a loss will occur on the Securities of the affected Series to the extent that the proceeds from the liquidation of a defaulted Mortgage Loan, Multifamily Loan or Contract, after reimbursement of the Administrator's and the Servicer's expenses, are less than the principal balance of such defaulted Mortgage Loan, Multifamily Loan or Contract.

                                  THE INDENTURE

         The following summaries describe certain provisions of the Indenture not described elsewhere in this Prospectus. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries. The description set forth below is subject to modification in the Prospectus Supplement for a Series of Bonds to describe the terms and provisions of the particular Indenture relating to such Series of Bonds.

MODIFICATION OF INDENTURE

         With the consent of the holders of not less than two-thirds of the then aggregate principal amount of the outstanding Bonds of any Series issued under an Indenture, the related Trustee and the related Issuer may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to such Series or modify (except as provided below) in any manner the rights of the holders of such Bonds.

         Without the consent of the Holder of each outstanding Bond of such Series affected thereby, however, no supplemental indenture shall (a) change the Stated Maturity of the principal of, or any installment of interest on, any Bond of such Series or reduce the principal amount thereof, the interest rate specified thereon (except as provided in the related Indenture with respect to any Class of Bonds which are Variable Interest Rate Securities), the redemption price with respect thereto or the earliest date on which any Bonds of such Series may be redeemed at the option of the Issuer, or change any place of payment where, or the coin or currency in which, any Bond of such Series or any interest thereon is payable, or impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (b) reduce the percentage of the aggregate principal amount of the outstanding Bonds of such Series, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture, (c) modify the provisions of the Indenture specifying the circumstances under which such a supplemental indenture may not change the provisions of the Indenture without the consent of the Holders of each outstanding Bond of such Series affected thereby, or the provisions of the Indenture with respect to certain remedies available in an Event of Default (as described below), except to increase any percentage specified therein or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Bond affected thereby, (d) modify or alter the provisions of the Indenture regarding the voting of Bonds held by the Issuer or an affiliate of the Issuer, (e) permit the creation of any lien ranking prior to or on the parity with the lien of the Indenture with respect to any part of the property subject to a lien under the Indenture or terminate the lien of the Indenture on any property at any time subject thereto or deprive the Holder of any Bond of such Series of the security afforded by the lien of the Indenture, or (f) modify any of the provisions of the Indenture in such manner as to affect the rights of the Holders of Bonds of such Series to the benefits of any provisions for the redemption at the request of Holders of Bonds of such Series contained therein.

         Each Issuer and the respective Trustee may also enter into supplemental indentures, without obtaining the consent of Holders of such Series, to cure ambiguities or make minor corrections, to provide for the issuance of Bonds in bearer or registered form or for the conversion of any outstanding Bonds to or from bearer form and to do such other things as would not adversely affect the interests of the Holders of such Series.

EVENTS OF DEFAULT

         An "Event of Default" with respect to any Series of Bonds is defined in the respective Indenture under which such Bonds are issued as being: (a) unless otherwise specified in the Prospectus Supplement for such Series, a default in the payment of principal of any Bond of such Series or a default for ten days or more in the payment of any interest on any Bond of such Series; (b) a default in the observance of certain negative covenants in the Indenture or in the observance of certain covenants relating to redemptions of Bonds of such Series;
(c) a default in the observance of any other covenant of the Indenture, and the continuation of any such default for a period of sixty days after notice to the Issuer by the Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% in principal amount of the Bonds of such Series then outstanding; (d) the failure of the lien of the Indenture to constitute a valid first priority security interest in the Trust Estate, (e) any representation or warranty made by the Issuer in the Indenture or in any certificate delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the Issuer by the Trustee or by the Holders of at least 25% in principal amount of the Bonds of such Series then outstanding; or (f) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer.

RIGHTS UPON EVENT OF DEFAULT

         In case an Event of Default should occur and be continuing with respect to a Series of Bonds, the Trustee may, and on request of Holders of more than 50% in principal amount of the Bonds of such Series then outstanding shall, declare the principal of such Series of Bonds to be due and payable. Such declaration may under certain circumstances be rescinded by the Holders of a majority in principal amount of the Bonds of such Series then outstanding.

         If, following an Event of Default, a Series of Bonds has been declared to be due and payable, the Trustee may, in its discretion (provided that the Holders of the Bonds of such Series have not directed the Trustee to sell the Assets included in the related Trust Estate), refrain from selling such Assets and continue to apply all amounts received on such Assets to payments due on the Bonds of such Series in accordance with their terms, notwithstanding the acceleration of the maturity of such Bonds. The Trustee, however, must sell the Assets included in the related Trust Estate for such Series if collections in respect of such Assets are determined to be insufficient to make all scheduled payments on Bonds of such Series, in which case payments will be made on the Bonds in the same manner as described in the next sentence with regard to instances in which such Assets are sold. In addition, upon an Event of Default the Trustee may, in its discretion (provided that, unless the Event of Default relates to a default in payment of principal or interest, the Trustee must receive the consent of the Holders of all outstanding Bonds of such Series, and certain other conditions must be met), sell the Assets included in the related Trust Estate for such Series, in which event the Bonds of such Series will be payable pro rata, without regard to their Stated Maturities, out of the collections on, or the proceeds from the sale of, such Assets and any overdue installments of interest on the Bonds will, to the extent permitted by applicable law, bear interest at the highest stated interest rate borne by any Bond of such Series.

         Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the Holders of Bonds, unless such Holders have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority in principal amount of the outstanding Bonds of a Series shall have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Bonds of such Series; and the Holders of a majority in principal amount of the Bonds of a Series then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of the Holder of each outstanding Bond affected thereby.

LIST OF HOLDERS OF BONDS

         Three or more Holders of the Bonds of any Series (each of whom has owned a Bond of such Series for at least six months) may, by written request to the Trustee, obtain access to the list of all Holders of the Bonds of such Series maintained by the Trustee for the purpose of communicating with other Holders with respect to their rights under the Indenture. The Trustee may elect not to afford the requesting Holders access to the list of Holders if it agrees to mail the desired communication or proxy, on behalf of the requesting Holders, to all Holders.

ISSUER'S ANNUAL COMPLIANCE STATEMENT

         The Issuer will be required to file annually with the Trustee a written statement as to the fulfillment of its obligations under the Indenture.

TRUSTEE'S ANNUAL REPORT

         The Trustee will be required to mail each year to all Holders a brief report relating to its eligibility and qualifications to continue as the Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer to it in the Trustee's individual capacity, the property and funds physically held by the Trustee as such, any release, or release and substitution, of property subject to the lien of the Indenture which has not been previously reported, any additional Series of Bonds not previously reported and any action taken by it which materially affects the Bonds and which has not been previously reported.

SATISFACTION AND DISCHARGE OF INDENTURE

         The Indenture will be discharged with respect to the Assets securing the Bonds of a Series upon the delivery to the Trustee for cancellation of all of the Bonds of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Bonds of such Series.

REPORTS BY TRUSTEE TO BONDHOLDERS

         On each Principal Payment Date or Special Redemption Date, the Trustee will send a report to each Holder setting forth, among other things, the amount of such payment representing interest, the amount thereof, if any, representing principal and the outstanding principal amount of an individual Bond of each Class (or the aggregate principal amount of the Bonds of each Class in the case of Holders of Bonds on which payments of interest only are then being made) after giving effect to the payments made on such Principal Payment Date or Special Redemption Date.

LIMITATION ON SUITS

         No Holder of a Bond of any Series will have any right to institute any proceedings with respect to the Indenture unless (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to such Series; (2) the Holders of at least 25% in principal amount of the Bonds of such Series then outstanding have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee; (3) such Holders have offered to the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the Trustee has failed to institute any such proceedings; and (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of at least 50% in principal amount of the Bonds of such Series then outstanding.

                            THE POOLING AGREEMENT AND
                             DEPOSIT TRUST AGREEMENT

         The following summaries describe certain provisions of the Pooling Agreement and the Deposit Trust Agreement not described elsewhere in this Prospectus. Where particular provisions or terms used in the Pooling Agreement or Deposit Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as a part of such summaries. The description set forth below is subject to modification in the Prospectus Supplement for a Series of Certificates to describe the terms and provisions of the particular Pooling Agreement or Deposit Trust Agreement relating to such Series of Certificates.

         Generally, the discussion in this section of the Prospectus is applicable under circumstances when the Administrator is an affiliate of the Company. If the Administrator is not an affiliate of the Company, the discussion relating to pooling and administration (or master servicing) as set forth below may be modified or superseded by any discussion relating to the pooling and administration (or master servicing) set forth in the Prospectus Supplement. In addition, certain of the following summaries only apply to a Pooling Agreement relating to series of Certificates for which the related Trust Property includes Mortgage Loans, Multifamily Loans or Contracts. Provisions of Pooling Agreements or Deposit Trust Agreements relating to series of Certificates for which the related Trust Property includes other types of Mortgage Assets will be summarized and described in the related Prospectus Supplement.

ASSIGNMENT OF MORTGAGE ASSETS

         Assignment of Mortgage Loans

         At the time of issuance of the Certificates of a Series, the Issuer will assign the Mortgage Loans to the related Trustee, together with all principal and interest (subject to exclusions or adjustments specified in the related Prospectus Supplement received by the Issuer on or with respect to such Mortgage Loans on or after the Cut-off Date) other than principal and interest due and payable on or before the Cut-off Date. The Trustee will, concurrently with such assignment, execute, countersign and deliver the Certificates to the Issuer in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related pooling or sale agreement.

         In addition, as to each Mortgage Loan, the Issuer will deliver to the Trustee the Mortgage Note and Mortgage, any assumption and modification agreement, an assignment of the Mortgage in recordable form, evidence of title insurance and, if applicable, the certificate of private mortgage insurance. In instances where recorded documents cannot be delivered due to delays in connection with recording, the Issuer may deliver copies thereof and deliver the original recorded documents promptly upon receipt.

         With respect to any Mortgage Loans which are Cooperative Loans, the Issuer, as depositor, will cause to be delivered to the Trustee, the related original Cooperative note endorsed to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Issuer will file in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

         Unless otherwise specified in the related Prospectus Supplement, in the Pooling Agreement or Deposit Trust Agreement the Issuer generally will represent and warrant to the Trustee, among other things, that (i) the information set forth in the schedule of Mortgage Loans attached thereto is correct in all material respects; (ii) a lender's title insurance policy or binder for each Mortgage Loan included in the Trust Property was issued on the date of origination thereof and each such policy or binder assurance is valid and remains in full force and effect; (iii) at the date of initial issuance of the Certificates, the Issuer has good title to the Mortgage Loans and the Mortgage Loans are free of offsets, defenses or counterclaims; (iv) at the date of initial issuance of the Certificates, each Mortgage is a valid first lien on the property securing the Mortgage Note (subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions, and restrictions, rights of way, easements and other matters of public record as of the date of the recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained by the Company and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage) and such property is free of material damage and is in good repair or, with respect to junior Lien Mortgage Loans, that such Mortgage is a valid junior lien Mortgage, as the case may be, and specifying the percentage of the Mortgage Loan Pool comprised of junior Lien Mortgage Loans; (v) at the date of initial issuance of the Certificates, no Mortgage Loan is 30 or more days delinquent and there are no delinquent tax or assessment liens against the property covered by the related Mortgage; (vi) at the date of initial issuance of the Certificates, the portion of each Mortgage Loan, if any, which in the circumstances set forth above under "Servicing of the Mortgage Loans, Multifamily Loans and Contracts -- Primary Mortgage Insurance" should be insured with a private mortgage insurer is so insured; and (vii) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, with out limitation, usury, equal credit opportunity and disclosure laws.

         In the event that the Issuer has acquired the Mortgage Loans for a Series, if so specified in the related Prospectus Supplement, the Issuer may, in lieu of making the representations set forth in the preceding paragraph, cause the entity from which such Mortgage Loans were acquired to make such representations (other than those regarding the Issuer's title to the Mortgage Loans, which will in all events be made by the Issuer), in the sales agreement pursuant to which such Mortgage Loans are acquired, or if such entity is acting as a Servicer, in its servicing agreement. In such event such representations, and the Issuer's rights against such entity in the event of a breach thereof, will be assigned to the Trustee for the benefit of the holders of the Certificates of such Series.

         Assignment of Contracts

         The Issuer will cause the Contracts to be assigned to the Trustee, together with principal and interest due on or with respect to the Contracts after the Cut-off Date specified in the related Prospectus Supplement. Each Contract will be identified in a loan schedule ("Contract Loan Schedule") appearing as an exhibit to the related pooling or sale agreement.

         In addition, with respect to each Contract, the Issuer will deliver or cause to be delivered to the Trustee, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. To give notice of the right, title and interest of the Certificateholders to the Contracts, the Issuer will cause a UCC-1 financing statement to be filed identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment from the Issuer to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Holders of the Certificates of the applicable Series in the Contracts could be defeated. See "Certain Legal Aspects of the Mortgage Assets."

         Unless otherwise specified in the Prospectus Supplement, the Issuer will provide limited representations and warranties to the Trustee concerning the Contracts. Such representations and warranties will include: (i) that the information contained in the Contract Loan Schedule provides an accurate listing of the Contracts and that the information respecting such Contracts set forth in such Contract Loan Schedule is true and correct in all material respects at the date or dates respecting which such information is furnished; (ii) that, immediately prior to the conveyance of the Contracts, the Issuer had good title to, and was sole owner of, each such Contract; and (iii) that there has been no other sale by it of such Contract and that the Contract is not subject to any lien, charge, security interest or other encumbrance.

         Assignment of Multifamily Loans

         The Issuer will cause the Multifamily Loans constituting the Multifamily Loan Pool to be assigned to the Trustee, together with principal and interest due on or with respect to the Multifamily Loans after the Cut-off Date specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates. Each Multifamily Loan will be identified in a schedule appearing as an exhibit to the pooling or sale agreement (the "Multifamily Loan Schedule").

         In addition, the Issuer, will, as to each Multifamily Loan, deliver or cause to be delivered to the Trustee, the mortgage note endorsed without recourse, the mortgage or deed of trust with evidence of recording indicated thereon and an assignment of the instrument in recordable from (but not recorded).

         The Trustee will review and hold such documents in trust for the benefit of the Holders of the Certificates of the applicable Series. Unless otherwise provided in the related Prospectus Supplement, if any such document is found to be defective in any material respect and the Issuer, the entity from which the Company acquired such Multifamily Loan (the "Multifamily Loan Seller") or the Administrator, as the case may be, does not cure such a defect with 60 days, or within such other period specified in the related Prospectus Supplement, the Company, the Multifamily Loan Seller or the Administrator, as the case may be, will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Company, the Multifamily Loan Seller or the Administrator of the defect, repurchase the related Multifamily Loan or any property acquired in respect thereof from the Trustee. Unless otherwise specified in the related Prospectus Supplement, such repurchase shall be at a price equal to the remaining unpaid principal balance of such Multifamily Loan (or, in the case of a foreclosed Multifamily Loan, the unpaid principal balance of such Multifamily Loan immediately prior to foreclosure), plus accrued but unpaid interest to the date of the next scheduled payment on such Multifamily Loan at the related Remittance Rate, less any unreimbursed Advances made with respect to such Multifamily Loan. Unless otherwise provided in the related Prospectus Supplement, the repurchase obligation constitutes the sole remedy available to the Holders of the applicable Series of Certificates or the Trustee for material defect in a Multifamily Loan document.

         Unless otherwise specified in the related Prospectus Supplement, the Issuer will, at the time of delivery of the Certificates of a Series, cause the assignment to the Trustee of the Multifamily Loans constituting a Multifamily Loan Pool to be recorded in the appropriate public office for real property records. If specified in the related Prospectus Supplement, the Issuer will cause such assignments to be so recorded within the time after delivery of the Certificates as is specified in the related Prospectus Supplement, in which event, the Pooling Agreement or Deposit Trust Agreement may, as specified in the Prospectus Supplement, require the Multifamily Loan Seller or the Administrator to repurchase from the Trustee any Multifamily Loan required to be recorded but not recorded within such time, at the price described above with respect to repurchase by any reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the repurchase obligation would constitute the sole remedy to the Holders of the applicable Series of Certificates or the Trustee for the failure of a Multifamily Loan to be recorded.

         Unless otherwise specified in the related Prospectus Supplement, each Multifamily Loan Seller will have represented, among other things, that (i) immediately prior to the transfer and assignment of the Multifamily Loans, such Multifamily Loan Seller had good title to, and was the sole owner of, each Multifamily Loan and there has been no other sale or assignment thereof, (ii) as of the date of such transfer, the Multifamily Loans are subject to no offsets, defenses or counterclaims, (iii) each Multifamily Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, and disclosure laws, (iv) a lender's policy of title insurance was issued on the date of the origination of each Multifamily Loan and each such policy is valid and remains in full force and effect, (v) as of the date of such transfer, each mortgage note subject to the agreement is a valid first lien on the related Multifamily Project (subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such instrument of indebtedness, such exceptions appearing of record and either being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Multifamily Loan and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the instrument of indebtedness) and such property is free of material damage and is in good repair, (vi) as of the date of such transfer, no Multifamily Loan is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related apartment project, and (vii) with respect to each Multifamily Loan, if the Multifamily Project is located in an area identified by the Secretary of Housing and Urban Development as having special flood hazards and subject in certain circumstances to the availability of flood insurance under the National Flood Insurance Act of 1968, as amended, such Multifamily Project is covered by flood insurance if applicable regulations at the time such Multifamily Loan was originated required that such flood insurance coverage be obtained.

         All of the representations and warranties of a Multifamily Loan Seller in respect of a Multifamily Loan will have been made as of the date on which such Multifamily Loan Seller sold the Multifamily Loan to the Company or its affiliate; the date as of which such representations and warranties were made may be a date prior to the date of the initial issuance of the related Series of Certificates. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related Series of Certificates. Since the representations and warranties referred to in the preceding paragraph, unless otherwise specified in the related Prospectus Supplement, are the only representations and warranties that will be made by a Multifamily Loan Seller, the Multifamily Loan Seller's repurchase obligations described below will not arise if, during the period commencing on a date of sale of a Multifamily Loan by the Multifamily Loan Seller to the Company or its affiliate, the relevant event occurs that would have given rise to such an obligation had the event occurred prior to the sale of the affected Multifamily Loan. Nothing, however, has come to the Company's attention that would cause it to believe that the representations and warranties referred to in the preceding paragraph will not be accurate and complete in all material respects in respect of Multifamily Loans as of the date of initial issuance of the related Series of Certificates.

         Assignment of Agency Securities, Non-Agency Certificates, and Private Mortgage-Backed Securities

         With respect to each Series, unless otherwise specified in the related Prospectus Supplement, the Issuer will cause any Agency Securities, Non-Agency Certificates, and Private Mortgage-Backed Securities included in the related Trust Property to be registered in the name of the Trustee. The Trustee (or its custodian) will have possession of any certificated Agency Securities and Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for an Agency Security, Non-Agency Certificate, or Private Mortgage-Backed Security. Each Agency Security, Non-Agency Certificate, and Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling or sale agreement. The Issuer will represent and warrant to the Trustee, among other things, the information contained in such schedule is true and correct and that immediately prior to the transfer of the related securities to the Trustee, the Issuer had good title to, and was the sole owner of, each such security.

REPURCHASE OR SUBSTITUTION OF MORTGAGE LOANS, CONTRACTS AND MULTIFAMILY LOANS

         The Trustee will review the documents delivered to it with respect to the Mortgage Loans, Contracts and Multifamily Loans included in the related Trust Property. Unless otherwise specified in the related Prospectus Supplement, if any document is not delivered or is found to be defective in any material respect and the Issuer cannot deliver such document or cure such defect within 90 days after notice thereof (which the Trustee will undertake to give within 45 days of the delivery of such documents), and if any other party obligated to deliver such document or cure such defect has not done so and has not substituted or repurchased the affected Mortgage Loan, Multifamily Loan or Contract, then the Issuer will, not later than the first date designated for the deposit of payments into the Certificate Account (a "Deposit Date") which is more than ten days after such 90-day period, (a) if so provided in the Prospectus Supplement remove the affected Mortgage Loan, Multifamily Loan or Contract from the Trust Property and substitute one or more other Mortgage Loans, Multifamily Loans or Contracts therefor or (b) repurchase the Mortgage Loan, Multifamily Loan or Contract from the Trustee for a price equal to 100% of its principal balance plus one month's interest thereon at the applicable Remittance Rate. Such purchase price will be deposited in the Certificate Account on such Deposit Date. Unless otherwise specified in the Prospectus Supplement, this repurchase and, if applicable, substitution obligation constitutes the sole remedy available to Holders of the Certificates of the applicable Series or the Trustee against the Issuer for a material defect in a document relating to a Mortgage Loan, Multifamily Loan or Contract.

         Unless otherwise specified in the related Prospectus Supplement, the Issuer will agree to either (a) cure any breach of any representation or warranty that materially and adversely affects the interests of the Holders of the Certificates of the applicable Series in a Mortgage Loan, Multifamily Loan or Contract within 90 days of its discovery by the Company or its receipt of notice thereof from the Trustee, (b) repurchase such Mortgage Loan, Multifamily Loan or Contract not later than the first Deposit Date which is more than ten days after such 90-day period for a price equal to 100% of its principal balance plus one month's interest thereon at the applicable Remittance Rate, or (c) if so specified in the Prospectus Supplement, remove such Mortgage Loan, Multifamily Loan or Contract from the Trust Property and substitute one or more other mortgage loans or contracts therefor. Such purchase price will be deposited in the Certificate Account on such Deposit Date. Unless otherwise specified in the related Prospectus Supplement, this repurchase and, if applicable, substitution obligation will constitute the sole remedies available to Holders of the Certificates of the applicable Series or the Trustee for any such breach.

         If the Prospectus Supplement for a Series of Certificates so provides, then in lieu of agreeing to repurchase or substitute Mortgage Loans, Contracts or Multifamily Loans as described above, the Issuer may obtain such an agreement from the entity which sold such Mortgage Loans, Contracts or Multifamily Loans to the Issuer, which agreement will be assigned to the Trustee for the benefit of the holders of the Certificates of such series.

         If a REMIC election is to be made with respect to all or a portion of the Trust Property, there may be federal income tax limitations on the right to substitute Mortgage Loans, Multifamily Mortgage Loans or Contracts as described above.

EVIDENCE AS TO COMPLIANCE

         On or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, based on an examination of certain specified documents and records relating to the servicing of the Administrator's mortgage loan portfolio conducted substantially in compliance with the audit program for mortgages serviced for FNMA or FHLMC, the United States Department of Housing and Urban Development Mortgage Audit Standards or the Uniform Single Audit Program for Mortgage Bankers (the "Applicable Accounting Standards"), such firm is of the opinion that such servicing has been conducted in compliance with the Applicable Accounting Standards except for (a) such expenses as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement.

LIST OF CERTIFICATEHOLDERS

         Upon written request of the Trustee, the Registrar for a Series of Certificates will provide to the Trustee, within fifteen days after receipt of such request, a list of the names and addresses of all Holders of record of such Series as of the most recent Record Date for payment of distributions to Holders of that Series. Upon written request of three or more Holders of record of a Series of Certificates for purposes of communicating with other Holders with respect to their rights under the Pooling Agreement or the Deposit Trust Agreement for such Series, the Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by the Trustee. With respect to Book Entry Certificates, the only named Holder on the Certificate Register will be the Clearing Agency.

         Neither the Pooling Agreement or the Deposit Trust Agreement will provide for the holding of any annual or other meetings of Holders of Certificates.

ADMINISTRATION OF THE CERTIFICATE ACCOUNT

         The Pooling Agreement or the Deposit Trust Agreement with respect to a Series will require that the Certificate Account be any of the following: (i) an account maintained with a depository institution the debt obligations of which (or, in the case of a depository institution which is a part of a holding company structure, the debt obligations of the holding company of which) have a long-term or short-term rating acceptable to each rating agency that rated the Certificates, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") or the Federal Deposit Insurance Corporation (the "FDIC") or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation) ("SAIF") of the FDIC, (iii) an account maintained with and in the name of the Trustee, in trust, and in respect of which the amounts from time to time on deposit therein are insured by the BIF or the SAIF (to the limits established by the FDIC), provided that all funds in such account are invested in Permitted Instruments (as defined below) within one business day of receipt or are remitted to the Holders within one business day of receipt therein; (iv) a trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee, or (v) an account which will not cause any rating agency rating the Certificates of such Series to downgrade or withdraw its then-current rating assigned to the Certificates. The instruments in which amounts in the Certificate Account may be invested are limited to Permitted Instruments. Unless otherwise specified in the related Prospectus Supplement, a Certificate Account may be maintained as an interest bearing account, or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Instruments. Unless otherwise specified in the related Prospectus Supplement, the Administrator or the Trustee will be entitled to receive any such interest or other income earned on funds in the Certificate Account as additional compensation. Unless otherwise specified in the related Prospectus Supplement, the following payments and collections received or made subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received on or before the Cut-off Date) will be deposited in the Certificate Account:

            (i) all Mortgagor payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties;

           (ii) all Mortgagor payments on account of interest, subject to exclusions or adjustments as described in the related Prospectus Supplement adjusted to the Remittance Rate;

          (iii) all Liquidation Proceeds net of certain amounts reimbursed to the Servicers or the Administrator, as described above;

           (iv) all Insurance Proceeds, other than proceeds to be applied to the restoration or repair of the related property or released to the Mortgagor and net of certain amounts reimbursed to the Servicers or the Administrator, as described above;

            (v) all condemnation awards or settlements which are not released to the Mortgagor in accordance with normal servicing procedures;

           (vi) any Advances made as described under "Servicing of the Mortgage Loans, Multifamily Loans and Contracts -- Advances" and certain other amounts required to be deposited in the Certificate Account;

          (vii) all proceeds of any Mortgage Loan, Multifamily Loan or Contract or property acquired in respect thereof repurchased by the Administrator, the Company, the Seller or the Servicer or otherwise as described above or under "Termination" below;

         (viii) all amounts, if any, required to be transferred to the Certificate Account from any Credit Enhancement for the related Series; and

           (ix) all other amounts required to be deposited in the Certificate Account pursuant to the related Pooling Agreement or Deposit Trust Agreement.

REPORTS TO HOLDERS OF CERTIFICATES

         Concurrently with each distribution on the Certificates of a Series, unless otherwise specified in the related Prospectus Supplement, the Trustee will furnish to Holders of such Certificates a statement generally setting forth, to the extent applicable to such Series, among other things:

            (i) the aggregate amount of such distribution allocable to principal, separately identifying the amount allocable to each Class;

           (ii) the amount of such distribution allocable to interest, separately identifying the amount allocable to each Class;

          (iii) the aggregate principal balance of each Class of the Certificates after giving effect to distributions on such Distribution Date;

           (iv) the aggregate principal balance of any Class Certificates which are Compound Interest Securities after giving effect to any increase in such principal balance that results from the accrual of interest that is not yet distributable thereon;

            (v) if applicable, the amount otherwise distributable to Holders of any Class of Certificates that was distributed to Holders of other Classes of Certificates;

           (vi) if any Class of Certificates has priority in the right to receive Principal Prepayments, the amount of Principal Prepayments in respect of the related Mortgage Assets;

          (vii) the aggregate principal balance and number of Mortgage Loans, Multifamily Loans and Contracts which were delinquent as to a total of two installments of principal and interest; and

         (viii) as of the most recent date for which information was available, the aggregate principal balances of Mortgage Loans, Multifamily Loans and Contracts which (a) were delinquent 30-59 days, 60-89 days, and 90 days or more, and (b) were in foreclosure; and

           (ix) the amount of coverage then remaining under any Credit Enhancement.

         The Administrator or the Trustee will also furnish annually customary information deemed necessary for Holders of such Certificates to prepare their tax returns.

EVENTS OF DEFAULT

         "Events of Default" with respect to a Series will consist of (i) any failure by the Administrator to duly observe or perform in any material respect any of its covenants or agreements in the Pooling Agreement or Deposit Trust Agreement materially affecting the rights of Holders of the Certificates of such Series which continues unremedied for 60 days after the giving of written notice of such failure to the Company by the Trustee or to the Administrator and the Trustee by the Holders of such Certificates evidencing interests aggregating not less than 25% of the affected Class of Certificates; and (ii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by the Administrator indicating its insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

         As long as an Event of Default remains unremedied by the Administrator, the Trustee, or Holders of Certificates of each Class of Certificates affected thereby evidencing, as to each such Class interests aggregating not less than 51%, may terminate all of the rights and obligations of the Administrator, whereupon the Trustee, or a new Administrator appointed pursuant to the Pooling Agreement or Deposit Trust Agreement, will succeed to all the responsibilities, duties and liabilities of the Administrator under the Pooling Agreement or Deposit Trust Agreement, as applicable, and will be entitled to similar compensation arrangements. Notwithstanding its termination as Administrator, the Administrator will be entitled to receive amounts earned by it under the Pooling Agreement or Deposit Trust Agreement prior to such termination. Following such termination, the Company shall appoint any established housing finance institution having a net worth of not less than $10,000,000 to act as successor to the Administrator. If no such successor shall have been appointed within 30 days following such termination, then either the Company or the Trustee may petition a court of competent jurisdiction for the appointment of a successor Administrator. Pending the appointment of a successor Administrator, the Trustee shall act as Administrator. The Trustee, the Company and such successor Administrator may agree upon the compensation to be paid to such successor Administrator, which in no event may be greater than the compensation previously paid to the terminated Administrator under such Pooling Agreement or Deposit Trust Agreement.

         No Holder of Certificates will have any right under the Pooling Agreement or Deposit Trust Agreement to institute any proceeding with respect to the Pooling Agreement or Deposit Trust Agreement, unless such Holder previously has given to the Trustee written notice of default and unless the Holders of Certificates as specified in the Prospectus Supplement have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceedings. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or Deposit Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

         The Pooling Agreement or Deposit Trust Agreement with respect to a Series may be amended by the Company, the Administrator and the Trustee without the consent of the Holder of the Certificates of such Series, to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Pooling Agreement or Deposit Trust Agreement provided that such amendment is not materially inconsistent with the provisions of the Pooling Agreement or Deposit Trust Agreement and that in each case, subject as stated in the next sentence, such action will not adversely affect in any material respect the interests of any Holders of that Series. An amendment described above shall not be deemed to adversely affect in any material respect the interests of the Holders of that Series if either (a) an opinion of counsel satisfactory to the Trustee is obtained to such effect, or (b) the person requesting the amendment obtains a letter from the rating agency then rating the Certificates of that Series that the amendment would not result in a downgrading or withdrawal of the rating then assigned by it to such Certificates. Notwithstanding the foregoing, the Company, the Administrator and the Trustee may amend each Pooling Agreement and Deposit Trust

Agreement without the consent of the Holders of the Certificates of the relevant Series in order to modify, eliminate or add to any of its provisions to such extent as may be appropriate or necessary to maintain REMIC status of all or any portion of the Trust Property as to which a REMIC election has been made with respect to the applicable Certificates or to avoid or minimize the risk of the imposition of any tax on the Trust created by such agreement that would be a claim against the Trustee at any time prior to final redemption of the Certificates, provided that the Trustee has obtained the opinion of independent counsel to the effect that such action is necessary or appropriate to maintain REMIC status or to avoid or minimize the risk of the imposition of such a tax. Unless otherwise specified in the Prospectus Supplement, the Pooling Agreement and Deposit Trust Agreement may also be amended by the Company, the Administrator, and the Trustee with the consent of the Holders of Certificates evidencing interests aggregating not less than 66% of the aggregate principal balance of the Certificates of the applicable Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of Holders of Certificates of that Series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, collections of payments received on the related Mortgage Assets or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in any manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing at least 66% of the interests of such Class or (iii) reduce the aforesaid percentage of Certificates of any Class required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

TERMINATION

         Unless otherwise specified in the related Prospectus Supplement, the obligations of the Company, as depositor, the Administrator, as servicer, and the Trustee created by the Pooling Agreement or Deposit Trust Agreement with respect to a Series will terminate upon the payment to Holders of the Certificates of such series of all amounts held by the Administrator or in the Certificate Account and required to be paid to them pursuant to the Pooling Agreement or Deposit Trust Agreement after the later of (i) the maturity or other liquidation of the last Mortgage Loan, Multifamily Loan or Contract subject thereto or the disposition of all property acquired upon foreclosure of any such Mortgage Loan, Multifamily Loan or Contract or (ii) the repurchase by the Company from the Trust of all the outstanding Certificates or all remaining Assets in the Trust Property. The pooling or sales agreement will establish the repurchase price for the Assets in the Trust and the allocation of such purchase price among the Classes of Certificates. The exercise of such right will effect early retirement of the Certificates of that Series, but the Company's right so to repurchase will be subject to the conditions set forth in the related Prospectus Supplement. If a REMIC election is to be made with respect to all or a portion of Trust Property, there may be additional conditions to the termination of such Trust which will be described in the related Prospectus Supplement. In no event, however, will the Trust created by the Pooling Agreement or Deposit Trust Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in such agreement. The Trustee will give written notice of termination of the Trust to each Holder of Certificates of the applicable Certificates, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency of the Trustee specified in such notice of termination.

                                 USE OF PROCEEDS

         Unless otherwise specified in an applicable Prospectus Supplement, substantially all of the net proceeds to be received from the sale of each Series of Securities will be applied to the simultaneous purchase of the Mortgage Assets related to such Series or to reimburse the amounts previously used to effect such a purchase, the costs of carrying such Mortgage Assets until sale of the Certificates and other expenses connected with pooling the Mortgage Assets and issuing the Securities.

                                   THE ISSUER

THE COMPANY

         Fund America Investors Corporation II (the "Company") was incorporated in the State of Delaware on December 14, 1992 as a limited purpose finance corporation. All of its outstanding capital stock is owned by Steven B.

Chotin. The Company maintains its principal office at 6400 S. Fiddler's Green Circle, Suite 1200B, Englewood, Colorado 80111. Its telephone number is (303) 290-6025.

         As specified in the related Prospectus Supplement, the Administrator with respect to any series of Certificates evidencing interests in Mortgage Loans, Multifamily Loans or Contracts, and the Non-Agency Administrator with respect to any Non-Agency Certificate, may be an affiliate of the Company. The Company anticipates that it will acquire Mortgage Loans, Multifamily Loans, Agency Securities, Non-Agency Certificates, Private Mortgage-Backed Securities and Contracts in the open market or in privately negotiated transactions, which may be through or from an affiliate.

         Neither the Company nor any of its affiliates will insure or guarantee the Securities of any Series. See "Special Considerations -- Limited Assets."

OWNER TRUST ISSUER

         Any Owner Trust established to act as an Issuer of one or more Series of Securities will be created pursuant to a Deposit Trust Agreement between Steven B. Chotin or the Company (the "Initial Depositor"), acting as depositor, and the related Owner Trustee. The Initial Depositor (if Steven B. Chotin) will transfer all of the certificates representing beneficial ownership of each such Owner Trust ("Certificates of Beneficial Ownership") to the Company prior to any issuance of Securities by such Owner Trust. The Company may sell or assign such Certificates of Beneficial Ownership, in whole or in part, to another entity or entities at the time of, or subsequent to, the issuance of any Securities by such Owner Trust.

         The Owner Trust issuing a Series of Bonds will pledge the Assets securing such Series of Bonds to the Trustee under the Indenture for such Series. Each Indenture will prohibit such Owner Trust from incurring debt obligations other than Bonds and similar Series of Bonds unless (i) the debtholder's sole recourse with respect to such obligations is to collateral other than the Assets pledged to secure such Bonds or (ii) such obligations are subordinate to the Bonds.

         Each Deposit Trust Agreement will provide that the Owner Trust created under such agreement may not engage in any activities other than (i) issuing and selling one or more series of Securities and other similar series of securities,
(ii) purchasing, owning, holding, pledging, or selling Mortgage Assets; provided, however, that any indebtedness incurred in connection with such transactions shall be secured only by collateral other than the Assets pledged to secure the Securities or shall be subordinate to the Securities, and (iii) other activities which are necessary or convenient to accomplish the foregoing and are incidental thereto.

         No Deposit Trust Agreement will be subject to amendment without the prior written consent of the related Owner Trustee and holders representing 50% of the Certificates of Beneficial Ownership of the Owner Trust. In addition, the amendment of certain provisions of a Deposit Trust Agreement may require the consent of the Owner Trustee with respect to each Series of Securities issued by the related Owner Trust. The holders of Certificates of Beneficial Ownership of an Owner Trust will not be liable for payment of principal or interest on the Bonds of any series issued by such Owner Trust and each of the holders of the Bonds of such series will be deemed to have released such holders of Certificates of Beneficial Ownership from any such claim, liability or obligation on or with respect to such Bonds.

         Each Deposit Trust Agreement will provide that the holders of Certificates of Beneficial Ownership of the Owner Trust created under such agreement shall indemnify the related Owner Trustee against all losses and liability suffered by it in acting upon the holders' instructions, except in the case of willful misconduct or gross negligence on the part of such Owner Trustee. The Owner Trustee will have no liability for action taken by it in good faith in reliance upon direction to it for the disposition of monies or collateral pursuant to a Deposit Trust Agreement.

MANAGEMENT AGREEMENT

         The Issuer with respect to a Series of Bonds may enter into a management agreement (the "Management Agreement") with Fund America Management Corporation ("FAMC") or another entity (FAMC or such other entity which has entered into a Management Agreement with the Issuer being referred to herein as the "Manager"), pursuant to which the Manager will, among other things, prepare and make such reports as are required to be delivered by the Issuer to the Trustee and provide advisory, accounting, administrative, clerical and other services required in the conduct of the Issuer's business. As compensation for its services, the Issuer will pay the Manager a management fee. The Manager will not assume any responsibility under the Management Agreement other than to render services called for thereunder and may subcontract to a third party all or a portion of its duties thereunder. The Manager and its affiliates, shareholders, directors, officers and employees will not be liable to the Issuer, the Holders of Bonds or others, except by reason of acts constituting bad faith, gross negligence or willful misconduct. The Manager and its affiliates will be indemnified with respect to all expenses, losses, damages, liabilities, demands, charges and claims of any nature in respect of acts or omissions performed or omitted by it in accordance with the standards set forth in the preceding sentence.

         All of the outstanding common stock of FAMC is owned by Steven B. Chotin, who also owns all of the outstanding common stock of the Company and who may act as Initial Depositor with respect to the formation of any Trust Issuers. See "The Issuer -- The Company" and "-- Owner Trust Issuer."

                                   THE TRUSTEE

         Any commercial bank or trust company serving as Trustee may have normal banking relationships with the Company or the Administrator. In addition, the Trustee will have the power and the responsibility for appointing co-trustees or separate trustees of all or any part of the Trust Property relating to a particular Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Indenture or Pooling Agreement, as applicable, shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee will make no representations as to the validity or sufficiency of the applicable Indenture or Pooling Agreement, the related Securities or of any Mortgage Loan, Agency Security, Contract, Multifamily Loan or related document, and will not be accountable for the use or application by the Company or an Issuer of any funds paid to the Company or such Issuer in respect of the Securities or the related Assets, or amounts deposited in the related Collection Account, Certificate Account or deposited into any other account for purposes of making payments or distributions to Holders. If no Event of Default has occurred, the Trustee will be required to perform only those duties specifically required of it under the applicable Indenture or Pooling Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform to the requirements of the applicable Indenture or Pooling Agreement.

         The Trustee may resign at any time and the Company or the Issuer, as applicable, may remove the Trustee if the Trustee ceases to be eligible to continue as such under the applicable Indenture or Pooling Agreement, if the Trustee becomes insolvent or in such other instances, if any, as are set forth in the applicable Indenture or Pooling Agreement. Following any resignation or removal of the Trustee, the Company, the Issuer or Administrator, as applicable, will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

         Pursuant to the Trust Indenture Act of 1939, as amended, the Trustee may have a "conflicting interest" if any Event of Default occurs with respect to one or more Classes of Bonds which are Special Allocation Securities issued under the Indenture. In such event, the Trustee may be required to resign its trusteeship with respect to one or more Classes of such Bonds and a successor Trustee would be appointed for such Classes.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS

         The following discussion contains summaries of certain legal aspects of residential and multi-family mortgage loans which are general in nature. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans or Multifamily Loans is situated. The summaries are qualified in their entirety be reference to the applicable federal and state laws governing the Mortgage Loans and Multifamily Loans.

         In addition, the following discussion also contains a summary of the Title I Program, which may be applicable to certain of the Mortgage Loans, Multifamily Loans and Contracts. With respect to each Series for which the related Trust Property includes Non-Agency Certificates backed by Contracts or for which the related Trust includes Contracts, the related Prospectus Supplement will contain a discussion of certain legal aspects of manufactured housing contracts.

THE MORTGAGE LOANS AND MULTIFAMILY LOANS

         General

         Mortgages. The Mortgage Loans and Multifamily Loans will be secured either by deeds of trust or mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage and, in some cases, the directions of the beneficiary.

         Cooperative Loans. Certain of the Mortgage Loans may be Cooperative Loans. The private, non-profit, cooperative apartment corporation owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a pool of Mortgage Loans including Cooperative Loans, the collateral securing the Cooperative Loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

         Foreclosure

         Mortgages. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lien holders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not protested by any of the parties defendant. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

         In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

         When the beneficiary under a junior deed of trust cures the default and state law allows the beneficiary to reinstate or redeem by paying the full amount of the senior deed of trust, then in those states the amount paid by the beneficiary to so cure or redeem generally becomes a part of the indebtedness secured by the junior deed of trust. See "Junior Liens; Rights of Senior Mortgagors or Beneficiaries" below.

         A sale conducted in accordance with the terms of the power of sale contained in a mortgage or deed of trust is generally presumed to be conducted regularly and fairly, and a conveyance of the real property by the trustee confers, in most states, legal title to the real property to the purchaser, free of all junior mortgages or deeds of trust and free of all other liens and claims subordinate to the mortgage or deed of trust under which the sale is made (with the exception of certain governmental liens). The purchaser's title is, however, subject to all senior liens, encumbrances and mortgages and may be subject to mechanic's and materialman's liens in some states. Thus, if the mortgage or deed of trust being foreclosed is a junior mortgage or deed of trust, the sheriff or trustee will convey title to the purchaser of the real property, subject to any existing first mortgages or deed of trust and any other prior liens and claims. The foreclosure of a junior mortgage or deed of trust, generally, will have an effect on the first mortgage or deed of trust, if the senior mortgage or deed of trust grants to the senior mortgagee or beneficiary the right to accelerate its indebtedness under a "due-on-sale" clause or "due on further encumbrance" clause contained in the senior mortgage or deed of trust. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         The proceeds received by the sheriff or trustee from the sale are applied pursuant to the terms of the deed of trust, which may require application first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. In some states, any surplus money remaining may be available to satisfy claims of the holders of junior mortgages or deeds of trust and other junior liens and claims in order of their priority, whether or not the mortgagor or trustee is in default, while in some states, any surplus money remaining may be payable directly to the mortgagor or trustor. Any balance remaining is generally payable to the mortgagor or trustor. Following the sale, in some states the mortgagee or beneficiary following a foreclosure of a mortgage or deed of trust may not obtain a deficiency judgment against the mortgagor or trustor. A junior lienholder whose rights in the property are terminated by the foreclosure by a senior lienholder will not share in the proceeds from the subsequent disposition of the property.

         Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owned by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares.
Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         Junior Liens; Rights of Senior Mortgagees or Beneficiaries

         Certain of the Mortgage Loans, including Title I Loans, may be secured by mortgages or deeds of trust providing for junior (i.e. second, third, etc.) liens on the related Mortgaged Properties which are junior to the other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the beneficiary under a junior deed of trust or as mortgagee under a junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loans to be sold upon default of the mortgagor or trustor. As discussed more fully below, a junior mortgagee or beneficiary in some states may satisfy a defaulted senior loan in full and in some states may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee or beneficiary.

         The forms of the mortgage or deed of trust used by most institutional lenders generally confer on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust may have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. In those situations, proceeds in excess of the amount of first mortgage indebtedness generally may be applied to the indebtedness of a junior mortgage or trust deed.

         Other provisions typically found in the form of the mortgagee or deed of trust generally used by most institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary typically is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary generally become part of the indebtedness secured by the mortgage or deed of trust.

         Right of Redemption

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

         Anti-Deficiency Legislation and Other Limitations on Lenders

         Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular fact of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

         The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

         Enforceability of Certain Provisions

         Certain of the Mortgage Loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of a loan if the borrower sells, transfers, or conveys the property. The enforceability of these clauses was the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         Exempted from the general rule of enforceability of due-on-sale clauses were mortgage loans (originated other than by federal savings and loan associations and federal savings banks) that were made or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982 ("Window Period Loans"). However, this exception applied only to transfers of property underlying Window Period Loans occurring between October 15, 1982 and October 15, 1985 and does not restrict enforcement of a due-on-sale clause in connection with current transfers of property underlying Window Period Loans. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision (the "OTS"), as successor to the Federal Home Loan Bank Board which preempt state law restrictions on the enforcement of due-on-sale clauses.

         The Garn-St. Germain Act also sets forth nine instances in which a mortgage lender covered by the Garn-St. Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. German Act by the Federal Home Loan Bank Board as succeeded by the OTS, also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. If interest rates were to rise above the interest rates on the Mortgage Loans, then any inability of the Administrator to enforce due-on-sale clauses may result in the Trust Property including a greater number of loans bearing below-market interest rates than would otherwise be the case, since a transferee of the property underlying a Mortgage Loan would have a greater incentive in such circumstances to assume the transferor's Mortgage Loan. Any inability to enforce due-on-sale clauses may affect the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity.

         Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

         The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges (to the extent permitted by law and not waived) will be retained by the Administrator , the Non-Agency Administrator, the Servicer or the Non-Agency Servicer as additional servicing compensation.

         Adjustable Rate Loans

         The laws of certain states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the Uniform Commercial Code. In such event, the Trustee will not be deemed to be a "holder in due course" within the meaning of the Uniform Commercial Code and may take such a mortgage note subject to certain restrictions on its ability to foreclose and to certain contractual defenses available to a mortgagor.

         Environmental Legislation

         Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or assumes active control over the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender (such as a Certificate Trustee, a PMBS Trustee, or a Trust) to homeowners. In the event that title to a property securing a Mortgage Loan or Multifamily Loan in a pool of Mortgage Loans was acquired by a Certificate trustee, a PMBS Trustee, or a Trust and cleanup costs were incurred in respect of the property, the Holders of the related Securities might realize a loss if such costs were required to be paid. In addition, the presence of certain environmental contamination, including, but not limited to, lead-based paint, asbestos and leaking underground storage tanks could result in the holders of the related Securities realizing a loss if associated costs were required to be paid. The Company, the Administrator, the Underwriters, the Sellers, the Servicers, the Non-Agency Administrator, the Non-Agency Servicers and any of their respective affiliates (i) have not caused any environmental site assessments or evaluations to be conducted with respect to any properties securing the Mortgage Loans or Multifamily Loans, (ii) are not required to make any such assessments or evaluations and (iii) make no representations or warranties and assume no liability with respect to the absence or effect of hazardous wastes or hazardous substances on any property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances.

         Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Certain states have enacted legislation rejecting the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

         With respect to Title I Loans, Section 529 of the National Housing Act (12 U.S.C. ss. 1735f-7) provides that state usury limitations are not applicable to any loan, mortgage or advance which is insured under Title I. The statute authorized any state to reimpose interest rate limits by adopting a provision of law. No state has enacted any reported statute to reimpose interest rate limits with respect to any loan, mortgage or advance that is insured under Title I.

         Soldiers' and Sailors' Civil Relief Act

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation or similar limitations under state law could have an effect, for an indeterminate period of time, on the ability of the Servicers to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which would impair the ability of the Servicers to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default there may be delays and losses occasioned by the inability to realize upon the related Mortgaged Property in a timely fashion.

         Unless otherwise specified in the Prospectus Supplement for a Series of Securities, any shortfalls in interest collections resulting from application of the Relief Act to the related Mortgage Loans would result in losses to the holders of such Certificates.

CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

         Numerous Federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the contract.

         Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The so-called "Holder-in-Due Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of a Contract to all claims and defenses which the debtor could assert against the related contractor. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust against such obligor.

         The obligations of the obligor under each Unsecured Contract are not secured by an interest in the related real estate or otherwise, and the related Issuer, as the owner of an Unsecured Contract, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under an Unsecured Contract, the related Issuer will have recourse only against the obligor's assets generally, along with all other general unsecured creditors of the obligor. In a bankruptcy or insolvency proceeding relating to an obligor on an Unsecured Contract, the obligations of the obligor under such Unsecured Contract may be discharged in their entirety, notwithstanding the fact that the portion of such obligor's assets made available to the Issuer as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts.

THE TITLE I PROGRAM

         General

         Certain of the Mortgage Loans or Contracts contained in Trust Property with respect to a Series may be loans insured under the FHA Title I credit insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         The types of loans, which are eligible for insurance by the FHA under the Title I Program, include property improvement loans ("Property Improvement Loans" or "Title I Loans") and manufactured home loans ("Manufactured Home Loans" or "Title I Contracts"). A Property Improvement Loan or Title I Loan is a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes: (1) single family, multifamily and nonresidential property improvement loans; (2) manufactured home improvement loans, where the home is classified as personalty; (3) historic preservation loans; and (4) fire safety equipment loans in existing health care facilities. A Manufactured Home Loan or Title I Contract is a loan for the purchase or refinancing of a manufactured home and/or the lot on which to place such home and includes: (1) manufactured home purchase loans; (2) manufactured home lot loans; and (3) combination loans.

         In addition to these types of loans, there are two basic methods of lending or originating loans which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistant from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender and the lender may disburse proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services, and with respect to a dealer Title I Contract, a dealer is a person engaged in the business of manufactured home retail sales.

         Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly, or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable Federal, state and local laws.

         Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

         Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatement of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

         Requirements for Title I Loans

         The maximum principal amounts for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum principal amount does not exceed the following loan amounts: (i) $25,000 for a single family property improvement loan and nonresidential property improvement loans; (ii) the lesser of $60,000 or an average of $12,000 per dwelling unit for multifamily property improvement loans; and (iii) $17,500 for a manufactured home improvement loan when the manufactured home qualifies as real property. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days, except that the maximum term of a single family property improvement loan on a manufactured home is limited to 15 years and 32 days and the maximum term of a manufactured home improvement loan is limited to 12 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans on the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

         Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if such loan amount exceeds $15,000. Any Title I Loan in excess of $5,000 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

         The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD-approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

         Requirements for Title I Contracts

         The maximum principal amount for any Title I Contract must not exceed the sum of certain itemized amounts, which include a specified percentage of the purchase price of the manufactured home depending on whether it is a new or existing home; provided that such maximum amount does not exceed the following loan amounts: (i) $48,600 for a new or existing manufactured home purchase loan;
(ii) $16,200 for a manufactured home lot purchase; and (iii) $64,800 for a combination loan (i.e. a loan to purchase a new or existing manufactured home and the lot for such home). Generally, the term of a Title I Contract may not be less than six months nor greater than 20 years and 32 days, except that the maximum term of a manufactured home lot loan is limited to 15 years and 32 days and the maximum term of a multimodule manufactured home and lot in combination is limited to 25 years and 32 days.

         Borrower eligibility for a Title I Contract requires that the borrower become the owner of the property to be financed with such loan and occupy the manufactured home as the borrower's principal residence, except for a manufactured home lot loan which allows six months from the date of the loan to occupy the home as the borrower's principal residence. If a manufactured home is classified as realty, then ownership of the home must be in fee simple, and also, the ownership of the manufactured home lot must be in fee simple, except for a lot which consists of a share in a cooperative association that owns and operates a manufactured home park. The borrower's minimum cash down payment requirement to obtain financing through a Title I Contract is as follows: (i) at least 5% of the first $5,000 and 10% of the balance of the purchase price of a new manufactured home and at least 10% of the purchase price of an existing manufactured home for a manufactured home purchase loan, or in lieu of a full or partial cash down payment, the trade-in of the borrower's equity in an existing manufactured home; (ii) at least 10% of the purchase price and development costs of a lot for a manufactured home lot loan; and (iii) at least 5% of the first $5,000 and 10% of the balance of the purchase price of the manufactured home and lot for a combination loan.

         Any manufactured home financed by a Title I Contract must be certified by the manufacturer to have been constructed in compliance with the National Manufactured Housing Construction and Safety Standards Act of 1974 (42 U.S.C. ss.ss. 5401-5426), so as to conform to all applicable Federal construction and safety standards, and with respect to the purchase of a new manufactured home, the manufacturer must furnish the borrower with a one year written warranty on a HUD approved form which obligates the manufacturer to correct any nonconformity with all applicable Federal construction and safety standards or any defects in materials or workmanship which become evident within one year after the date of delivery. The regulations under the Title I Program set forth certain additional requirements relating to the construction, transportation and installation of any manufactured home and standards for the manufactured homesite financed by any Title I Contract. The proceeds from a Title I Contract may be used as follows: the purchase or refinancing of a manufactured home, a suitably developed lot for a manufactured home already owned by the borrower or a manufactured home and suitably developed lot for the home in combination; or the refinancing of an existing manufactured home already owned by the borrower in connection with the purchase of a manufactured home lot or an existing lot already owned by the borrower in connection with the purchase of a manufactured home. In addition, the proceeds for a Title I Contract which is a manufactured home purchase loan may be used for the purchase, construction or installation of a garage, carport, patio or other comparable appurtenance to the manufactured home, and the proceeds for a Title I Contract which is a combination loan may be used for the purchase, construction or installation of a foundation, garage, carport, patio or other comparable appurtenance to the manufactured home. The proceeds from a Title I Contract cannot be used for the purchase of furniture or the financing of any items and activities which are set forth on the list published by the Secretary of HUD as amended from time to time.

         Any Title I Contract must be secured by a recorded lien on the manufactured home (or lot or home and lot, as appropriate), its furnishings, equipment, accessories and appurtenance, which lien must be a first lien, superior to any other lien on the property which is evidenced by a properly recorded financing statement, a properly recorded security instrument executed by the borrower and any other owner of the property or other acceptable instrument. With respect to any Title I Contract involving a manufactured home purchase loan or combination loan and the sale of the manufactured home by a dealer, the lender or its agent (other than a manufactured home dealer) must conduct a site-of-placement inspection within 60 days after the date of the loan to verify that the terms and conditions of the purchase contract have been met, the manufactured home and any options and appurtenances included in the purchase price or financed with the loan have been delivered and installed and the placement certificate executed by the borrower and the dealer is in order.

         FHA Insurance Coverage

         Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is a maximum of 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments permitted or required by the Title I regulations. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay to the related lender. Loans to be insured under the Title I Program will be registered for insurance by the FHA, and the increase in Title I insurance coverage to which the lender is entitled by reason of the reporting of such loans under the lender's contract of insurance will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee, which is the equivalent of an insurance premium, of 0.50% of the related loan amount, multiplied by the number of years of the loan term. Although the total insurance premium charged by the FHA is 0.50%, the annual installment varies depending upon the type and maturity of the loan. Thus, the effective cost of the insurance premium charge may vary between 0.50% and 1.0% per annum, unless the loan is held to maturity. The FHA bills the related lender in advance for the applicable insurance premium charge on each loan insured under the Title I Program, on approximately the anniversary date of the date the Secretary of HUD acknowledges the loan report. If a loan insured under the Title I Program is prepaid during the year, the FHA will not refund or abate the insurance premium.

         Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans, (ii) prior to October 1, 1995, the amount of the Annual Reductions attributable to the contract of insurance and (iii) the amount of reduction of the lender's FHA insurance coverage reserve account by reason of the sale, assignment or transfer of loans registered under the lender's contract of insurance. Such insurance coverage also may be reduced for any FHA insurance claims previously disbursed to the lender that are subsequently rejected by the FHA. After a lender has held its Title I contract of insurance for five years, the lender's FHA insurance coverage reserve account is subject to an annual reduction (the "Annual Reduction") on each October 1 in an amount equal to 10% of the insurance coverage reserves available on such date with respect to such contract of insurance; provided that such Annual Reduction shall not reduce the insurance coverage to an amount less than $50,000. On June 5, 1995 the FHA announced the elimination of such annual reductions, effective as of October 1, 1995.

         Upon the receipt and acknowledgment by the FHA of a loan report, originations of new loans will increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating such loans registered with the FHA for insurance under the Title I Program. A lender is permitted to sell or otherwise transfer loans reported for insurance under the Title I Program only to another lender. Upon any such transfer, except a transfer with recourse or under a guaranty or repurchase agreement, the seller is required to file a transfer report with the FHA reporting the transfer of such loans. Upon notification and approval of such transfer, the insurance coverage reserve account of the selling lender is reduced, and the insurance coverage reserve account of the purchasing lender is increased, by an amount equal to the lesser of 10% of the actual purchase price of the loans or the net unpaid principal balance of the loans, up to the total amount of the selling lender's insurance coverage reserve account. Thus, in the event the selling lender's insurance coverage reserve account was less than 10% of the unpaid principal balance of its portfolio of loans reported for insurance under the Title I Program prior to the sale, the seller's insurance coverage reserve account may be exhausted as the result of a sale of only a portion of its total portfolio, with the result that its remaining Title I Program portfolio may be ineligible for Title I Program benefits until the lender originates or otherwise acquires additional loans reported for insurance under the Title I Program. Accordingly, the insurance coverage reserves transferred to the purchasing lender in such case will be less than 10% of the lesser of the purchase price or the principal balance of the portfolio of loans purchased. Additionally, pursuant to FHA regulations, not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 fiscal year without the approval of the Secretary of HUD. Such HUD approval is generally viewed as automatic, provided the formal requirements for transfer are satisfied, but HUD does have the right under FHA regulations to withhold approval.

         Unlike most other FHA insurance programs, the obligation of the FHA to reimburse a lender for losses in the portfolio of insured loans held by such lender is limited to the amount in an insurance coverage reserve account maintained on a lender-by-lender basis and not on a loan-by-loan basis. Except when to do so would be in HUD's best interest (for instance, to prevent HUD from paying out claims in excess of 10% of the aggregate original loan balance for a pool of poorly underwritten loans), the FHA does not track or "earmark" the loans within a lender's portfolio to determine whether the lender's insurance coverage reserve account, reduced as the result of an insurance claim by the lender, are, in fact, attributable to the insured loan with respect to which the claim was made. For this reason, if a lender is holding insured loans as a fiduciary on behalf of multiple non-affiliated beneficiaries, in order for such a lender to cause its insurance coverage reserve account to be reduced only by an amount to which a particular beneficiary is entitled by reason of the insured loans beneficially held by it, the lender must segregate or "earmark" its insurance coverage reserve account on its own books and records according to which beneficiary is entitled to what portion of the insurance coverage in the lender's insurance coverage reserve account as if the insurance coverage were not commingled by the FHA in such insurance coverage reserve account. In this way the lender can determine at what point the portion of insurance coverage in such insurance coverage reserve account "earmarked" for a given beneficiary has been exhausted and stop submitting additional insurance claims on behalf of such beneficiary. In the event that, for any reason, such lender continues to submit claims with respect to loans held on behalf of a beneficiary whose portion of insurance coverage in its insurance coverage reserve account has been exhausted, the FHA will continue to honor such claims until all insurance coverage in such lender's insurance coverage reserve account has been exhausted, even though such insurance coverage reserve account may, in fact, be held by the lender for the benefit of a different beneficiary than the beneficiary of the insured loans to which the claims relate under a separate contractual agreement.

         Claims Procedures Under Title I

         The term "default" is defined under FHA regulations as the failure of the borrower to make any payment due under the note for a period of 30 days after such payment is due. The "date of default" is considered to be the date 30 days after the borrower's first failure to make an installment payment on the note that is not covered by subsequent payments applied to overdue installments in the order they became due. When a loan reported for insurance under the Title I Program goes into default, the lender is required to contact the borrower and any co-maker and co-signer by telephone or in person to determine the reasons for the default and to seek a cure. If such lender is not able to effect a cure after diligent efforts, it may provide the borrower with a notice of default stating that the loan will be accelerated in 30 days if the loan is not brought current or the borrower does not enter into a loan modification agreement or repayment plan. The notice of default must meet certain requirements set forth in the FHA regulations and must conform to applicable state law provisions. Such lender is permitted to rescind the acceleration of maturity of the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

         Following acceleration of maturity of a secured property improvement loan, the lender has the option to proceed against the security or make a claim under its contract of insurance. If the lender chooses to proceed against the mortgaged property under a security instrument (or if it accepts a voluntary conveyance or surrender of the mortgaged property), (i) the lender must proceed against the loan security by foreclosure and acquire good, marketable title to the property securing the loan and (ii) the lender must take all actions necessary under applicable law to preserve its rights, if any, to obtain a deficiency judgment against the borrower, provided however, the lender may still file an FHA insurance claim, but only with the prior approval of the Secretary of HUD.

         If a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession and, where the borrower is in bankruptcy or deceased, evidence that the lender has properly filed proofs of claims. Generally, a lender must file its claim of insurance with the FHA no later than (i) for any Title I Loan, nine months after the date of default of such loan or (ii) for any Title I Contract, three months after the date of sale of the property securing the loan, but not to exceed 18 months after the date of default of such loan. Concurrently with filing the insurance claim, the lender is required to assign to the United States of America it's entire interest in the note (or a judgment in lieu of the note), in any securities held and in any claims filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary of HUD has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept an assignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim previously paid by it and make a demand for repurchase of the loan with respect to which the claim was paid at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

         A claim for reimbursement of loss with respect to a loan eligible for insurance under the Title I Program is required to be made on an FHA-approved form executed by a duly qualified officer of the lender and must be accompanied by copies of certain relevant documents and documentation specified in the FHA regulations to support the claim. The lender is required, among other things, to document its efforts to effect recourse against any dealer in accordance with any recourse agreement with such dealer. If the loan is subject to an unsatisfied dealer recourse agreement claim, the lender is also required to assign its rights under such recourse agreement. The FHA has the right to deny any claim for insurance in whole or in part based upon a violation of the FHA regulations unless a waiver of compliance is granted. The lender is permitted to appeal any such claim denial and resubmit the claim within six months of the date of the claim denial, subject to a reprocessing fee.

         Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. The "Claimable Amount" is equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (the total period not to exceed nine months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorneys' fees not to exceed $500; (e) the expenses for recording the assignment of the security to the United States; and (f) if the loan is a Title I Contract, certain costs incurred in connection with the foreclosure or repossession of the manufactured home and/or lot.

                            LEGAL INVESTMENT MATTERS

         Unless otherwise specified in the related Prospectus Supplement, the Securities of a Series constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories established for such Securities by at least one nationally recognized statistical rating organization. As "mortgage related securities," such Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or any State (including the District of Columbia and Puerto Rico) whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Louisiana, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia, and West Virginia each enacted legislation prior to the October 4, 1991 deadline for such enactments, limiting to varying extends the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Securities only to the extent provided in such legislation.

         Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain Classes of the Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the National Credit Union Administration ("NCUA"), or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the Securities.

         Notwithstanding SMMEA, there may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investors' assets.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying", or in securities which are issued in book-entry form.

         If specified in the related Prospectus Supplement, other Classes of Securities offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of those Securities under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Securities, may be subject to significant interpretive uncertainties. No representation is made as to the proper characterization of Securities not qualifying as "mortgage related securities" for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase such Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determination concerning legal investment or financial institution regulatory characteristics of such Certificates) may adversely affect the liquidity of such Securities.

         Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively, "Plans") subject to ERISA and Section 4975 of the Code and on persons who are fiduciaries with respect to such Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions ("Prohibited Transactions") involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Section 4975 of the Code provides many requirements and prohibitions similar to those under ERISA and applies excise taxes on persons engaged in Prohibited Transactions.

         The United States Department of Labor (the "DOL") has issued regulations concerning the definition of what constitutes the assets of a Plan (DOL Reg. Section 2510.3-101, the "Plan Asset Regulations") Under the Plan Asset Regulations, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. In such case, the fiduciary making such an investment for the Plan could be deemed to have delegated his or her asset management responsibility, and the underlying assets and properties could be subject to ERISA reporting and disclosure. The Certificates of a Series will, and the Bonds of a Series could, be treated as "equity" for purposes of ERISA. Certain exceptions to the regulation may apply in the case of a Plan's investment in the Securities that constitute "equity" investments, but the Company cannot predict in advance whether such exceptions apply due to the factual nature of the conditions to be met. Accordingly, because the Mortgage Loans or Agency Securities may be deemed Plan assets of each Plan that purchases such Securities, an investment in such Securities by a Plan might give rise to a prohibited transaction under ERISA Sections 406 and 407 and be subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

         DOL Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1") exempts from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTCE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans involving the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans.

         PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payments retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Mortgage Pool.

         Although the Trustee for any series of Certificates will be unaffiliated with the Company, there can be no assurance that the system of insurance or subordination will meet the general or specific conditions referred to above. In addition, the nature of a Trust's assets or the characteristics of one or more classes of the related series of Certificates may not be included within the scope of PTCE 83-1 or any other class exemption under ERISA. The Prospectus Supplement will provide additional information with respect to the application of ERISA and the Code to the related Certificates.

         Several underwriters of mortgage-backed securities have applied for and obtained ERISA prohibited transactions exemptions which are in some respects broader than PTCE 83-1. Such exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. Several other underwriters have applied for similar exemptions. If such an exemption might be applicable to a Series of Securities, the related Prospectus Supplement will refer to such possibility.

         Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Securities must make its own determination as to whether the general and the specific conditions of PTCE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         Any Plan proposing to invest in Securities should consult with its counsel to confirm that such investment will not result in a Prohibited Transaction and will satisfy the other requirements of ERISA and the Code.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Securities of any Series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Company with respect to that Series on the material matters associated with such consequences, subject to any qualifications set forth herein. Counsel to the Company for each Series will be Andrews & Kurth L.L.P. or Hunton & Williams, as specified in the Prospectus Supplement ("Counsel to the Company"). The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. The discussion focuses primarily on investors who will hold the Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), although much of the discussion is applicable to other investors as well. Investors should note that, although the Treasury has issued final regulations under the REMIC provision of the Code (the "REMIC Regulations"), no currently effective regulations or other administrative guidance has been issued with respect to certain provisions of the Code that are or may be applicable to Securityholders, particularly the provisions dealing with market discount and stripped debt securities. Although the Treasury has issued final regulations dealing with original issue discount and premium, those regulations do not address directly the treatment of REMIC Regular Securities and certain other types of securities. Furthermore, the REMIC Regulations do not address many of the issues that arise in connection with the formation and operation of a REMIC. Hence, definitive guidance cannot be provided with respect to many aspects of the tax treatment of Securityholders, particularly Residual Securityholders (as described below).

         Moreover, this summary and the opinion referred to below are based on current law, and there can be no assurance that the Service will not take positions that would be materially adverse to investors. Finally, the summary does not purport to address the anticipated state income tax consequences to investors of owning and disposing of the Securities. Consequently, investors should consult their own tax advisors in determining the federal, state, foreign, and any other tax consequences to them of the purchase, ownership, and disposition of the Securities.

         For purposes of this discussion, where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Loans, Agency Securities, Private Mortgage-Backed Securities, Multifamily Loans or Contracts underlying a Series of Securities, references to the Mortgage Loans, Agency Securities, Private Mortgage-Backed Securities, Multifamily Loans or Contracts will be deemed to refer to that portion of the Mortgage Loans, Agency Securities, Private Mortgage-Backed Securities, Multifamily Loans or Contracts held by the Trust Fund or Trust Estate which does not include the fixed retained yield.

              FEDERAL INCOME TAX CONSEQUENCES FOR REMIC SECURITIES

GENERAL

         With respect to a particular Series of Securities, an election may be made to treat the Trust Fund, Trust Estate or one or more trusts or segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Fund, Trust Estate or a portion or portions thereof as to which a REMIC election will be made will be referred to as a "REMIC Pool." For purposes of this discussion, Securities of a Series as to which one or more REMIC elections are made are referred to as "REMIC Securities" and will consist of one or more Classes of "Regular Securities" and one Class of "Residual Securities" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each Series of REMIC Securities, counsel to the Company will give its opinion generally to the effect that, assuming (I) the making of an appropriate election, (ii) compliance with the Agreement or Indenture, as applicable, and (iii) continuing compliance with the applicable provisions of the Code, as it may be amended from time to time, and any applicable Treasury regulations adopted thereunder, each REMIC Pool will qualify as a REMIC. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Securities, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Company, subject to any qualifications set forth herein. In addition, counsel to the Company has prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences - Federal Income Tax Consequences for REMIC Securities," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust Fund or Trust Estate (or applicable portion thereof) as a REMIC for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Securities. With respect to each Series of REMIC Securities, the Regular Securities will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as debt instruments, and the Residual Securities will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each Series of Securities will indicate whether one or more REMIC elections with respect to the related Trust Fund or Trust Estate will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. For purposes of this discussion, unless otherwise specified herein or in the applicable Prospectus Supplement, the term "Mortgage Loans" will be used to refer to Mortgage Loans, Agency Securities, Private Mortgage-Backed Securities (other than residual interests and collateralized mortgage loans), Multifamily Loans and Contracts.

STATUS OF REMIC SECURITIES

         REMIC Securities held by a thrift institution taxed as a mutual savings bank or a domestic building and loan association (a "Thrift Institution") would be treated as "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code
Section 7701(a)(19)(C) in the same proportion that the assets of the related REMIC Pool would so qualify. REMIC Securities held by a real estate investment trust (a "REIT") will constitute "real estate assets" within the meaning of Code
Section 856(c)(4)(A), and interest on the REMIC Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. However, if at all times 95% or more of the assets of the REMIC Pool constitute qualifying assets for Thrift Institutions and REITs, the REMIC Securities will be treated entirely as qualifying assets for such entities (and the income will be treated entirely as qualifying income). Moreover, the REMIC Regulations provide that, for purposes of Code Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Securities constitute qualifying assets for such entities. Where two REMIC Pools are part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Notwithstanding the foregoing, however, REMIC income received by a REIT owning a residual interest in a REMIC Pool could be treated in part as non-qualifying REIT income if the REMIC Pool holds Mortgage Loans with respect to which income is contingent on mortgagor profits or property appreciation. In addition, if the assets of the REMIC include buy-down Mortgage Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property" for purposes of Code Section 7701(a)(19)(C)(v), may be required to be reduced by the amount of the related buy-down funds. REMIC Securities held by a regulated investment company or a REIT will not constitute "Government securities." REMIC Securities held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). However, Regular Securities acquired by another REMIC on its Startup Day (as defined below) in exchange for regular or residual interests in the REMIC generally will constitute "qualified mortgages" within the meaning of Code Section 860G(a)(3). Regular Securities held by a financial asset securitization investment trust (a "FASIT") generally will qualify for treatment as "permitted assets" within the meaning of Section 8606(c)(1)(a) of the Code.

QUALIFICATION AS A REMIC

         In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis amount of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a "safe harbor" pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of any nonqualified assets (i.e., assets other than qualified mortgages and permitted investments) is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets.

         If a REMIC Pool fails to comply with one or more of the requirements of the Code for REMIC status during any taxable year, the REMIC Pool will not be treated as a REMIC for such year and thereafter. In this event, the classification of the REMIC for federal income tax purposes is uncertain. The REMIC Pool might be entitled to treatment as a grantor trust under the rules described in "Federal Income Tax Consequences for Securities as to Which No REMIC Election Is Made" herein. In that case, no entity-level tax would be imposed on the REMIC Pool. Alternatively, the Regular Securities may continue to be treated as debt instruments for federal income tax purposes, but the REMIC Pool could be treated as a taxable mortgage pool (a "TMP"). If the REMIC Pool is treated as a TMP, any residual income of the REMIC Pool (i.e. , income from the Mortgage Loans less interest and original issue discount expense allocable to the Regular Securities and any administrative expenses of the REMIC Pool) would be subject to corporate income tax at the REMIC Pool level. On the other hand, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Securities may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the 1986 Act (the "Committee Report") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR SECURITIES

         General

         Payments received by holders of Regular Securities generally should be accorded the same tax treatment under the Code as payments received on ordinary taxable corporate debt instruments. In general, interest, original issue discount and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the "Regular Securityholder") as they accrue, and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by such Regular Securityholders.

         Original Issue Discount

         Regular Securities may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash or a portion of the cash attributable to such income. Based in part on Treasury regulations governing original issue discount (the "OID Regulations") and in part on the provisions of the 1986 Act, the Company anticipates that the amount of original issue discount required to be included in a Regular Securityholder's income in any taxable year will be computed in a manner substantially as described below. Regular Securityholders should be aware, however, that the OID Regulations either do not address, or are subject to varying interpretations with regard to, several issues relevant to securities, such as the Regular Securities, that are subject to prepayment. The 1986 Act requires that the amount and rate of accrual of original issue discount be calculated based on a reasonable assumed prepayment rate for the Mortgage Loans in a manner prescribed by regulations not yet issued ("Prepayment Assumption") and provides for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. The Committee Report indicates that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Securities. The Prospectus Supplement for each Series of such Securities will specify the Prepayment Assumption determined by the Company for the purposes of determining the amount and rate of accrual of original issue discount. No representation is made that the Securities will prepay at the Prepayment Assumption or at any other rate. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service ("IRS") to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

         Under the OID Regulations, each Regular Security (except to the extent described below with respect to a Regular Security on which distributions of principal are made in a single installment or upon an earlier distribution by lot of a specified principal amount upon the request of a Regular Securityholder or by random lot (a "Retail Class Security")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a Regular Security is the first price at which a substantial amount of Regular Securities of that class are first sold (other than to bond houses, brokers, underwriters and wholesalers). Unless specified otherwise in the Prospectus Supplement, the Company will determine original issue discount by including the amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security in the issue price of a Regular Security and will include in the stated redemption price at maturity any interest paid on the first Distribution Date (or Payment Date) to the extent such interest is attributable to a period in excess of the number of days between the issue date and such first Distribution Date (or Payment Date). The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer), or that will be constructively received, at least annually at a single fixed rate or at a permissible variable rate. The special rules applicable to variable rate Regular Securities are described below. Any stated interest in excess of the qualified stated interest is included in the stated redemption price at maturity. If the amount of original issue discount is "de minimis" as described below, the amount of original issue discount is treated as zero, and all stated interest is treated as qualified stated interest. Distributions of interest on Regular Securities with respect to which deferred interest will accrue may not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Securities includes all distributions of interest as well as principal thereon. Moreover, if the interval between the issue date and the first Distribution Date (or Payment
Date) on a Regular Security is longer than the interval between subsequent Distribution Dates (or Payment Dates) (and interest paid on the first Distribution Date (or Payment Date) is less than would have been earned if the stated interest rate were applied to outstanding principal during each day in such interval), the stated interest distributions on such Regular Security technically do not constitute qualified stated interest. The OID Regulations provide that in such case a special rule, applying solely for the purpose of determining whether original issue discount is de minimis, provides that the interest shortfall for the long first period (i.e., the interest that would have been earned if interest had been paid on the first Distribution Date (or Payment Date) for each day the Regular Security was outstanding) is treated as original issue discount assuming the stated interest would otherwise be qualified stated interest. Also in such case the stated redemption price at maturity is treated as equal to the issue price plus the greater of the amount of foregone interest or the excess, if any, of the Security's stated principal amount over its issue price. The OID Regulations indicate that all interest on a long first period Regular Security that is issued with non-de minimis original issue discount will be included in the Regular Security's stated redemption price at maturity. Regular Securityholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Security.

         Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. In addition, if the original issue discount is de minimis, all stated interest (including stated interest that would otherwise be treated as original issue discount) is treated as qualified stated interest. Unless the Holder of a Regular Security elects to accrue all discount under a constant yield to maturity method, as described below, the holder of a Regular Security will include any de minimis original issue discount in income on a pro rata basis as stated principal payments on the Regular Security are made, or, if earlier, upon anticipation of the Regular Security. If a subsequent Holder of a Regular Security issued with de minimis original issue discount purchases the Regular Security at a premium, the subsequent Holder does not include any original issue discount in income. If a subsequent Holder purchases such Regular Security at a discount, all discount is reported as market discount, as described below.

         Of the total amount of original issue discount on a Regular Security, the Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which he holds the Regular Security, including the date of purchase but excluding the date of disposition. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date or Payment Date for the Regular Security. In the case of an original holder of a Regular Security, the daily portions of original issue discount with respect to such Regular Security generally will be determined by allocating to each day in any accrual period the Regular Security's ratable portion of the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period that are included in the Regular Security's stated redemption price at maturity and (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Security at the issue date giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. The effect of these rules is to adjust the rate of original issue discount accrual to correspond to the actual prepayment experience. For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in such prior periods.

         Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. To the extent specified in the applicable Prospectus Supplement, an increase in prepayments on the Mortgage Loans with respect to a Series of Regular Securities can result in both a change in the priority of principal payments with respect to certain Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Securities.

         In the case of a Retail Class Security, the yield to maturity of such Security will be determined based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Retail Class Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution of the entire principal amount of any Retail Class Security (or portion thereof), (a) the remaining unaccrued original issue discount allocable to such Security (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Security of such Class (or the remaining principal amount of a Retail Class Security after a distribution in reduction of a portion of its principal amount has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the principal amount thereof that was distributed.

         In many cases, Regular Securities will be subject to optional redemption before their stated maturity dates. Under the OID Regulations, the Company will be presumed to exercise its option to redeem for purposes of computing the accrual of original issue discount if, and only if, by using the optional redemption date as the maturity date and the optional redemption price as the stated redemption price at maturity, the yield to maturity of the Security is lower than it would be if the Security were not redeemed early. If the Company is presumed to exercise its option to redeem the Securities, original issue discount on such Securities will be calculated as if the redemption date were the maturity date and the optional redemption price were the stated redemption price at maturity. In cases in which all of the Securities of a particular Series are issued at par or at a discount, the Company will not be presumed to exercise its option to redeem the Securities because a redemption by the Company would not lower the yield to maturity of the Securities. If, however, some Securities of a particular Series are issued at a premium, the Company may be able to lower the yield to maturity of the Securities by exercising its redemption option. In determining whether the Company will be presumed to exercise its option to redeem Securities when one or more Classes of the Securities is issued at a premium, the Trustee will take into account all Classes of Securities that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the Prepayment Assumption. If, determined on a combined weighted average basis, the Securities of such Classes were issued at a premium, the Trustee will presume that the Company will exercise its option. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the Securities, and there can be no assurance that the IRS will agree with the Trustee's position.

         A subsequent holder of a Regular Security issued with original issue discount who purchases the Regular Security at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on the Regular Security. In computing the daily portions of original issue discount for a subsequent purchaser (as well as an initial purchaser who purchases a Regular Security at a price higher than the issue price but less than the stated redemption price at maturity), however, the daily portion for any day is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such purchaser for the Regular Security exceeds the excess of (i) the sum of its issue price and the aggregate amount of original issue discount that would have been includible in the gross income of an original holder of the Regular Security who purchased the Regular Security at its issue price, over (ii) the amount of any prior distributions included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for such Regular Security (computed in accordance with the rules set forth above) for all days beginning on the date after the date of purchase and ending on the date on which the remaining principal amount of such Regular Security is expected to be reduced to zero under the Prepayment Assumption. Alternatively, such a subsequent holder may accrue original issue discount by treating the purchase as a purchase at original issuance and applying the constant yield to maturity method.

         The OID Regulations provide that a holder that acquires a Regular Security may elect to include in gross income all stated interest, original issue discount, de minimis original issue discount, market discount (as described below under "Market Discount"), de minimis market discount and unstated interest (as adjusted for any amortizable bond premium or acquisition premium) currently as it accrues using the constant yield to maturity method. If such an election were made with respect to a Regular Security with market discount, the Regular Securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Regular Securityholder acquires during the year of the election or thereafter. Similarly, a Regular Securityholder that makes this election for a Regular Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Regular Securityholder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Regular Security can not be revoked without the consent of the IRS.

         Regular Securities may provide for interest based on a variable rate. The OID Regulations provide special rules for variable rate instruments that meet three requirements. First, the issue price must not exceed the noncontingent principal payments by more than the lesser of (i) 1.5% of the product of the noncontingent principal payments and the weighted average maturity or (ii) 15% of the noncontingent principal payments. Second, the instrument must provide for stated interest (compounded or paid at least annually) at (i) one or more qualified floating rates, (ii) a single fixed rate and a single objective rate that is a qualified inverse floating rate, (iii) a single fixed rate and one or more qualified floating rates; or (iv) a single objective rate. Third, the instrument must provide that each qualified floating rate or objective rate in effect during the term of the Regular Security is set at a current value of that rate (one occurring in the interval beginning three months before and ending one year after the rate is first in effect on the Regular Security). If interest on a Regular Security is stated at a fixed rate for an initial period of less than 1 year followed by a variable rate that is either a qualified floating rate or an objective rate and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the Regular Security's currency denomination. A multiple of a qualified floating rate is not a qualified floating rate unless it is a rate equal to (i) the product of a qualified floating rate as described in the previous sentence and a fixed multiple that is greater than 0.65 but no greater than 1.35, or (ii) a product described in clause (i) increased or decreased by a fixed rate. A variable rate is not a qualified floating rate if it is subject to a cap, floor or a restriction on the amount of increase or decrease in stated interest rate (governor) unless: (i) the cap, floor or governor is fixed throughout the Regular Security's term, (ii) the cap or floor is not reasonably expected to cause the yield on the Regular Security to be significantly less or more, respectively, than the expected yield without the cap or floor, or (iii) the governor is not reasonably expected to cause the yield to be significantly more or less than the expected yield without the governor. An objective rate is a rate (other than a qualified floating rate) that (i) is determined using a single fixed formula, (ii) is based on objective financial or economic information, and (iii) is not based on information that either is within the control of the issuer (or a related party) or is unique to the circumstances of the issuer (or related party), such as dividends, profits, or the value of the issuer's (or related party's) stock. That definition would include, in addition to a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property, a rate that is based on changes in a general inflation index. In addition, a rate would not fail to be an objective rate merely because it is based on the credit quality of the issuer.

         If a variable rate Regular Security provides for stated interest at a single qualified floating rate or objective rate that is unconditionally payable in cash or property at least annually, (i) all stated interest is qualified stated interest, (ii) the amount of original issue discount, if any, is determined as if the Regular Security had a fixed rate equal to (A) in the case of a qualified floating rate or qualified inverse floating rate, the value on the issue date of the qualified floating rate or qualified inverse floating rate or (B) in the case of any other objective rate, a fixed rate that reflects the yield that is reasonably expected for the Regular Security. If a variable rate Regular Security is not described in the previous sentence, the Regular Security is treated as a fixed rate Regular Security with a fixed rate substitute or substitutes equal to the value of the qualified floating rates or qualified inverse floating rate at the date of issue or, in the case of a Regular Security having an objective rate at a fixed rate that reflects the yield reasonably expected for the Regular Security.

Qualified stated interest or original issue discount allocable to an accrual period is adjusted to reflect differences in the interest actually accrued or paid compared to the interest accrued or paid at the fixed rate substitute. If a variable rate Regular Security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate and also provides for interest at an initial fixed rate that is not intended to approximate the related floating rate or is fixed for a period of one year or more, original issue discount is determined as described in the previous two sentences except that the Regular Security is treated as if it provided for a qualified floating rate or qualified inverse floating rate, as applicable, rather than a fixed rate. The substitute rate must be one such that the fair market value of the Regular Security would be approximately the same as the fair market value of the hypothetical security.

         A variable rate Regular Security not qualifying for treatment under the variable rate rules described above (a "Contingent Payment Obligation") is subject to the contingent payment provisions of the OID Regulations (the "Contingent Payment Regulations"). The Contingent Payment Regulations, by their terms do not apply to REMIC regular interests and other instruments that are subject to section 1272(a)(6) of the Code. However, in the absence of further guidance, the Administrator will account for securities that are Contingent Payment Obligations in accordance with Code section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such securities based on a constant yield that is derived from a projected payment schedule as of the Closing Date. The projected payment schedule will take into account the Prepayment Assumption and the interest payments that are expected to be made based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, appropriate adjustments to interest income and expense accruals will be made for that year.

         The method described in the foregoing paragraph for accounting for Contingent Payment Obligations is consistent with Code section 1272(a)(6) and the legislative history thereto. Because of the uncertainty with respect to the treatment of such securities under the OID Regulations, however, there can be no assurance that the Service will not assert successfully that a method less favorable to Regular Securityholders should apply. In view of the complexities and the current uncertainties as to income inclusions with respect to Contingent Payment obligations, each investor should consult his or her own tax advisor to determine the appropriate amount and method of income inclusion on such securities for federal income tax purposes.

         Market Discount

         A purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which a subsequent purchaser's initial basis in the Regular Security (i) is exceeded by the stated redemption price at maturity of the Regular Security or (ii) in the case of a Regular Security having original issue discount, is exceeded by the sum of the issue price of such Regular Security plus any original issue discount that would have previously accrued thereon if held by an original Regular Securityholder (who purchased the Regular Security at its issue price), in either case less any prior distributions included in the stated redemption price at maturity of such Regular Security. Such purchaser generally will be required to recognize accrued market discount as ordinary income as distributions includible in the stated redemption price at maturity of such Regular Security are received, in an amount not exceeding any such distribution. That recognition rule would apply regardless of whether the purchaser is a cash-basis or accrual-basis taxpayer. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Committee Report provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or
(ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. In Revenue Procedure 92-67, the IRS set forth the manner in which an election may be made to accrue market discount on the basis of a constant interest rate.

         By analogy to the OID Regulations, market discount with respect to a Regular Security will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Security multiplied by the weighted average maturity of the Regular Security (determined as described above under "Original Issue Discount") remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect thereto.

         Premium

         A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds such Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Securities. The Committee Report indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. Under Treasury regulations, such amortizable bond premium generally will be treated as an offset to interest income on a Regular Security rather than as a separate deduction item. This election, once made, applies to all taxable obligations held by the taxpayer at the beginning of the first taxable year to which such election applies and to all taxable debt obligations thereafter acquired and is binding on such taxpayer in all subsequent years. Purchasers who pay a premium for their Regular Securities should consult their tax advisors regarding the election to amortize premium and the method to be employed.

         Amortizable premium on a Regular Security that is subject to redemption at the option of the Trust generally must be amortized as if the optional redemption price and date were the Security's principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a Securityholder would not be able to amortize any premium on a Regular Security that is subject to optional redemption at a price equal to or greater than the Securityholder's acquisition price unless and until the redemption option expires. In cases where premium must be amortized on the basis of the price and date of an optional redemption, the Security will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the Security at the time of the deemed reissuance will be amortized on the basis of (I) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

         Sale or Exchange of Regular Securities

         If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and his adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller and by any amortized premium.

         Except as described in this paragraph, under "Original Issue Discount" and under "Market Discount," any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the applicable long-term capital gain holding period. Gain from the disposition of a Regular Security that might otherwise be capital gain will be treated as ordinary income
(I) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), generally up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction,
(ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) in the case of a Regular Security (issued by a REMIC) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if his yield on such Regular Security were 110% of the applicable Federal rate under Code Section 1274(d) as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Security. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a Regular Security that will be recharacterized as ordinary income under clause
(iii) is limited to the amount of original issue discount (if any) on the Regular Security that was not previously includible in income, the applicable Code provision contains no such limitation. In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

         The Taxpayer Relief Act of 1997 reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). Prospective investors should consult their own tax advisors concerning these tax law changes.

TAXATION OF RESIDUAL SECURITIES

         Taxation of REMIC Income

         Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ("Residual Securityholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Securityholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Securityholders in proportion to their respective holdings of Residual Securities in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using a calendar year and the accrual method of accounting, except that (I) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC Pool's gross income, including interest, original issue discount income and market discount income, if any, on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Securities, servicing fees on the Mortgage Loans and other administrative expenses of the REMIC Pool, amortization of premium, if any, with respect to the Mortgage Loans, and any tax imposed on the REMIC's income from foreclosure property. The requirement that Residual Securityholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Securities of any Class of the related Series outstanding.

         The taxable income recognized by a Residual Securityholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Securities, on the other hand. Because of the way REMIC taxable income is calculated, a Residual Securityholder may recognize "phantom" income (i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles) which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Securityholders due to the lower present value of such loss or reduction. For example, if an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Securityholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (I) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities and (ii) the discount income on the Mortgage Loans which is includible in the REMIC's taxable income may exceed the interest and discount deduction allowed to the REMIC upon such distributions on the Regular Securities. When there is more than one class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier maturing classes of Regular Securities to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Securities, whereas interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Securityholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income. Prospective investors should be aware, however, that a portion of such income may be ineligible for offset by such investor's unrelated deductions. See the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income; Excess Inclusions." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Securities, may have a significant adverse effect upon the Residual Securityholder's after-tax rate of return. In addition, a Residual Securityholder's taxable income during certain periods may exceed the income reflected by such Residual Securityholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own advisors concerning the proper tax and accounting treatment of their investment in Residual Securities.

         Basis and Losses

         The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Securityholder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for such Residual Security. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Securityholder and decreased by the amount of loss of the REMIC Pool reportable by the Residual Securityholder. A cash distribution from the REMIC Pool also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Securityholder as to whom such loss was disallowed and may be used by such Residual Securityholder only to offset any income generated by the same REMIC Pool. The ability of a Residual Securityholder to deduct net losses with respect to a Residual Security may be subject to additional limitations under the Code, as to which Residual Securityholders should consult their tax advisors. Although the law is unclear in certain respects, a Residual Securityholder effectively should be able to recover some or all of the basis in his Residual Security as the related REMIC recovers the basis of its assets through either the amortization of premium on such assets or the allocation of basis to principal payments received on such assets. A REMIC's initial aggregate basis in its assets generally will equal the sum of the issue prices of its Regular Securities and Residual Securities. In general, the issue price of a Regular Security of a particular Class is the initial price at which a substantial amount of the securities of such Class is sold to the public. In the case of a Regular Security of a Class not offered to the public in substantial amounts, the issue price is either the price paid by the first purchaser of such Securities or the fair market value of the property received in exchange for such Security, as appropriate. The REMIC's aggregate basis will be allocated among its assets in proportion to their respective fair market values.

         Treatment of Certain Items of REMIC Income and Expense

         Original Issue Discount. Generally, the REMIC Pool's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Securities as described above under "Taxation of Regular Securities -- Original Issue Discount", without regard to the de minimis rule described therein.

         Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances.

The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. In respect of Mortgage Loans that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently by the REMIC as an item of ordinary income. Market discount income generally should accrue in the manner described above under "Taxation of Regular Securities -- Market Discount."

         Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Securities -- Premium," a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under a constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors with respect to the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

         Limitations on Offset or Exemption of REMIC Income; Excess Inclusions

         A portion of the income allocable to a Residual Security (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (I) cannot be offset by any unrelated losses or loss carryovers of a Residual Securityholder, (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Securityholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Securityholder that is a foreign investor, as further discussed in "Taxation of Certain Foreign Investors -- Residual Securities" below.

         For any Residual Securityholder, the excess inclusion for any calendar quarter is the excess, if any, of (I) the income of such Residual Securityholder for that calendar quarter from its Residual Security, over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual Securityholder holds such Residual Security. For this purpose, the daily accruals with respect to a Residual Security are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the Residual Security at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Security is issued. For this purpose, the "adjusted issue price" of a Residual Security at the beginning of any calendar quarter equals the issue price of the Residual Security (adjusted for contributions), increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Security before the beginning of such quarter.

         Under Treasury regulations to be promulgated, a portion of the dividends paid by a REIT which owns a Residual Security are to be designated as excess inclusions in an amount corresponding to the Residual Security's allocable share of the excess inclusions. Similar rules apply in the case of regulated investment companies, common trust funds and cooperatives. Thus, investors in such entities which own a Residual Security will be subject to the limitations on excess inclusions described above. The REMIC Regulations do not provide guidance on this issue.

         Mark to Market Rules

         Residual Securityholders that are dealers in securities should be aware that, under Treasury regulations (the "Mark-to-Market Regulations") relating to the requirement under section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any REMIC residual interests acquired on or after January 4, 1995. Prospective purchasers of Residual Certificates should consult with their tax advisors regarding the possible application of the Mark-to-Market Regulations to such Certificates.

         Tax-Related Restrictions on Transfer of Residual Securities

         Disqualified Organizations. If legal title or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (I) the present value of the total anticipated excess inclusions with respect to such Residual Security for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value discount rate equals the applicable Federal rate under Code Section 1274(d) that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the Residual Security and whose term ended on the close of the last quarter in which excess inclusions were expected to accrue with respect to the Residual Security. Such a tax generally would be imposed on the transferor of the Residual Security, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Security would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Security is actually held by the Disqualified Organization.

         In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (I) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that (I) states under penalty of perjury that it is not a Disqualified Organization or (ii) furnishes a social security number and states under penalties of perjury that the social security number is that of the transferee, provided that during the period such person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

         For these purposes, (I) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, and (ii)

"Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations yet to be issued, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

         The Agreement or the Indenture, as applicable, with respect to a Series of Securities will provide that neither legal title nor beneficial interest in a Residual Security may be transferred or registered unless (I) the proposed transferee provides to the Company and the Trustee an affidavit to the effect that such transferee is not a Disqualified Organization, is not purchasing such Residual Securities on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and is not an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations and (ii) the transferor provides a statement in writing to the Company and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Agreement or Indenture, as applicable, will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Securityholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Agreement or Indenture, as applicable, required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Company or the Trustee may charge a fee for computing and providing such information.

         Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (defined below) to a Residual Securityholder (other than a Residual Securityholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations." A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a transferor is presumed not to have improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the residual interest and that the transferee intends to pay taxes associated with holding of residual interest as they become due. The Agreement or Indenture, as applicable, will require the transferee of a Residual Security to state as part of the affidavit described above under the heading "Disqualified Organizations" that such transferee (i) has historically paid its debts as they come due, (ii) intends to continue to pay its debts as they come due in the future, (iii) understands that, as the holder of a noneconomic Residual Security, it may incur tax liabilities in excess of any cash flows generated by the Residual Security, and (iv) intends to pay any and all taxes associated with holding the Residual Security as they become due. The transferor must have no reason to believe that such statement is untrue.

        Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each excess inclusion, (i) the REMIC Pool will distribute to the transferee residual interest holder an amount that will equal at least 30% of the excess inclusions and (ii) that each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

         The Prospectus Supplement relating to a Series of Securities may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. Persons have the authority to control all substantial decisions of such trust.

         Sale or Exchange of a Residual Security

         Upon the sale or exchange of a Residual Security, the Residual Securityholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Basis and Losses") of such Residual Securityholder in such Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Securityholder will have taxable income to the extent that any cash distribution to him from the REMIC Pool exceeds such adjusted basis on that Distribution Date or Payment Date. Such income will be treated as gain from the sale or exchange of the Residual Security. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Securityholder's Residual Security, in which case, if the Residual Securityholder has an adjusted basis in his Residual Security remaining when his interest in the REMIC Pool terminates, and if he holds such Residual Security as a capital asset under Code Section 1221, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis. In the case of banks, thrifts, and certain other financial institutions, however, gain or loss on the disposition of a Residual Security generally will be treated as ordinary gain or loss.

         A special version of the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities. Consequently, losses on dispositions of Residual Securities will be disallowed where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security. In the event, any loss realized by a Residual Securityholder on the sale will not be deductible, but, instead, will increase such Residual Securityholder's adjusted basis in the newly acquired assets.

         Taxes That May Be Imposed on the REMIC Pool

         Prohibited Transactions. Net income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Securityholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Securities is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

         Contributions to the REMIC Pool After the Startup Day. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (I) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Securityholder,
(iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

         Net Income from Foreclosure Property. The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by the REMIC Pool through foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for the period ending with the close of the third taxable year following the taxable year of acquisition of the property, with possible extensions. Net income from foreclosure property generally means (I) gain from the sale of a foreclosure property that is inventory property and (ii) gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

         Liquidation of the REMIC Pool

         If a REMIC Pool and the Trustee adopt a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(I) and sell all of the REMIC Pool's assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, any gain on the sale of its assets will not result in a prohibited transaction tax, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims against the REMIC Pool) to holders of Regular Securities and Residual Securityholders within the 90-day period.

         Administrative Matters

         The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. Treasury regulations provide that, except where there is a single Residual Securityholder for an entire taxable year, the REMIC Pool generally will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. Generally, the Company or the Trustee will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool, in its capacity as either Residual Securityholder or agent of the Residual Securityholders. If the Code or applicable Treasury regulations do not permit the Company or the Trustee to act as tax matters person in its capacity as agent of the Residual Securityholders, the Residual Securityholder chosen by the Residual Securityholders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

         Treasury regulations provide that a holder of a Residual Security is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if a holder owns 100% of the Residual Securities for the entire calendar year. Otherwise, each holder of a Residual Security is required to treat items on its return consistently with their treatment on the REMIC Pool's return, unless the holder of a Residual Security either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

         An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (I) 3% of the excess, if any, of adjusted gross income over $121,200 for 1997 and adjusted yearly for inflation ($60,600 for 1997 and adjusted yearly for inflation, in the case of a married individual filing a separate return), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for servicing fees and all administrative and other expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Securities either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Securities, as well as holders of Residual Securities, where such Regular Securities are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Securityholder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate or Bond interest rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

TAXATION OF CERTAIN FOREIGN INVESTORS

         Regular Securities

         Interest, including original issue discount, distributable to Regular Securityholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and therefore, generally will not be subject to 30% United States withholding tax, provided that (I) such interest is not effectively connected with a trade or business in the United States of the security holder and (ii) such Non-U.S. Person provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term "Non-U.S. Person" means any person who is not a U.S. Person. Payments on Regular Securities may subject a Non-U.S. Person to U.S. federal income and withholding tax where such foreign person also owns, actually or constructively, Residual Securities issued by the same REMIC, notwithstanding compliance with the certification requirements discussed above. After December 31, 1999, any foreign investor that seeks the protection of an income tax treaty with respect to the imposition of United States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult with their tax advisors with respect to those new withholding rules.

         Residual Securities

         The Committee Report indicates that amounts paid to Residual Securityholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Securityholders qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that (I) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Fund, Trust Estate or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but certificated regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Securityholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Taxation of Residual Securities -- Limitations on Offset or Exemption of REMIC Income; Excess Inclusions." If the amounts paid to Residual Securityholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Security is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Taxation of Residual Securities -- Tax-Related Restrictions on Transfer of Residual Securities -- Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

BACKUP WITHHOLDING

         Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Securityholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Security, or such Securityholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the IRS or allowed as a credit against the Regular Securityholder's federal income tax liability.

REPORTING REQUIREMENTS

         Reports of accrued interest and original issue discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular Series of Regular Securities. Holders through nominees must request such information from the nominee. Treasury regulations provide that information necessary to compute the accrual of any market discount on the Regular Securities must also be furnished.

         The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Securityholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

         Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Securityholders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the IRS concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Securityholders, furnished annually to holders of Regular Securities, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Securities."

              FEDERAL INCOME TAX CONSEQUENCES FOR SECURITIES AS TO
                         WHICH NO REMIC ELECTION IS MADE

NON-REMIC BONDS

         With respect to each Series of Bonds for which the Issuer does not make a REMIC election, ("Non-REMIC Bonds"), no regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Non-REMIC Bonds. Counsel to the Company, however, will deliver their opinion that the Non-REMIC Bonds will be treated for federal income tax purposes as indebtedness, and not as an ownership interest in the Mortgage Assets, or as an equity interest in the Issuer or in a separate association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Non-REMIC Bonds, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Company, subject to any qualifications set forth herein. In addition, counsel to the Company has prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences - Federal Income Tax Consequences for Securities as to Which No REMIC Election Is Made - Non-REMIC Bonds," and is of the opinion that such statements are correct in all material respects. Such statements do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Non-REMIC Bonds.

         For federal income tax purposes, (I) Non-REMIC Bonds held by a thrift institution taxed as a "mutual savings bank" or "domestic building and loan association" will not represent interests in "qualifying real property loans" within the meaning of Code Section 593(d)(1); (ii) Non-REMIC Bonds held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); (iii) interest on Non-REMIC Bonds held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B); (iv) Non-REMIC Bonds held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Code Section 856(c)(4)(A); and
(v) Non-REMIC Bonds held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(I).

         Non-REMIC Bonds will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (I) income reportable on Non-REMIC Bonds is not required to be reported under the accrual method unless the Holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is not applicable to Non-REMIC Bonds.

TAXABLE MORTGAGE POOLS

         Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages ("Taxable Mortgage Pools"). Any entity other than a REMIC, a FASIT or a REIT will be considered to be a Taxable Mortgage Pool if (I) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of real estate mortgages, (ii) such entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the debt obligations on which the entity is obligor, payments on such obligations bear a relationship to payment on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. The Depositor generally will structure offerings of non-REMIC Bonds to avoid the application of the Taxable Mortgage Pool rules.

STANDARD CERTIFICATES

         General

         With respect to a Series of Certificates issued under an Agreement for which no election is made to treat the related Trust Fund (or a segregated pool of assets therein) as a REMIC, counsel to the Company will deliver its opinion to the effect that, assuming compliance with all provisions of the related Agreement, the related Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Standard Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Company, subject to any qualifications set forth herein. In addition, counsel to the Company has prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences - Federal Income Tax Consequences for Securities as to Which No REMIC Election is Made - Standard Certificates," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Standard Certificates. Where there is no fixed retained yield with respect to the Mortgage Loans underlying the Certificates of such a Series, and where such Certificates are not designated as "Stripped Securities," the holder of each such Certificates in such Series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by his Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "Premium and Discount -- Recharacterization of Servicing Fees." Accordingly, the holder of a Certificate of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Company or another service provider, in accordance with such Certificateholder's method of accounting. A Certificateholder generally will be able to deduct its share of servicing fees and all administrative and other expenses of the Trust Fund in accordance with his method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for servicing fees and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (I) 3% of the excess, if any, of adjusted gross income over $121,200 for 1997, adjusted yearly for inflation ($60,600 for 1997, adjusted yearly for inflation, in the case of a married individual filing a separate return), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result such investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Certificates with respect to interest at the pass-through rate on such Certificates or discount thereon. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a Series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Premium and Discount -- Recharacterization of Servicing Fees," respectively.

         Tax Status

         Unless otherwise described in the related Prospectus Supplement, Certificates described under this subsection "Standard Certificates" generally will be treated as follows:

         1. A Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property" within the meaning of Code
Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Certificate is of the type described in such section of the Code.

         2. A Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

         3. A Certificate owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code
Section 860G(a)(3).

         Premium and Discount

         Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Certificates or thereafter.

         Premium. The treatment of premium incurred upon the purchase of a Certificate will be determined generally as described above under "Federal Income Tax Consequences for REMIC Securities -- Taxation of Residual Securities -- Treatment of Certain Items of REMIC Income and Expense -- Premium."

         Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the original issue discount rules will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, to the extent that the points are not for services provided by the lender. It is generally not anticipated that adjustable rate Mortgage Loans will be treated as issued with original issue discount. However, the application of the OID Regulations to adjustable rate mortgage loans with incentive interest rates or annual or lifetime interest rate caps may result in original issue discount.

         Original issue discount must generally be reported as ordinary gross income as it accrues under a constant yield method that takes into account the compounding of interest, in advance of the cash attributable to such income. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

         Market Discount. Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Federal Income Tax Consequences for REMIC Securities -- Taxation of Residual Securities -- Treatment of Certain Items of REMIC Income and Expense --Market Discount."

         Recharacterization of Servicing Fees. If the servicing fees paid to Servicers were deemed to exceed reasonable servicing compensation, the amount of such excess would be nondeductible under Code Section 162 or 212. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Certificates, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Recently issued IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

         Accordingly, if the IRS's approach is upheld, a servicer that receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." While Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to a servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

         In the alternative, the amount, if any, by which the servicing fees paid to the servicers are deemed to exceed reasonable compensation for servicing could be treated as deferred payments of purchase price by the Certificateholders to purchase an undivided interest in the Mortgage Loans. In such event, the present value of such additional payments might be included in the Certificateholder's basis in such undivided interests for purposes of determining whether the Certificate was acquired at a discount, at par, or at a premium. Under this alternative, Certificateholders may also be entitled to a deduction for unstated interest with respect to each deferred payment. The Internal Revenue Service may take the position that the specific statutory provisions of Code Section 1286 described above override the alternative described in this paragraph. Certificateholders are advised to consult their tax advisors as to the proper treatment of the amounts paid to the servicers as set forth herein as servicing compensation or under either of the alternatives set forth above.

         Sale or Exchange of Certificates

         Upon sale or exchange of a Certificate, a Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Certificate. In general, the aggregate adjusted basis will equal the Certificateholder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received thereon. Except as provided above with respect to original issue discount and market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss generally would be capital gain or loss if the Certificate was held as a capital asset.

STRIPPED CERTIFICATES

         General

         The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Stripped Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Company, subject to any qualifications set forth herein. In addition, counsel to the Company has prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences - Federal Income Tax Consequences for Securities as to Which No REMIC Election is Made - Stripped Certificates," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Stripped Certificates.

         Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates for which no REMIC election is made and that are subject to those rules will be referred to as "Stripped Certificates." The Certificates will be subject to those rules if (i) the Company or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Company, any of its affiliates or a servicer is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Standard Certificates -- Premium and Discount -- Recharacterization of the Servicing Fees" above) or
(iii) Classes of Certificates are issued in two or more Classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

         In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates -- Premium and Discount -- Recharacterization of Servicing Fees." For this purpose the servicing fees will be allocated to the Stripped Certificates in proportion to the respective offering price of each class (or subclass) of Stripped Certificates. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates -- General," subject to the limitation described therein.

         Code Section 1286 treats a stripped bond or a stripped coupon generally as a new obligation issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped interest generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Trust Fund containing variable-rate Mortgage Loans. Each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286 and the regulations thereunder, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped Certificates -- Possible Alternative Characterizations," the OID Regulations state, in general, that all debt instruments issued in connection with the same transaction must be treated as a single debt instrument. The Trustee will make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

         Furthermore, Treasury regulations support the treatment of a Stripped Certificate as a single debt instrument issued on the date it is originated for purposes of calculating any original issue discount. The preamble to such regulations states that such regulations are premised on the assumption that an aggregation approach is appropriate in determining whether original issue discount on a stripped bond or stripped coupon is de minimis. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. The preamble to such regulations also provide that such regulations are premised on the assumption that generally the interest component of such a Stripped Certificate would be treated as stated interest under the OID Regulations.

         Status of Stripped Certificates

         Even if Stripped Certificates evidence an interest in a Trust Fund consisting of Mortgage Loans that are "real estate assets" within the meaning of Code Section 856(c)(A), and "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and the interest (including original issue discount) income on which is an "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), it is unclear whether the Stripped Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Company will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Stripped Certificates in material should consult their tax advisors regarding whether the Stripped Certificates, and the income therefrom, will be so characterized.

         The Stripped Certificates will be "obligations] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

         Taxation of Stripped Certificates

         Original Issue Discount. Except as described above under "General," each Stripped Certificate will be considered to have been issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped interest generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, it appears that the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Securities -- Taxation of Regular Securities -- Original Issue Discount." However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount, as described above under "General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumable under the Prepayment Assumption, other than amounts treated as qualified stated interest.

         If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

         Possible Alternative Characterizations. As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. Under the rules of the OID Regulations relating to contingent payments, a projected payment schedule for the Stripped Certificates would be constructed by the Company. Interest accrual and adjustments relating to the Stripped Certificates would be determined under the general rules of the noncontingent bond method described above.


While not free from doubt, counsel for the Company believes that uncertainty as to the payment of interest arising as a result of the possibility of prepayment of the Mortgage Loans should not cause the contingent payment rules under the OID Regulations to apply to interest with respect to the Stripped Certificates.

         Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Federal Income Tax Consequences for REMIC Securities -- Taxation of Regular Securities -- Sale or Exchange of Regular Securities." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

         Purchase of Complementary Classes of Stripped Certificates. Stripped Certificates of certain Classes of the same Series ("Complementary Certificates"), when held in combination, may provide an aggregate economic effect equivalent to that of a pass-through security based upon the same assets in the Trust. When an investor purchases Complementary Certificates, it appears that, for federal income tax purposes, each Certificate should be treated separately and should be subject to the rules described above. The IRS could assert, however, that Complementary Certificates held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Certificates should consult their own tax advisors as to the proper treatment of such Certificates.

         Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

         The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder. The Trustee will also file such original issue discount information with the IRS. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Federal Income Tax Consequences for REMIC Securities -- Backup Withholding."

TAXATION OF CERTAIN FOREIGN INVESTORS

         To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Certificateholder on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

         Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements described above under "Federal Income Tax Consequences for REMIC Securities -- Taxation of Certain Foreign Investors -- Regular Securities."

                              PLAN OF DISTRIBUTION

         Certificates are being offered hereby in series through one or more underwriters or groups of underwriters (the "Underwriters"). The related Prospectus Supplement will set forth the terms of offering of a Series of Securities, including the public offering or purchase price of each Class of Securities of such Series being offered thereby or the method by which such price will be determined and the net proceeds to the Issuer (in the case of a Series of Bonds) or to the Company (in the case of a Series of Certificates) from the sale of each such Class. Such Securities will be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing Underwriter or Underwriters with respect to the offer and sale of a particular Series of Securities will be set forth on the cover of the Prospectus Supplement relating to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with the Sale of the Securities, Underwriters may receive compensation from the related Issuer or the Company or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be Underwriters in connection with such Certificates, and any discounts or commissions received by them from the related Issuer or the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. The Prospectus Supplement will describe any such compensation paid by the related Issuer or the Company.

         It is anticipated that the underwriting agreement pertaining to the sale of any Series of Securities will provide that the obligations of the Underwriters will be subject to certain conditions precedent, that the Underwriters will be obligated to purchase all such Securities if any are purchased and that the related Issuer or the Company will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

                                  LEGAL MATTERS

         The legality of the Securities and certain federal income tax matters will be passed upon for the Company by Andrews & Kurth L.L.P., Dallas, Texas.

                FINANCIAL INFORMATION AND ADDITIONAL INFORMATION

         A new Trust will be formed with respect to each Series of Certificates and, unless otherwise specified in the Prospectus Supplement, a new Owner Trust will be formed with respect to each Series of Bonds issued by an Owner Trust. Unless otherwise specified in the Prospectus Supplement for a Series of Securities, no Trust will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust will be included in this Prospectus or in the related Prospectus Supplement.

         Copies of the Registration Statement to which this Prospectus forms a part and the exhibits thereto are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and inspected, without charge, at the offices of the Commission.

         Copies of FHLMC's most recent Offering Circular for FHLMC Certificates, FHLMC's Information Statement and most recent Supplement thereto and any quarterly report made available by FHLMC can be obtained in writing or calling FHLMC's Investor Relations Department at 8200 Jones Branch Drive, McLean, Virginia 22102 (800-336-FMPC). The Company did not participate in the preparation of FHLMC's Offering Circular, Information Statement or any Supplement thereto or any such quarterly report.

         Copies of FNMA's most recent Prospectus for FNMA Certificates and FNMA's annual report and quarterly financial statements as well as other financial information are available from the Vice President for Investor Relations of FNMA, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7585). The Company did not participate in the preparation of FNMA's Prospectus or any such report, financial statement or other financial information.

                                     EXPERTS

         The financial statements incorporated in this prospectus by reference from the Company's Annual Report (Form 10-K) for the year ended December 31, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

             ======================================================

  NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUER, THE COMPANY OR THE UNDERWRITER. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE BONDS OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUER OR THE COMPANY SINCE SUCH DATE.

                               ------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                             PAGE
                                             ----
Summary of Terms..........................      S-1
Risk Factors..............................     S-15
Description of the Bonds..................     S-19
The Issuer................................     S-35
National Mortgage Corporation.............     S-36
Description of the Mortgage Pool..........     S-36
Certain Prepayment and Yield
  Considerations..........................     S-50
Servicing of the Mortgage Loans...........     S-61
ERISA Considerations......................     S-69
Use of Proceeds...........................     S-70
Legal Investment Considerations...........     S-70
Underwriting..............................     S-70
Legal Matters.............................     S-71
Rating of the Bonds.......................     S-71
Index of Principal Terms..................     S-72
Global Clearance, Settlement and Tax
  Documentation Procedures................  Annex A
                PROSPECTUS
Prospectus Supplement and Current Report
  on Form 8-K.............................        3
Available Information.....................        4
Incorporation of Certain Documents by
  Reference...............................        4
Table of Contents.........................        5
Index of Principal Terms..................        9
Summary of Prospectus.....................       13
Risk Factors..............................       28
Description of the Securities.............       37
Assets Securing or Underlying the
  Securities..............................       44
Credit Enhancement........................       57
Servicing of the Mortgage Loans,
  Multifamily Loans and Contracts.........       61
The Indenture.............................       69
The Pooling Agreement and Deposit Trust
  Agreement...............................       71
Use of Proceeds...........................       79
The Issuer................................       79
The Trustee...............................       81
Certain Legal Aspects of the Mortgage
  Assets..................................       81
Legal Investment Matters..................       95
ERISA Considerations......................       95
Certain Federal Income Tax Consequences...       97
Plan of Distribution......................      122
Legal Matters.............................      122
Financial Information and Additional
  Information.............................      122
Experts...................................      123

                               ------------------
Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Bonds, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the related Prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a Prospectus Supplement and Prospectus with respect to their unsold allotments or subscriptions.
======================================================
             ======================================================
                           $236,526,000 (APPROXIMATE)

                            COLLATERALIZED MORTGAGE
                         OBLIGATIONS, SERIES 1998-NMC1

                             FUND AMERICA INVESTORS
                                TRUST 1998-NMC1

                                     ISSUER

                         NATIONAL MORTGAGE CORPORATION

                              SELLER AND SERVICER

                         [National Mortgage Corp. Logo]
                                  ------------

                             PROSPECTUS SUPPLEMENT

                                 JUNE 24, 1998

                                  ------------
                              SALOMON SMITH BARNEY
             ======================================================